                                                                  EXHIBIT 10.32

                                 LOAN AGREEMENT



                                     between



                            City of Elkhart, Indiana


                                       and


                               Jameson Inns, Inc.


                     --------------------------------------

                                   $3,305,000

                            City of Elkhart, Indiana
          Adjustable Rate Economic Development Revenue Refunding Bonds,
                                   Series 1999
                          (Jameson Inns, Inc. Project)


                                      Dated

                                      as of

                                December 1, 1999

                                      INDEX

                   (This Index is not a part of the Agreement
                but rather is for convenience of reference only)

Preambles                                                                                                Page

ARTICLE I         DEFINITIONS                                                                              1

         Section 1.1     Use of Defined Terms                                                              1
         Section 1.2     Definitions                                                                       1
         Section 1.3     Interpretation                                                                    4
         Section 1.4     Captions and Headings                                                             4

ARTICLE II        REPRESENTATIONS, WARRANTIES AND COVENANTS                                                5

         Section 2.1     Representations, Warranties and Covenants of the Issuer                           5
         Section 2.2     Representations, Warranties and Covenants of the Borrower                         6

ARTICLE III       ISSUANCE OF THE PROJECT BONDS                                                            8

         Section 3.1     Issuance of the Bonds; Application of Proceeds                                    8
         Section 3.2     Investment of Fund Moneys                                                         8
         Section 3.3     Rebate Fund                                                                       9

ARTICLE IV        LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                  LOAN PAYMENTS AND ADDITIONAL PAYMENTS                                                   10

         Section 4.1     Loan Repayment; Delivery of Notes and Letter of Credit                           10
         Section 4.2     Additional Payments                                                              11
         Section 4.3     Place of Payments                                                                11
         Section 4.4     Obligations Unconditional                                                        11
         Section 4.5     Assignment of Agreement and Revenues                                             11
         Section 4.6     Letter of Credit                                                                 12

ARTICLE V         ADDITIONAL AGREEMENTS AND COVENANTS                                                     13

         Section 5.1     Right of Inspection                                                              13
         Section 5.2     Sale, Lease or Grant of Use by Borrower                                          13
         Section 5.3     Indemnification                                                                  13
         Section 5.4     Borrower Not to Adversely Affect Exclusion from Gross Income
                         of Interest on Project Bonds                                                     14
         Section 5.5     Assignment by Issuer                                                             15

         Section 5.6     Borrower's Performance Under Indenture                                           15
         Section 5.7     Compliance with Laws                                                             15
         Section 5.8     Taxes, Permits, Utility and Other Charges                                        15
         Section 5.9     Continued Existence                                                              15
         Section 5.10    Removal of Portions of the Project                                               15
         Section 5.11    Prevailing Wage Rate                                                             16

ARTICLE VI        REDEMPTION OF PROJECT BONDS                                                             17

         Section 6.1     Optional Redemption                                                              17
         Section 6.2     Extraordinary Optional Redemption                                                17
         Section 6.3     Mandatory Redemption of Project Bonds                                            18
         Section 6.4     Actions by Issuer                                                                18
         Section 6.5     Required Deposits for Optional Redemption                                        18

ARTICLE VII       EVENTS OF DEFAULT AND REMEDIES                                                          20

         Section 7.1     Events of Default                                                                20
         Section 7.2     Remedies on Default                                                              21
         Section 7.3     No Remedy Exclusive                                                              22
         Section 7.4     Agreement to Pay Attorneys' Fees and Expenses                                    22
         Section 7.5     No Waiver                                                                        22
         Section 7.6     Notice of Default                                                                22

ARTICLE VIII      MISCELLANEOUS                                                                           23

         Section 8.1     Term of Agreement                                                                23
         Section 8.2     Notices                                                                          23
         Section 8.3     Extent of Covenants of the Issuer; No Personal Liability                         23
         Section 8.4     Binding Effect                                                                   23
         Section 8.5     Amendments and Supplements                                                       23
         Section 8.6     Execution Counterparts                                                           24
         Section 8.7     Severability                                                                     24
         Section 8.8     Governing Law                                                                    24
         Section 8.9     Amounts Remaining in Funds                                                       24


Exhibit A - PROJECT                                                                                      A-1

Exhibit B - PROJECT SITE                                                                                 B-1

Exhibit C - PROJECT NOTE                                                                                 C-1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of December 1, 1999 between the City of Elkhart, Indiana, a municipal corporation existing under the laws of the State of Indiana (the "Issuer"), and Jameson Inns, Inc., a Georgia Corporation (the "Borrower"), under the circumstances summarized in the following recitals (the capitalized terms not defined above or in the recitals being used therein as defined in or pursuant to Article 1 hereof):

A. Pursuant to the provisions of Indiana Code 36-7-11.9 and 12, the Issuer has heretofore issued the Prior Bonds to provide financing for costs of the Project, and to reduce the financing costs of the Project the Issuer has now determined to issue, sell and deliver the Project Bonds and to loan the proceeds thereof to the Borrower to be used to effect the refunding of the Prior Bonds.



B. The Borrower and the Issuer have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant, agree and bind themselves as follows (provided that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt on its part but shall be payable solely out of the Revenues, as defined in the Indenture):


                                    2 ARTICLE
                                   DEFINITIONS

1.1 Section. Use of Defined Terms . Words and terms defined in the Indenture shall have the same meanings when used herein, unless the context or use clearly indicates another meaning or intent. In addition, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent.


1.2      Section. Definitions . As used herein:

         "Additional Payments" means the amounts required to be paid by the Borrower pursuant to the provisions of Section 4.2 hereof.

         "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

         "Engineer" means an individual or firm acceptable to the Trustee and qualified to practice the profession of engineering or architecture under the laws of the State.

1.11 "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

1.12

1.13 "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1 hereof.

1.14 "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

1.15

1.16 "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Project Bonds.

1.17

1.18 "Loan Payment Date" means any date on which any of the Loan Payments are due and payable, whether at maturity, upon acceleration, call for redemption or prepayment, or otherwise.

1.19

1.20 "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Notes and of Section
4.1 hereof.

1.21

1.22     "Notes" means the Project Note and any Additional Notes.

1.23

1.24     "Notice Address" means:

1.25

         (a)      As to the Issuer:           City of Elkhart, Indiana
                                              City Hall
                                              229 South Second St.
                                              Elkhart, IN 46516-3137
                                              Attn: City Attorney

         (a)      As to the Borrower:         Jameson Inns, Inc.
                                              8 Perimeter Center East, #8050
                                              Atlanta, Georgia 30346-1603
                                              Attn: __________

         (a)      As to the Trustee:          Firstar Bank, N.A.
                                              425 Walnut, 6th Floor
                                              P.O. Box 1118
                                              Cincinnati, OH 45201
                                              Attn: Corporate Trust Dept.

         (a)      As to the Bank:             Firstar Bank, N.A.
                                              One Financial Square, Lower Level
                                              Louisville, KY 40202-3322
                                              Attn: John Anfinrud

         (e)      As to the Remarketing Agent, at:

                                              Banc One Capital Markets, Inc.
                                              One Bank One Plaza
                                              Mail Suite IL1-0463
                                              Chicago, IL 60670-0463
                                              Attn: Mr. Michael C. Alandt

or such additional or different address, notice of which is given under Section
8.2 hereof.

         "Prior Bonds" means the Issuer's Economic Development Bonds, Series 1986 (Signature Elkhart, Ltd. Project), dated as of December 24, 1986, in the original principal amount of $3,885,000.

         "Prior Bonds Trustee" means Bank One Trust Company, NA, as trustee for the Prior Bonds.

         "Project" means the real and personal property, including undivided interests or other interests therein, identified in Exhibit A attached hereto as a part hereof, including the Project Site, or acquired, constructed or installed as a replacement or substitution therefor or an addition thereto, or as may result from any revision thereof in accordance with the provisions of this Agreement.

         "Project Bonds" means the City of Elkhart, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc. Project) authorized in the Indenture in the original principal amount of $3,305,000.

         "Project Note" means the promissory note of the Borrower, dated as of even date with the Project Bonds, in the form attached hereto as Exhibit C and in the principal amount of $3,305,000 evidencing the obligation of the Borrower to make Loan Payments.

         "Project Site" means the real estate and interests in real estate constituting the site of the Project, as described in Exhibit B attached hereto as a part hereof.

         "Tax Certificate" means the Tax Compliance Certificate of the Borrower delivered in connection with the initial issuance and delivery of the Project Bonds.

         "Trustee" means the Trustee at the time acting as such under the Indenture, originally Firstar Bank, N.A., as Trustee, and any successor Trustee as determined or designated under or pursuant to the Indenture.

         "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.5 hereof.

         Section 1.3. Interpretation . Any reference herein to the Issuer, to the Issuing Authority or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their respective functions.


         Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Indiana Code or to any statute of the United States of America, includes that section, provision, chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision, chapter or statute shall be applicable solely by reason of this provision if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank or the Borrower under this Agreement.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Project Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         Section 1.4. Captions and Headings . The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.1. Representations, Warranties and Covenants of the Issuer. The Issuer represents and warrants that:

(a) It is a duly organized and validly existing municipal corporation and political subdivision under the laws of the State.

(b) It has full legal right, power and authority pursuant to the Act to finance the Project through the issuance of the Prior Bonds and to refinance the Project and refund the Prior Bonds through the issuance of the Project Bonds; has made the necessary findings of public purpose, has given any necessary notices and has taken all other steps and followed all procedures required by the Constitution and laws of the State (including the Act) in connection therewith; and has full legal right, power and authority to (i) enter into this Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture, (ii) issue, sell and deliver the Project Bonds and (iii) carry out and consummate all other transactions contemplated by this Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture.

(c) It has duly authorized (i) the execution, delivery and performance of this Agreement, the Project Bonds, the Bond Purchase Agreement, the Letter of Representations and the Indenture, and (ii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.


(d) This Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms; this Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture have been duly authorized and executed by the Issuer; and, when authenticated by the Trustee in accordance with the provisions of the Indenture, the Project Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding special obligations of the Issuer in conformity with the provisions of the Act and the Constitution of the State.

(e) There is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any court, public board or body, pending or, to the best of the knowledge of the Issuer, threatened against the Issuer, nor to the best of the knowledge of the Issuer is there any basis therefor, which in any manner questions the validity of the Act, the powers of the Issuer referred to in paragraph (b) above or the validity of any proceedings taken by the Issuer in connection with the issuance of the Project Bonds or wherein any unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Project Bonds, the Letter of Representations, the Indenture, the Bond Purchase Agreement or this Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby and hereby).

(f) The execution and delivery by the Issuer of this Agreement, the Project Bonds, the Bond Purchase Agreement, the Letter of Representations and the Indenture in compliance with the provisions of each of such instruments will not conflict with or constitute a breach of, or default under, any material commitment, agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Act, the Constitution of the State or any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer is subject.

(g) The Issuer will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence or to assure the assumption of its obligations under this Agreement, the Indenture, the Letter of Representations and the Bonds by any successor public body.


         Section 2.2. Representations, Warranties and Covenants of the Borrower. The Borrower represents, warrants and covenants that:

(a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Georgia and is duly authorized to do business in the State. The Borrower has full power and authority to execute, deliver and perform this Agreement, the Bond Purchase Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Project Note and to enter into and carry out the transactions contemplated by those documents. That execution, delivery and performance do not, and will not, violate any provision of law applicable to the Borrower or its Articles of Incorporation or Bylaws and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

(b) This Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Reimbursement Agreement and the Project Note, by proper corporate action, have been duly authorized, executed and delivered by the Borrower and are valid and binding obligations of the Borrower.

(c) The Project is owned by the Borrower and is leased to and operated by Jameson Hospitality, L.L.C. The Project has created or preserved jobs and employment opportunities within the boundaries of the State and Issuer, and the Project is and will be operated and maintained in such manner as to conform in all material respects with all applicable zoning, planning, building, environmental and other applicable governmental rules and regulations and as to be consistent with the Act.

(d) The Borrower is not in default in the payment of principal of, or interest on, any of the Borrower's indebtedness for borrowed money, or in default under any instrument under which, or subject to which, any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any material agreement involving the Borrower that, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

(e) No litigation at law or in equity nor any proceeding before any governmental agency or other tribunal involving the Borrower is pending or, to the knowledge of the Borrower, threatened, in which any liability of the Borrower is not adequately covered by insurance and in which any judgment or order would have a material and adverse effect upon the business or assets of the Borrower or would materially and adversely affect the Project, the validity of this Agreement, the Bond Purchase Agreement, the Reimbursement Agreement, the Remarketing Agreement or the Project Note or the performance of the Borrower's obligations thereunder or the transactions contemplated hereby.

(f) The Borrower shall not use or operate the Project, or permit the Project to be used or operated, in any way which would affect the qualification of the Project under the Act or impair the exclusion from gross income for federal income tax purposes of the interest on the Project Bonds.

(g) The representations contained in the Tax Certificate (which is incorporated herein by this reference thereto) are true and correct and the Borrower will observe the covenants contained therein as fully as if set forth herein.

(h) The Bank does not control, either directly or indirectly through one or more intermediaries, the Borrower. Likewise, the Borrower does not control, either directly or indirectly through one or more intermediaries, the Bank. "Control" for this purpose has the meaning given to such term in Section 2(a)(9) of the Investment Company Act of 1940. The Borrower agrees to provide written notice to the Trustee, the Remarketing Agent, and the Bondholders thirty days prior to consummation of any transaction that would result in the Borrower controlling or being controlled by the Bank or any provider of an Alternate Letter of Credit or Supplemental Credit Facility.

(i) The Borrower represents that the Reimbursement Agreement and the documents referenced therein constitute the entire agreement between the Borrower and the Bank respecting the Loan.

(j) The Borrower covenants that it will not take any action, directly or indirectly (including, but not limited to, any amendment to the Reimbursement Agreement), nor fail to take any action, directly or indirectly, which would cause any payment under the Letter of Credit to be a voidable preference under
Section 547 of Title 11 of the United States Code, U.S.C. ss.101 et. seq. (the "Bankruptcy Code") which is recoverable under Section 550(a) of the Bankruptcy Code in the event of the filing of a petition in bankruptcy by or against the Borrower or the Issuer.


                               (End of Article II)

                                  ARTICLE III
                         ISSUANCE OF THE PROJECT BONDS

         Section 3.1. Issuance of the Bonds; Application of Proceeds. To provide funds to make the Loan for purposes of refunding the Prior Bonds and thereby refinancing costs of the Project, the Issuer will issue, sell and deliver the Project Bonds upon the order of the Underwriter as provided in the Bond Purchase Agreement. The Project Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Project Bonds, and the terms and conditions under which the Project Bonds will be issued, sold and delivered.

         The proceeds from the sale of the Project Bonds shall be loaned to the Borrower and paid over to the Trustee which shall deposit them in the Project Fund as provided in the Indenture. The Trustee is hereby instructed to disburse the entire balance in the Project Fund to the Prior Bonds Trustee immediately upon receipt thereof. Such disbursement shall be made in immediately available funds on the date of the initial delivery of the Project Bonds. Pursuant to the trust indenture pursuant to which the Prior Bonds were issued, the Prior Bonds Trustee shall, and is hereby directed to, use the proceeds of the Prior Bonds, together with other funds provided by the Borrower and available for such purpose, to effect the redemption of the Prior Bonds in whole.

         At the request of the Borrower, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Borrower.

         Section 3.2. Investment of Fund Moneys. At the written or oral request (promptly confirmed in writing) of the Authorized Borrower Representative, any moneys held as part of the Bond Fund (except moneys held in the Bond Fund from draws on the Letter of Credit, which moneys shall be held in cash and not invested), the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. The Issuer and the Borrower each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Project Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Project Bonds, so that the Project Bonds will not constitute arbitrage bonds under Section 148 of the Code.

         The Borrower shall provide the Issuer with, and the Issuer may base its certifications as authorized by the Bond Legislation on, a certificate of the Borrower for inclusion in the transcript of proceedings for the Project Bonds, setting forth the reasonable expectations of the Borrower on the date of delivery of and payment for the Project Bonds regarding the amount and use of the proceeds of the Project Bonds and the facts, estimates and circumstances on which those expectations are based.

         Section 3.3. Rebate Fund. The Borrower agrees to make such payments to the Trustee as are required of it under Section 5.11 of the Indenture. The obligation of the Borrower to make such payments shall remain in effect and be binding upon the Borrower notwithstanding the release and discharge of the Indenture.

         The Borrower and the Issuer each covenants to the owners of the Project Bonds that, notwithstanding any other provision of this Agreement or any other instrument, it shall take no action, nor shall the Borrower direct the Trustee to take or approve the Trustee's taking any action or direct the Trustee to make or approve the Trustee's making any investment or use of proceeds of the Project Bonds or any other moneys which may arise out of or in connection with this Agreement, the Indenture or the Project, which would cause the Project Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. In addition, the Borrower covenants and agrees to comply with the requirements of Section 148(f) of the Code as it may be applicable to the Project Bonds or the proceeds derived from the sale of the Project Bonds or any other moneys which may arise out of, or in connection with, this Agreement, the Indenture or the Project throughout the term of the Project Bonds. No provision of this Agreement shall be construed to impose upon the Trustee any obligation or responsibility for compliance with arbitrage regulations, except as provided in the Indenture.

                              (End of Article III)

                                   ARTICLE IV
                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                     LOAN PAYMENTS AND ADDITIONAL PAYMENTS

         Section 4.1. Loan Repayment; Delivery of Notes and Letter of Credit. Upon the terms and conditions of this Agreement, the Issuer will make the Loan to the Borrower. In consideration of and in repayment of the Loan, the Borrower shall make, as Loan Payments, payments sufficient in time and amount to pay when due all Bond Service Charges, all as more particularly provided in the Project Note and any Additional Note. The Project Note shall be executed and delivered by the Borrower concurrently with the execution and delivery of this Agreement. All Loan Payments shall be paid to the Trustee in accordance with the terms of the Notes for the account of the Issuer and shall be held and applied in accordance with the provisions of the Indenture and this Agreement. To the extent of payments made with respect to Bond Service Charges pursuant to draws upon the Letter of Credit, the Borrower shall receive a credit against its obligation to make Loan Payments under this Agreement and the Project Note.

         In connection with the issuance of any series of Additional Bonds permitted by the Bank, the Borrower shall execute and deliver to the Trustee an Additional Note in a form substantially similar to the form of the Project Note. All such Additional Notes shall: 1.4

(a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

(b) require payments of principal and prepayments and any premium equal to the payments of principal, redemption payments and sinking fund payments and any premium on the corresponding Additional Bonds;

(c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

(d) contain by reference or otherwise optional and mandatory prepayment provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

         All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default described in paragraph (a), (b),
(c), (g) or (h) of Section 7.01 of the Indenture has occurred and is continuing, payments by the Borrower on the Project Note shall be used by the Trustee to reimburse the Bank for drawings on the Letter of Credit used to pay Bond Service Charges on the Project Bonds.

         Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any series of Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the

Note issued concurrently with those corresponding Bonds shall be deemed fully paid, the obligations of the Borrower thereunder shall be terminated, and any such Note shall be surrendered by the Trustee to the Borrower, and shall be canceled by the Borrower.

         Except for such interest of the Borrower and the Bank as may hereafter arise pursuant to Section 5.07 or 5.08 of the Indenture, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of amounts due under the Reimbursement Agreement, the Bank.

         Section 4.2. Additional Payments. The Borrower shall pay to the Issuer, as Additional Payments hereunder, within five (5) days after request therefore made in writing and specifying such costs and expenses with reasonable particularity any and all costs and expenses actually incurred or to be paid by the Issuer in connection with the issuance and delivery of the Project Bonds and Additional Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

         The Borrower shall pay to the Trustee its reasonable fees, charges and expenses for acting as such under the Indenture.

         Any payments under this Section not paid when due shall bear interest at the Interest Rate for Advances.

         Section 4.3. Place of Payments. The Borrower shall make all Loan Payments directly to the Trustee at its Operations Office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

         Section 4.4. Obligations Unconditional . The obligations of the Borrower to make Loan Payments, Additional Payments and any payments required of the Borrower under Section 4.3 hereof shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Bank or any other Person; provided that the Borrower may contest or dispute the amount of any such obligation (other than Loan Payments) so long as such contest or dispute does not result in an Event of Default under the Indenture.

         Section 4.5. Assignment of Agreement and Revenues. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, all its right, title and interest in and to the Revenues, the Agreement (except for Unassigned Issuer's Rights) and the Project Note. The Borrower hereby agrees and consents to that assignment.

         Section 4.6. Letter of Credit. Simultaneously with the initial delivery of the Project Bonds pursuant to the Indenture and the Bond Purchase Agreement, the Borrower shall cause the Bank to issue and deliver to the Trustee the Letter of Credit, in substantially the form attached to the Reimbursement Agreement and made a part thereof. The Letter of Credit may be replaced by an Alternate Letter of Credit complying with the provisions of Section 5.09 of the Indenture.

                               (End of Article IV)

                                   ARTICLE V
                      ADDITIONAL AGREEMENTS AND COVENANTS

         Section 5.1. Right of Inspection. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer, the Bank and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

         Section 5.2. Sale, Lease or Grant of Use by Borrower. With the written consent of the Bank and subject to any other agreement to which the Borrower is a party or by which it is bound, the Borrower may sell, lease or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

(a) No such sale, lease or grant shall relieve the Borrower from the Borrower's obligations under this Agreement or the Notes;

(b) In connection with any such sale, lease or grant the Borrower shall retain such rights and interests as will permit the Borrower to comply with the Borrower's obligations under this Agreement and the Notes;

(c) No such sale, lease or grant shall impair materially the purposes of the Act to be accomplished by operation of the Project as herein provided or adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds. (f)

         Section 5.3. Indemnification. The Borrower releases the Issuer from, agrees that the Issuer shall not be liable for, and shall indemnify the Issuer against, all liabilities, claims, costs and expenses, including attorneys fees and expenses, imposed upon, incurred or asserted against the Issuer on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the acquisition, construction, installation, equipping, maintenance, operation or use of the Project; (b) any breach or default on the part of the Borrower in the performance of any covenant or agreement of the Borrower under this Agreement, the Reimbursement Agreement, the Project Note or any related document, or arising from any act or failure to act by the Borrower, or any of the Borrower's agents, contractors, servants, employees or licensees; (c) the authorization, issuance, sale, trading, remarketing, redemption or servicing of the Project Bonds, and the provision of any information or certification furnished in connection therewith concerning the Project Bonds, the Project, or the Borrower including, without limitation, the Preliminary Offering Memorandum and the Offering Memorandum (each as defined in the Bond Purchase Agreement), any information furnished by the Borrower or the Bank for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the Borrower or the Bank to assure the exclusion of the interest on the Project Bonds from gross income of the Holders thereof for federal income tax purposes; (d) the Borrower's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest, including the covenants in Section 5.4 hereof; and (e) any claim, action or proceeding brought with respect to the matters set forth in (a), (b), (c), or (d) above.

         The Borrower agrees to indemnify the Trustee for, and to hold it harmless against, all liabilities, claims, costs and expenses incurred without negligence or willful misconduct on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, the Notes or the Indenture, or any action taken at the request of or with the consent of the Borrower, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, the Letter of Credit or the Notes.

         In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Borrower from any of the Borrower's obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Borrower. An indemnified party at its own expense may employ separate counsel and participate in the defense. The Borrower shall not be liable for any settlement made without the Borrower's consent.

         The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

         Section 5.4. Borrower Not to Adversely Affect Exclusion from Gross Income of Interest on Project Bonds. The Borrower hereby represents that the Borrower has taken or caused to be taken, and covenants that the Borrower will take or cause to be taken, all actions that may be required of the Borrower or any lessee of the Project, alone or in conjunction with the Issuer, for the interest on the Project Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that the Borrower has not taken or permitted to be taken, and covenants that the Borrower will not take or permit to be taken, any actions that would adversely affect such exclusion under the provisions of the Code.

         If the Borrower becomes aware of any actions or facts which have caused or will cause the interest on the Project Bonds to be includable in gross income for federal income tax purposes, the Borrower promptly shall (a) notify the Trustee and the Remarketing Agent of such actions or facts and (b) take such steps as are necessary to cause redemption of the Project Bonds in whole at the earliest practicable date.


         Section 5.5. Assignment by Issuer. Except for the assignment of this Agreement to the Trustee, the Issuer shall not attempt to further assign, transfer or convey its interest in the

Revenues or this Agreement or create any pledge or lien of any form or nature with respect to the Revenues or the payments hereunder.

         Section 5.6 . Borrower's Performance Under Indenture . The Borrower has examined the Indenture and approves the form and substance of, and agrees to be bound by, its terms. The Borrower, for the benefit of the Issuer and each Bondholder, shall do and perform all acts and things required or contemplated in the Indenture to be done or performed by the Borrower. The Borrower is a third party beneficiary of certain provisions of the Indenture, and Section 8.05 of the Indenture is hereby incorporated herein by reference.

         Section 5.7 . Compliance with Laws . The Borrower shall, throughout the term of this Agreement, promptly comply or cause compliance in all material respects with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project or to the Borrower's and any lessee's operations on the Project Site. Notwithstanding the foregoing, the Borrower shall have the right to contest or cause to be contested the legality or the applicability of any such law, ordinance, order, rule, regulation or requirement so long as, in the opinion of counsel satisfactory to the Trustee and the Bank, such contest shall not in any way materially adversely affect or impair the obligations of the Borrower hereunder or any right or interest of the Trustee or the Bank in, to and under the Indenture or this Agreement.

         Section 5.8 . Taxes, Permits, Utility and Other Charges . The Borrower shall pay and discharge or cause to be paid and discharged, promptly as and when the same shall become due and payable, all taxes and governmental charges of any kind whatsoever that may be lawfully assessed against the Issuer, the Trustee, the Bank or the Borrower with respect to the Project or any portion thereof. The Borrower may in good faith contest or cause to be contested any such tax or governmental charge, and in such event may permit such tax or governmental charge to remain unsatisfied during the period of such contest and may appeal therefrom unless in the opinion of counsel satisfactory to the Trustee and the Bank by such action any right or interest of the Trustee or the Bank in, to and under the Indenture or this Agreement shall be materially endangered or the Project or any part thereof, shall become subject to imminent loss or forfeiture, in which event such tax or governmental charge shall be paid prior to any such loss or forfeiture.

         Section 5.9 . Continued Existence . Except as otherwise provided in or permitted pursuant to the Reimbursement Agreement, or unless otherwise provided by law, the Borrower shall maintain its existence and continue to be a duly formed and validly existing corporation under the laws of the State of Georgia.

         Section 5.10 . Removal of Portions of the Project . The Borrower shall have the right, from time to time, subject to the terms of the Reimbursement Agreement, to remove, substitute or modify any portion of the Project, provided that such removal, substitution or modification shall not impair the character of the Project as a "project" within the meaning of the Act. Any such substituted or modified property shall be included under the terms of this Agreement as part of the Project.

                               (End of Article V)

                                   ARTICLE VI
                          REDEMPTION OF PROJECT BONDS

         Section 6.1 . Optional Redemption. Provided no Event of Default shall have occurred and be continuing at any time and from time to time, the Borrower may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing Project Bonds or of reimbursing the Bank for drawings on the Letter of Credit used to redeem Project Bonds called for optional redemption in accordance with the applicable provisions of the Indenture.

         Section 6.2 . Extraordinary Optional Redemption. With the written consent of the Bank, the Borrower shall have, subject to the conditions hereinafter imposed, the option to direct the redemption, at a redemption price of 100% of principal amount and accrued interest, of the entire unpaid principal balance of the Project Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

(a) The Project or Project Site shall have been damaged or destroyed to such an extent that (1) the Project or Project Site cannot reasonably be expected to be restored, within a period of three months, to the condition thereof immediately preceding such damage or destruction or (2) normal use and operation of the Project or the Project Site is reasonably expected to be prevented for a period of three consecutive months;

(b) Title to, or the temporary use of, all or a significant part of the Project or Project Site shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project or Project Site cannot reasonably be expected to be restored within a period of three months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project or Project Site is reasonably expected to be prevented for a period of three consecutive months;

(c) As a result of any changes in the Constitution of the State, the constitution of the United States of America, or state or federal laws, or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer, the Trustee or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or Project Site or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project or the Project Site; or

(d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of Economic wastes) necessary for the operation of the Project or the Project Site shall have occurred or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment render the operation of the Project or the Project Site uneconomic.

         The Borrower also shall have the option, with the written consent of the Bank, in the event that title to or the temporary use of a portion of the Project or the Project Site shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in clause (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Project Bonds as may be payable from the proceeds received by the Borrower (after the payment of costs and expenses incurred in the collection thereof) in the eminent domain proceeding, provided that the Borrower shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project or the Project Site taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or
(3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

         To exercise any option under this Section, the Borrower within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (d) of the first paragraph of this Section, shall give notice to the Issuer and to the Trustee specifying the date of redemption, which date shall be not more than ninety days from the date that notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

         The rights and options granted to the Borrower in this Section may be exercised whether or not the Borrower is in default hereunder; provided, that such default will not relieve the Borrower from performing those actions which are necessary to exercise any such right or option granted hereunder.

         Section 6.3 . Mandatory Redemption of Project Bonds. If, as provided in the Project Bonds and the Indenture, the Project Bonds become subject to mandatory redemption, upon the date requested by the Trustee, the Borrower shall pay to the Trustee moneys sufficient to pay in full the Project Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Indenture.

         Section 6.4 . Actions by Issuer. At the request of the Borrower or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.

         Section 6.5 . Required Deposits for Optional Redemption. Except with the prior written consent of the Bank (except with respect to mandatory sinking fund redemptions required by the Indenture), the Trustee shall not give notice of call to the Holders pursuant to the optional redemption provisions of Section 4.01 of the Indenture and Sections 6.1 and 6.2 hereof unless, prior to the date by which the call notice is to be given, there shall be on deposit with the Trustee Eligible Funds sufficient to redeem at the redemption price thereof, including premium (if any) and interest accrued to the redemption date, all Project Bonds for which notice of redemption is to be given.

         All amounts paid by the Borrower pursuant to this Article which are used to pay principal of, premium, if any, or interest on the Bonds, or to reimburse the Bank for moneys drawn under the Letter of Credit and used for any such purposes, shall constitute prepaid Loan Payments.


                               (End of Article VI)

                                  ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1. Events of Default. Each of the following shall be an Event of Default:

(a)      The Borrower shall fail to pay when due any Loan Payment;

(b) Any representation or warranty by the Borrower contained herein or in any certificate or instrument delivered by the Borrower pursuant hereto or in connection with the issuance of the Project Bonds or any Additional Bonds is false or misleading in any material respect;

(c) The Borrower shall fail to observe and perform any other agreement, term, covenant or condition contained in this Agreement, and the continuation of such failure for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues that action to completion;

(d) The Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or
(v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property;

(e) There shall occur an "Event of Default" as defined in Section 7.01 of the Indenture.

(f) Notwithstanding the foregoing, if, by reason of Force Majeure, the Borrower is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (c) hereof (provided that such failure is other than the payment of money), the Borrower shall not be deemed in default during the continuance of such inability. However, the Borrower shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other Economic disturbances shall be entirely within the Borrower's discretion.

         The term Force Majeure shall mean, without limitation, the following:

(a) acts of God; strikes; lockouts or other Economic disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

(b) any cause, circumstance or event not reasonably within the control of the Borrower.

The declaration of an Event of Default under subsection (d) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

         Section 7.2. Remedies on Default . Whenever an Event of Default shall have happened and be continuing, any one or more of the following remedial steps may be taken:

(a) If and only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments and Notes to be immediately due and payable, whereupon the same shall become immediately due and payable;

(b) The Bank or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Borrower pertaining to the Project; and

(c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Letter of Credit or the Notes or to enforce the performance and observance of any other obligation or agreement of the Borrower under those instruments.

         Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.08 of the Indenture for transfers of remaining amounts in the Bond Fund.

         The provisions of this section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of

Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

         Section 7.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Letter of Credit or any Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

         Section 7.4. Agreement to Pay Attorneys' Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur fees and expenses, including attorneys' fees, in connection with the enforcement of this Agreement, the Letter of Credit or any Note or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the reasonable fees and expenses so incurred upon demand.

         Section 7.5. No Waiver. No failure by the Issuer or the Trustee to insist upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

         The Issuer and the Trustee may waive any Event of Default hereunder only with the prior written consent of the Bank.

         Section 7.6. Notice of Default. The Borrower or the Issuer shall notify the Trustee and the Bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                              (End of Article VII)

                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.1. Term of Agreement. This Agreement shall be and remain in full force and effect from the date of initial delivery of the Project Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Borrower under this Agreement and the Notes shall have been paid, except for obligations of the Borrower under Sections 3.3, 4.2, 5.3 and 7.4 hereof, which shall survive any termination of this Agreement.

         Section 8.2. Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Borrower, the Bank or the Trustee shall also be given to the others. The Borrower, the Issuer, the Bank and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         Section 8.3. Extent of Covenants of the Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Issuing Authority in other than his official capacity, and neither the members of the Issuing Authority nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

         Section 8.4. Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Borrower and their respective successors and assigns; provided that this Agreement may not be assigned by the Borrower (except in connection with a sale, lease or grant of use pursuant to Section 5.2 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

         Section 8.5. Amendments and Supplements. Except as otherwise expressly provided in this Agreement, any Note or the Indenture, subsequent to the issuance of the Project Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement or any Note may not be effectively amended, changed, modified, altered or terminated except in accordance with the applicable provisions of Article XI of the Indenture.

         Section 8.6. Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

         Section 8.7. Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein, is determined by a court of competent jurisdiction to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         Section 8.8. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

         Section 8.9. Amounts Remaining in Funds. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for four years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be paid to the Borrower; provided that if the Trustee shall have drawn on the Letter of Credit, and the Bank is owed any amount by the Borrower pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Bank to the extent of such unpaid amounts. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Borrower or the Bank pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Borrower for the payment of those moneys.

         Further, any amounts remaining in the Bond Fund (subject to any limitations in the Indenture) and any other special funds or accounts (other than the Rebate Fund) created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Notes and the Indenture have been paid, shall be paid (to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds) first to the Bank to the extent that any amount is owed by the Borrower to the Bank under the terms of the Letter of Credit or Reimbursement Agreement, and then to the Borrower.


                             (End of Article VIII)

         IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Agreement to be duly executed in their respective names, all as of the date first above written.


                                             CITY OF ELKHART, INDIANA



                                             By:
                                                --------------------------------
                                                             Mayor





     (Seal)



Attest:
       ----------------------------
            Clerk

                                             JAMESON INNS, INC.



                                             By:
                                                --------------------------------
                                             Its: President

                                    EXHIBIT A


                                     PROJECT


         The economic development facilities consisted of the acquisition, construction and equipping of a 125-room motel located in the City of Elkhart, Indiana, located at the intersection of the Indiana East-West Toll Road and Cassopolis Street.

                                    EXHIBIT B


                                  PROJECT SITE

                                    EXHIBIT C


                                  PROJECT NOTE


$3,305,000        December 1, 1999



         Jameson Inns, Inc., a Georgia Corporation (the "Borrower"), for value received, promises to pay to Firstar Bank, N.A., as trustee (the "Trustee") under the Indenture hereinafter referred to the principal sum of

                THREE MILLION THREE HUNDRED FIVE THOUSAND DOLLARS
                                  ($3,305,000)

and to pay (i) interest on the unpaid balance of such principal sum from and after the date of this Note at the interest rate or interest rates borne by the Project Bonds and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Project Bonds.

         This Note has been executed and delivered by the Borrower pursuant to a certain Loan Agreement (the "Agreement"), dated as of December 1, 1999, between the City of Elkhart, Indiana (the "Issuer") and the Borrower. Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and the Indenture, as defined below.

         Under the Agreement, the Issuer has loaned the Borrower the proceeds received from the sale of $3,305,000 aggregate principal amount of City of Elkhart, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc. Project), dated as of the date of their issuance (the "Project Bonds"), to be applied to assist the Borrower in the refinancing of the Project. The Borrower has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in this Note. The Project Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of December 1, 1999, between the Issuer and the Trustee.

         To provide funds to pay the Bond Service Charges on the Project Bonds as and when due, or to reimburse the Bank for draws under the Letter of Credit to make such payments, the

Borrower hereby agrees to and shall make Loan Payments as follows: (a) on each Interest Payment Date the amount equal to interest due on the Project Bonds on such Interest Payment Date, and (b) annually on each December 1, as specified in Appendix I attached hereto as a part hereof, the amount specified opposite such date in such Appendix I, pursuant to the mandatory redemption provisions of
Section 4.01 of the Indenture or upon maturity of the Project Bonds (each such day being a "Loan Payment Date"). In addition, to provide funds to pay the Bond Service Charges on the Project Bonds as and when due at any other time, the Borrower hereby agrees to and shall make Loan Payments on any other date on which any Bond Service Charges on the Project Bonds shall be due and payable, whether upon acceleration, call for redemption or otherwise.

         If payment or provision for payment in accordance with the Indenture is made in respect of the Bond Service Charges on the Project Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bond Service Charges has been made. The Borrower shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee under and pursuant to the Letter of Credit for the payment of Bond Service Charges and any other amounts on deposit in the Bond Fund and available to pay Bond Service Charges on the Project Bonds pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

         All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Trustee at its Operations Office for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

         The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Bank or any other person.

         This Note is subject to optional, extraordinary optional and mandatory prepayment, in whole or in part, upon the terms and conditions set forth in
Article VI of the Agreement. Any optional or extraordinary optional prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

         Whenever an Event of Default under Section 7.1 of the Agreement shall have occurred, the unpaid principal amount of and any premium and accrued interest on this Note may be declared or may become due and payable as provided in Section 7.2 of the Agreement; provided that any annulment of a declaration of acceleration with respect to the Bonds under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note.

         IN WITNESS WHEREOF, the Borrower has signed this Note as of the date first above written.


                                    JAMESON INNS, INC.


                                    By:
                                       -----------------------------------------
                                                      President

                                   APPENDIX I

              Date                                           Principal Payment
        December 1, 2000                                           $85,000
        December 1, 2001                                            90,000
        December 1, 2002                                           100,000
        December 1, 2003                                           110,000
        December 1, 2004                                           120,000
        December 1, 2005                                           130,000
        December 1, 2006                                           145,000
        December 1, 2007                                           160,000
        December 1, 2008                                           175,000
        December 1, 2009                                           190,000
        December 1, 2010                                           210,000
        December 1, 2011                                           230,000
        December 1, 2012                                           255,000
        December 1, 2013                                           280,000
        December 1, 2014                                           310,000
        December 1, 2015                                           340,000
        December 1, 2016                                           375,000

                                TRUST INDENTURE

                                    between

                            City of Elkhart, Indiana

                                      and

                               Firstar Bank, N.A.
                                   as Trustee

                    ----------------------------------------


                                   Securing:

                                   $3,305,000
                            CITY OF ELKHART, INDIANA
                      ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                            REVENUE REFUNDING BONDS,
                                  SERIES 1999
                          (JAMESON INNS, INC. PROJECT)


                    ----------------------------------------


                          Dated as of December 1, 1999

                    ----------------------------------------
                    ----------------------------------------





                                TRUST INDENTURE

                                TABLE OF CONTENTS
                                -----------------


                                                                                          PAGE
                                                                                          ----
ARTICLE I           DEFINITIONS                                                             4
         Section 1.01.  Definitions                                                         4
         Section 1.02.  Interpretation                                                     17
         Section 1.03.  Captions and Headings                                              17

ARTICLE II          AUTHORIZATION AND TERMS OF PROJECT
                    BONDS; ADDITIONAL BONDS                                                18

         Section 2.01.  Authorized Amount of Bonds                                         18
         Section 2.02.  Issuance of Project Bonds                                          18
         Section 2.03.  Maturity and Interest                                              19
         Section 2.04.  Tender Options                                                     21
         Section 2.05.  Mandatory Tender Upon Conversion to a New Interest Rate Mode       24
         Section 2.06.  Mandatory Tender Upon Delivery of an Alternate Letter of Credit    25
         Section 2.07.  Mandatory Tender Upon Expiration of the Letter of Credit           25
         Section 2.08.  Delivery of Project Bonds                                          26
         Section 2.09.  Issuance and Delivery of Additional Bonds                          27

ARTICLE III         TERMS OF BONDS GENERALLY                                               29

         Section 3.01.  Form of Bonds                                                      29
         Section 3.02.  Variable Terms                                                     29
         Section 3.03.  Execution and Authentication of Bonds                              29
         Section 3.04.  Source of Payment of Bonds                                         30
         Section 3.05.  Payment and Ownership of Bonds                                     30
         Section 3.06.  Transfer and Exchange of Bonds                                     31
         Section 3.07.  Mutilated, Lost, Wrongfully Taken, Undelivered or Destroyed Bonds  32
         Section 3.08.  Cancellation of Bonds                                              33

ARTICLE IV          REDEMPTION OF BONDS                                                    34

         Section 4.01.  Terms of Redemption of Project Bonds                               34
         Section 4.02.  Partial Redemption                                                 36
         Section 4.03.  Issuer's Election to Redeem                                        37

                               TABLE OF CONTENTS
                               -----------------
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
         Section 4.04.  Notice of Redemption                                               37
         Section 4.05.  Payment of Redeemed Bonds                                          39
         Section 4.06.  Variation of Redemption Provisions                                 39

ARTICLE V           PROVISIONS AS TO FUNDS,
                    PAYMENTS, PROJECT AND AGREEMENT                                        40

         Section 5.01.  Creation of Project Fund                                           40
         Section 5.02.  Disbursements From and Records of Project Fund                     40
         Section 5.03.  Creation of Bond Fund; Letter of Credit                            40
         Section 5.04.  Creation of Remarketing Reimbursement Fund                         43
         Section 5.05.  Investment of Bond Fund, Project Fund,
                                 Rebate Fund and Remarketing Reimbursement Fund            43
         Section 5.06.  Moneys to be Held in Trust                                         44
         Section 5.07.  Nonpresentment of Bonds                                            45
         Section 5.08.  Repayment to the Bank or the Borrower from the Bond Fund           45
         Section 5.09.  Alternate Letter of Credit                                         45
         Section 5.10.  Compliance with Section 148 of the Code                            46
         Section 5.11.  Rebate Fund                                                        46

ARTICLE VI          THE TRUSTEE AND REMARKETING AGENT                                      48

         Section 6.01.  Trustee's Acceptance and Responsibilities                          48
         Section 6.02.  Certain Rights and Obligations of the Trustee                      49
         Section 6.03.  Fees, Charges and Expenses of Trustee                              52
         Section 6.04.  Intervention by Trustee                                            52
         Section 6.05.  Successor Trustee                                                  53
         Section 6.06.  Appointment of Co-Trustee                                          53
         Section 6.07.  Resignation by the Trustee                                         54
         Section 6.08.  Removal of the Trustee                                             54
         Section 6.09.  Appointment of Successor Trustee                                   54
         Section 6.10.  Adoption of Authentication                                         55
         Section 6.11.  Dealing in Bonds                                                   55
         Section 6.12.  Representations, Agreements and Covenants of Trustee               56
         Section 6.13.  Concerning the Remarketing Agent                                   56
         Section 6.14.  Qualifications of Remarketing Agent                                56
         Section 6.15.  Remarketing of Project Bonds                                       57
         Section 6.16.  Delivery of Purchased Project Bonds and Remarketing
                                 of Pledged Bonds                                          59

                               TABLE OF CONTENTS
                               -----------------
                                   (CONTINUED)




                                                                                          PAGE
                                                                                          ----
ARTICLE VII         DEFAULT PROVISIONS AND REMEDIES
                    OF TRUSTEE AND HOLDERS                                                 61
         Section 7.01.  Defaults; Events of Default                                        61
         Section 7.02.  Notice of Default                                                  62
         Section 7.03.  Acceleration                                                       62
         Section 7.04.  Other Remedies; Rights of Holders                                  63
         Section 7.05.  Right of Holders to Direct Proceedings                             64
         Section 7.06.  Application of Moneys                                              64
         Section 7.07.  Remedies Vested in Trustee                                         65
         Section 7.08.  Rights and Remedies of Holders                                     66
         Section 7.09.  Termination of Proceedings                                         66
         Section 7.10.  Waivers of Events of Default                                       67

ARTICLE VIII        SUPPLEMENTAL INDENTURES                                                68

         Section 8.01.  Supplemental Indentures Generally                                  68
         Section 8.02.  Supplemental Indentures Not Requiring Consent of Holders           68
         Section 8.03.  Supplemental Indentures Requiring Consent of Holders               69
         Section 8.04.  Acceptance of Supplemental Credit Facility                         71
         Section 8.05.  Consent of Borrower                                                71
         Section 8.06.  Authorization to Trustee; Effect of Supplement                     71
         Section 8.07.  Opinion of Counsel                                                 72
         Section 8.08.  Modification by Unanimous Consent                                  72

ARTICLE IX          DEFEASANCE                                                             73

         Section 9.01.  Release of Indenture                                               73
         Section 9.02.  Payment and Discharge of Bonds                                     73
         Section 9.03.  Survival of Certain Provisions                                     74

ARTICLE X           COVENANTS AND AGREEMENTS
                    OF THE ISSUER                                                          76

         Section 10.01.  Covenants and Agreements of the Issuer                            76
         Section 10.02.  Observance and Performance of Covenants, Agreements
                         Authority and Actions                                             77
         Section 10.03.  Payment Solely From Sources Described in Indenture
                                    and Agreement                                          77

         THIS TRUST INDENTURE (the "Indenture") dated as of December 1, 1999 by and between the City of Elkhart, Indiana, a municipal corporation existing under the laws of the State of Indiana (the "Issuer"), and Firstar Bank, N.A., Richmond, Indiana, a national banking association operating and duly authorized to exercise corporate trust powers in the State of Indiana, as trustee (the "Trustee"), under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals and granting clauses being used therein as defined in Article I hereof):

         A. By virtue of the authority of the laws of the State of Indiana, and particularly Indiana Code 36-7-11.9 and 12, as it may from time to time be supplemented and amended, and pursuant to the Bond Ordinance referred to below, the Issuer is authorized to enter into this Indenture and to do or cause to be done all the acts and things herein provided or required to be done, to issue the Project Bonds, and to use the proceeds of the Project Bonds to make a loan that will provide moneys to effect the redemption of the Prior Bonds which were issued in 1986 to assist in financing the Project, as defined in the Loan Agreement, which Project created diversification of economic development and promotion of job opportunities in or near such Issuer;

         B. The Issuer has determined to issue and sell the Project Bonds in the principal amount of $3,305,000 for the purpose described above and to enter into this Indenture and secure the Bonds by the pledge and assignment of the Revenues;

         C. All acts and conditions required to happen, exist and be performed precedent to and in the issuance of the Project Bonds and the execution and delivery of this Indenture have happened, exist and have been performed, or at the delivery of the Project Bonds will exist, will have happened and will have been performed (i) to make the Project Bonds, when issued, delivered and authenticated, valid obligations of the Issuer in accordance with the terms hereof and (ii) to make this Indenture a valid, binding and legal trust agreement for the security of the Bonds in accordance with its terms; and

         D. The Trustee has accepted the trusts created by this Indenture, and in evidence thereof has joined in the execution hereof;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure the payment of Bond Service Charges on the Bonds, to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and to declare the terms and conditions upon and subject to which the Bonds are and are intended to be issued, held, secured and enforced, and in consideration of the premises and the acceptance by the Trustee of the trusts created herein and of the purchase and acceptance of the Project Bonds by the Holders, and for other good and valuable consideration, the receipt of which is acknowledged, the Issuer has executed and delivered this Indenture and absolutely assigns hereby to the Trustee, and to its successors in trust, and its and their assigns, all right, title and interest of the Issuer in and to
(i) the Revenues, including, without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan and all moneys and investments in the Bond Fund and the Project Fund; (ii) the Agreement, except for the Unassigned Issuer's Rights; and (iii) the Project Note; all of which the Trustee shall hold subject to the following:

(a) except as provided otherwise herein, for the equal and proportionate benefit, security and protection of all present and future Holders of the Bonds,

(b) for the enforcement of the payment of the principal of and interest and any premium on the Bonds, when payable, according to the true intent and meaning thereof and of this Indenture, and

(c) to secure the performance and observance of and compliance with the covenants, agreements, obligations, terms and conditions of this Indenture;

         in each case, without preference, priority or distinction, as to lien or otherwise, of any one Bond over any other by reason of designation, number, date of the Bonds or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Bond and all Bonds shall have the same right, lien and privilege under this Indenture and shall be secured equally and ratably hereby, it being intended that the lien and security of this Indenture shall take effect from the date hereof, without regard to the date of the actual issue, sale or disposition of the Bonds, as though upon that date all of the Bonds were actually issued, sold and delivered to purchasers for value; provided, however, that moneys drawn under the Letter of Credit shall be applied only to the payment of the principal of and interest on the Project Bonds or the purchase price of the Project Bonds or Beneficial Ownership Interests; and provided further however, that

(i) if the principal of the Bonds and the interest due or to become due thereon together with any premium required by redemption of any of the Bonds prior to maturity shall be well and truly paid, at the times and in the manner to which reference is made in the Bonds, according to the true intent and meaning thereof, or the outstanding Bonds shall have been paid and discharged in accordance with Article IX hereof, and

(ii) if there shall have been paid (or provided for) to the Issuer, the Trustee and the Bank, all sums of money due or to become due to them in accordance with the terms and provisions hereof and of the Loan Agreement, this Indenture and the rights assigned hereby shall cease, determine and be void, except as provided in Section 9.03 hereof with respect to the survival of certain provisions hereof; otherwise, this Indenture shall be and remain in full force and effect.

         All Bonds issued hereunder and secured hereby are to be issued, authenticated and delivered, and all Revenues assigned hereby are to be dealt with and disposed of, as provided in this Indenture. The Issuer has agreed and covenanted, and agrees and covenants with the Trustee and with each and all Holders, as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions . In addition to the words and terms defined elsewhere in this Indenture, the words and terms defined in this Section shall have the meanings herein specified unless the context or use clearly indicates another or different meaning or intent. Those words and terms not expressly defined herein and used herein with initial capitalization where rules of grammar do not otherwise require capitalization, or which are otherwise defined terms under the Agreement, as hereinafter defined, shall have the meanings assigned to them in the Agreement.

         "Act" means Indiana Code 36-7-11.9 and 12, as supplemented and amended.

         "Additional Bonds" means Bonds which may be issued under Section 2.09 of this Indenture.

         "Additional Notes" means any non-negotiable promissory note or notes, in addition to the Project Note, delivered by the Borrower to the Trustee in connection with the issuance of Additional Bonds, as provided in the Agreement.

         "Adjustable Rate" means any interest rate to be borne by the Project Bonds other than the Fixed Interest Rate.

         "Agreement" means the Loan Agreement dated as of even date with this Indenture, between the Issuer and the Borrower, as amended or supplemented from time to time.

         "Alternate Letter of Credit" means an irrevocable letter of credit authorizing drawings thereunder by the Trustee issued by a bank, a trust company or other financial institution and meeting the requirements of Section
5.09 hereof, which Alternate Letter of Credit shall be the same in all material respects (except as to expiration date) as the Letter of Credit.

         "Authorized Borrower Representative" means the person designated at the time pursuant to the Agreement to act on behalf of the Borrower by written instrument furnished to the Issuer and the Trustee, containing the specimen signature of such person and signed by any officer of the Borrower. Such instrument may designate an alternate or alternates.

         "Bank" means Firstar Bank, N.A., a national banking association, and its successors and assigns. Upon issuance and effectiveness of any Alternate Letter of Credit, "Bank" shall mean the issuer thereof and its successors and assigns.

         "Beneficial Owner" means, with respect to the Project Bonds, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

         "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Project Bonds which are held by the Depository under a book entry system.

         "Bond Counsel" means an attorney-at-law or firm of attorneys (other than an employee of the Borrower but including any law firm serving as counsel to the Borrower) satisfactory to the Trustee, the Bank and the Issuer and nationally recognized as experienced in matters relating to the tax exemption of interest on bonds of states and political subdivisions.

         "Bond Fund" means the Bond Fund created in Section 5.03 hereof.

         "Bond Legislation" or "Bond Ordinance" means (a) when used with reference to the Project Bonds, the ordinance providing for their issuance and approving the Agreement, this Indenture, the Bond Purchase Agreement, the Letter of Representations and related matters; (b) when used with reference to an issue of Additional Bonds, the ordinance providing for the issuance of the Project Bonds, to the extent applicable, and the ordinance providing for the issuance of the Additional Bonds and approving any amendment or supplement to the Agreement, any Supplemental Indenture and related matters; and (c) when used with reference to Bonds when Additional Bonds are outstanding, the ordinance providing for the issuance of the Project Bonds and the ordinance providing for the issuance of the then outstanding and the then to be issued Additional Bonds; in each case as amended or supplemented from time to time. The Bond Legislation is incorporated herein by reference.

         "Bond Purchase Agreement" means, as to the Project Bonds, the Bond Purchase Agreement dated as of or after the date hereof but prior to the initial delivery of the Project Bonds, among the Issuer, the Underwriter and the Borrower and, as to any Additional Bonds, the bond purchase agreement provided for in the Bond Legislation providing for the issuance of the Additional Bonds.

         "Bond Purchase Date" means any Bond Purchase Date as defined and provided for in Sections 2.04, 2.05 or 2.06 hereof.

         "Bond Service Charges" means, for any series of Bonds, the principal of, premium, if any, and interest on such Bonds for any period or payable at any time, whether due on an Interest Payment Date, at maturity or upon acceleration or redemption.

         "Bonds" means the Project Bonds and any Additional Bonds.

         "book entry form" or "book entry system" means, with respect to the Project Bonds, a form or system, as applicable, under which (i) the Beneficial Ownership Interests may be transferred only through a book entry and (ii) physical Project Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Project Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of book entry interests in the Project Bonds.

         "Borrower" means, Jameson Inns, Inc., a Georgia Corporation.

         "Business Day" means a day of the year, other than (i) a Saturday, Sunday, or a legal holiday on which the Drawing Office of the Bank, the principal office of the Remarketing Agent, or the Operations Office of the Trustee, is not open for the purpose of conducting substantially all of the Bank's, the Remarketing Agent's or the Trustee's business activities, or (ii) a legal holiday on which the principal offices of commercial banks in New York, New York are closed, or (iii) a day on which The New York Stock Exchange is closed.

         "Clerk" means the Clerk of the Issuer.

         "Closing Date" means, with respect to the Project Bonds, the date of delivery of and payment for the Project Bonds.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder (and under the related provisions of the Internal Revenue Code of 1954, as amended) and any successor provisions to those Sections, regulations or proposed regulations.

         "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds in book entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

         "Determination of Taxability" means and shall occur when, (i) the Trustee receives written notice from the Borrower, supported by an opinion of Bond Counsel, that interest on the Project Bonds is includable in the gross income of Holders of the Project Bonds for federal income tax purposes or (ii) the Internal Revenue Service shall claim in writing that interest on the Project Bonds is includable in the gross income of Holders of the Project Bonds for federal income tax purposes; provided, that such a claim shall not be deemed a Determination of Taxability unless the Borrower is afforded reasonable opportunity (at the Borrower's sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Borrower with respect to such claim.

         "Direct Participant" means a Participant as defined in the Letter of Representations.

         "Drawing Office" means the office maintained by the Bank or any affiliate of the Bank at which documents required to effect draws on the Letter of Credit must be presented, which office is initially located in Louisville, Kentucky.

         "Eligible Funds" means (i) with respect to funds used to pay principal and interest on the Bonds, amounts on deposit in a separate account of the Bond Fund (other than funds derived from a draw on the Letter of Credit) for a continuous period of 91 consecutive days during which there shall not have occurred the filing of a voluntary or involuntary petition in bankruptcy under the United States Bankruptcy Code (as it may be amended from time to time), or the commencement of a proceeding under any other applicable laws concerning insolvency, reorganization or bankruptcy, by or against the Borrower or the Issuer, unless such petition or proceeding shall have been dismissed and such dismissal shall be final and not subject to appeal, and (ii) with respect to funds used to pay premium on Bonds, any amount on deposit in the Bond Fund.

         "Eligible Investments" means any of the following which at the time are legal investments under the laws of the State for moneys held hereunder and then proposed to be invested therein:

         (i)      Government Obligations;

         (ii) bonds, debentures, notes or other evidences of indebtedness issued by any agency or other governmental or government-sponsored agencies which may be hereafter created by the United States, provided, however, that the full and timely payment of the securities issued by each such agency or government-sponsored agency is secured by the full faith and credit of the United States;

         (iii) certificates of deposit of, or time or demand deposits in, any bank (including the Trustee and any of its affiliates) or savings and loan association rated or having securities rated at the time of purchase in one of the three highest rating categories (without regard to modifiers) of Moody's or S&P;

         (iv) certificates which evidence ownership of the right to the payment of the principal of and interest on obligations described in clauses (i) and (ii) of this definition, provided that such obligations are held in the custody of a bank or trust company acceptable to the Trustee in a special account separate from the general assets of such custodian;

         (v) obligations which are rated, at the time of purchase, in one of the two highest rating categories (without regard to modifiers) of Moody's and the interest on which is not includible in gross income for federal income tax purposes and the timely payment of the principal of and interest on which is fully provided for by the deposit in trust or escrow of cash or obligations described in clauses
         (vi) or (ii) of this definition;

         (vi) guaranteed investment contracts or other similar financial instruments with a commercial bank, insurance company or other financial institution (including the Trustee and any of its affiliates) whose long term debt obligations are rated, at the time of purchase, in one of the two highest rating categories (without regard to modifiers) by Moody's;

         (vii) mutual funds invested primarily in obligations described in clauses (i), (ii) and (viii) of this definition, including any proprietary mutual fund of the Trustee for which the Trustee or an affiliate of the Trustee serves as investment advisor or provides other services to such mutual fund and receives reasonable compensation therefor, and rated, at the time of purchase, in one of the two highest rating categories (without regard to modifiers) by Moody's;

         (viii) repurchase agreements issued by financial institutions (including the Trustee and any of its affiliates) (a) insured by the Federal Deposit Insurance Corporation or (b) whose senior debt obligations at the time of purchase are rated in any of the three highest rating categories (without regard to modifiers) by Moody's; provided, such repurchase agreements are subject to perfected security interests in the investment securities of the kind specified in paragraphs (i) or (ii) above, which have a fair market value, exclusive of accrued interest, at least equal to the amount invested in the repurchase agreement; and provided further (1) the Trustee or a custodian acting on behalf of the Trustee has possession of the collateral, (2) the Trustee has a perfected first security interest in the collateral, (3) the collateral is free and clear of any third-party liens, (4) failure to maintain the requisite collateral percentage will require the Trustee to liquidate the collateral, and
         (5) the Trustee has received an opinion of counsel that the repurchase agreement meets the requirements of this subpart (viii); and

         (ix) any other security or obligation constituting a permitted investment under the Act, provided that the Bank and the Borrower consent to the investment of funds in such security or obligation.

         "Event of Default" means an Event of Default hereunder as described in
Section 7.01 hereof.

         "Executive" means the Mayor of the Issuer.

         "Extraordinary Services" and "Extraordinary Expenses" means all services rendered and all reasonable expenses properly incurred by the Trustee under this Indenture, other than Ordinary Services and Ordinary Expenses.

         "First Optional Redemption Date" means the December 1 occurring in the year which is a number of years after the year in which the Fixed Interest Rate Commencement Date occurs equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

         "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate, for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the May 31 or November 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the Maximum Rate.

         "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the lowest interest rate, for the period from the Interest Period Reset Date to the final maturity date of the Project Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Period Reset Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

         "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Project Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in Section
2.03 hereof.

         "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America or Federal Reserve Bank), and (c) securities which represent an interest in the obligations described in (a) and (b) above.

         "Holder" or "Holder of a Bond" or "Bondholder" means the Person in whose name a Bond is registered on the Register.

         "Indirect Participant" means a Person utilizing the book entry system of the Depository by, directly or indirectly, clearing through or maintaining a custodial relationship with a Direct Participant.

         "Indenture" means this Trust Indenture, as amended or supplemented from time to time.

         "Interest Payment Date" or "Interest Payment Dates" means, (a) as to the Project Bonds, (i) while the Project Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate, the first day of each June and December, and (ii) while the Project Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate, or the Three Month Interest Rate, the first Business Day of each month commencing the first Business Day of January, 2000, and (b) as to Additional Bonds, each date or dates designated as an Interest Payment Date or Dates in the applicable Supplemental Indenture or Bond Ordinance.

         "Interest Period Reset Date" means the date on which the interest rate on the Project Bonds converts from the Interest Rate Mode applicable to the Project Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further, that except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period and shall be the first day or Business Day after the end of such preceding Interest Rate Period.

         "Interest Rate Adjustment Date" means any date on which the interest rate on the Project Bonds may be adjusted, either as the result of the conversion of the interest rate on the Project Bonds to a different Interest Rate Mode, or by adjustment of the interest rate on the Project Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest Rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Project Bonds bear interest at the Six Month, One Year or Five Year Interest Rates; the first Business Day of a month if the Project Bonds bear interest at the One Month or Three Month Interest Rates; and if the Project Bonds bear interest at the Weekly Interest Rate, then the Interest Rate Adjustment Date shall be Wednesday of each week.

         "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the Operations Office of the Trustee on Tuesday of each week, or the next preceding Business Day if such Tuesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate

Determination Date shall mean not later than 2:00 p.m. according to the local time at the Operations Office of the Trustee on the Business Day preceding the Interest Period Reset Date.

         "Interest Rate for Advances" means a rate per annum which is equal to two percent (2.00%) per annum plus the Prime Rate.

         "Interest Rate Mode" means any of those modes of interest with respect to the Project Bonds permitted by this Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

         "Interest Rate Period" means that period of time for which the interest rate with respect to the Project Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

         "Issuer" means the City of Elkhart, Indiana, a municipal corporation of the State of Indiana.

         "Issuing Authority" or "Legislative Authority" means the Common Council of the Issuer.

         "Letter of Credit" means (A) the irrevocable letter of credit to be issued by the Bank and delivered to the Trustee on the same date as the initial delivery of the Project Bonds and being an irrevocable obligation to make payment to the Trustee of up to the amounts therein specified with respect to
(a) the principal amount of the Project Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Project Bonds when due at maturity or upon redemption or acceleration, and (ii) an amount equal to the principal portion of the purchase price of any Project Bonds or Beneficial Ownership Interests tendered for purchase by the Holders or Beneficial Owners thereof, plus (b) the amount of interest due on the Project Bonds but not to exceed 45 days' accrued interest (or 195 days interest if the Project Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate) at the Maximum Rate to enable the Trustee to pay (i) interest on the Project Bonds when due and (ii) an amount equal to the interest portion, if any, of the purchase price of any Project Bonds or Beneficial Ownership Interests tendered for purchase by the Holders or Beneficial Owners thereof; as the same may be transferred, reissued, extended, amended to change the interest coverage period as contemplated in Section 2.03 hereof, or replaced in accordance with this Indenture, the Reimbursement Agreement and the Letter of Credit and (B) upon the issuance and effectiveness thereof, any Alternate Letter of Credit.

         "Letter of Credit Termination Date" means the expiration date of the Letter of Credit (presently December 31, 2002) or of any Alternate Letter of Credit.

         "Letter of Representations" means the Letter of Representations dated the Closing Date by and among the Issuer, the Trustee, the Remarketing Agent and the Depository.

         "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Bonds.

         "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Notes and Article IV of the Agreement.

         "Mandatory Bond Purchase Date" means a Mandatory Bond Purchase Date as defined in Section 2.07 hereof.

         "Maximum Rate" means ten percent (10%) per annum.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

         "Notes" means the Project Note and any Additional Notes.

         "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate, for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

         "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate, for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the May 31 or November 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

         "Operations Office" means the office maintained by the Trustee or any affiliate of the Trustee for payment of Bond Service Charges, which office is initially located at 425 Walnut, 6th Floor, P.O. Box 1118, Cincinnati, Ohio 45201.

         "Ordinary Services" and "Ordinary Expenses" means those services normally rendered, and those expenses normally incurred, by a trustee under instruments similar to this Indenture.

         "Outstanding Bonds" or "Bonds outstanding" means, as of the applicable date, all Bonds which have been authenticated and delivered, or which are being delivered by the Trustee under this Indenture, except:

(a) Bonds canceled upon surrender, exchange or transfer, or canceled because of payment or redemption on or prior to that date;

(b) Bonds, or the portion thereof, the payment, redemption or purchase for cancellation of which sufficient money has been deposited and credited with the Trustee pursuant to this Indenture on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;

(c) Bonds, or the portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of this Indenture; and

(d)      Bonds in lieu of which others have been authenticated under Section
3.07 of this Indenture;

         provided that, in determining whether the Holders of the requisite percentage of Bonds have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Bonds, other than Pledged Bonds, that are owned by the Borrower or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only such Bonds which the Trustee knows are so owned shall be disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding for such purpose, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         "Person" or words importing persons means firms, associations, corporations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

         "Pledged Bonds" means Project Bonds or Beneficial Ownership Interests registered or recorded in the name of the Bank and securing obligations of the Borrower under the Reimbursement Agreement as provided in Section 6.16 hereof.

         "Predecessor Bond" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by the particular Bond. For the purposes of this definition, any Bond authenticated and delivered under Section 3.07 of this Indenture in lieu of a lost, stolen or destroyed Bond shall, except as otherwise provided in Section 3.07, be deemed to evidence the same debt as the lost, stolen or destroyed Bond.

         "Prime Rate" means a variable per annum rate of interest equal at all times to the rate of interest established and quoted by the Bank as its "Prime Rate", such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans.

         "Prior Bonds" means the Issuer's Economic Development Bonds, Series 1986 (Signature Elkhart, Ltd. Project), dated as of December 1, 1986, in the original principal amount of $3,885,000.

         "Prior Bonds Trustee" means Bank One Trust Company, NA, as trustee for the Prior Bonds.

         "Project Bonds" means the City of Elkhart, Indiana, Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc. Project), in the original principal amount of $3,305,000 authorized in the Bond Legislation and Section 2.02 hereof.

         "Project Fund" means the Project Fund created pursuant to Section 5.01 hereof.

         "Project Note" means the promissory note of the Borrower, dated as of even date with the Project Bonds initially issued, in the form attached to the Agreement as Exhibit A and in the principal amount of $3,305,000 evidencing the obligation of the Borrower to make Loan Payments.

         "Rating Service" means either Moody's or S & P.


         "Rebate Fund" means the Rebate Fund created pursuant to Section 5.11 hereof.

         "Register" means the books kept and maintained by the Trustee for registration and transfer of Bonds pursuant to Section 3.06 hereof.

         "Regular Record Date" means, with respect to any Bond, the Business Day next preceding an Interest Payment Date applicable to that Bond.

         "Reimbursement Agreement" means the Reimbursement Agreement dated as of December 1, 1999 between the Bank and the Borrower, as amended and supplemented from time to time. Upon the issuance of any Alternate Letter of Credit, "Reimbursement Agreement" shall mean the reimbursement or similar agreement relating to such Alternate Letter of Credit, entered into between the Borrower and the issuer of such Alternate Letter of Credit.

         "Remarketing Agent" means, initially, Banc One Capital Markets, Inc., and any Person meeting the qualifications of Section 6.14 hereof and designated from time to time to act as Remarketing Agent under Section 6.13 hereof.

         "Remarketing Reimbursement Fund" means the Remarketing Reimbursement Fund created in Section 5.04 hereof.

         "Revenues" means (a) the Loan Payments, (b) all of the moneys received or to be received by the Issuer or the Trustee in respect of repayment of the Loan, (c) all moneys and investments in the Bond Fund, including without limitation moneys received by the Trustee under or pursuant to the Letter of Credit, (d) any moneys and investments in the Project Fund, and (e) all income and profit from the investment of the foregoing moneys.

         "S&P" means Standard & Poor's Ratings Group and its successors and assigns.

         "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate, for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the May 31 or November 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

         "Special Record Date" means, with respect to any Bond, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 3.05 hereof.

         "State" means the State of Indiana.

         "Supplemental Credit Facility" means a credit facility, agreement or arrangement in addition to the Letter of Credit, including, without limitation, a bond insurance policy, collateral arrangement, surety bond, standby placement agreement or similar arrangement the purpose of which is to enhance the credit of the Project Bonds in order to obtain or maintain a rating on the Project Bonds.

         "Supplemental Indenture" means any indenture supplemental to this Indenture entered into between the Issuer and the Trustee in accordance with
Article VIII hereof.

         "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate, for the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the March, June, September or December nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

         "Trustee" means the Trustee at the time acting as such under this Indenture, originally Firstar Bank, N.A., Richmond, Indiana, as Trustee, and any successor Trustee as determined or designated under or pursuant to this Indenture.

         "Unassigned Issuer's Rights" means the Unassigned Issuer's Rights as defined in the Agreement.

         "Underwriter" means Banc One Capital Markets, Inc.

         "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the lowest interest rate, for the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Wednesday or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) at which, as of such Interest Rate Determination Date, the Project Bonds could be remarketed at par, plus accrued interest (if any), on the Interest Rate Adjustment Date for that Interest Rate Period or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Project Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

         Section 1.02 . Interpretation . Any reference herein to the Issuer or to any officer, employee or official thereof includes entities, officers, employees or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions.


         Any reference to a section or provision of the Indiana Constitution or the Act, or to a section, provision or chapter of the Indiana Code, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this paragraph, if it constitutes in any way an impairment of rights or obligations of the Issuer, the Holders, the Trustee, the Bank, the Remarketing Agent or the Borrower under this Indenture, the Bond Ordinance, the Bonds, the Letter of Credit, the Reimbursement Agreement, the Bond Purchase Agreement, the Notes or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Bond Service Charges in the amount and manner, at the times, and from the sources provided in the Bond Ordinance and this Indenture, except as permitted herein.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. The terms "hereof", "hereby", "herein", "hereto", "hereunder", "hereinafter" and similar terms refer to this Indenture; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of this Indenture. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         Section 1.03. Captions and Headings. The captions and headings in this Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                                   ARTICLE II

           AUTHORIZATION AND TERMS OF PROJECT BONDS; ADDITIONAL BONDS

         Section 2.01. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total authorized principal amount of Project Bonds which shall be issued under the provisions of this Indenture is $3,305,000. The Issuer may issue, sell and deliver one or more series of Additional Bonds for the purposes, upon satisfaction of the conditions and in the manner provided herein.

         Section 2.02. Issuance of Project Bonds. It is determined to be necessary to, and the Issuer shall, issue, sell and deliver $3,305,000 principal amount of Project Bonds to provide funds to finance the Project. The Project Bonds shall be designated "City of Elkhart, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc. Project)"; shall be issuable, unless a Supplemental Indenture shall have been executed and delivered pursuant to Section 8.02(g) hereof, only in fully registered form, substantially as set forth in Exhibit A to this Indenture; shall be numbered in such manner as determined by the Trustee in order to distinguish each Project Bond from any other Project Bond; shall be in the denominations of $100,000 and any integral multiple of $5,000 in excess thereof; shall be subject to optional and mandatory redemption in the amounts, upon the conditions, and at the times and prices set forth herein; and shall be dated as of the date of their initial delivery. Upon any exchange or transfer and surrender of any Project Bond in accordance with the provisions hereof, the Issuer shall execute and the Trustee shall authenticate and deliver one or more new Project Bonds in exchange therefor as provided herein.

         The Project Bonds shall be originally issued only to a Depository to be held in a book entry system and: (i) the Project Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (ii) unless otherwise requested by the Depository, there shall be a single Bond certificate for each Bond maturity; and (iii) the Project Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer as set forth in the next succeeding paragraph of this Section. While the Project Bonds are in book entry only form, Project Bonds in the form of physical certificates shall only be delivered to the Depository.

         So long as a book entry system is in effect for the Project Bonds, except as hereinafter provided with respect to Beneficial Ownership Interests, the Issuer and Trustee shall recognize and treat the Depository, or its nominee, as the Holder of the Project Bonds for all purposes, including payment of Bond Service Charges, giving of notices, and enforcement of remedies. The crediting of payments of Bond Service Charges on the Project Bonds and the transmittal of notices and other communications by the Depository to the Direct Participants in whose Depository account the Project Bonds are recorded, and such crediting and transmittal by Direct

Participants to Indirect Participants or Beneficial Owners and by Indirect Participants to Beneficial Owners, are the respective responsibilities of the Depository and the Direct Participants and Indirect Participants and are not the responsibility of the Issuer or the Trustee; provided, however, that the Issuer and the Trustee understand that neither the Depository or its nominee shall provide any consent requested of Holders of Project Bonds pursuant to this Indenture, and that the Depository will mail an omnibus proxy (including a list identifying the Direct Participants) to the Issuer which assigns the Depository's, or its nominee's, voting rights to the Direct Participants to whose accounts at the Depository the Project Bonds are credited as of the record date for mailing of requests for such consents. Upon receipt of such omnibus proxy, the Issuer shall promptly provide such omnibus proxy (including the list identifying the Direct Participants attached thereto) to the Trustee, who shall then treat such Direct Participants as Holders of the Project Bonds for purposes of obtaining any consents pursuant to the terms of this Indenture.

         As long as the Project Bonds are registered in the name of a Depository, or its nominee, the Trustee agrees to comply with the terms and provisions of the Letter of Representations, including the provisions of the Letter of Representations with respect to any delivery of the Project Bonds to the Trustee, which provisions shall supersede the provisions of this Indenture with respect thereto.

         If any Depository determines not to continue to act as a Depository for the Project Bonds held in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another Depository under this Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification of the Beneficial Owners by appropriate notice to the then Depository, shall permit withdrawal of the Project Bonds from the Depository and shall authenticate and deliver Project Bonds certificates in fully registered form to the assignees of the Depository or its nominee or to the Beneficial Owners. Such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing or otherwise preparing and delivering such replacement Project Bonds) of the Borrower. Such replacement Project Bonds shall be in the denominations specified in the first paragraph of this Section 2.02, with a minimum denomination of $100,000.

         Section 2.03. Maturity and Interest . The Project Bonds shall bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or provided for, from their date of initial delivery, payable on the first Business Day of January, 2000 and thereafter on each Interest Payment Date. The Project Bonds shall bear interest at an Adjustable Rate or the Fixed Rate all as more specifically set forth hereinafter. The Project Bonds shall mature on December 1, 2016, subject to prior redemption as set forth in Section 4.01 hereof.

         From the date of their initial delivery through Tuesday of the following week, the interest rate on the Project Bonds shall be that rate per annum, not to exceed the Maximum Rate, as shall be established in the Bond Purchase Agreement. Thereafter, except as provided in this

Section 2.03, the Project Bonds shall bear interest at the Weekly Interest Rate and, for each succeeding Weekly Interest Rate Period, the interest rate on the Project Bonds shall be the Weekly Interest Rate for such Weekly Interest Rate period as established on the Interest Rate Determination Date immediately preceding the commencement of such Weekly Interest Rate period.

         On the first Business Day of February, 2000, and on any Interest Period Reset Date thereafter, the interest rate on the Project Bonds may be converted to a different Interest Rate upon receipt by the Trustee and the Remarketing Agent of a written direction from the Borrower, approved in writing by the Bank, given on behalf of the Issuer, not less than 45 days prior to such Interest Period Reset Date, to convert the interest rate on the Project Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect. Except when converting from the Weekly Interest Rate Mode, no Interest Period Reset Date shall be earlier than the day after the end of the last Interest Rate Period for the Interest Rate Mode in effect on the date of such direction from the Borrower, the end of such Interest Rate Period to be determined as if such direction had not been given. Such direction to convert the interest rate on the Project Bonds to a different Interest Rate Mode shall be accompanied by (a) an opinion of Bond Counsel selected by the Borrower delivered to the Issuer, the Trustee, the Bank and the Remarketing Agent, stating that such conversion to the specified Interest Rate Mode will not adversely affect the exclusion of the interest on the Project Bonds from gross income for federal income tax purposes,
(b) a written certificate of the Remarketing Agent stating that the interest coverage period provided by the Letter of Credit is appropriate for the Interest Rate Mode directed to be in effect and that the Letter of Credit Termination Date is no earlier than 15 days after the end of the new Interest Rate Period, or if the conversion is to the Fixed Interest Rate, that the termination date of the Letter of Credit is no earlier than 15 days after the First Optional Redemption Date, and (c) a written certificate of the Remarketing Agent stating that it has received certifications, opinions or other evidence satisfactory to it that there has been or will be compliance with any applicable state or federal securities law requirements. If the Project Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, the interest coverage period for the Letter of Credit shall be at least 45 days of interest at the Maximum Rate. If the Project Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate, then the interest coverage period for the Letter of Credit shall be at least 195 days of interest at the Maximum Rate. The Borrower shall be required to provide a Letter of Credit or an Alternate Letter of Credit which will provide the appropriate interest coverage. Notwithstanding any provision of this paragraph, no conversion shall be effective (i) if the proposed conversion is to a One Year Interest Rate, Five Year Interest Rate or Fixed Interest Rate and the Borrower makes an election on or prior to the day immediately succeeding any Interest Rate Determination Date not to proceed with the proposed conversion or (ii) the Trustee has not received on the effective date of such conversion an opinion of Bond Counsel to the same effect as described in clause (a) of this paragraph above. In either such event, the Interest Rate Mode for the Project Bonds will remain as the Interest Rate Mode then in effect for the Project Bonds without regard to any proposed conversion and the Remarketing Agent shall determine the interest rate no later than the scheduled effective date of the proposed conversion. The Project Bonds will continue to be subject to tender for purchase on the scheduled effective date of the proposed conversion without regard to the failure of such proposed conversion. If the Trustee shall have sent any notice to Holders regarding the proposed conversion then in the event of a failure of such conversion, as specified above, the Trustee shall promptly notify all Holders of such failure, of the reason for such failure, and of the continuation of the Interest Rate Mode then in effect.

         On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Project Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Borrower and the Bank as above provided.

         If the interest rate on the Project Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date the Trustee shall notify the Holders of all outstanding Project Bonds by first class mail that upon such Interest Period Reset Date the Project Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Project Bonds and Beneficial Ownership Interests shall be subject to a mandatory tender pursuant to Section 2.05 hereof, subject to the right of the Holders or Beneficial Owners to affirmatively elect to waive the mandatory tender and retain their Project Bonds or Beneficial Ownership Interests.

         Interest shall be calculated on the basis of a 360-day year of twelve 30-day months so long as interest is payable at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed so long as interest is payable at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate. Interest shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Payment Date and to and including the day immediately preceding such payment date. Any calculation of the interest rate to be borne by the Project Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Project Bonds by the Remarketing Agent or the Trustee, as applicable, shall be binding and conclusive upon the Borrower, the Bank and the Holders of the Project Bonds.

         Notwithstanding anything to the contrary in this Indenture, nothing in this Indenture shall require the Bank to extend the expiry date of, or to increase the interest coverage provided in, the Letter of Credit.

         Section 2.04. Tender Options.

(a) While the Project Bonds bear interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date") each Holder and each Beneficial Owner shall have the option to tender for purchase at 100% of the principal amount thereof, all of the Project Bonds owned by such Holder, or all Beneficial Ownership Interests owned by such Beneficial Owner, as applicable, or (in either case) such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Project Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner, as applicable, may specify in accordance with the terms, conditions and limitations hereinafter set forth. The purchase price for each such Project Bond or Beneficial Ownership Interest, or portion thereof, shall be payable in lawful money of the United States of America, shall equal the principal amount, or such portion thereof, to be purchased and shall be paid in full on the applicable Bond Purchase Date.

(b) While the Project Bonds bear interest at the Weekly Interest Rate, each Holder and each Beneficial Owner shall have the option to tender for purchase, at 100% of the principal amount thereof plus accrued interest to the purchase date (a "Bond Purchase Date"), all of the Project Bonds owned by such Holder, or all Beneficial Ownership Interests owned by such Beneficial Owner, as applicable, or (in either case) such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Project Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder of Beneficial Owner, as applicable, may specify in accordance with the terms, conditions and limitations hereafter set forth. The purchase price of each such Project Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America, and shall be paid in full on the applicable Bond Purchase Date.

(c) To exercise the option granted in Section 2.04(a) hereof, the Holder or Beneficial Owner, as applicable, shall (1) no earlier than fifteen days before the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on the eighth Business Day prior to the Bond Purchase Date, or in the event the Project Bonds bear interest at the One Month Interest Rate, the fifth Business Day prior to the Bond Purchase Date, give notice to the Trustee by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and Bond numbers of the Project Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Project Bonds or Beneficial Ownership Interests are to be purchased on such Bond Purchase Date pursuant to the terms hereof, and (iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Trustee with evidence satisfactory to the Trustee of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on the seventh day preceding such Bond Purchase Date (or the next preceding Business Day if such seventh day is not a Business Day), or in the event the Project Bonds bear interest at the One Month Interest

Rate, the fourth day preceding such Bond Purchase Date (or the next preceding Business Day if such fourth day is not a Business Day), deliver to the Operations Office of the Trustee the Project Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Project Bonds; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the Operations Office of the Trustee) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository, in accordance with the instructions of the Trustee.

         To exercise the option granted in Section 2.04(b) hereof, the Holder or Beneficial Owner, as applicable shall (1) give notice to the Trustee by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and Bond numbers of the Project Bonds or Beneficial Ownership Interests to be purchased, (iii) the date on which such Project Bonds or Beneficial Ownership are to be purchased, which Bond Purchase Date shall be a Business Day not prior to the seventh (7th) day and not later than the fifteenth (15th) day next succeeding the date of giving of such notice to the Trustee and, if the interest rate on the Project Bonds is to be converted from the Weekly Interest Rate to a new Interest Rate Mode, is a date prior to the Interest Period Reset Date with respect to the new Interest Rate Mode, and (iv) that such notice is irrevocable;
(2) in the case of a Beneficial Owner, provide the Trustee with evidence satisfactory to the Trustee of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the Operations Office of the Trustee on the second Business Day immediately preceding the applicable Bond Purchase Date, deliver to the Operations Office of the Trustee the Project Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Project Bonds; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the Operations Office of the Trustee) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository in accordance with the instructions of the Trustee.

         Any Project Bonds for which a notice of tender has been given by the Holder, shall be deemed to be tendered for remarketing notwithstanding any failure of delivery of such Project Bonds to the Trustee. Subject to the right of such Holders to receive the purchase price of such Project Bonds(and subject to the conditions set forth in Section 3.07 hereof), such Project Bonds shall be null and void and the Trustee shall authenticate and deliver new Project Bonds in replacement thereof pursuant to the remarketing of such Project Bonds or the pledge of such Project Bonds to the Bank in lieu of remarketing such Project Bonds as described in Section 6.16 hereof. Any Beneficial Owners who have elected to tender Beneficial Ownership Interests shall be obligated to transfer such Beneficial Ownership Interests on the records of the Depository.

(d) Upon the giving of the notice pursuant to Section 2.04(c) hereof with respect to Project Bonds or Beneficial Ownership Interests or portions of either, the Holder's tender of such Project Bonds or portions thereof or the Beneficial Owner's tender of Beneficial Ownership Interests or portions thereof shall be irrevocable. Upon receipt of the Project Bonds, the Trustee shall determine whether Instructions to Sell have been properly submitted and its determination shall be binding. If less than all of a Project Bond so delivered or deemed tendered is to be purchased, the Trustee shall, pursuant to this Indenture authenticate one or more Project Bonds in exchange therefor, registered in the name of such Holder, having the aggregate principal amount being retained by such Holder, and shall deliver such authenticated Project Bond or Project Bonds to such Holder.

(e) While tendered Project Bonds are in the custody of the Trustee pending purchase pursuant hereto, the tendering Holders thereof shall be deemed the owners thereof for all purposes, and interest accruing on tendered Project Bonds through the day preceding the applicable Bond Purchase Date is to be paid from the Bond Fund as if such Project Bonds had not been tendered for purchase.

(f) Notwithstanding anything herein to the contrary, any Project Bond or Beneficial Ownership Interest or portion thereof tendered under Sections 2.04, 2.05, 2.06 or 2.07 hereof will not be purchased if such Project Bond or portion thereof matures or is redeemed on or prior to the applicable Bond Purchase Date.

         Section 2.05 . Mandatory Tender Upon Conversion to a New Interest Rate Mode. If at any time the Issuer at the direction of the Borrower shall convert the interest rate on the Project Bonds to a different Interest Rate Mode in accordance with the provisions of Section 2.03 hereof, on the Interest Period Reset Date upon which such conversion is effective, all Project Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at a price of 100% of the principal amount thereof plus accrued interest to such Bond Purchase Date. Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain its Project Bonds or Beneficial Ownership Interests by delivering to the Trustee a written notice no later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on the eighth Business Day prior to such Interest Period Reset Date or by 11:00 a.m. according to the local time at the Operations Office of the Trustee on the fifth Business Day prior to such Interest Period Reset Date if the Interest Rate Mode is to be converted to the One Month Interest Rate, which notice shall state that (a) such Holder or Beneficial Owner realizes that the Project Bonds are being converted to bear interest at the applicable Interest Rate Mode, (b) unless the interest rate on the Project Bonds is being converted to the Weekly Interest Rate, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Project Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Project Bonds are being converted to the Fixed Interest Rate, that such Project Bonds or Beneficial Ownership Interests may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Bonds may be withdrawn or lowered, and (d) such Holder or Beneficial Owner affirmatively elects to hold its Project Bonds or Beneficial Ownership Interests and receive interest at the applicable Interest Rate Mode.

         Project Bonds or Beneficial Ownership Interests with respect to which the Trustee shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of this Section
2.05 whether or not the Holders or Beneficial Owners shall have delivered such Project Bonds or Beneficial Ownership Interests to the Trustee and without further action by the Beneficial Owners with regard to Beneficial Ownership Interests. Subject to the right of the Holders or Beneficial Owners of such Project Bonds or Beneficial Ownership Interests to receive the purchase price of such Project Bonds or Beneficial Ownership Interests(and subject to the conditions set forth in Section 3.07 hereof), such Project Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall authenticate and deliver new Project Bonds in replacement thereof or new Beneficial Ownership Interests shall be recorded on the records of the Depository pursuant to the remarketing of such Project Bonds or Beneficial Ownership Interests or the pledge of such Project Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing such Project Bonds or Beneficial Ownership Interests as described in Section 6.16 hereof.

         Section 2.07 . Mandatory Tender Upon Delivery of an Alternate Letter of Credit. If at any time the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit in accordance with the provisions of
Section 5.09 hereof, on the Replacement Date, as defined in Section 5.09 hereof (a "Bond Purchase Date"), all Project Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners, as applicable, for purchase at a price of 100% of the principal amount thereof plus accrued interest to such Bond Purchase Date. At least 45 days prior to a Bond Purchase Date, if the Project Bonds are then rated by a Rating Agency, the Trustee shall give notice of the provision of the Alternate Letter of Credit to each Rating Agency which then has a rating on the Project Bonds. At least 30 days prior to such Bond Purchase Date the Trustee shall notify the Holders of all outstanding Project Bonds by first class mail that an Alternate Letter of Credit is to be delivered by the Borrower to the Trustee. Such notice shall advise the Holders of the Bond Purchase Date, that the requirements of the Indenture and the Project Bonds relating to Alternate Letters of Credit have been met, the name of the financial institution issuing the Alternate Letter of Credit, the rating, if any, on the Project Bonds upon the provision of the Alternate Letter of Credit and that all Project Bonds and Beneficial Ownership Interests shall be subject to mandatory purchase from the Holders and Beneficial Owners thereof, subject to the right of each Holder or Beneficial Owner to affirmatively elect to waive the mandatory tender for purchase and retain its Project Bonds or Beneficial Ownership Interests.

         Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain its Project Bonds or Beneficial Ownership Interests by delivering to the Trustee a written notice no later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on the eighth Business Day prior to such Bond Purchase Date, which notice shall state that (a) such Holder or Beneficial Owner has received notice of and realizes that the Borrower is delivering an Alternate Letter of Credit to the Trustee pursuant to Section
5.09 and (b) such Holder or Beneficial Owner affirmatively elects to retain its Project Bonds or Beneficial Ownership Interests.

         Project Bonds or Beneficial Ownership Interests with respect to which the Trustee shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of this Section
2.06 whether or not the Holders shall have delivered such Project Bonds to the Trustee and without further action by the Beneficial Owners with regard to Beneficial Ownership Interests. Subject to the right of the Holders or Beneficial Owners of such Project Bonds or Beneficial Ownership Interests to receive the purchase price of such Project Bonds or Beneficial Ownership Interests(and subject to the conditions set forth in Section 3.07 hereof), such Project Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall authenticate and deliver new Project Bonds in replacement thereof, or new Beneficial Ownership Interests shall be recorded on the records of the Depository, pursuant to the remarketing of such Project Bonds or Beneficial Ownership Interests or the pledge of such Project Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing such Project Bonds or Beneficial Ownership Interests as described in Section 6.16 hereof.

         Section 2.07. Mandatory Tender Upon Expiration of the Letter of Credit. The Project Bonds and Beneficial Ownership Interests are subject to mandatory tender in whole on the Interest Payment Date which next precedes the Letter of Credit Termination Date (the "Mandatory Bond Purchase Date"), for purchase at a price of 100% of the outstanding principal amount thereof plus accrued interest to such Mandatory Bond Purchase Date unless, at least 45 days prior to any such Mandatory Bond Purchase Date, (a) the Bank shall have agreed to an extension or further extension of the Letter of Credit Termination Date to a date not earlier than one year from the Letter of Credit Termination Date being extended, or (b) pursuant to Section 5.09 hereof, the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of Credit with a termination date not earlier than one year from the Letter of Credit Termination Date of the Letter of Credit being replaced. The mandatory tender of Project Bonds or Beneficial Ownership Interests on a Mandatory Bond Purchase Date may not be waived by the Holders or Beneficial Owners thereof.

         At least 30 days, but not more than 45 days, prior to such Mandatory Bond Purchase Date pursuant to this Section 2.07, the Trustee shall notify the Holders of all outstanding Project Bonds by first class mail of the Mandatory Bond Purchase Date and advise the Holders that all Project Bonds and Beneficial Ownership Interests shall be subject to mandatory tender on such Mandatory Bond Purchase Date and that such mandatory tender may not be waived.

         Project Bonds or Beneficial Ownership Interests not tendered for purchase as required by the preceding paragraph shall be deemed to have been tendered without further action by the Holders or Beneficial Owners thereof, subject to the right of the Holders or Beneficial Owners of such Project Bonds or Beneficial Ownership Interests to receive the purchase price of such Project Bonds or Beneficial Ownership Interests.

         Not less than 90 days prior to any Letter of Credit Termination Date, the Trustee shall provide written notice to the Borrower, the Bank and the Remarketing Agent of the Letter of Credit

Termination Date. Failure of the Trustee to provide notice of the Letter of Credit Termination Date to the Borrower, the Bank and the Remarketing Agent shall not affect the Project Bonds being subject to mandatory purchase on any Mandatory Bond Purchase Date.

         Section 2.08. Delivery of Project Bonds. Upon the execution and delivery of this Indenture, and satisfaction of the conditions established by the Issuer in the Bond Legislation and in the Bond Purchase Agreement for delivery of the Project Bonds, the Issuer shall execute the Project Bonds and deliver them to the Trustee. Thereupon, the Trustee shall authenticate the Project Bonds and deliver them to (or accept them as custodian for) the Depository, as directed by the Issuer in accordance with this Section 2.08.

         Before the Trustee delivers any Project Bonds, the Trustee shall have received a request and authorization to the Trustee on behalf of the Issuer, signed by the Executive, to authenticate and deliver the Project Bonds to the Depository, upon payment to the Trustee of the amount specified therein, which amount shall be deposited as provided in Sections 5.01 and 5.03 hereof.

         Section 2.09 . Issuance and Delivery of Additional Bonds. At the request of the Borrower, but subject to the written approval of the Bank, the Issuer may issue Additional Bonds from time to time for any purpose permitted by the Act.

         Any Additional Bonds shall be on a parity with the Project Bonds (except with respect to any moneys drawn by the Trustee on the Letter of Credit) and any Additional Bonds theretofore or thereafter issued and outstanding as to the assignment to the Trustee of the Issuer's right, title and interest in the Revenues, the Agreement and the Project Note and the Borrower's right, title and interest in any Revenues comprised of undisbursed Bond proceeds on deposit in the Project Fund to provide for payment of Bond Service Charges on the Bonds; provided, that nothing herein shall prevent payment of Bond Service Charges on any series of Additional Bonds from (i) being otherwise secured and protected from sources or by property or instruments not applicable to the Project Bonds and any one or more series of Additional Bonds, or (ii) not being secured or protected from sources or by property or instruments applicable to the Project Bonds or one or more series of Additional Bonds.

         Before the Trustee shall authenticate and deliver any Additional Bonds, the Trustee shall receive the following items:

(a) Original executed counterparts of any amendments or supplements to the Agreement and the Indenture entered into in connection with the issuance of the Additional Bonds, which are necessary or advisable, in the opinion of Bond Counsel, to provide that the Additional Bonds will be issued in compliance with the provisions of this Indenture.

(b) One or more Additional Notes, as required by the Agreement, in an aggregate principal amount equal to the aggregate principal amount of the Additional Bonds.

(c) A copy of the written request from the Borrower to the Issuer for issuance of the Additional Bonds.

(d) A copy of the applicable Bond Ordinance, certified by the Clerk of the Issuer.

(e) A request and authorization to the Trustee on behalf of the Issuer, signed by the Executive, to authenticate and deliver the Additional Bonds to, or on the order of, the purchaser thereof upon payment to the Trustee of the amount specified therein (including without limitation, any accrued interest), which amount shall be deposited as provided in the applicable Bond Ordinance or Supplemental Indenture.

(f) The written opinion of counsel, who may be counsel for the Issuer, reasonably satisfactory to the Trustee, to the effect that: (i) the documents submitted to the Trustee in connection with the request then being made comply with the requirements of this Indenture; (ii) the issuance of the Additional Bonds has been duly authorized; (iii) all filings required to be made under
Section 10.01 of this Indenture have been made; and (iv) all conditions precedent to the delivery of the Additional Bonds have been fulfilled.

(g) A written opinion of Bond Counsel (who also may be the counsel to which reference is made in paragraph (f)), to the effect that: (i) when executed for and in the name and on behalf of the Issuer and when authenticated and delivered by the Trustee, those Additional Bonds will be valid and legal special obligations of the Issuer in accordance with their terms and will be secured hereunder equally and on a parity (except with respect to any moneys drawn by the Trustee under the Letter of Credit) with all other Bonds at the time outstanding hereunder as to the assignment to the Trustee of the Issuer's right, title and interest in the Revenues, the Agreement and the Bond Fund (except as to and any provision made by or pursuant to Sections 4.05, 5.06 or 5.07 hereof) and the moneys and investments therein to provide for payment of Bond Service Charges on the Bonds; and (ii) the issuance of the Additional Bonds will not result in the interest on the Bonds outstanding immediately prior to that issuance becoming includable in gross income for purposes of federal income taxation.

(h) A written opinion of counsel to the Borrower, reasonably satisfactory to the Trustee, to the effect that the amendments or supplements to each of the Agreement and any Additional Notes have been duly authorized, executed and delivered by the Borrower, and that the Agreement, as amended or supplemented, and any Additional Notes constitute legal, valid and binding obligations of the Borrower, in accordance with their respective terms, subject to exceptions reasonably satisfactory to the Trustee for bankruptcy, insolvency and similar laws and the application of equitable principles.

(i) The written approval of the Bank to the issuance and delivery of the Additional Bonds.

         When (i) the documents listed above have been received by the Trustee, and (ii) the Additional Bonds have been executed and authenticated, the Trustee shall deliver the Additional Bonds to or on the order of the purchaser thereof, but only upon payment to the Trustee of the specified amount (including without limitation, any accrued interest) set forth in the request and authorization to which reference is made in paragraph (e) above.

                              (End of Article II)

                                  ARTICLE III

                           TERMS OF BONDS GENERALLY

         Section 3.01. Form of Bonds. The Bonds, the certificate of authentication, the form of assignment and the Instructions to Sell shall be substantially in the respective forms thereof set forth in Exhibit A to this Indenture with, in the case of Additional Bonds, any omissions, insertions and variations which may be authorized or permitted by the Bond Ordinance authorizing, or the Supplemental Indenture entered into in connection with, those Additional Bonds, all consistent with this Indenture.

         All Bonds, unless a Supplemental Indenture shall have been executed and delivered pursuant to Section 8.02(g) hereof, shall be in fully registered form, and, except as provided in Section 3.05 hereof and as provided in Sections 2.02, 2.04, 2.05, 2.06, 2.07, 6.15 and 6.16 with respect to Beneficial Ownership Interests, the Holder of a Bond shall be regarded as the absolute owner thereof for all purposes of this Indenture.

         The Bonds of one series shall bear any designations which may be necessary or advisable to distinguish them from Bonds of any other series. The Bonds shall be negotiable instruments in accordance with the Act, and shall express the purpose for which they are issued and any other statements or legends which may be required by law. Each Bond of the same series shall be of a single maturity, unless the Trustee shall approve the authentication and delivery of a Bond of more than one maturity.

         Section 3.02. Variable Terms. Subject to the provisions of this Indenture, each series of Bonds shall be dated, shall mature in the years and the amounts, shall bear interest at the rate or rates per annum, shall be payable on the dates, shall be of the denominations, shall be subject to redemption on the terms and conditions and shall have any other terms which are set forth or provided for in this Indenture in the case of the Project Bonds, and in this Indenture, the applicable Bond Ordinance and the Supplemental Indenture, in the case of any issue of Additional Bonds.

         Section 3.03. Execution and Authentication of Bonds. Unless otherwise provided in the applicable Bond Ordinance, each Bond shall be signed by the Mayor and attested by the Clerk (provided that such signatures may be facsimiles), and may bear the seal of the Issuer or a facsimile thereof. In case any officer whose signature or a facsimile of whose signature appears on any Bond shall cease to be that officer before the issuance of the Bond, the officer's signature or the facsimile thereof nevertheless shall be valid and sufficient for all purposes, the same as if he or she had remained in office until that time. Any Bond may be executed on behalf of the Issuer by an officer who, on the date of execution is the proper officer, although on the date of the Bond that person was not the proper officer.

         No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Indenture unless and until a certificate of authentication, substantially in the form set forth in Exhibit A to this Indenture, has been signed by the Trustee for that series on behalf of the Trustee. The authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Indenture. The certificate of the Trustee may be executed by any person authorized by the Trustee, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds.

         Section 3.04. Source of Payment of Bonds. To the extent provided in and except as otherwise permitted by this Indenture, (i) the Bonds shall be special obligations of the Issuer and the Bond Service Charges thereon shall be payable equally and ratably solely from the Revenues, (ii) the payment of Bond Service Charges on the Bonds shall be secured by the assignment of Revenues hereunder and by this Indenture, and (iii) payments due on the Bonds also shall be secured by the Notes, provided, however, that payment of Bond Service Charges on any series of Additional Bonds may be otherwise secured and protected from sources or by property or instruments not applicable to the Project Bonds and any one or more series of Additional Bonds, or not secured and protected from sources or by property or instruments applicable to the Project Bonds or one or more series of Additional Bonds. The Bonds and the interest payable thereon do not constitute a debt or liability of the Issuer, the State or any political subdivision thereof within the meaning of the provisions of the Constitution or the statutes of the State, or a pledge of the faith and credit or the taxing power of the Issuer, the State or any political subdivision thereof, but shall be payable solely from the funds pledged therefor in accordance with this Indenture.

         Section 3.05. Payment and Ownership of Bonds. The principal of and any premium on any Bond shall be payable when due to a Holder upon presentation and surrender of such Bond at the Operations Office of the Trustee. Interest on any Bond shall be paid on each Interest Payment Date by check or draft which the Trustee shall cause to be mailed on that date to the person in whose name the Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date applicable to that Interest Payment Date on the Register at the address appearing therein. Notwithstanding the foregoing and while the Bonds are held by a Depository interest on any Bond shall be paid by wire transfer in immediately available funds to the bank account number and address filed with the Trustee by such Holder. If and to the extent, however, that the Issuer shall fail to make payment or provision for payment of interest on any Bond on any Interest Payment Date, that interest shall cease to be payable by the Issuer to the Person who was the Holder of that Bond (or of one or more Predecessor Bonds) as of the applicable Regular Record Date; when moneys become available for payment of the interest, (a) the Trustee shall, pursuant to
Section 7.06(d) hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (b) the Trustee shall cause notice of the proposed payment and of the Special Record Date to be mailed by first class mail, postage prepaid, to such Holder at its address as it appears on the Register no fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the Persons who are the Holders of such Bonds (or their respective Predecessor Bonds) at the close of business on the Special Record Date. Bond Service Charges shall be payable in lawful money of the United States of America without deduction for the services of the Trustee.

         Notwithstanding anything herein to the contrary, when any Bond is registered in the name of a Depository or its nominee, the principal and redemption price of and interest on such Bond shall be payable in next day or federal funds delivered or transmitted to the Depository or its nominee.

         Subject to the foregoing, each Bond delivered under this Indenture upon transfer thereof, or in exchange for or in replacement of any other Bond, shall carry the rights to interest accrued and unpaid, and to accrue on that Bond, or which were carried by that Bond.

         Except as provided in (i) Sections 2.02, 2.04, 2.05, 2.06, 2.07, 6.15 and 6.16 with respect to Beneficial Ownership Interests, and (ii) this Section
3.05 and the first paragraph of Section 3.07 hereof, (x) the Holder of any Bond shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture, (y) payment of or on account of the Bond Service Charges on any Bond shall be made only to or upon the order of that Holder or its duly authorized attorney in the manner permitted by this Indenture, and (z) neither the Issuer nor the Trustee shall, to the extent permitted by law, be affected by notice to the contrary. All of those payments shall be valid and effective to satisfy and discharge the liability upon that Bond, including without limitation, the interest thereon, to the extent of the amount or amounts so paid.

         Section 3.06. Transfer and Exchange of Bonds. So long as any of the Bonds remain outstanding, the Issuer will cause books for the registration and transfer of Bonds, as provided in this Indenture, to be maintained and kept at the Operations Office of the Trustee.

         Subject to the provisions of Section 2.02 hereof, unless otherwise provided in the applicable Bond Ordinance or Supplemental Indenture, Bonds may be exchanged, at the option of their Holder, for Bonds of the same series and of any authorized denomination or denominations in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds being exchanged. The exchange shall be made upon presentation and surrender of the Bonds being exchanged at the Operations Office of the Trustee, together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Trustee.

         Subject to the provisions of Section 2.02 hereof, any Bond may be transferred upon the Register, upon presentation and surrender thereof at the Operations Office of the Trustee together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Trustee. Upon transfer of any Bond and on request of the Trustee, the Issuer shall execute in the name of the transferee, and the Trustee shall authenticate and deliver, a new Bond or Bonds of the same series, of any authorized denomination or denominations in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds presented and surrendered for transfer.

         In all cases in which Bonds shall be exchanged or transferred hereunder, the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. The exchange or transfer shall be made without charge; provided that the Issuer and the Trustee may make a charge for every exchange or transfer of Bonds sufficient to reimburse them for any tax or excise required to be paid with respect to the exchange or transfer. The charge shall be paid before a new Bond is delivered.

         All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon transfer or exchange. Neither the Issuer nor the Trustee shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part; provided, however, the foregoing provisions shall not preclude an exchange or transfer of a Bond in the case of an optional or mandatory tender under Sections 2.04, 2.05, 2.06 or 2.07 hereof.

         In case any Bond is redeemed in part only, on or after the redemption date and upon presentation and surrender of the Bond, the Issuer shall cause execution of, and the Trustee shall authenticate and deliver, a new Bond or Bonds of the same series in authorized denominations in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date or dates as, the Bond redeemed in part. Notwithstanding the foregoing, however, if a Depository is the sole Bondholder, delivery of a notation of partial redemption of Bonds shall be made in such manner as is mutually agreed upon by the Trustee and the Depository.

         Section 3.07. Mutilated, Lost, Wrongfully Taken, Undelivered or Destroyed Bonds. If any Bond is mutilated, lost, wrongfully taken or destroyed, or any tendered Bond or Bond deemed to have been tendered is not delivered pursuant to the terms of this Indenture, in the absence of written notice to the Issuer and the Trustee that a lost, wrongfully taken or destroyed or undelivered Bond has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver a new Bond of like date, maturity and denomination and of the same series as the Bond mutilated, lost, wrongfully taken, destroyed or undelivered; provided, that (i) in the case of any mutilated Bond, the mutilated Bond first shall be surrendered to the Trustee, (ii) in the case of any lost, wrongfully taken or destroyed Bond, there first shall be furnished to the Issuer and the Trustee evidence of the loss, wrongful taking or destruction satisfactory to the Issuer and the Trustee, together with indemnity to the Issuer, the Trustee, the Borrower and the Bank satisfactory to each of them, and payment of any out of pocket costs of the Issuer, and (iii) in the case of any tendered Bond which is undelivered there shall be satisfactory loss indemnity furnished to the Issuer, the Trustee, the Borrower and the Bank by the nondelivering Holder.

         If any lost, wrongfully taken, undelivered or destroyed Bond shall have matured, instead of issuing a new Bond, the Authorized Borrower Representative may direct the Trustee to pay that Bond without surrender thereof upon the furnishing of satisfactory evidence and indemnity as in the case of issuance of a new Bond. The Issuer and the Trustee may charge the Holder of a mutilated, lost, wrongfully taken, undelivered or destroyed Bond their reasonable fees and expenses in connection with their actions pursuant to this Section.

         Every new Bond issued pursuant to this Section by reason of any Bond being lost, wrongfully taken, undelivered or destroyed (i) shall constitute, to the extent of the outstanding principal amount of the Bond lost, taken or destroyed, a contractual obligation of the Issuer, regardless of whether the lost, wrongfully taken or destroyed Bond shall be enforceable at any time by anyone and (ii) shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds issued and outstanding hereunder.

         Section 3.08. Cancellation of Bonds. Except as provided in Section 3.06 hereof, any Bonds surrendered pursuant to this Article for the purpose of payment or retirement or for exchange, replacement or transfer shall be canceled upon presentation and surrender thereof to the Trustee.

         The Issuer, or the Borrower on behalf of the Issuer, may deliver at any time to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or the Borrower may have acquired in any manner whatsoever. All Bonds so delivered shall be canceled promptly by the Trustee. Certification of the surrender and cancellation shall be made to the Issuer and the Bank by the Trustee at least once each calendar year. Those canceled bonds shall be destroyed by the Trustee by shredding or incineration. The Trustee shall provide certificates describing the destruction of canceled Bonds to the Issuer, the Borrower and the Bank.


                             (End of Article III)

                                   ARTICLE IV

                               REDEMPTION OF BONDS

         Section 4.1 . Terms of Redemption of Project Bonds. The Project Bonds are subject to redemption prior to stated maturity as follows:

(a) Mandatory Sinking Fund Redemption. The Project Bonds are subject to mandatory redemption pursuant to mandatory sinking fund requirements, at a redemption price of 100% of the principal amount redeemed plus interest accrued to the redemption date, on each December 1, commencing December 1, 2000, in the following principal amounts:

(b)

                  Date of Principal                   Principal Amount
                     Redemption                         to be Redeemed
                  -----------------                   ----------------
                         2000                            $ 85,000
                         2001                            $ 90,000
                         2002                            $100,000
                         2003                            $110,000
                         2004                            $120,000
                         2005                            $130,000
                         2006                            $145,000
                         2007                            $160,000
                         2008                            $175,000
                         2009                            $190,000
                         2010                            $210,000
                         2011                            $230,000
                         2012                            $255,000
                         2013                            $280,000
                         2014                            $310,000
                         2015                            $340,000
                         2016 (maturity)                 $375,000

         The aggregate of the Loan Payments specified in Section 4.1 of the Agreement, which are to be deposited in the Bond Fund on each Loan Payment Date, as defined in the Agreement, shall include amounts sufficient to redeem the principal amount of Project Bonds subject to mandatory redemption pursuant to mandatory sinking fund requirements (less the amount of any credit as provided below).

         The Issuer, or the Borrower on behalf of the Issuer, shall have the option to deliver to the Trustee for cancellation Project Bonds in any aggregate principal amount and to receive a credit against the then current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) of the Issuer. That option shall be exercised by the Issuer, or the Borrower on behalf of the Issuer, on or before the 45th day preceding the applicable mandatory sinking fund redemption date, by furnishing the Trustee a certificate, executed by the Executive or the Authorized Borrower Representative, as the case may be, setting forth the extent of the credit to be applied with respect to the then current mandatory sinking fund requirements, and the Project Bonds to be so credited. If the certificate and the Project Bonds to be credited are not timely furnished to the Trustee, the mandatory sinking fund requirement (and corresponding mandatory redemption obligation) shall not be reduced. With the prior written consent of the Bank, credit against the then current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) also shall be received by the Issuer for any Project Bonds which prior thereto have been redeemed (other than through the operation of the mandatory sinking fund requirements) or purchased for cancellation and canceled by the Trustee, to the extent not applied theretofore as a credit against any redemption obligation.

         Except as otherwise provided in the preceding paragraph, each Project Bond previously redeemed, or purchased and canceled, shall be credited by the Trustee at 100% of the principal amount thereof against the mandatory sinking fund requirements (and corresponding mandatory redemption obligations) in inverse order of the maturity of the mandatory sinking fund requirements.

(b) Mandatory Redemption Upon a Determination of Taxability. Upon the occurrence of a Determination of Taxability, the Project Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following receipt by the Trustee of notice of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Project Bonds will not constitute an Event of Default under this Indenture.

         Within five Business Days after receipt by the Trustee of written notice of a Determination of Taxability, the Trustee shall give written notice thereof to the Holders of all Project Bonds then outstanding, as shown by the Register, and shall also give written notice to the Borrower, the Issuer and the Bank.

(c) Optional Redemption. Unless previously redeemed, the Project Bonds are subject to redemption (from funds other than those deposited in accordance with the mandatory sinking fund requirements of this Section 4.01), at the option of the Issuer, upon the direction of the Borrower (subject to compliance with Section 4.03 hereof), (1) if the Project Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Payment Date if the Bonds bear interest at the Weekly Interest Rate, and on any Interest Rate Adjustment Date if the Bonds bear interest in another Adjustable Interest Rate Mode, in each case at a redemption price of 100% of the principal amount redeemed plus accrued interest thereon to the redemption date, and (2) after the Fixed Interest Rate Commencement Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption.


Redemption Date                              Optional Redemption Price
---------------                              -------------------------

First Optional Redemption
Date, through the following
last day of November                                    103%

First Anniversary of the First
Optional Redemption Date,
through the following
last day of November                                    102%

Second Anniversary of the
First Optional Redemption
Date, through the following
last day of November                                    101%

Third Anniversary of the First
Optional Redemption Date and
thereafter                                              100%

(d) Extraordinary Optional Redemption. The Project Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option (subject to compliance with Section 4.03 hereof) to direct that redemption upon occurrence of any of the events described in Section 6.2 of the Agreement, (a) at any time in whole, or (b) at any time in part upon the occurrence of the events permitting such partial redemption, as provided in
Section 6.2 of the Agreement, in each case at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.

(e)      Use of Certain Funds to Redeem Project Bonds. Except as provided in
Section 9.02 hereof, the Trustee shall pay the redemption price on all Project Bonds redeemed under this Section 4.01 in the same manner and from the same sources as provided in Section 5.03 hereof for the payment of Bond Service Charges.

         Section 4.02 . Partial Redemption. If fewer than all of the outstanding Bonds of a series that are stated to mature on different dates are called for redemption at one time, those Bonds which are called shall be called in inverse order of the maturities of the Bonds of that series to be redeemed. If fewer than all of the Bonds of a single maturity are to be redeemed, the selection of Bonds to be redeemed, or portions thereof, in amounts equal to $5,000 or any integral multiple thereof shall be made by lot by the Trustee in any manner which the Trustee may determine; provided that the Trustee shall select Project Bonds for redemption so as to assure that after such redemption no Holder shall retain Bonds in an aggregate amount less than $100,000; and provided further that, if less than all of an outstanding Bond of one maturity in a book entry system is to be called for redemption, the Trustee shall give notice to the Depository or the nominee of the Depository that is the Holder of such Bond, and the selection of the beneficial interests in that Bond to be redeemed shall be at the sole discretion of the Depository and its participants. In the case of a partial redemption of Bonds by lot each unit of face value of principal thereof equal to $5,000 (each such $5,000 unit is hereinafter referred to as a "Unit") shall be treated as though it were a separate Bond in the amount of such Unit. If it is determined that one or more, but not all of the Units represented by a Bond are to be called for redemption, then upon notice of redemption of a Unit or Units of Bonds, the Holder of that Bond shall surrender the Bond to the Trustee (a) for payment of the redemption price of the Unit or Units of Bonds called for redemption (including without limitation, the interest accrued to the date fixed for redemption and any premium), and (b) for issuance, without charge to the Holder thereof, of a new Bond or Bonds of the same series, of $100,000 or amounts in excess thereof in such integrals as are permitted hereunder, aggregating a principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date as, the Bond surrendered.

         Section 4.03. Issuer's Election to Redeem. Except in the case of redemption pursuant to any mandatory sinking fund requirements or pursuant to other mandatory redemption provisions hereof, Bonds shall be redeemed only by written notice from the Issuer to the Trustee and the Bank, given at the direction of the Borrower, or by written notice from the Borrower to the Trustee and the Bank on behalf of the Issuer. That notice shall specify the redemption date and the principal amount of each maturity of Bonds to be redeemed, and shall be given at least 45 days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. Except with the prior written consent of the Bank, in the case of any optional redemption of Project Bonds pursuant to Section 4.01(c) or (d) hereof (other than any such redemption made pursuant to the requirements of the Reimbursement Agreement), there shall be Eligible Funds on deposit with the Trustee prior to the giving of the notice required by Section 4.04 hereof in an amount which will be sufficient to redeem at the redemption price thereof and interest accrued to the redemption date, all of the Project Bonds for which notice of redemption is to be given.

         Section 4.04. Notice of Redemption. Unless waived by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Trustee on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption (except in the case of a Section 4.01(b) redemption, in which case such notice shall be given at least 5 days and not more than 15 days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Trustee.

         All official notices of redemption shall be dated and shall state:

(1)      the redemption date,

(2)      the redemption price,

(3) if less than all outstanding Bonds are to be redeemed, the identification by designation, letters, numbers or other distinguishing marks (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed,

(4) that on the redemption date the redemption price will become due and payable upon each such Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date, and

(5) the place where such Bonds are to be surrendered for payment of the redemption price, which place of payment shall be the Operations Office of the Trustee.

         In addition to the foregoing notice, further notice shall be given by the Trustee as set out below, but no defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed.

1. Each further notice of redemption given hereunder shall contain the information required above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of issue of the Bonds as originally issued; (iii) the rate of interest borne by each Bond being redeemed; (iv) the maturity date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

2.       Except in the case of a mandatory sinking fund redemption pursuant to
Section 4.01(a) hereof, each further notice of redemption shall be sent at least 30 days before the redemption date by registered or certified mail or overnight delivery service to all registered securities depositories then in the business of holding substantial amounts of obligations of types comprising the Bonds (such depositories now being Depository Trust Company of New York, New York, Midwest Securities Trust Company of Chicago, Illinois, Pacific Securities Depository Trust Company of San Francisco, California and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

3. Upon the payment of the redemption price of Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number (if any) identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

         Failure to receive notice by mailing or any defect in that notice regarding any Bond, however, shall not affect the validity of the proceedings for the redemption of any other Bond.

         Notice of any redemption hereunder with respect to Bonds held under a book entry system shall be given by the Trustee only to the Depository, or its nominee, as the Holder of such Bonds. Selection of book entry interests in the Bonds called for redemption is the responsibility of the Depository and any failure of any Direct Participant, Indirect Participant or Beneficial Owner to receive such notice and its contents or effect will not affect the validity of such notice or any proceedings for the redemption of such Bonds.

         Section 4.05. Payment of Redeemed Bonds. Notice having been mailed to the registered owner of the Bond or Bonds to be redeemed in the manner provided in Section 4.04 hereof, and, in the event of optional redemption pursuant to
Section 4.01(c) or (d) hereof, upon money being deposited as and if required by
Section 4.03 hereof, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, including interest accrued to the redemption date. The Trustee shall make a drawing under the Letter of Credit to pay the principal of and interest due on the Project Bonds being redeemed. Any moneys received by the Trustee from the Borrower which are available to be applied toward the payment of such principal and interest, shall be paid to the Bank to reimburse the Bank for any drawing made under the Letter of Credit to pay such principal and interest.

         Subject to the provisions of Section 13.05 hereof, if money for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, is held by the Trustee on the redemption date, so as to be available therefor on that date and if notice of redemption has been deposited in the mail to the registered owner of the Bond or Bonds to be redeemed as aforesaid, then from and after the redemption date those Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be outstanding hereunder. If those moneys shall not be so available on the redemption date, or that notice shall not have been deposited in the mail as aforesaid, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate or rates as they would have borne had they not been called for redemption.

         All moneys deposited in the Bond Fund and held by the Trustee for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds, except as provided in Section 3.06 hereof.

         Section 4.06. Variation of Redemption Provisions. The provisions of this Article IV, insofar as they apply to issuance of any series of Additional Bonds, may be varied by the Supplemental Indenture providing for that series.

                              (End of Article IV)

                                   ARTICLE V
                             PROVISIONS AS TO FUNDS,
                        PAYMENTS, PROJECT AND AGREEMENT

         Section 5.01. Creation of Project Fund. There is created by the Issuer and ordered maintained as a separate deposit account (except when invested as provided hereinafter) in the custody of the Trustee, a trust fund designated "City of Elkhart, Indiana - Jameson Inns, Inc. Project Fund". The proceeds of the Project Bonds shall be deposited therein; provided, however, any proceeds representing accrued interest on the Project Bonds shall be deposited in the Bond Fund. Unless otherwise set forth in the applicable Bond Ordinance or Supplemental Indenture relating to the issuance of a series of Additional Bonds, there shall be deposited in the Project Fund the proceeds of the sale of any Additional Bonds, other than any proceeds representing accrued interest which shall be deposited in the Bond Fund pursuant to Section 5.03 hereof.

         If the unexpended proceeds of a prior issue of Bonds remain in the Project Fund upon the issuance of any Additional Bonds, the Trustee shall establish a separate subaccount within the Project Fund, for accounting purposes, for the deposit of the proceeds of the issue of Additional Bonds in accordance with this Section.

         Pending disbursement pursuant to the Agreement, the moneys and Eligible Investments to the credit of the Project Fund shall constitute a part of the Revenues assigned to the Trustee as security for the payment of the Bond Service Charges.

         Section 5.02. Disbursements From and Records of Project Fund. Moneys held in the Project Fund representing proceeds of the sale of the Project Bonds shall be disbursed by the Trustee in accordance with the provisions of the Agreement to the Prior Bonds Trustee, to be used together with other moneys provided by the Borrower to pay and redeem in whole the Prior Bonds.

         The Trustee shall cause to be kept and maintained adequate records pertaining to the Project Fund and all disbursements therefrom. If requested by the Bank, the Issuer or the Borrower, the Trustee shall file copies of the records pertaining to the Project Fund and all disbursements from such fund with the Bank, the Issuer and the Borrower.

         Upon the occurrence and continuance of an Event of Default hereunder because of which the principal amount of the Bonds has been declared to be due and payable immediately pursuant to Section 7.03 hereof, any moneys remaining in the Project Fund shall be promptly transferred by the Trustee to the Bond Fund.

         Section 5.03. Creation of Bond Fund; Letter of Credit. There is created by the Issuer and ordered maintained as a separate deposit account (except when invested as hereinafter set forth) in the custody of the Trustee a trust fund to be designated "City of Elkhart, Indiana - Jameson Inns, Inc. Bond Fund". Unless otherwise set forth in the applicable Bond Legislation or Supplemental Indenture relating to the issuance of a series of Additional Bonds, there shall be deposited in the Bond Fund (and credited, if required by this Indenture or the Agreement to appropriate accounts therein), from the proceeds of the sale of the Bonds, any accrued interest paid by the purchasers of the Bonds.

         Except as otherwise provided herein, the Trustee shall deposit in the Bond Fund upon receipt all Revenues other than Bond proceeds deposited in the Project Fund, including all moneys received upon drawings made under the Letter of Credit (except as otherwise provided in Section 6.15 hereof) and any other amounts which, under the terms of this Indenture, the Notes, the Agreement, the Reimbursement Agreement, or the Letter of Credit are to be applied to the payment of Bond Service Charges. Except as provided herein, the Bond Fund (and accounts therein for which provision is made herein or in the Agreement) and the moneys and Eligible Investments therein shall be used solely and exclusively for the payment of Bond Service Charges as they fall due at stated maturity, or by redemption or pursuant to any mandatory sinking fund requirements or upon acceleration, all as provided herein and in the Agreement.

         The Trustee shall establish separate accounts within the Bond Fund for each separate series of Bonds. The Trustee shall establish separate subaccounts within each separate series account in the Bond Fund for each source of deposit (including any investment income thereon) made into the Bond Fund so that the Trustee may at all times ascertain the date of deposit, the amounts, and the source of the funds in each subaccount. Moneys received from drawings on the Letter of Credit shall be deposited in a separate subaccount and shall never be commingled with moneys from any other source.

         Moneys in the Bond Fund shall be used to pay Bond Service Charges with respect to the Project Bonds and for the redemption of Project Bonds prior to maturity and as otherwise provided in this Indenture only in the following order:


         FIRST: Amounts drawn by the Trustee under the Letter of Credit and deposited into a separate account in the Bond Fund;

         SECOND:  Any Eligible Funds on deposit in the Bond Fund;

         THIRD:   Any other amounts available in the Bond Fund.

         The Issuer hereby authorizes and directs the Trustee to draw on the Letter of Credit pursuant to its terms, in the amounts and at the times necessary to pay Bond Service Charges on the Project Bonds (excluding any premium) pursuant to this Section 5.03.

         The Trustee shall draw upon the Letter of Credit in accordance with the terms thereof under the following circumstances:

(a) On or before 11:00 a.m., local time at the Drawing Office of the Bank, on the Business Day prior to any Interest Payment Date or Mandatory Bond Purchase Date (or the maturity date or any date set for a redemption of Project Bonds which is not an Interest Payment Date), and on or before 11:30 a.m. local time at the Drawing Office of the Bank on each Bond Purchase Date, the Trustee shall determine the amount necessary to make all required payments of principal and interest on the Project Bonds or purchase price payments on the next succeeding Interest Payment Date, maturity date, other redemption date or such Bond Purchase Date or Mandatory Bond Purchase Date, and shall present to the Bank the required documents under the Letter of Credit in such amount, so as to permit the timely transfer of funds from the Bank to the Trustee for payment of interest on the Bonds on each Interest Payment Date, for payment of the principal of and interest on the Project Bonds when due, whether at maturity or upon prior redemption, or the payment of the purchase price of Project Bonds or Beneficial Ownership Interests when due on the applicable Bond Purchase Date or Mandatory Bond Purchase Date.

(b) Upon acceleration of the Project Bonds upon the occurrence of an Event of Default under Section 7.01 hereof, the Trustee, on or before 11:00 a.m., local time at the Drawing Office of the Bank, on the Business Day prior to the date on which principal and interest shall be due and payable pursuant to the declaration of the acceleration of the Project Bonds pursuant to Section 7.03 hereof, shall present to the Bank the required documents under the Letter of Credit for payment of the entire amount due pursuant to Section 7.03 hereof with respect to the Project Bonds.

         In no circumstances shall the Trustee use moneys drawn on the Letter of Credit to pay Bond Service Charges on any Additional Bonds, or to pay premium, if any, on the Project Bonds.

         The Trustee shall promptly notify the Borrower by oral or telephonic communication confirmed in writing if the Bank has not transferred funds in accordance with the Letter of Credit upon the presentment of any such drawing certificate.

         In calculating the amount to be drawn on the Letter of Credit for the payment of the purchase price of Project Bonds or Beneficial Ownership Interests on a Mandatory Bond Purchase Date or for the payment of principal of and interest on the Project Bonds, whether on an Interest Payment Date, at maturity or upon redemption or acceleration, the Trustee shall not take into account the receipt or potential receipt of funds from the Borrower under the Agreement, or the existence of any other moneys in the Remarketing Reimbursement Fund, the Project Fund or Bond Fund, but shall draw on the Letter of Credit for the full amount of such purchase price or the full amount of the principal and interest coming due on the Project Bonds. If sufficient moneys are available in the Remarketing Reimbursement Fund to pay the purchase price of the Project Bonds or Beneficial Ownership Interests tendered for purchase on a Bond Purchase Date, the Trustee shall not draw on the Letter of Credit but shall forward such amounts directly to the tendering Holder or Beneficial Owner. The Trustee shall draw on the Letter of Credit to pay the purchase price of Project Bonds or Beneficial Ownership Interests tendered for purchase on a Bond Purchase Date only to the extent that moneys in the Remarketing Reimbursement Fund are insufficient to purchase the Project Bonds or Beneficial Ownership Interests so tendered. In calculating the amount, if any, to be drawn on the Letter of Credit for the purchase of Project Bonds or Beneficial Ownership Interests on a Bond Purchase Date, the

Trustee shall take into account funds received from the purchasers of tendered Project Bonds or Beneficial Ownership Interests or from the Remarketing Agent by 11:00 a.m. local time at the Drawing Office of the Bank on such Bond Purchase Date with respect to the remarketing of such Project Bonds or Beneficial Ownership Interests or otherwise, and by 11:30 a.m. local time at the Drawing Office of the Bank on the applicable Bond Purchase Date shall draw on the Letter of Credit only such amounts as may be necessary to purchase such Project Bonds or Beneficial Ownership Interests on a Bond Purchase Date after taking into account all funds received by 11:00 a.m. local time at the Drawing Office of the Bank on such date which are attributable to the remarketing of such Project Bonds or Beneficial Ownership Interests. Upon receipt of such moneys from the Bank, the Trustee shall deposit the amount representing a draw on the Letter of Credit for the payment of principal and interest on the Project Bonds in a separate account in the Bond Fund and apply the same only to the payment of such principal and interest when due on the Project Bonds, shall deposit the amount representing a draw on the Letter of Credit for the purchase of Project Bonds or Beneficial Ownership Interests in the Remarketing Reimbursement Fund and disburse said amount only to the tendering Holders or Beneficial Owners of Project Bonds or Beneficial Ownership Interests being purchased and, so long as there does not exist an Event of Default described in Section 7.01(g) herein, and subject to the prior satisfaction of all Bond Service Charges and purchase price payments then due or on account of which funds shall have been paid to the Trustee by the Borrower or shall have been obtained by the Trustee by a drawing or drawings on the Letter of Credit, by wire transfer shall pay, on behalf of the Borrower, but only from and to the extent of Loan Payments or any other moneys available in the Project Fund, the Bond Fund or the Remarketing Reimbursement Fund any amounts due and payable to the Bank under the Reimbursement Agreement for any drawing made on the Letter of Credit.

         Except as provided in Section 5.07 and 5.08 hereof, neither the Issuer nor the Borrower shall have any interest in the Bond Fund or the moneys and Eligible Investments therein, all of which shall be held in trust by the Trustee for the sole benefit of the Holders and Beneficial Owners and, to the extent of amounts due under the Reimbursement Agreement, the Bank.

         The provisions of this Section are subject to the provisions of Section
9.02 hereof.

         Section 5.04. Creation of Remarketing Reimbursement Fund. There is created by the Issuer and ordered maintained as a separate deposit account in the custody of the Trustee a trust fund to be designated "City of Elkhart, Indiana - Jameson Inns, Inc. Remarketing Reimbursement Fund." The Remarketing Reimbursement Fund shall not be considered a part of the Revenues but shall be used solely in connection with the remarketing of Project Bonds and Beneficial Ownership Interests as set forth in Section 6.15 hereof. Certain provisions regarding the Remarketing Reimbursement fund are set forth in Section 5.03.

         Section 5.05. Investment of Bond Fund, Project Fund, Rebate Fund and Remarketing Reimbursement Fund. Except as hereinafter provided, moneys in the Bond Fund, the Project Fund and the Rebate Fund shall be invested and reinvested by the Trustee in Eligible Investments at the oral or written direction of the Authorized Borrower Representative, but if oral, confirmed promptly in writing. Investment of moneys in the Bond Fund shall mature or be redeemable without penalty at the option of the Trustee at the times and in the amounts necessary to provide moneys to pay Bond Service Charges as they become due at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements. Each investment of moneys in the Project Fund, the Bond Fund and the Rebate Fund shall mature or be redeemable without penalty at such time as may be necessary to make payments when necessary from such fund.

         Subject to any directions from the Authorized Borrower Representative with respect thereto, and any restrictions contained in Section 5.11 hereof relating to the Rebate Fund, from time to time, the Trustee may sell Project Fund, Rebate Fund and Bond Fund investments and reinvest the proceeds therefrom in Eligible Investments maturing or redeemable as aforesaid. Any of those investments may be purchased from or sold to the Trustee, a Remarketing Agent or any bank, trust company or savings and loan association affiliated with any of the foregoing. The Trustee shall sell or redeem investments credited to the Bond Fund at the best price reasonably obtainable to and at the times required for the purposes of paying Bond Service Charges when due as aforesaid, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order. An investment made from moneys credited to the Bond Fund, the Project Fund or the Rebate Fund shall constitute part of that respective fund, and each respective fund shall be credited with all proceeds of sale and income from investment of moneys credited thereto.

         Moneys drawn on the Letter of Credit and deposited in the Bond Fund shall be deposited in a separate account in the Bond Fund, shall be held in cash and not be invested and shall be held in such account pending application pursuant to the terms of Section 5.03 or Section 6.15 hereof. Notwithstanding any inconsistent or contrary provision hereof, such funds shall be applied only to the satisfaction of the specific Bond Service Charges for which they were drawn and any funds not so applied shall be paid to the Bank, subject to the provisions of Section 5.08 hereof.

         Moneys deposited in the Remarketing Reimbursement Fund shall be held in cash and not invested. Moneys drawn on the Letter of Credit and deposited in the Remarketing Reimbursement Fund shall be deposited in a separate account therein and shall be held in such account pending application pursuant to the terms of
Section 5.03 and 6.15 hereof.

         Section 5.06. Moneys to be Held in Trust. Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee under any provision of this Indenture, the Agreement or the Letter of Credit, and to be used to pay Bond Service Charges, or the Notes, and any investments thereof, shall be held by the Trustee in trust. Except (i) for moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which shall have been duly given, (ii) for moneys held by the Trustee pursuant to Section 5.07 hereof,
(iii) for moneys in the Remarketing Reimbursement Fund, and (iv) for moneys held in the Rebate Fund, all moneys described in the preceding sentence held by the Trustee shall be subject to the lien hereof while so held.

         Section 5.07. Nonpresentment of Bonds. In the event that any Bond shall not be presented for payment when the principal thereof becomes due in whole or in part, either at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements, or a check or draft for interest is uncashed, if moneys sufficient to pay the principal and premium, if any, then due on that Bond or to pay such check or draft shall have been made available to the Trustee for the benefit of its Holder, all liability of the Issuer to that Holder for such payment of the principal and premium, if any, then due on the Bond or interest on such Bond represented by such check or draft thereupon shall cease and be discharged completely. Thereupon, it shall be the duty of the Trustee to hold those moneys, without liability for interest thereon, in a separate account in the Bond Fund for the exclusive benefit of the Holder, who shall be restricted thereafter exclusively to those moneys for any claim of whatever nature on its part under this Indenture or on, or with respect to, the principal and premium, if any, then due on that Bond or interest on such Bond represented by such check or draft.

         Any of those moneys which shall be so held by the Trustee, and which remain unclaimed by the Holder of a Bond not presented for payment or check or draft not cashed for a period of four years after the due date thereof, shall be paid to the Bank free of any trust or lien unless the Bank shall have confirmed to the Trustee in writing that no moneys are then due under the Reimbursement Agreement in which case such moneys shall be paid to the Borrower. Thereafter, the Holder of that Bond shall look only to the Borrower for payment and then only to the amounts so received by the Borrower or paid to or on behalf of the Borrower (including to the Bank pursuant to this paragraph), without any interest thereon, and the Trustee shall not have any responsibility with respect to those moneys.

         Section 5.08. Repayment to the Bank or the Borrower from the Bond Fund. Except as provided in Section 5.07 hereof, any amounts remaining in the Bond Fund (i) after all of the outstanding Bonds shall be deemed paid and discharged under the provision of this Indenture, and (ii) after payment of all fees, charges and expenses of the Trustee and of all other amounts required to be paid under this Indenture, the Agreement and the Notes, shall be paid to the Bank unless the Bank shall have confirmed to the Trustee in writing that no moneys are then due under the Reimbursement Agreement in which case such moneys shall be paid to the Borrower, to the extent that those amounts are in excess of those necessary to effect the payment and discharge of the outstanding Bonds.

         Section 5.09. Alternate Letter of Credit. The Letter of Credit expires December 31, 2002, or earlier as provided therein.

         The Borrower may, at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit to take effect on a date selected by the Borrower (the "Replacement Date"). If the Project Bonds are bearing interest at the Weekly Interest Rate or the Fixed Interest Rate, the Replacement Date may be any Interest Payment Date selected by the Borrower, provided, however, that such date allows the Trustee reasonable time to comply with the notice provisions of Section 2.06 hereof. If the Project Bonds are bearing interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, the Replacement Date shall be (i) an Interest Rate Adjustment Date selected by the Borrower or (ii) the Fixed Interest Rate Commencement Date if the Bonds are to bear interest at the Fixed Interest Rate (provided, however, that such date allows the Trustee reasonable time to comply with the notice provisions of
Section 2.06 hereof). The expiration date of the Alternate Letter of Credit shall be not earlier than the later of the expiration date of the Letter of Credit being replaced and the date which is fifteen (15) days after the end of the Interest Rate Period applicable or to be applicable to the Project Bonds, or if the Project Bonds bear or are to bear interest at the Fixed Interest Rate, the expiration date of the Alternate Letter of Credit shall be not earlier than fifteen (15) days after the First Optional Redemption Date. Prior to the replacement of a Letter of Credit with an Alternate Letter of Credit, the Trustee shall give notice to the Holders and, if the Project Bonds are then rated by a Rating Service, to each Rating Service which then has a rating on the Project Bonds of such event and shall have received the following not less than forty-five (45) days prior to the Replacement Date:

         (A) an opinion of counsel for the issuer of the Alternate Letter of Credit that it constitutes a legal, valid and binding obligation of the issuer in accordance with its terms;

         (B) an opinion of counsel acceptable to the Trustee to the effect that payments under the Alternate Letter of Credit will not constitute voidable preferences in the event of a bankruptcy of the Borrower;

         (C) an opinion of Bond Counsel that such replacement will not cause interest on the Project Bonds to become includable in gross income for federal income tax purposes; and

         (D)      the Alternate Letter of Credit.

         Section 5.10. Compliance with Section 148 of the Code. The Trustee shall cause to be kept and maintained adequate records pertaining to investment of all proceeds of the Bonds sufficient to permit the Borrower, on behalf of the Issuer, to determine the amount of rebate, if any, required to be paid to the United States of America pursuant to Section 148 of the Code.

         Section 5.11. Rebate Fund.

(a) The Trustee shall establish and maintain so long as any Bonds are Outstanding and are subject to a requirement of the Code that arbitrage profits be rebated to the United States of America, a rebate fund designated "City of Elkhart, Indiana - Jameson Inns, Inc. Rebate Fund". The Trustee shall make information regarding the Bonds and investments hereunder available to the Borrower. The Trustee shall make deposits and disbursements from the Rebate Fund in accordance with the written instructions received from the Borrower, shall invest the amounts held in the Rebate Fund pursuant to written instructions from the Borrower and shall deposit income from such investments immediately upon receipt thereof in the Rebate Fund. Anything in this Indenture to the contrary notwithstanding, the immediately preceding sentence of this Indenture and Subsections (b) and (c) hereof may be superseded or amended by new instructions delivered by the Borrower and accompanied by an opinion of Bond Counsel addressed to the Trustee to the effect that the use of the new instructions will not cause interest on the Bonds to be included in gross income for federal income tax purposes.

(b) If a deposit to the Rebate Fund is required as a result of the computations made or caused to be made by the Borrower, the Trustee shall upon receipt of written direction from the Borrower accept such payment for the benefit of the Borrower. If amounts in excess of that required to be rebated to the United States of America accumulate in the Rebate Fund, the Trustee shall upon written direction from the Borrower transfer such amount to the Borrower. Records of the determinations required by this Section and the instructions must be retained by the Trustee until six (6) years after the Bonds are no longer outstanding.

(c) Not later than thirty (30) days after December 1, ____ (or such other date as the Borrower may choose, provided the Borrower receives an opinion of Bond Counsel that such change will not cause interest on the Project Bonds to be included in gross income for federal income tax purposes) and every five (5) years thereafter until final retirement of the Project Bonds, upon written direction from the Borrower, the Trustee shall pay to the United States of America ninety percent (90%) of the amount required to be on deposit in the Rebate Fund as of such payment date. Not later than thirty (30) days after the final retirement of the Bonds, upon written direction from the Borrower the Trustee shall pay to the United States of America one hundred percent (100%) of the balance of the amount required to be on deposit in the Rebate Fund or such lesser amount as the Borrower shall direct.


                              (End of Article V)

                                   ARTICLE VI

                       THE TRUSTEE AND REMARKETING AGENT

         Section 6.01. Trustee's Acceptance and Responsibilities. The Trustee accepts the trusts imposed upon it by this Indenture, and agrees to observe and perform those trusts, but only upon and subject to the terms and conditions set forth in this Article, to all of which the parties hereto and the Holders agree:

(a)      Prior to the occurrence of an Event of Default (as defined in section
7.01 hereof) of which the Trustee has been notified, as provided in paragraph
(f) of Section 6.02 hereof, or of which by that paragraph the Trustee is deemed to have notice, and after the cure or waiver of all Events of Default which may have occurred,

         (i) the Trustee undertakes to perform only those duties and obligations which are set forth specifically in this Indenture, and no duties or obligations shall be implied to the Trustee;

         (ii) in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are required specifically to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing hereunder (of which the Trustee has been notified, or is deemed to have notice), the Trustee shall exercise those rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise, as a prudent man acting as a fiduciary would exercise or use under the circumstances.


(c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this subsection shall not be construed to affect the limitation of the Trustee's duties and obligations provided in subparagraph (a)(i) of this Section or the Trustee's right to rely on the truth of statements and the correctness of opinions as provided in subparagraph (a)(ii) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be established that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Bank or the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, as provided in Sections 7.04 and 7.05 hereof; and

         (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

         Section 6.02. Certain Rights and Obligations of the Trustee. Except as otherwise provided in Section 6.01 hereof:

(a) The Trustee (i) may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees (but shall be answerable therefor only in accordance with the standard specified above), (ii) shall be entitled to the advice of counsel concerning all matters of trusts hereof and duties hereunder, and (iii) may pay reasonable compensation in all cases to all of those attorneys, agents, receivers and employees reasonably employed by it in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Borrower) approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon that opinion or advice.

(b) Except for its certificate of authentication on the Bonds, the Trustee shall not be responsible for:


         (i)      any recital in this Indenture or in the Bonds,

         (ii) the validity, priority, recording, rerecording, filing or re-filing of this Indenture or any Supplemental Indenture,

         (iii) any instrument or document of further assurance or collateral assignment,

         (iv)     any financing statements or amendments thereto,

         (v)      insurance of the Project or collection of insurance moneys,

         (vi) the validity of the execution by the Issuer of this Indenture, any Supplemental Indenture or instruments or documents of further assurance,

         (vii) the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby,

         (viii)   the value of or title to the Project, or

         (ix)     the maintenance of the security hereof,

except that, in the event that the Trustee enters into possession of any property pursuant to any provision of any instrument or document, the Trustee shall use due diligence in preserving that property. The Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, agreements, or obligations on the part of the Issuer or the Borrower under the Agreement except as set forth herein; but the Trustee may require of the Issuer or the Borrower full information and advice as to the observance or performance of those covenants, agreements or obligations. Except as otherwise provided in Section 7.04 hereof, the Trustee shall have no obligation to observe or perform any of the duties of the Issuer under the Agreement.

(c) The Trustee shall not be accountable for the application by the Borrower or any other Person of the proceeds of any Bonds authenticated or delivered hereunder.

(d) The Trustee shall be protected, in the absence of bad faith on its part, in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any Person who is the Holder of any Bonds at the time of making the request or giving the authority or consent, shall be conclusive and binding upon all future Holders of the same Bond and of Bonds issued in exchange therefor or in place thereof.

(e) As to the existence or nonexistence of any fact for which the Issuer, the Borrower or the Bank may be responsible or as to the sufficiency or validity of any instrument, document, report, paper or proceeding, the Trustee, in the absence of bad faith on its part, shall be entitled to rely upon a certificate signed on behalf of the Issuer, the Bank or the Borrower by an authorized officer or representative thereof as sufficient evidence of the facts recited therein. Prior to the occurrence of a default or Event of Default hereunder of which the Trustee has been notified, as provided in paragraph (f) of this Section, or of which by that paragraph the Trustee is deemed to have notice, the Trustee may accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient; provided, that the Trustee in its discretion may require and obtain any further evidence which it deems to be necessary or advisable; and, provided further, that the Trustee shall not be bound to secure any further evidence. The Trustee may accept a certificate of the officer, or an assistant thereto, having charge of the appropriate records, to the effect that legislation has been enacted or adopted by the Issuer in the form recited in that certificate, as conclusive evidence that the legislation has been duly enacted or adopted and is in full force and effect.

(f) The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any default or Event of Default hereunder, except Events of Default described in paragraphs (a), (b), (c) and (g) of
Section 7.01 hereof, unless the Trustee shall be notified specifically of the default or Event of Default in a written instrument or document delivered to it by the Issuer, the Borrower, the Bank, or by the Holders of at least ten percent (10%) of the aggregate principal amount of the Bonds then outstanding. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no default or Event of Default, except as noted above.

(g) At any reasonable time, the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives (i) may inspect and copy fully all books, papers and records of the Issuer pertaining to the Project, the Letter of Credit and the Bonds, and (ii) may take any memoranda from and in regard thereto as the Trustee may desire.

(h) The Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the premises.

(i) Notwithstanding anything contained elsewhere in this Indenture, the Trustee may demand any showings, certificates, reports, opinions, appraisals and other information, and any corporate or partnership action and evidence thereof, in addition to that required by the terms hereof, as a condition to the authentication of any Bonds or the taking of any action whatsoever within the purview of this Indenture, if the Trustee deems it to be desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds or the right of any Person to the taking of any other action by the Trustee; provided, that the Trustee shall not be required to make that demand.

(j) Before taking action hereunder pursuant to Section 6.04 or Article VII hereof (with the exception of any action required to be taken under Sections
7.02 or 7.03 hereof and except with respect to drawings made under the Letter of Credit), the Trustee may, if reasonably necessary, require that a satisfactory indemnity bond be furnished to it for the reimbursement of all expenses which it may incur and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct. The Trustee may take action without that indemnity, and in that case, the Borrower shall reimburse the Trustee for all of the Trustee's expenses pursuant to Section 6.03 hereof.

(k) Unless otherwise provided herein, all moneys received by the Trustee under this Indenture shall be held in trust for the purpose for which those moneys were received, until those moneys are used, applied or invested as provided herein; provided, that those moneys need not be segregated from other moneys, except to the extent required by this Indenture or by law. The

Trustee shall not have any liability for interest on any moneys received hereunder, except to the extent expressly provided herein.

(l) Any legislation enacted or adopted by the Issuer, and any opinions, certificates and other instruments and documents for which provision is made in this Indenture, may be accepted by the Trustee, in the absence of bad faith on its part, as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.

(m) The Trustee shall be entitled conclusively to rely upon the determination of the interest rates made and delivered to the Trustee by the Remarketing Agent.

         Section 6.03. Fees, Charges and Expenses of Trustee. The Trustee shall be entitled to payment or reimbursement by the Borrower, as provided in the Agreement, for reasonable fees and expenses for its Ordinary Services rendered hereunder and for all advances, counsel fees and other Ordinary Expenses reasonably and necessarily paid or incurred by it in connection with the provision of Ordinary Services. For purposes hereof, fees for Ordinary Services provided for by its standard fee schedule shall be considered reasonable. In the event that it should become necessary for the Trustee to perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor and to reimbursement for reasonable and necessary Extraordinary Expenses incurred in connection therewith.

         Without creating a default or an Event of Default hereunder, however, the Borrower may contest in good faith the necessity for any Extraordinary Service and Extraordinary Expense and the reasonableness of any fee, charge or expense.

         The Trustee shall not be entitled to compensation or reimbursement for Extraordinary Services or Extraordinary Expenses occasioned by its neglect or willful misconduct. The payment to which the Trustee is entitled hereunder shall be made only from (i) the Additional Payments made by the Borrower pursuant to the Agreement, or (ii) from other moneys available therefor. Any amounts payable to the Trustee pursuant to this Section 6.03 shall be payable upon demand and shall bear interest from the date of demand therefor at the Interest Rate for Advances.

         Section 6.04. Intervention by Trustee. The Trustee may intervene on behalf of the Holders, and shall intervene if requested to do so in writing by the Holders of at least twenty-five percent (25%) of the aggregate principal amount of Bonds then outstanding, in any judicial proceeding to which the Issuer, the Bank or the Borrower is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Holders of the Bonds. The rights and obligations of the Trustee under this Section are subject to the approval of that intervention by a court of competent jurisdiction. The Trustee may require that a satisfactory indemnity bond be provided to it in accordance with Sections 6.01 and 6.02 hereof before it takes action under this Section.

         Section 6.05. Successor Trustee. Anything herein to the contrary notwithstanding,

(a) any corporation or association (i) into which the Trustee may be converted or merged, (ii) with which the Trustee or any successor to it may be consolidated or (iii) to which it may sell or transfer its assets and trust business as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become successor Trustee hereunder and shall be vested with all of the title to the whole property or trust estate hereunder; and

(b) that corporation or association shall be vested further, as was its predecessor, with each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee, without the execution or filing of any instrument or document or any further act on the part of any of the parties hereto.

         Any successor Trustee, however, shall be a trust company or a commercial bank having the powers of a trust company, authorized to exercise trust powers in the State, and shall have a reported capital and surplus of not less than $10,000,000.

         Section 6.06. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including without limitation, the laws of the State) denying or restricting the right of banks or trust companies to transact business as trustees in that jurisdiction. It is recognized that, (a) if there is litigation under this Indenture or other instruments or documents relating to the Bonds and the Project, and in particular, in case of the enforcement hereof or thereof upon a default or an Event of Default, or (b) if the Trustee should deem that, by reason of any present or future law of any jurisdiction, it may not (i) exercise any of the powers, rights or remedies granted herein to the Trustee, (ii) hold title to the properties, in trust, as granted herein, or (iii) take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or additional institution as a co-Trustee. The following provisions of this Section are adopted to these ends.

         In the event that the Trustee appoints an individual or additional institution as a co-Trustee, each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee shall be exercisable by, vest in and be conveyed to that co-Trustee, but only to the extent necessary for it to be so vested and conveyed and to enable that co-Trustee to exercise it. Every covenant, agreement and obligation necessary to the exercise thereof by that co-Trustee shall run to and be enforceable by it.

         Should any instrument or document in writing from the Issuer reasonably be required by the co-Trustee so appointed by the Trustee for vesting and conveying more fully and certainly in and to that co-Trustee those trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens, that instrument or document shall be executed, acknowledged and delivered, but not prepared, by the Issuer. In case any co-Trustee or a successor to it shall die, become incapable of acting, resign or be removed, all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the co-Trustee shall be exercised by, vest in and be conveyed to the Trustee, to the extent permitted by law, until the appointment of a successor to the co-Trustee.

         Section 6.07. Resignation by the Trustee. The Trustee may resign at any time from the trusts created hereby by giving written notice of the resignation to the Issuer, the Borrower, the Bank and the Remarketing Agent and by mailing written notice of the resignation to the Holders as their names and addresses appear on the Register at the close of business fifteen (15) days prior to the mailing. The resignation shall take effect upon the appointment of a successor Trustee.

         Section 6.08. Removal of the Trustee. The Trustee may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Trustee, with copies thereof mailed to the Issuer, the Bank, the Remarketing Agent and the Borrower, and signed by or on behalf of the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding.

         The Trustee also may be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture with respect to the duties and obligations of the Trustee by any court of competent jurisdiction upon the application of the Issuer, the Bank or the Holders of not less than twenty percent (20%) in aggregate principal amount of the Bonds then outstanding under this Indenture.

         Any removal of the Trustee shall take effect upon the appointment of a successor Trustee.

         Section 6.09. Appointment of Successor Trustee. If (i) the Trustee shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) the Trustee shall be taken under the control of any public officer or officers, or (iii) a receiver shall be appointed for the Trustee by a court, then a successor Trustee shall be appointed by the Issuer, with the written consent of the Borrower; provided, that if a successor Trustee is not so appointed within ten (10) days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided in Section 6.07 and 6.08 hereof, respectively, or (b) the Trustee is dissolved, taken under control, becomes otherwise incapable of acting or a receiver is appointed, in each case, as provided above, then, so long as the Issuer shall not have appointed a successor Trustee, the Holders of at least a majority in aggregate principal amount of Bonds then outstanding may designate a successor Trustee by an instrument or document or concurrent instrument or documents in writing signed by or on behalf of those Holders. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the Holder of any Bond outstanding hereunder, the Bank or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

         Every successor Trustee appointed pursuant to this Section shall be a trust company or a bank having the powers of a trust company and shall have a reported capital and surplus of not less than $25,000,000 and shall be willing to accept the trusteeship under the terms and conditions of this Indenture. In addition, unless an Event of Default hereunder or under the Agreement shall have occurred and remain uncured, the appointment of any successor Trustee shall be subject to the written consent of the Borrower, such consent not to be withheld unreasonably.

         Every successor Trustee appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor, the Issuer, the Bank, the Remarketing Agent and the Borrower, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of its predecessor. Upon the written request of its successor, the Issuer, the Bank or the Borrower, the predecessor Trustee (i) shall execute and deliver an instrument or document transferring to its successor all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the predecessor Trustee hereunder, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property (including without limitation, all securities and moneys and after first deducting any fees and expenses owed to the Trustee) held by it as Trustee. Should any instrument or document in writing from the Issuer be requested by any successor Trustee for vesting and conveying more fully and certainly in and to that successor the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens vested or conveyed or intended to be vested or conveyed hereby in or to the predecessor Trustee, the Issuer shall execute, acknowledge and deliver that instrument or document.

         In the event of a change in the Trustee, the predecessor Trustee shall cease to be custodian of any moneys which it may hold pursuant to this Indenture and shall transfer such moneys to the successor Trustee, which shall become custodian therefor.

         Section 6.10. Adoption of Authentication. In case any of the Bonds shall have been authenticated, but shall not have been delivered, any successor Trustee may adopt the certificate of authentication of any predecessor Trustee and may deliver those Bonds so authenticated as provided herein. In case any Bonds shall not have been authenticated, any successor Trustee may authenticate those Bonds either in the name of any predecessor or in its own name. In all cases, the certificate of authentication shall have the same force and effect as provided in the Bonds or in this Indenture with respect to the certificate of authentication of the predecessor Trustee.

         Section 6.11. Dealing in Bonds. The Trustee, the Bank, their affiliates, and any directors, officers, partners, employees or agents thereof, in good faith, may become the owners of Bonds secured hereby with the same rights which it or they would have hereunder if the Trustee or the Bank did not serve in those capacities.

         Section 6.12. Representations, Agreements and Covenants of Trustee. The Trustee hereby represents that it is a national banking association duly organized and validly existing under the laws of the United States and duly authorized to exercise corporate trust powers in the State, and that it has an unimpaired reported capital and surplus of not less than $10,000,000. The Trustee covenants that it will take such action, if any, as is necessary to remain duly authorized to exercise corporate trust powers and that it will maintain an unimpaired reported capital and surplus of not less than $10,000,000. The Trustee accepts and agrees to observe and perform the duties and obligations of the Trustee to which reference is made in any instrument or document providing security for any of the Bonds. On or before April 30 of each year, the Trustee shall provide a written notice to the Issuer specifying the principal amount of Bonds outstanding as of the preceding December 31.

         Section 6.13. Concerning the Remarketing Agent. Banc One Capital Markets, Inc. is hereby appointed the Remarketing Agent. Any subsequent Remarketing Agent shall be appointed by the Bank with the consent of the Borrower and shall meet the qualifications set forth in this Section and Section
6.14 hereof. The Remarketing Agent shall designate to the Trustee its principal remarketing office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Bank, the Borrower and the Trustee. In addition, the Remarketing Agent will agree particularly to:

(a) compute the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, as applicable, and give notices of such computations to the Trustee on each applicable Interest Rate Determination Date, all in accordance with this Indenture; and

(b) keep such records relating to its computations of interest rates for the Project Bonds as shall be consistent with prudent industry practice and to make such records available for inspection by the Issuer, the Trustee, the Bank and the Borrower at all reasonable times.

         The Remarketing Agent shall be entitled to advice of legal counsel on any matter relating to the Remarketing Agent's obligations hereunder and shall be entitled to act upon the opinion of such counsel in the exercise of reasonable care in fulfilling such obligations.

         The Remarketing Agent shall be entitled to appoint additional co-Remarketing Agents to assist in the performance of the Remarketing Agent's obligations under this Indenture, and any such appointment shall be effective without any action by the Issuer, the Borrower or the Bank being necessary; provided that any such co-Remarketing Agent, shall have a capitalization of at least $5,000,000, or shall have a line of credit with a commercial bank in the amount of at least $5,000,000, shall be in conformity with all standards and requirements of the Municipal Securities Rulemaking Board and the Securities and Exchange Commission, and shall be authorized by law to perform all the duties imposed upon it by this Indenture.

         Section 6.14. Qualifications of Remarketing Agent. The Remarketing Agent shall have a capitalization of at least $5,000,000, or have a line of credit with a commercial bank in the amount of at least $5,000,000 and shall be authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days' notice of such resignation to the Issuer, the Borrower, the Bank and the Trustee. The Remarketing Agent may be removed at any time by the Borrower, with the written consent of the Bank. To effect such removal, the Borrower shall give at least thirty (30) days' notice of such removal to the Remarketing Agent, the Issuer, the Bank and the Trustee.

         Upon any resignation of the Remarketing Agent, the departing Remarketing Agent shall pay over, assign and deliver any moneys and Project Bonds and Beneficial Ownership Interests held by it in such capacity to its successor or, if there be no successor, to the Trustee.

         In the event that the Remarketing Agent shall resign, or be removed or dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Bank shall not have appointed a successor Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall ipso facto be deemed to be the Remarketing Agent until the appointment by the Borrower of a successor Remarketing Agent; provided, however, that the Trustee shall not remarket Project Bonds or Beneficial Ownership Interests or fix the interest rate for the Project Bonds, but shall be required only to implement the purchase of Project Bonds and Beneficial Ownership Interests pursuant to a draw on the Letter of Credit as provided for in Section 5.03 hereof.

         The Trustee, within thirty (30) days of the resignation or removal of the Remarketing Agent or the appointment of a successor Remarketing Agent, shall give notice thereof by registered or certified mail to the applicable Rating Service (if the Project Bonds have been rated) and to the registered Holders of the Project Bonds.

         Section 6.15. Remarketing of Project Bonds. No later than 3:00 p.m. local time at the Operations Office of the Trustee on (a) the eighth Business Day prior to each Bond Purchase Date while the Project Bonds bear interest at the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, or (b) the sixth calendar day prior to each Bond Purchase Date or the next succeeding Business Day if such sixth day is not a Business Day while the Project Bonds bear interest at the Weekly Interest Rate, or (c) the fifth Business Day prior to each Bond Purchase Date while the Project Bonds bear interest at the One Month Interest Rate, the Trustee shall give notice to the Remarketing Agent by telephone or telecopy, confirmed on the same day in writing, which states (i) the name and address of each Holder or Beneficial Owner which has given notice of exercise of an option with respect to such Bond Purchase Date as provided in paragraph (c) of Section
2.04 hereof, and the principal amount of Project Bonds or Beneficial Ownership Interests to be tendered by such Holder or Beneficial Owner or deemed tendered by such Holder, and (ii) the aggregate principal amount of

Project Bonds or Beneficial Ownership Interests which are deemed to be tendered pursuant to Sections 2.05 or 2.06 hereof. Additionally, no later than 1:00 p.m. local time at the Operations Office of the Trustee on the eighth Business Day or the fifth Business Day, whichever is applicable, prior to each Bond Purchase Date upon which there is a mandatory tender of Project Bonds or Beneficial Ownership Interests pursuant to Sections 2.05 or 2.06 hereof, the Trustee shall give notice to the Remarketing Agent by telephone, telecopy or in writing, which states the aggregate principal amount of Project Bonds with respect to which the Trustee has not received an election to retain pursuant to Sections 2.05 or 2.06 hereof.

         Based upon such notices from the Trustee, the Remarketing Agent shall use its best efforts to sell all Project Bonds or Beneficial Ownership Interests, as applicable, tendered pursuant to Sections 2.04, 2.05 and 2.06 hereof for settlement on the applicable Bond Purchase Date. Except as hereinafter provided, any such sale shall be at such rate of discount or premium as, in the judgment of the Remarketing Agent, having due regard to prevailing financial market conditions, shall be necessary.

         The Remarketing Agent shall have the right to remarket any Project Bonds or Beneficial Ownership Interests (or portion thereof) tendered pursuant to Sections 2.04, 2.05 or 2.06 hereof; provided, however, that no such Bond or Beneficial Ownership Interest shall be remarketed at a price less than 100% of the principal amount thereof plus accrued interest (if any) without the prior written consent of the Borrower and the Bank. The Remarketing Agent shall have the right to purchase any Project Bond and Beneficial Ownership Interest tendered or deemed tendered pursuant to Sections 2.04, 2.05 or 2.06 hereof at 100% of the principal amount thereof, and to thereafter sell such Project Bond or Beneficial Ownership Interest. Any such purchase shall constitute a remarketing hereunder.

         The Remarketing Agent shall not remarket any Project Bond or Beneficial Ownership Interest to the Issuer, the Borrower, any guarantor of the Bonds (excluding the Bank) or any person which is an "insider" of the Issuer, the Borrower or any such guarantor within the meaning of the United States Bankruptcy Code.

         No later than 11:00 a.m. according to the local time at the Drawing Office of the Bank on each Bond Purchase Date, the Remarketing Agent shall pay to the Trustee, in immediately available funds, the proceeds theretofore received by the Remarketing Agent from the remarketing of Project Bonds and Beneficial Ownership Interests tendered for purchase on such Bond Purchase Date; provided, that the Remarketing Agent may use its best efforts to cause the purchasers of the remarketed Project Bonds and the Beneficial Ownership Interests to pay the purchase price plus accrued interest (if any) to the Trustee in immediately available funds. The proceeds from the remarketing of the Project Bonds and Beneficial Ownership Interests shall be segregated from any funds of the Borrower or the Issuer and shall in no case be considered to be or be assets of the Borrower or the Issuer.

         There shall be deposited in the Remarketing Reimbursement Fund, on each Bond Purchase Date, the remarketing proceeds received by the Trustee pursuant to this Section plus, if necessary, any moneys from a draw on the Letter of Credit to be used to pay the purchase price of tendered Project Bonds and Beneficial Ownership Interests required to be purchased on such Bond Purchase Date. There shall also be deposited in the Remarketing Reimbursement Fund, on each Mandatory Bond Purchase Date, the moneys drawn on the Letter of Credit to be used to pay the purchase price of Project Bonds and Beneficial Ownership Interests required to be purchased on such Mandatory Bond Purchase Date. The Trustee shall use the amounts deposited in the Remarketing Reimbursement Fund to pay the purchase price of tendered Project Bonds and Beneficial Ownership Interests. If the Trustee fails to receive moneys pursuant to a draw properly made on the Letter of Credit to pay the purchase price of tendered Project Bonds or Beneficial Ownership Interests, (a) any amount paid by the Bank on such draw shall be deposited in the Bond Fund and (b) pursuant to Section 7.03 hereof, the Trustee shall declare the Bonds to be due and payable.

         Section 6.16. Delivery of Purchased Project Bonds and Remarketing of Pledged Bonds. On or before the Business Day next preceding each Bond Purchase Date, the Remarketing Agent, by telephonic advice, shall notify the Trustee and the Bank of (i) the principal amount of Project Bonds or Beneficial Ownership Interests to be sold by the Remarketing Agent pursuant to Section 6.15 hereof and the purchase price, names, addresses and social security numbers or other tax identification numbers of the proposed purchasers thereof and (ii) the principal amount of Project Bonds or Beneficial Ownership Interests tendered for purchase on such Bond Purchase Date which will not be sold by the Remarketing Agent pursuant to Section 6.15 hereof. Such telephonic advice shall be confirmed by written notice delivered or mailed on the same date as the telephonic advice.

         Project Bonds and Beneficial Ownership Interests purchased by the Trustee on a Bond Purchase Date shall be delivered as follows:

(a) Project Bonds sold by the Remarketing Agent pursuant to Section 6.15 hereof shall be delivered to the purchasers thereof. With respect to Beneficial Ownership Interests sold by the Remarketing Agent pursuant to Section 6.15 hereof, the Remarketing Agent and the Trustee shall take such actions as may be necessary to reflect the transfer of such Beneficial Ownership Interests to the purchasers thereof in the book entry system maintained by the Depository.

(b) Project Bonds and Beneficial Ownership Interests not sold by the Remarketing Agent pursuant to Section 6.15 hereof shall be held as Pledged Bonds, by the Trustee, as agent for the Bank (provided that if the Project Bonds are then held in book entry form, the interest of the Trustee in the Pledged Bonds, as agent for the Bank, shall be recorded through the Depository and no physical delivery of the Pledged Bonds shall be required), subject to any instructions from the Bank to deliver the Pledged Bonds to the Bank (or to record evidence of the Bank's book entry interest therein) and to the pledge in favor of the Bank created pursuant to the provisions of the Reimbursement Agreement. Any Pledged Bonds held by the Trustee shall not be released or transferred except to the Bank or to the Remarketing Agent at the written direction of the Bank as provided in the last paragraph of this Section.

         Project Bonds or Beneficial Ownership Interests (other than Pledged Bonds) delivered as provided in this Section shall be registered (or recorded through the Depository) in the manner directed by the recipient thereof. Pledged Bonds shall be registered (or recorded through the Depository) in the name of the Bank or its designee, as requested by the Bank.

         The Remarketing Agent shall use its best efforts to remarket Pledged Bonds, provided, however, that the Remarketing Agent shall not remarket Pledged Bonds tendered as a result of a mandatory tender pursuant to Section 2.07 hereof prior to receiving written notice from the Trustee that the Letter of Credit or any Alternate Letter of Credit has been replaced with an Alternate Letter of Credit which satisfies the requirements of Section 5.09 hereof. Upon the remarketing of the Pledged Bonds, the Remarketing Agent shall notify the Bank, the Trustee and the Borrower of such remarketing, the name, address and social security or other tax identification number of the purchaser, and the date (the "Placement Date") that the purchaser shall deliver the purchase price to the Trustee or the Remarketing Agent by 11:00 a.m. local time at the Operations Office of the Trustee. The Placement Date shall be at least two Business Days after the date the notice of the purchase is given by the Remarketing Agent.

         No later than 11:00 a.m. according to the local time at the Operations Office of the Trustee on each Placement Date, the Remarketing Agent shall pay to the Trustee, in immediately available funds, the proceeds theretofore received by the Remarketing Agent from the remarketing of Pledged Bonds on such Placement Date; provided, that the Remarketing Agent may use its best efforts to cause the purchasers of the remarketed Pledged Bonds to pay the purchase price plus accrued interest (if any) to the Trustee in immediately available funds. The proceeds from the remarketing of the Pledged Bonds shall be segregated from any funds of the Borrower or the Issuer and shall in no case be considered to be or be assets of the Borrower or the Issuer. The Trustee shall deposit such funds in the Remarketing Reimbursement Fund and shall pay the Bank such funds by wire transfer on the Placement Date. The Bank shall deliver any Pledged Bonds held by the Bank (or evidence of book entry interests in such Pledged Bonds) which have been so remarketed to the Trustee against payment on the Placement Date. With respect to any Pledged Bonds not so held by the Bank, the Bank shall direct the Trustee to release such Pledged Bonds which have been so remarketed to the Remarketing Agent against payment therefor on the Placement Date. On the Placement Date, the Trustee shall authenticate and deliver, if applicable, new Bonds in replacement of the remarketed Pledged Bonds to the purchasers thereof.

                               (End of Article VI)

                                  ARTICLE VII

                         DEFAULT PROVISIONS AND REMEDIES
                             OF TRUSTEE AND HOLDERS

         Section 7.01. Defaults; Events of Default. The occurrence of any of the following events is defined as and declared to be and to constitute an Event of Default hereunder:


(a)      Failure to pay when due any interest on any Bond;

(b) Payment of the principal of or any premium on any Bond shall not be made when and as that principal or premium shall become due and payable, whether at stated maturity, by redemption, pursuant to any mandatory sinking fund requirements, by acceleration or otherwise;

(c) Failure to pay on a Bond Purchase Date or Mandatory Bond Purchase Date amounts due to the Holder of any Project Bonds or the Beneficial Owner of any Beneficial Ownership Interests tendered or deemed tendered to the Trustee pursuant to Section 2.04, 2.05, 2.06 or 2.07 hereof;

(d) Failure by the Issuer to observe or perform any other covenant, agreement or obligation on its part to be observed or performed contained in this Indenture or in the Bonds, which failure shall have continued for a period of 30 days after written notice, either by registered or certified mail, to the Issuer, the Bank and the Borrower specifying the failure and requiring that it be remedied, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Bank or the Holders of not less than 25 percent in aggregate principal amount of Bonds then outstanding;

(e)      The occurrence and continuation of an Event of Default as defined in
Section 7.1 of the Agreement;

(f) Receipt by the Trustee of a written notice from the Bank that an Event of Default has occurred and is continuing under the Reimbursement Agreement and directing the Trustee to accelerate the maturity of the Project Bonds;

(g) Failure of the Bank to honor any drawing properly made in accordance with the terms of the Letter of Credit;

(h) The Bank shall: (i) commence a proceeding under any Federal or state insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; or (ii) have a receiver, conservator, liquidator or trustee appointed for it or for the whole or any substantial part of its property; and

(i) Receipt by the Trustee of written notice from the Bank by the fifth Business Day following the honoring of an interest drawing on the Letter of Credit that the amount available to be drawn by the Trustee under the Letter of Credit has not been reinstated to an amount not less than 100% of the outstanding principal of, plus 45 days' interest on the Project Bonds (or 195 days' interest on the Project Bonds if the Interest Rate Mode on the Project Bonds is six months or longer) computed at the Maximum Rate.

         The term "default" or "failure" as used in this Article means (i) a default or failure by the Issuer in the observance or performance of any of the covenants, agreements or obligations on its part to be observed or performed contained in this Indenture or in the Bonds, or (ii) a default or failure by the Borrower under the Agreement, in either case, exclusive of any period of grace or notice required to constitute a default or failure an Event of Default, as provided above or in the Agreement.

         The provisions of paragraph (h) above are subject to the conditions that (1) none of the acts or circumstances specified therein shall constitute an Event of Default if the Borrower, within sixty (60) days thereafter, provides an Alternate Letter of Credit meeting the requirements of Section 5.09 hereof and the Trustee shall have complied with the mandatory tender notice provisions of
Section 2.06 hereof and (2) the declaration of an Event of Default due to any of the acts or circumstances specified therein, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of bankruptcy, insolvency or receivership laws applicable to the Bank affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, insolvency, receivership, liquidation or reorganization proceedings.

         Section 7.02. Notice of Default. If an Event of Default shall occur, within five (5) days of obtaining knowledge of such Event of Default, the Trustee shall give written notice of the Event of Default, by registered or certified mail, to the Issuer, the Borrower, the Bank and the Remarketing Agent for the Bonds.

         Section 7.03. Acceleration. Upon the occurrence of an Event of Default as specified in paragraphs (a), (b), (c), (f), (g), or (i) of Section 7.01 hereof, the Trustee shall declare, by a notice in writing delivered to the Issuer and the Borrower, the principal of all Bonds then outstanding (if not then due and payable), together with interest accrued thereon, to be due and payable immediately. Upon the occurrence of any other Event of Default (except an Event of Default as specified in paragraph (h) of Section 7.01 hereof), the Trustee shall, upon the written direction of the Bank, declare by a notice in writing delivered to the Issuer and the Borrower the principal of all Bonds then outstanding (if not then due and payable), together with interest accrued thereon, to be due and payable immediately. Upon the occurrence of an Event of Default described in paragraph (h) of Section 7.01 hereof, if there is not then existing an Event of Default described in paragraphs (a), (b), (c), (f), (g) or
(i) of Section 7.01 hereof, then the Trustee, without the consent of the Bank, may, and upon the written request of the Holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall, declare the principal of all Bonds then outstanding, together with the interest accrued thereon, to be due and payable immediately.

         Any such declaration shall be by notice in writing to the Issuer, the Holders, the Bank, the Remarketing Agent and the Borrower, and, upon said declaration, principal and interest on all Bonds shall become and be immediately due and payable. The Trustee immediately upon such declaration shall give written notice thereof to the Holders. Such notice shall specify the date on which payment of principal and interest shall be tendered to the Holders of the Bonds. Interest shall accrue to the payment date determined by the Trustee (which date shall be within the period for which principal and interest on the Bonds is covered by the amounts available under the Letter of Credit) pursuant to such declaration or the actual payment date, if later. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Agreement and the Notes to declare all payments thereunder to be immediately due and payable and, pursuant to paragraph (b) in Section 5.03 hereof, shall draw upon the Letter of Credit to the full extent permitted by the terms thereof.

         Section 7.04. Other Remedies; Rights of Holders. With or without taking action under Section 7.03 hereof, upon the occurrence and continuance of an Event of Default, the Trustee may pursue any other available remedy to enforce the payment of Bond Service Charges or the observance and performance of any other covenant, agreement or obligation under this Indenture, the Agreement, the Notes or any other instrument providing security, directly or indirectly, for the Bonds, provided that the Trustee shall not pursue any such remedy without the prior written consent of the Bank so long as no Event of Default described in Section 7.01(g) or (h) has occurred and is continuing.

         If, upon the occurrence and continuance of an Event of Default, the Trustee is required so to do by the Holders of at least a majority in aggregate principal amount of Bonds outstanding or by the Bank (if no Event of Default under Section 7.01(g) or (h) has occurred and is continuing), the Trustee (subject to the provisions of Sections 6.01 and 6.02 hereof and particularly subparagraph 6.01(c)(iv) and Subsection 6.02(j) of those Sections) shall exercise any rights and powers conferred by this Section and by Section 7.03 hereof. Anything in this or the next succeeding paragraph to the contrary notwithstanding, so long as no Event of Default under Section 7.01(g) or (h) hereof has occurred and is continuing, the Bank shall have the exclusive right to give any such directions to the Trustee.

         No remedy conferred upon or reserved to the Trustee (or to the Holders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Holders now or hereafter existing.

         No delay in exercising or omission to exercise any remedy, right or power accruing upon any default or Event of Default shall impair that remedy, right or power or shall be construed to be a waiver of any default or Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.

         No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any remedy, right or power consequent thereon.

         As the assignee of all right, title and interest of the Issuer in and to the Agreement (except for the Unassigned Issuer's Rights), the Trustee is empowered to enforce each remedy, right and power granted to the Issuer under the Agreement.

         Section 7.05. Right of Holders to Direct Proceedings. Anything to the contrary in this Indenture notwithstanding, the Holders of at least a majority in aggregate principal amount of Bonds then outstanding shall have the right at any time to direct, by an instrument or document or instruments or documents in writing executed and delivered to the Trustee, the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder; provided, that (i) any direction shall not be other than in accordance with the provisions of law and of this Indenture, (ii) the Trustee shall be indemnified as provided in Sections 6.01 and 6.02 hereof, (iii) the Trustee may take any other action which it deems to be proper and which is not inconsistent with the direction, and (iv) anything in the foregoing to the contrary notwithstanding, so long as no Event of Default under Section 7.01(g) or (h) hereof has occurred and is continuing, the Bank shall have the exclusive right to give any such directions to the Trustee.

         Section 7.06. Application of Moneys. All moneys received by the Trustee after acceleration of the maturity of the Bonds and derived from any drawing made upon the Letter of Credit shall be applied by the Trustee to and only to the payment of principal of or interest on the Project Bonds. Subject to the foregoing, after payment of any costs, expenses, liabilities and advances paid, incurred or made by the Trustee in the collection of moneys pursuant to any right given or action taken under the provisions of this Article or the provision of the Agreement or the Notes (including without limitation, reasonable attorneys' fees and expenses, except as limited by law or judicial order or decision entered in any action taken under this Article VII) and all fees owing to the Trustee for Ordinary or Extraordinary Services and Expenses, and all amounts owed to the Issuer pursuant to the Unassigned Issuer's Rights, all moneys received by the Trustee, shall be applied as follows, subject to any provision made pursuant to Sections 4.05, 5.06 or 5.07 hereof:

(a) Unless the principal of all of the Bonds shall have become, or shall have been declared to be, due and payable, all of those moneys shall be deposited in the Bond Fund and shall be applied;

         First -- To the payment to the Holders entitled thereto of all installments of interest then due on the Bonds, in the order of the dates of maturity of the installments of that interest, beginning with the earliest date of maturity and if the amount available is not sufficient to pay in full any particular installment, then to the payment thereof ratably, according to the amounts due on that installment, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds; and

         Second -- To the payment to the Holders entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether pursuant to any mandatory sinking fund requirements, in the order of their due dates, beginning with the earliest due date, with interest on those Bonds from the respective dates upon which they become due at the rates specified in those Bonds, and if the amount available is not sufficient to pay in full all Bonds due on any particular date, together with that interest, then to the payment thereof ratably, according to the amounts of principal due on that date, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds.

(b) If the principal of all of the Bonds shall have become due or shall have been declared to be due and payable pursuant to this Article, all of those moneys shall be deposited into the Bond Fund and shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest, of interest over principal, of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds.

(c) If the principal of all of the Bonds shall have been declared to be due and payable pursuant to this Article, and if that declaration thereafter shall have been rescinded and annulled under the provisions of Section 7.10 hereof, subject to the provisions of paragraph (b) of this Section in the event that the principal of all of the Bonds shall become due and payable later, the moneys shall be deposited in the Bond Fund and shall be applied in accordance with the provisions of Article V hereof.

(d) Whenever moneys are to be applied pursuant to the provisions of this Section, those moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of moneys available for application and the likelihood of additional moneys becoming available for application in the future. Whenever the Trustee shall direct the application of those moneys, it shall fix the date upon which the application is to be made, and upon that date, interest shall cease to accrue on the amounts of principal, if any, to be paid on that date, provided the moneys are available therefor. The Trustee shall give notice of the deposit with it of any moneys and of the fixing of that date, all consistent with the requirements of Section 3.05 hereof for the establishment of, and for giving notice with respect to, a Special Record Date for the payment of overdue interest. The Trustee shall not be required to make payment of principal of and any premium on a Bond to the Holder thereof, until the Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if it is paid fully, subject to the provisions of Section 3.06 hereof.

         Section 7.07. Remedies Vested in Trustee. All rights of action (including without limitation, the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs or defendants. Any recovery of judgment shall be for the benefit of the Holders of the outstanding Bonds, subject to the provisions of this Indenture.

         Section 7.08. Rights and Remedies of Holders. A Holder shall not have any right to institute any suit, action or proceeding for the enforcement of this Indenture, for the execution of any trust hereof, or for the exercise of any other remedy hereunder, unless:

(a) there has occurred and be continuing an Event of Default of which the Trustee has been notified, as provided in paragraph (f) of Section 6.02 hereof, or of which it is deemed to have notice under that paragraph,

(b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to proceed to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name, and shall have offered indemnity to the Trustee as provided in Sections 6.01 and 6.02 hereof, and

(c) the Trustee thereafter shall have failed or refused to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name.

         At the option of the Trustee, that notification (or notice), request, opportunity and offer of indemnity are conditions precedent in every case, to the institution of any suit, action or proceeding described above. Anything in the foregoing to the contrary notwithstanding, no Holder of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless an Event of Default under Section 7.01(g) or (h) hereof shall have occurred and be continuing.

         No one or more Holders of the Bonds shall have any right to affect, disturb or prejudice in any manner whatsoever the security or benefit of this Indenture by its or their action, or to enforce, except in the manner provided herein, any remedy, right or power hereunder. Any suit, action or proceedings shall be instituted, had and maintained in the manner provided herein for the benefit of the Holders of all Bonds then outstanding. Nothing in this Indenture shall affect or impair, however, the right of any Holder to enforce the payment of the Bond Service Charges on any Bond owned by that Holder at and after the maturity thereof, at the place, from the sources and in the manner expressed in that Bond.

         Section 7.09. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any remedy, right or power under this Indenture in any suit, action or proceedings, and the suit, action or proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, the Issuer, the Trustee, the Bank and the Holders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as if no suit, action or proceedings had been taken.

         Section 7.10. Waivers of Events of Default. Except as hereinafter provided, at any time, in its discretion, the Trustee, but only with the express written consent of the Bank, other than in the case of an Event of Default described in Section 7.01(a), (b), (c), (g) or (h) hereof, may waive any Event of Default hereunder and its consequences and may rescind and annul any declaration of maturity of principal of the Bonds. The Trustee shall do so upon the written request of the Bank (other than in the case of an Event of Default described in Section 7.01 (a), (b), (c), (g) or (h) hereof). Notwithstanding the foregoing, prior to waiving any Event of Default described in Section 7.01(f) or
(i) hereof, the Trustee shall have received written confirmation from the Bank that the Letter of Credit has been reinstated to an amount not less than 100% of the outstanding principal of, plus 45 days interest (or 195 days interest if the Interest Rate Mode on the Project Bonds is six months or longer) on, the Project Bonds computed at the Maximum Rate.

         There shall not be so waived, however, any Event of Default described in paragraphs (a), (b), (c), (g) or (h) of Section 7.01 hereof or any declaration of acceleration in connection therewith rescinded or annulled except with the written consent of the Holders of all Bonds then outstanding and of the Bank. In the case of the waiver or rescission and annulment, or in case any suit, action or proceedings taken by the Trustee on account of any Event of Default shall have been discontinued, abandoned or determined adversely to it; the Issuer, the Trustee, the Bank and the Holders shall be restored to their former positions and rights hereunder, respectively. No waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

                              (End of Article VII)

                                  ARTICLE VIII

                            SUPPLEMENTAL INDENTURES

         Section 8.01. Supplemental Indentures Generally. The Issuer and the Trustee may enter into indentures supplemental to this Indenture, as provided in this Article and pursuant to the other provisions therefor in this Indenture.

         Section 8.02. Supplemental Indentures Not Requiring Consent of Holders. Without the consent of, or (except as provided in Section 8.04 hereof) notice to, any of the Holders, the Issuer and the Trustee, but with the prior consent of the Bank and the Borrower, may enter into indentures supplemental to this Indenture which shall not, in the opinion of the Issuer and the Trustee, be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

(a) To cure any ambiguity, inconsistency or formal defect or omission in this Indenture;

(b) To grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that lawfully may be granted to or conferred upon the Holders or the Trustee;

(c)      To assign additional revenues under this Indenture;

(d) To accept additional security and instruments and documents of further assurance with respect to the Project;

(e) To add to the covenants, agreements and obligations of the Issuer under this Indenture, other covenants, agreements and obligations to be observed for the protection of the Holders, or to surrender or limit any right, power or authority reserved to or conferred upon the Issuer in this Indenture including, without limitation, the limitation of rights of redemption so that in certain instances Bonds of different series will be redeemed in some prescribed relationship to one another for the protection of the Holders of a particular series of Bonds;

(f) To evidence any succession to the Issuer and the assumption by its successor of the covenants, agreements and obligations of the Issuer under this Indenture, the Agreement and the Bonds;

(g) To permit the exchange of Bonds, at the option of the Holder or Holders thereof, for coupon Bonds of the same series payable to bearer, in an aggregate principal amount not exceeding the unmatured and unredeemed principal amount of the Predecessor Bonds, bearing interest at the same rate or rates and maturing on the same date or dates, with coupons attached representing all unpaid interest due or to become due thereon if, in the opinion of Bond Counsel selected by the Borrower and acceptable to the Trustee, that exchange would not result in the interest on any of the Bonds outstanding becoming subject to federal income taxation;

(h) To permit the Trustee to comply with any obligations imposed upon it by law;

(i) To specify further the duties and responsibilities of, and to define further the relationship between, the Trustee and the Remarketing Agent;

(j) To achieve compliance of this Indenture with any applicable federal securities or tax law;

(k)      To evidence the appointment of a new Remarketing Agent;

(l) To make necessary or advisable amendments or additions in connection with the issuance of Additional Bonds in accordance with Section 2.09 hereof as do not adversely affect the Holders of outstanding Bonds;

(m) To permit any other amendment which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders including, but not limited to, changes required in order to obtain or maintain a rating on any series of Bonds from a Rating Service; and

(n) To accept a Supplemental Credit Facility as provided in Section 8.04 hereof.

          The Trustee may also accept, without the consent of or notice to any of the Holders, an Alternate Letter of Credit or any amendments to the Letter of Credit necessary to continue the effectiveness of the Letter of Credit as originally intended or which in the judgment of the Trustee are not to the prejudice of the Holders.

          The provisions of Subsections 8.02(h) and (j) hereof shall not be deemed to constitute a waiver by the Trustee, the Issuer or any Holder of any right which it may have in the absence of those provisions to contest the application of any change in law to this Indenture or the Bonds.

          Section 8.03. Supplemental Indentures Requiring Consent of Holders. Exclusive of Supplemental Indentures to which reference is made in Section 8.02 hereof and subject to the terms, provisions and limitations contained in this Section, and not otherwise, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced as provided in this Indenture, with the consent of the Borrower and the Bank, the Issuer and the Trustee may execute and deliver Supplemental Indentures adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or any Supplemental Indenture or restricting in any manner the rights of the Holders. Nothing in this Section or Section 8.02 hereof shall permit, or be construed as permitting:

(a) without the consent of the Holder of each Bond so affected and the Bank, (i) an extension of the maturity of the principal of or the interest on any Bond, (ii) a reduction in the principal amount of any Bond or the rate of interest or premium thereon, or (iii) a reduction in the amount or extension of the time of paying of any mandatory sinking fund requirements, or

(b) without the consent of the Holders of all Bonds then outstanding and the Bank, (i) the creation of a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (ii) a reduction in the aggregate principal amount of the Bonds required for consent to a Supplemental Indenture.

         If the Issuer shall request that the Trustee execute and deliver any Supplemental Indenture for any of the purposes of this Section, upon (i) being satisfactorily indemnified with respect to its expenses in connection therewith, and (ii) receipt of the Borrower's and Bank's consent to the proposed execution and delivery of the Supplemental Indenture, the Trustee shall cause notice of the proposed execution and delivery of the Supplemental Indenture to be mailed by first class mail, postage prepaid, to all Holders of Bonds then outstanding at their addresses as they appear on the Register at the close of business on the fifteenth day preceding that mailing.

         The Trustee shall not be subject to any liability to any Holder by reason of the Trustee's failure to mail, or the failure of any Holder to receive, the notice required by this Section. Any failure of that nature shall not affect the validity of the Supplemental Indenture when there has been consent thereto as provided in this Section. The notice shall set forth briefly the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the Operations Office of the Trustee for inspection by all Holders.

         If the Trustee shall receive, within a period prescribed by the Issuer, of not less than sixty (60) days, but not exceeding one year, following the mailing of the notice, an instrument or document or instruments or documents, in form to which the Trustee does not reasonably object, purporting to be executed by the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding (which instrument or document or instruments or documents shall refer to the proposed Supplemental Indenture in the form described in the notice and specifically shall consent to the Supplemental Indenture in substantially that form), the Trustee shall, but shall not otherwise, execute and deliver the Supplemental Indenture in substantially the form to which reference is made in the notice as being on file with the Trustee, without liability or responsibility to any Holder, regardless of whether that Holder shall have consented thereto.

         Any consent shall be binding upon the Holder of the Bond giving the consent and, anything herein to the contrary notwithstanding, upon any subsequent Holder of that Bond and of any Bond issued in exchange therefor (regardless of whether the subsequent Holder has notice of the consent to the Supplemental Indenture). A consent may be revoked in writing, however, by the Holder who gave the consent or by a subsequent Holder of the Bond by a revocation of such consent received by the Trustee prior to the execution and delivery by the Trustee of the Supplemental Indenture. At any time after the Holders of the required percentage of Bonds shall have filed their consents to the Supplemental Indenture, the Trustee shall make and file with the Issuer a written statement that the Holders of the required percentage of Bonds have filed those consents. That written statement shall be conclusive evidence that the consents have been so filed.

         If the Holders of the required percentage in aggregate principal amount of Bonds outstanding shall have consented to the Supplemental Indenture, as provided in this Section, no Holder shall have any right (a) to object to (i) the execution or delivery of the Supplemental Indenture, (ii) any of the terms and provisions contained therein, or (iii) the operation thereof, (b) to question the propriety of the execution and delivery thereof, or (c) to enjoin or restrain the Trustee or the Issuer from that execution or delivery or from taking any action pursuant to the provisions thereof.

         Section 8.04. Acceptance of Supplemental Credit Facility. Upon the request of the Borrower, the Trustee will accept a Supplemental Credit Facility presented by the Borrower in order to obtain or maintain a rating on the Bonds, provided the Trustee is provided with the following:


(a) An opinion of Bond Counsel selected by the Borrower and acceptable to the Trustee to the effect that acceptance of the proposed Supplemental Credit Facility will not impair the exemption of interest on the Bonds from Federal income taxation;

(b) Written evidence reasonably satisfactory to the Trustee, that upon issuance and delivery of the Supplemental Credit Facility, the Bonds will be rated by a Rating Agency in one of its three highest rating categories; and

(c) The written consent of the entity which will be the Bank after the acceptance of such Supplemental Credit Facility.

         Notice of the proposed delivery of any Supplemental Credit Facility shall be given by the Trustee to the Bondholders at least 30 days prior to the effectiveness of such Supplemental Credit Facility. Such notice shall specify the issuer of the Supplemental Credit Facility and the proposed effective date. Upon the effectiveness of the Supplemental Credit Facility, the Trustee shall mail notice to each Bondholder confirming that the Supplemental Credit Facility has been delivered and is effective.

         Section 8.05. Consent of Borrower. Anything contained herein to the contrary notwithstanding, a Supplemental Indenture executed and delivered in accordance with this Article VIII shall not become effective unless and until the Borrower shall consent in writing to the execution and delivery of that Supplemental Indenture.

         Section 8.06. Authorization to Trustee; Effect of Supplement. The Trustee is authorized to join with the Issuer in the execution and delivery of any Supplemental Indenture in accordance with this Article and to make the further agreements and stipulations which may be contained therein. Thereafter,


(a)      that Supplemental Indenture shall form a part of this Indenture;

(b)      all terms and conditions contained in that Supplemental
Indenture as to any provision authorized to be contained therein shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes;

(c) this Indenture shall be deemed to be modified and amended in accordance with the Supplemental Indenture; and

(d) the respective rights, duties and obligations under this Indenture of the Issuer, the Borrower, the Trustee, the Bank, the Remarketing Agent and all Holders of Bonds then outstanding shall be determined, exercised and enforced hereunder in a manner which is subject in all respects to those modifications and amendments made by the Supplemental Indenture.

         Express reference to any executed and delivered Supplemental Indenture may be made in the text of any Bonds issued thereafter, if that reference is deemed necessary or desirable by the Trustee or the Issuer. A copy of any Supplemental Indenture for which provision is made in this Article shall be mailed by the Trustee to the Remarketing Agent. The Trustee shall not be required to execute any Supplemental Indenture containing provisions adverse to the Trustee.

         Section 8.07. Opinion of Counsel. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of any counsel approved by it as conclusive evidence that (i) any proposed Supplemental Indenture complies with the provisions of this Indenture, and (ii) it is proper for the Trustee to join in the execution of that Supplemental Indenture under the provisions of this Article. That counsel may be counsel for the Issuer or the Borrower.

         Section 8.08. Modification by Unanimous Consent. Notwithstanding anything contained elsewhere in this Indenture, the rights and obligations of the Issuer and of the Holders, and the terms and provisions of the Bonds and this Indenture or any Supplemental Indenture, may be modified or altered in any respect with the consent of (i) the Issuer, (ii) the Holders of all of the Bonds then outstanding, (iii) the Bank, (iv) the Borrower, and (v) if such modifications or alterations contain provisions adverse to the Trustee, the Trustee.

                              (End of Article VIII)

                                   ARTICLE IX

                                   DEFEASANCE

         Section 9.01. Release of Indenture. If (i) the Issuer shall pay all of the outstanding Bonds, or shall cause them to be paid and discharged, or if there otherwise shall be paid to the Holders of the outstanding Bonds all Bond Service Charges due or to become due thereon, and (ii) provision also shall be made for the payment of all other sums payable hereunder or under the Agreement and the Notes, then this Indenture shall cease, determine and become null and void (except for those provisions surviving by reason of Section 9.03 hereof in the event the Bonds are deemed paid and discharged pursuant to Section 9.02 hereof), and the covenants, agreements and obligations of the Issuer hereunder shall be released, discharged and satisfied.

         Thereupon, and subject to the provisions of Section 9.03 hereof, if applicable,

         (i) the Trustee shall release this Indenture (except for those provisions surviving by reason of Section 9.03 hereof), and shall execute and deliver to the Issuer any instruments or documents in writing as shall be requisite to evidence that release and discharge or as reasonably may be requested by the Issuer, and

         (i) the Trustee shall assign and deliver to the Issuer any property subject at the time to the lien of this Indenture which then may be in its possession, except amounts in the Bond Fund required (a) to be paid to the Bank under Section 5.08 hereof, or (b) to be held by the Trustee under Section 5.07 hereof or otherwise for the payment of Bond Service Charges.

         Section 9.02. Payment and Discharge of Bonds. All or any part of the Bonds shall be deemed to have been paid and discharged within the meaning of this Indenture, including without limitation, Section 9.01 hereof, if:

(a) the Trustee shall have received, in trust for and irrevocably committed thereto, sufficient moneys which are Eligible Funds or the proceeds of drawings under the Letter of Credit used to make such payment, or other moneys if accompanied by an opinion of bankruptcy counsel in a form acceptable to the Trustee and the Rating Service (if any) for the Bonds, or

(b) the Trustee shall have received, in trust for and irrevocably committed thereto, noncallable Government Obligations (purchased with Eligible Funds or the proceeds of drawings under the Letter of Credit, or other moneys if accompanied by an opinion of bankruptcy counsel in a form acceptable to the Trustee and the Rating Service (if any) for the Bonds) which are certified by an independent public accounting firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be sufficient together with any moneys to which reference is made in subparagraph (a) above, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom (which earnings are to be held likewise in trust and so committed, except as provided herein), for the payment of all Bond Service Charges on those Bonds, on and to the next Interest Rate Adjustment Date, or prior redemption date, as the case may be; provided, if any of those Bonds are to be redeemed prior to the maturity thereof, notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice; and further provided that no Bonds, or any part thereof, shall be deemed to have been paid and discharged within the meaning of this Section
9.02 (i) if the Interest Rate Mode of such Bonds is other than the Fixed Interest Rate, unless such Bonds are to be redeemed on or prior to the next Interest Rate Adjustment Date for such Bonds and notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice, or (ii) if the Interest Rate Mode of such Bonds is a Weekly Interest Rate.

         Notwithstanding anything herein to the contrary, if any Bonds are then rated by a Rating Service, no such Bonds shall be deemed to have been paid and discharged by reason of any deposit pursuant to paragraphs (a) and/or (b) above (other than any deposit of moneys, or Government Obligations purchased with moneys, which are the proceeds of drawings under the Letter of Credit) unless each such Rating Service shall have confirmed in writing to the Trustee that its rating will not be withdrawn or lowered as the result of any such deposit.

         Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee only in noncallable Government Obligations having maturity dates, or having redemption dates which, at the option of the Holder of those obligations, shall be not later than the date or dates at which moneys will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by the Trustee to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income, interest or increment shall be transferred at the time of that determination in the manner provided in Section 5.08 hereof for transfers of amounts remaining in the Bond Fund.

         If any Bonds shall be deemed paid and discharged pursuant to this
Section 9.02, then within fifteen (15) days after such Bonds are so deemed paid and discharged the Trustee shall cause a written notice to be given to each Holder thereof as shown on the Register on the date on which such Bonds are deemed paid and discharged. Such notice shall state the numbers of the Bonds deemed paid and discharged or state that all Bonds of a particular series are deemed paid and discharged, set forth a description of the obligations held pursuant to subparagraph (b) of the first paragraph of this Section 9.02 and specify any date or dates on which any of the Bonds are to be called for redemption pursuant to notice of redemption given or irrevocable provisions made for such notice pursuant to the first paragraph of this Section 9.02.

         Section 9.03. Survival of Certain Provisions. Notwithstanding the foregoing, any provisions of the Bond Legislation and this Indenture which relate to the maturity of Bonds, interest payments and dates thereof, optional and mandatory redemption provisions, credit against mandatory sinking fund requirements, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust, the Rebate Fund, and repayments to the Bank from the Bond Fund, and the duties of the Trustee and the Remarketing Agent, in connection with all of the foregoing, shall remain in effect and be binding upon the Trustee, the Remarketing Agent and the Holders notwithstanding the release and discharge of this Indenture. The provisions of this Article and Section 6.03 hereof shall survive the release, discharge and satisfaction of this Indenture.



                             (End of Article IX)

                                   ARTICLE X

                            COVENANTS AND AGREEMENTS
                                 OF THE ISSUER

         Section 10.1. Covenants and Agreements of the Issuer. In addition to any other covenants and agreements of the Issuer contained in this Indenture or the Bond Ordinance, the Issuer further covenants and agrees with the Holders and the Trustee as follows:

(a) Payment of Bond Service Charges. The Issuer will pay all Bond Service Charges, or cause them to be paid, solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture.

(b) Revenues and Assignment of Revenues. The Issuer will not assign the Revenues or create or authorize to be created any debt, lien or charge thereon, other than the assignment thereof under this Indenture.

(c) Recordings and Filings. At the direction and expense of the Borrower, the Issuer will cause this Indenture, and any related instrument or documents relating to the assignment made by it under this Indenture to secure the Bonds, to be recorded and filed in the manner and in the places (if any) which may be required by law in order to preserve and protect fully the security of the Holders and the rights of the Trustee hereunder.

         Not more than once every five (5) years the Trustee may reasonably request at Borrower's expense an opinion of counsel, addressed to the Issuer and the Trustee stating that based upon the law in effect on the date of such opinion no filing, registration or recording and no refiling, reregistration or rerecording of any agreement or instrument, including any financing statement or amendments thereto, or any continuation statements or instruments of a similar character relating to the pledges and assignments made by the Issuer or the Borrower to secure the Bonds, is required by law, in order to fully preserve and protect the security of the Trustee and the rights of the Trustee under the Indenture, or if such filing, registration, recording, refiling, reregistration or rerecording is necessary, setting forth the requirements in respect thereto. The Borrower, with such assistance and cooperation from the Issuer as the Borrower may reasonably request, shall take or cause to be taken all actions necessary to satisfy any such requirements. Promptly after any filing, registration, recording, refiling, reregistration or rerecording of any such agreement or instrument, the Trustee may request at Borrower's expense an opinion of counsel on behalf of the Issuer and the Trustee to the effect that such filing, registration, recording, refiling, reregistration or rerecording has been duly accomplished and setting forth the particulars thereof. The Trustee shall be reimbursed by the Borrower for the reasonable fees paid in connection with such opinions of counsel.

(d) Inspection of Books. All books, instruments and documents in the Issuer's possession relating to the Project and the Revenues shall be open to inspection and copying (at the expense of the Person making such copies) at all times during the Issuer's regular business hours by any accountants or other agents of the Trustee, the Borrower or the Bank which the Trustee, the Borrower or the Bank may designate from time to time.

(e) Register. At reasonable times and under reasonable regulations established by the Trustee, the Register may be inspected and copied (at the expense of the Person making such copies) by the Borrower, by the Bank, or by Holders of twenty-five percent (25%) or more in aggregate principal amount of the Bonds then outstanding, or a designated representative thereof.

(f) Rights and Enforcement of the Agreement. The Trustee may enforce, in its name or in the name of the Issuer, all rights for and on behalf of the Holders, except for Unassigned Issuer's Rights, and may enforce all covenants, agreements and obligations of the Borrower under and pursuant to the Agreement, regardless of whether the Issuer is in default in the pursuit or enforcement of those rights, covenants, agreements or obligations. The Issuer, however, will do all things and take all actions on its part necessary to comply with covenants, agreements, obligations, duties and responsibilities on its part to be observed or performed under the Agreement, and will take all actions within its authority to keep the Agreement in effect in accordance with the terms thereof.

(g) Federal Tax Exemption. The Issuer covenants that it (i) will take, or require to be taken, all actions that may be required of the Issuer for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes and (ii) will not take or authorize to be taken any actions that would adversely affect that exclusion under the provisions of the Code.

         Section 10.02. Observance and Performance of Covenants, Agreements, Authority and Actions. The Issuer will observe and perform faithfully at all times all covenants, agreements, authority, actions, undertakings, stipulations and provisions to be observed or performed on its part under the Agreement, the Indenture, the Bond Ordinance and the Bonds which are executed, authenticated and delivered under this Indenture, and under all proceedings of the Issuer pertaining thereto. The Issuer represents and warrants that:

(a) It is duly authorized by te laws of the State, particularly and without limitation the Act, to issue the Project Bonds, to execute and deliver this Indenture, the Agreement and the Bond Purchase Agreement and to provide the security for payment of the Bond Service Charges in the manner and to the extent set forth in this Indenture.

(b) All actions required on its part to be performed for the issuance, sale and delivery of the Project Bonds and for the execution and delivery by the Issuer of this Indenture, the Agreement and the Bond Purchase Agreement have been or will be taken duly and effectively.

(c) The Project Bonds will be valid and enforceable special limited obligations of the Issuer according to their terms.

         Section 10.03. Payment Solely From Sources Described in Indenture and Agreement . The Issuer shall not be required to pay any Bond Service Charges or any other charges, fees or expenses in connection with the Bonds, this Indenture, the Agreement, the Letter of Credit or the enforcement of any rights and remedies exercised by parties other than the Issuer under the Bonds, this Indenture, the Agreement or the Letter of Credit from any funds or sources other than those provided under this Indenture and the Agreement.



                               (End of Article X)

                                   ARTICLE XI

                          AMENDMENTS TO THE AGREEMENT,
                       THE NOTES AND THE LETTER OF CREDIT

         Section 11.01. Amendments Not Requiring Consent of Holders. Without the consent of or notice to the Holders, the Issuer and the Trustee, with the written consent of the Bank, may consent to any amendment, change or modification of the Agreement, a Note, or the Letter of Credit as may be required (i) by the provisions of the Agreement, a Note, the Letter of Credit or this Indenture, (ii) in connection with the issuance of any Additional Bonds under this Indenture, (iii) for the purpose of curing any ambiguity, inconsistency or formal defect or omission in the Agreement, a Note, the Letter of Credit or the Indenture, (iv) in connection with an amendment or to effect any purpose for which there could be an amendment of this Indenture pursuant to
Section 8.02 hereof, or (v) in connection with any other change therein which is not to the prejudice of the Trustee or the Holders of the Bonds, in the judgment of the Trustee; provided that if the Bonds of any series are then rated by a Rating Service, no amendment, change or modification of the Letter of Credit shall be consented to by the Issuer or the Trustee unless such Rating Service shall have confirmed in writing that such rating will not be reduced or withdrawn if such amendment, change or modification is made.

         Section 11.02. Amendments Requiring Consent of Holders. Except for the amendments, changes or modifications contemplated by Section 11.01 hereof, neither the Issuer nor the Trustee shall consent to:

(a) any amendment, change or modification of the Agreement, a Note, or the Letter of Credit which would change the amount or times as of which Loan Payments or drawings on the Letter of Credit are required to be paid, without the giving of notice as provided in this Section of the proposed amendment, change or modification and receipt of the written consent thereto of the Bank and the Holders of all of the then outstanding Bonds affected by such amendment, change or modification, or

(b) any other amendment, change or modification of the Agreement, a Note or the Letter of Credit without the giving of notice as provided in this Section of the proposed amendment, change or modification and receipt or the written consent thereto of the Bank and the Holders of at least a majority in aggregate principal amount of Bonds then outstanding affected by such amendment, change or modification.

         The consent of such Holders shall be obtained as provided in Section
8.03 hereof with respect to Supplemental Indentures.

         If the Issuer and the Borrower shall request at any time the consent of the Trustee to any proposed amendment, change or modification of the Agreement, a Note or the Letter of Credit contemplated in subparagraph (a) or (b), upon receipt of the written consent of the Bank thereto and upon being indemnified satisfactorily with respect to expenses, the Trustee shall cause notice of the proposed amendment, change or modification to be provided in the manner which is required by Section 8.03 hereof with respect to notice of Supplemental Indentures. This notice shall set forth briefly the nature of the proposed amendment, change or modification and shall state that copies of the instrument or document embodying it are on file at the Operations Office of the Trustee for inspection by all Holders.

                               (End of Article XI)

                                  ARTICLE XII

                               MEETINGS OF HOLDERS

         Section 12.01. Purposes of Meetings. A meeting of the Holders of Bonds may be called at any time and from time to time pursuant to the provisions of this Article XII, to the extent relevant to the Holders of all of the Bonds or of Bonds of that series, as the case may be, to take any action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds, or of that series, (ii) under any provision of this Indenture or (iii) authorized or permitted by law.

         Section 12.02. Call of Meetings. The Trustee may call at any time a meeting of Holders pursuant to Section 12.01 hereof to be held at any reasonable time and place the Trustee shall determine. Notice of such meeting, setting forth the time, place and generally the subject thereof, shall be mailed by first class mail, postage prepaid, not fewer than fifteen (15) nor more than ninety (90) days prior to the date of the meeting to the Holders at their addresses as they appear on the Register on the fifteenth day preceding such mailing, which fifteenth day preceding the mailing shall be the record date for the meeting.

         If at any time the Issuer, the Borrower, the Bank or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds, or if applicable, the affected series of Bonds, then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth the purpose of the meeting, and the Trustee shall not have mailed the notice of the meeting within twenty (20) days after receipt of the request, then the Issuer, the Borrower, the Bank or the Holders of Bonds in the amount above specified may determine the time and the place of the meeting and may call the meeting to take any action authorized in Section 12.01 hereof by mailing notice thereof as provided above.

         Any meetings of Holders of Bonds affected by a particular matter shall be valid without notice if the Holders of all Bonds, or if applicable, the affected series of Bonds, then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Bonds, or if applicable, the affected series of Bonds, outstanding who were not so present at the meeting, and if the Issuer, the Borrower, the Bank and the Trustee are either present by duly authorized representatives or have waived notice, before or after the meeting.

         Section 12.03. Voting. To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more outstanding Bonds, or if applicable, of the affected series of Bonds, as of the record date for the meeting as determined above, or (b) be a person appointed by an instrument or document in writing as proxy by a person who is a Holder as of the record date for the meeting, of one or more outstanding Bonds, or, if applicable, of the affected series of Bonds. Each Holder or proxy shall be entitled to one vote for each $100,000 principal amount of Bonds held or represented by it.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds or of their representatives by proxy and the identifying number or numbers of the Bonds held or represented by them.

         Section 12.04. Meetings. Notwithstanding any other provision of this Indenture, the Trustee may make any reasonable regulations which it may deem to be advisable for meetings of Holders, with regard to:

(a)      proof of the holding of Bonds and of the appointment of proxies,

(b)      the appointment and duties of inspectors of votes,

(c)      recordation of the proceedings of those meetings,

(d) the execution, submission and examination of proxies and other evidence of the right to vote, and

(e) any other matters concerning the conduct, adjournment or reconvening of meetings which it may think fit.

         The Trustee shall appoint a temporary chair of the meeting by an instrument or document in writing, unless the meeting shall have been called by the Issuer, the Borrower, the Bank or by the Holders, as provided in Section
12.02 hereof, in which case the Issuer, the Bank, the Borrower or the Holders calling the meeting, as the case may be, shall appoint a temporary chair in like manner. A permanent chair and a permanent secretary of the meeting shall be elected by vote of the Holders of at least a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

         The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at the meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Issuer and its counsel, any representatives of the Borrower and its counsel, any representatives of the Bank and its counsel and any representatives of the Remarketing Agent and its counsel.

         Section 12.05. Miscellaneous . Nothing contained in this Article XII shall be deemed or construed to authorize or permit any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Bonds by reason of any call of a meeting of Holders or any right conferred expressly or impliedly hereunder to make a call.


                             (End of Article XII)

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.01. Limitation of Rights. With the exception of rights conferred expressly in this Indenture, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person other than the parties hereto, the Borrower, the Remarketing Agent, the Bank and the Holders of the Bonds any legal or equitable right, remedy, power or claim under or with respect to this Indenture or any covenants, agreements, conditions and provisions contained herein. This Indenture and all of those covenants, agreements, conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto, the Borrower, the Bank, the Remarketing Agent, the Beneficial Owners and the Holders of the Bonds, as provided herein. Notwithstanding any provisions hereof to the contrary, the Bank shall not have any rights hereunder, including, without any limitation, any right to give any direction or to give or withhold consent, unless (i) the Letter of Credit is in full force and effect and no Event of Default has occurred and is continuing under paragraphs (g) or (h) of Section
7.01 hereof or (ii) amounts are owed to the Bank for reimbursement of drawings under the Letter of Credit.

         Section 13.02. Severability. In case any section or provision of this Indenture, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Indenture or any other covenant, agreement stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.

         Any illegality, invalidity or inoperability shall not affect any legal, valid or operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.

         Section 13.03. Notices. Except as provided in Section 7.02 hereof or elsewhere herein, it shall be sufficient service or giving of any notice, request, complaint, demand or other instrument or document, if it is duly mailed by first class mail or delivered. Notices to the Issuer, the Bank, the Borrower, the Remarketing Agent and the Trustee shall be addressed as follows:

(a)               If to the Issuer, at:
                                    City of Elkhart, Indiana
                                    City Hall
                                    229 South Second Street
                                    Elkhart, IN 46516-3137

                                    Attn: City Attorney

(b)               If to the Borrower, at:

                                    Jameson Inns, Inc.
                                    8 Perimeter Center East, #8050
                                    Atlanta, GA 30346-1603

                                    Attn: ______________

(c)               If to the Trustee, at:

                                    Firstar Bank, N.A.
                                    425 Walnut, 6th Floor
                                    P.O. Box 1118
                                    Cincinnati, OH 45201

                                    Attn:  Corporate Trust Dept.

(d)               If to the Bank, at:

                                    Firstar Bank, N.A.
                                    One Financial Square, Lower Level
                                    Louisville, KY 40202-3322

                                    Attn: John Anfinrud

(e)               If to the Remarketing Agent, at:

                                    Banc One Capital Markets, Inc.
                                    One Bank One Plaza
                                    Mail Suite IL1-0463
                                    Chicago, IL  60670-0463

                                    Attn:  Mr. Michael C. Alandt

Duplicate copies of each notice, request, complaint, demand or other instrument or document given hereunder to any of such parties also shall be given to the others. The foregoing parties may designate, by written notice given hereunder, any further or different addresses to which any subsequent notice, request, complaint, demand or other instrument or document shall be sent.

         In connection with any notice mailed pursuant to the provisions of this Indenture, a certificate of the Trustee, the Issuer, the Bank, the Borrower, the Remarketing Agent or the Holders of the Bonds, whichever or whoever mailed that notice, that the notice was so mailed shall be conclusive evidence of the proper mailing of the notice.

         Section 13.04. Suspension of Mail. If because of the suspension of delivery of first class mail, or for any other reason beyond its control, the Trustee or any other Person shall be unable to mail by the required class of mail any notice required to be mailed by the provisions of this Indenture, the Trustee or any other Person shall give such notice in such other manner as in the judgment of the Trustee or such Person shall most effectively approximate mailing thereof, and the giving of the notice in that manner for all purposes of this Indenture shall be deemed to be in compliance with the requirement for the mailing thereof. Except as otherwise provided herein, the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

         Section 13.05. Payments Due on Saturdays, Sundays and Holidays. If any Interest Payment Date, Bond Purchase Date, Mandatory Bond Purchase Date, date of maturity of the principal of any Bonds, or date fixed for the redemption of any Bonds is not a Business Day, then payment of interest, principal and any redemption premium or any purchase price payment need not be made by the Trustee on that date, but that payment may be made on the next succeeding Business Day with the same force and effect as if that payment were made on the Interest Payment Date, Bond Purchase Date, Mandatory Bond Purchase Date, date of maturity or date fixed for redemption, and no interest shall accrue for the period after that date; provided, however, if the Project Bonds bear interest at any of the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, interest shall accrue from the scheduled date of purchase of Project Bonds or Beneficial Ownership Interests or from the scheduled date of any maturity or redemption due date of the Project Bonds until the Business Day on which such payment is made.

         Section 13.06. Instruments of Holders. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, required under this Indenture to be executed by any Holder may be in any number of concurrent writings of similar tenor and may be executed by that Holder in person or by an agent or attorney appointed in writing. Proof of (i) the execution of any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, (ii) the execution of any writing appointing any agent or attorney, and (iii) the ownership of Bonds, shall be sufficient for any of the purposes of this Indenture, if made on the following manner, and if so made, shall be conclusive in favor of the Trustee with regard to any action taken thereunder, namely:

(a) The fact and date of the execution by any person of any writing may be proved by the certificate of any officer in any jurisdiction, who has power by law to take acknowledgments within the jurisdiction, that the person signing the writing acknowledged that execution before that officer, or by affidavit of any witness to that execution;

(b) The fact of ownership of Bonds shall be proved by the Register maintained by the Trustee.

         Nothing contained herein shall be construed to limit the Trustee to the foregoing proof, and the Trustee may accept any other evidence of the matters stated therein which it deems to be sufficient. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, of the Holder of any Bond shall bind every further Holder of the same Bond, with respect to anything done or suffered to be done by the Issuer, the Trustee, the Bank, the Borrower or the Remarketing Agent pursuant to that writing.

         Section 13.07. Priority of this Indenture. The Indenture shall be superior to any liens which may be placed upon the Revenues or any other funds or accounts created pursuant to this Indenture.

         Section 13.08. Extent of Covenants; No Personal Liability. All covenants, stipulations, obligations and agreements of the Issuer contained in this Indenture are and shall be deemed to be covenants, obligations and agreements of the Issuer to the full extent authorized by the Act and permitted by the Constitution of the State. No covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Issuing Authority shall be enforceable against such member, officer, agent or employee of the Issuer or the Issuing Authority in anything other than that person's official capacity. Neither the members of the Issuing Authority nor any official of the Issuer executing the Bonds, this Indenture, the Agreement or any amendment or supplement hereto or thereto shall be liable personally on the Bonds or subject to any personal liability or accountability by reason of the issuance or execution hereof or thereof.

         No recourse shall be had for the payment of the principal of or premium or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Indenture contained against any past, present or future officer, member, employee or agent of the Issuer, or the Issuing Authority as such, either directly or through the Issuer, under any rule of law or equity, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, members, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issuance of such Bonds.

         Section 13.09. Rating Categories. Except as otherwise expressly provided herein, any reference herein to a rating category established by a Rating Service shall mean such category without regard to any modification thereof by the addition of a plus or minus sign or a number indicating relative standing within such category.

         Section 13.10. Binding Effect. This Indenture shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.

         Section 13.11. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

         Section 13.12. Governing Law. This Indenture and the Bonds shall be deemed to be contracts made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.


                              (End of Article XIII)

         IN WITNESS WHEREOF, the Issuer and the Trustee, as Trustee, have executed this Trust Indenture all as of the date first above written.


                                           CITY OF ELKHART, INDIANA


                                           By:
                                              ----------------------------------
                                                                         Mayor




     (Seal)



Attest:
       --------------------------
                            Clerk

                                       FIRSTAR BANK, N.A., as Trustee


                                       By:
                                       Its:

                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----

ARTICLE XI          AMENDMENTS TO THE AGREEMENT,
                    THE NOTES AND THE LETTER OF CREDIT                                     79

         Section 11.01.  Amendments Not Requiring Consent of Holders                       79
         Section 11.02.  Amendments Requiring Consent of Holders                           79

ARTICLE XII         MEETINGS OF HOLDERS                                                    81

         Section 12.01.  Purposes of Meetings                                              81
         Section 12.02.  Call of Meetings                                                  81
         Section 12.03.  Voting                                                            81
         Section 12.04.  Meetings                                                          82
         Section 12.05.  Miscellaneous                                                     82

ARTICLE XIII        MISCELLANEOUS                                                          83

         Section 13.01.  Limitation of Rights                                              83
         Section 13.02.  Severability                                                      83
         Section 13.03.  Notices                                                           83
         Section 13.04.  Suspension of Mail                                                85
         Section 13.05.  Payments Due on Saturdays, Sundays and Holidays                   85
         Section 13.06.  Instruments of Holders                                            85
         Section 13.07.  Priority of this Indenture                                        86
         Section 13.08.  Extent of Covenants; No Personal Liability                        86
         Section 13.09.  Rating Categories                                                 86
         Section 13.10.  Binding Effect                                                    87
         Section 13.11.  Counterparts                                                      87
         Section 13.12.  Governing Law                                                     87

                            ESCROW DEPOSIT AGREEMENT


                             DATED DECEMBER 22, 1999


                                  BY AND AMONG


                               JAMESON INNS, INC.
                                ATLANTA, GEORGIA


                            CITY OF ELKHART, INDIANA
                                ELKHART, INDIANA


                           BANK ONE TRUST COMPANY, NA
                                AS ESCROW TRUSTEE


                                       AND


                           BANK ONE TRUST COMPANY, NA
AS PRIOR TRUSTEE

                            ESCROW DEPOSIT AGREEMENT


         This Escrow Deposit Agreement, dated December 22, 1999 (the "Escrow Deposit Agreement"), by and among Jameson Inns, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the "Company"), the City of Elkhart, Indiana (the "Issuer"), Bank One Trust Company, NA, (successor in interest to The Indiana National Bank) as trustee (the "Prior Trustee") under a Trust Indenture dated as of December 1, 1986 (the "Prior Indenture") from the Issuer and Bank One Trust Company, NA, as escrow trustee (the "Escrow Trustee").

                                   WITNESSETH:

         WHEREAS, the Issuer is authorized under Indiana Code 36-7-11.9 and -12, as amended (collectively, the "Act"), among other things, to issue revenue bonds and to lend the proceeds therefrom for the purpose of financing and refinancing the cost of construction and equipping of industrial development projects and vests the Issuer with powers that may be necessary to enable it to accomplish such purposes; and

         WHEREAS, the Issuer has heretofore executed and delivered the Prior Indenture for the purpose of providing for the issuance of its Economic Development Revenue Bonds, Series 1986 (Signature Elkhart Ltd. Project) issued in the original principal amount of $3,885,000, $3,305,000 of which are now outstanding (the "Series 1986 Bonds");

         WHEREAS, which Series 1986 Bonds maturing after December 1, 1999 (the "Refunded Bonds") are being refunded by the hereinafter described Series 1999 Bonds and are being defeased by cash; and

         WHEREAS, the net proceeds from the issuance and sale of the Series 1986 Bonds were used by the predecessor to the Company to finance or refinance acquisition, construction and equipping of their existing facilities; and

         WHEREAS, the Company has determined that it is in its best interests to refund the Refunded Bonds in order to achieve a debt service savings; and

         WHEREAS, the Issuer is issuing its Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc. Project) in the aggregate principal amount of $3,305,000 (the "Series 1999 Bonds"), under and pursuant to the terms of a Trust Indenture dated as of December 1, 1999 (the "Indenture") from the Issuer to Firstar Bank, N.A., as Trustee (the "Trustee"); and

         WHEREAS, the Issuer intends to lend the proceeds of the Series 1999 Bonds pursuant to the provisions of a Loan Agreement dated as of December 1, 1999 (the "Loan Agreement") to the Company to refund the Refunded Bonds; and

         WHEREAS, the Company has determined to provide for the payment of the Refunded Bonds by depositing with the Escrow Trustee the proceeds of the Series 1999 Bonds sufficient to pay, without consideration of the reinvestment thereof, when due upon redemption of the principal of, interest on and premium, if any, on the Refunded Bonds as described on Exhibit B;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1. Receipt of Documents by Escrow Trustee; Incorporation by Reference. Receipt of true and correct copies of the Prior Indenture, the Loan Agreement, Mortgage and Security Agreement dated as of December 1, 1986, between the Company and the Issuer (the "Prior Loan Agreement"), the Indenture and the Loan Agreement is hereby acknowledged by the Escrow Trustee, and reference herein to or citation herein of any provision of said documents shall be deemed to be incorporated as part hereof in the same manner and with the same effect as if they were fully set forth herein.

Section 2. Creation of Escrow Fund. There is hereby created and established with the Escrow Trustee a special and irrevocable trust fund designated the "Jameson Inns, Inc. Escrow Fund" (the "Escrow Fund") to be held in the custody of the Escrow Trustee as a trust fund for the benefit of the holders of the Refunded Bonds separate and apart from other funds of the Company or the Issuer, if any, or of the Escrow Trustee. The Escrow Fund will contain the cash and the Governmental Obligations deposited pursuant to Section 3 hereof, which are, without consideration of the reinvestment thereof, at least sufficient to pay when due upon redemption the principal of, premium, if any, on and interest on the Refunded Bonds as described on Exhibit B.

Section 3. (a) Funding of the Escrow Fund; Purchase of Governmental Obligations.
(a) Concurrently with the execution of this Escrow Deposit Agreement there is herewith deposited with the Escrow Trustee immediately available moneys in the amount of $3,350,659.72, $3,305,000 of which is from proceeds of the Series 1999 Bonds (the "Series 1999 Proceeds"), $7,798.10 of which is released from the Interest Fund under the Prior Indenture, $1,195.27 of which is released from the Bond Fund under the Prior Indenture, and $36,666.35 of which is released from the Debt Service Reserve Fund under the Prior Indenture (collectively, the "Prior Bond Proceeds" and with the cash and Series 1999 Proceeds collectively, the "Proceeds").

(b) The Escrow Trustee acknowledges receipt of the Proceeds and agrees to immediately invest $____________ of the Proceeds in the Governmental Obligations described in Exhibit A and to deposit such Governmental Obligations in the Escrow Fund. The Escrow Trustee will hold $______ of the Proceeds as cash.

         Section 4. Transfers of Funds; Redemption of Refunded Bonds; Publication of Notice of Redemption. Simultaneously with the issuance of the Series 1999 Bonds and the creation of the Escrow Fund, the Company shall direct the Prior Trustee to transfer certain moneys, investments, or other securities held by the Prior Trustee under the Prior Indenture for deposit with the Escrow Trustee. The Issuer and the Company hereby instruct the Escrow Trustee to call the Refunded Bonds for redemption on January 21, 2000, and send the Notice of Redemption attached hereto as Exhibit C as required by the Prior Indenture.

         Section 5. Irrevocable Trust; Application of Escrow Fund. The deposit of the moneys and Governmental Obligations in the Escrow Fund shall constitute an irrevocable deposit of said moneys and Governmental Obligations, which, together with the interest earned thereon and any increment thereto, shall be held in trust for the benefit of the holders of the Refunded Bonds and shall be applied solely to the payment of the principal of, premium, if any, and interest on the Refunded Bonds as described in Exhibit B, with any excess to be applied as provided in Section 8 hereof.

         Section 6. Acceptance of Trust; Investment Powers; Substituted Governmental Obligations.

(b) The Escrow Trustee hereby accepts the moneys and Governmental Obligations deposited in the Escrow Fund pursuant to this Escrow Deposit Agreement. The Escrow Trustee shall apply the moneys and Governmental Obligations deposited in the Escrow Fund together with any increment thereto and interest earned thereon, in accordance with the provisions hereof.

(c) The Escrow Trustee hereby accepts the trusts imposed upon it by this Escrow Deposit Agreement and agrees to perform these trusts as a corporate trustee ordinarily would perform such trusts under a corporate indenture. The Escrow Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall not be answerable for the conduct of the same if appointed in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, certified public accountants, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Escrow Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Company). The Escrow Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice. To the extent permitted by law, the Company shall defend, indemnify and hold the Escrow Agent and the holders of the Refunded Bonds harmless from all claims, demands and actions resulting from or arising out of any alleged deficiency in the Escrow Fund which is not caused by gross negligence or willful misconduct of the Escrow Agent. This indemnity shall survive the termination of this Escrow Agreement.

(c) The Escrow Trustee shall have no power or duty to invest any moneys held hereunder except for the purchase of the Governmental Obligations described in Exhibit A.

         Section 7. Payment of Refunded Bonds. On or before the payment dates for the Refunded Bonds, the Escrow Trustee shall transfer to the Prior Trustee funds sufficient to pay interest on, premium, if any, on and principal of the Refunded Bonds as more specifically described on Exhibit B hereto.

         Section 8. Application of Escrow Fund after Payment of Refunded Bonds. After payment of the principal of, premium, if any, and interest on the Refunded Bonds as indicated on Exhibit B, all remaining moneys and Governmental Obligations, if any, together with any increment thereto and interest earned thereon, in the Escrow Fund, shall be paid over promptly by the Escrow Trustee to the Company. An amount sufficient to pay, when presented for payment, the Refunded Bonds which have not been presented for payment when due, including amounts currently held for such purposes, shall be held by the Prior Trustee under and pursuant to the requirements of the Prior Indenture.

         Section 9. Lien of Holders of Refunded Bonds on Escrow Fund; Obligation of Issuer. The trusts created hereby shall be irrevocable and the holders of the Refunded Bonds shall have, and are hereby granted, an express first lien and security interest and the Escrow Trustee and the holders of the Series 1999 Bonds and all other bonds issued under the Bond Indenture shall have, and are hereby granted, an express second lien and security interest on all moneys and Governmental Obligations, including any increment thereto and the interest earned thereon, in the Escrow Fund until applied in accordance with this Escrow Deposit Agreement. The Refunded Bonds shall remain an obligation of the Issuer in accordance with the Prior Indenture but shall only be payable from the Escrow Fund.

         Anything in this Escrow Deposit Agreement to the contrary notwithstanding, the performance by the Issuer of all duties and obligations imposed upon it hereby, the exercise by it of all powers granted to it hereunder, the carrying out of all covenants, agreements and promises made by it hereunder, and the liability of the Issuer for all warranties and other covenants hereunder, shall be special and limited obligations of the Issuer, payable solely from and secured exclusively by the Escrow Fund. Neither this Escrow Deposit Agreement, nor the obligations of the Issuer hereunder, shall be in any respect a general obligation of the Issuer, the State of Indiana (the "State") or any political subdivision thereof, nor shall this Escrow Deposit Agreement, or the obligations of the Issuer hereunder, be payable in any manner from revenues raised by taxation. Neither this Escrow Deposit Agreement, nor the obligations of the Issuer hereunder, shall constitute nor give rise to any pecuniary liability of the Issuer, the State or any political subdivision thereof, or a charge against the general credit or taxing powers of the Issuer, the State or any political subdivision thereof. Neither this Escrow Deposit Agreement, nor the obligations of the Issuer hereunder, shall constitute an indebtedness of the Issuer, the State or any political subdivision thereof within any constitutional or statutory limitation.

         No recourse shall be had for any claim based on this Escrow Deposit Agreement against any past, present or future member, officer, agent, servant or employee of the Issuer, or any incorporator, member, officer, agent, employee, director or trustee of any successor body, as such, either directly or through the Issuer or any successor body, under any constitutional provision, stature or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Escrow Deposit Agreement. Specifically, the members, officers, employees, agents, servants of the Issuer are not subject to personal liability or accountability by reason of any act authorized under the Act, including without limitation the execution of this Escrow Deposit Agreement.

         Section 10. Fees of Prior Trustee and Escrow Trustee. In consideration of the services rendered and to be rendered by the Escrow Trustee and Prior Trustee under this Escrow Deposit Agreement, the Company will pay to the Escrow Trustee and Prior Trustee their proper fees and expenses for duties to be performed hereunder. Neither the Escrow Trustee nor the Prior Trustee shall have any lien whatsoever upon any of the amounts in the Escrow Fund for the payment of any further fees and expenses. The Escrow Trustee and the Prior Trustee agree not to use the amounts in the Escrow Fund for fees and expenses or in any manner except as expressly set forth in the Escrow Deposit Agreement.

         Section 11. Termination of Escrow Deposit Agreement. This Escrow Deposit Agreement shall terminate when Refunded Bonds have been paid and discharged in full in accordance with this Escrow Deposit Agreement and the Prior Indenture, and any remaining moneys and Governmental Obligations together with any increment thereto and interest earned thereon in the Escrow Fund have been paid over by the Escrow Trustee to the Company.

         Section 12. Tax Covenant. Each of the Company, the Prior Trustee and the Escrow Trustee covenants and agrees that the proceeds from the sale of the Series 1999 Bonds, any moneys attributable to the proceeds of the Series 1986 Bonds, amounts received from the investment of the proceeds of the Series 1999 Bonds and the Series 1986 Bonds and any other amounts treated as proceeds of the Series 1999 Bonds under the provisions of the Internal Revenue Code of 1954, as amended, and the Internal Revenue Code of 1986, as amended (collectively, the "Code"), or any of the regulations and rules adopted pursuant thereto shall not be invested or otherwise used in a manner which would cause the Series 1999 Bonds or the Series 1986 Bonds to be "arbitrage bonds" within the meaning of
Section 148 of the Code and such regulations or rules adopted pursuant to the Code as may be applicable.

         Section 13. Irrevocable Agreements and Amendments. This agreement is made for the benefit of the Company and the holders from time to time of the Refunded Bonds and it shall not be revoked, repealed, altered or amended without the written consent of all such holders, the Prior Trustee, the Escrow Trustee, the Issuer, and the Company; provided, however, that the Company, the Issuer, the Prior Trustee and the Escrow Trustee may, without the consent of, or notice to, such holders amend this Escrow Deposit Agreement or enter into such agreements supplemental to this Escrow Deposit Agreement, as shall not materially adversely affect the rights of such holders, for any one or more of the following purposes:

         (i) to cure any ambiguity or formal defect or omission in the Escrow Deposit Agreement,

         (ii) to grant to, or confer upon, the Escrow Trustee or the Prior Trustee for the benefit of the holders of the Series 1986 Bonds, any additional right, remedies, powers or authority that may lawfully be granted to or conferred upon, the Escrow Trustee or the Prior Trustee for the benefit of the holders of the Refunded Bonds,

         (iii) to include under this Escrow Deposit Agreement additional funds, securities or properties.

         Section 14. Severability. If any one or more of the covenants or agreements provided in this Escrow Deposit Agreement on the part of the parties to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Escrow Deposit Agreement.

         Section 15. Successor Escrow Trustee. It is understood that the Escrow Trustee reserves the right to resign as Escrow Trustee at any time by giving written notice of its resignation, specifying the effective date thereof, to each other party hereto. Within thirty (30) days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor Escrow Trustee to which the Escrow Trustee may distribute the property then held hereunder. If a successor Escrow Trustee has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Trustee may apply to a court of competent jurisdiction for the appointment of a successor Escrow Trustee.

         Section 16. Counterparts; Headings. This Escrow Deposit Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as an original and shall constitute and be but one and the same instrument. For purposes of the Indiana Uniform Commercial Code, however, the original of this instrument held by the Escrow Trustee shall be deemed and treated as the only original counterpart hereof. The paragraph headings used in this instrument are for convenience of reference only.

         IN WITNESS WHEREOF, the parties hereto have each caused this Escrow Deposit Agreement to be executed by their duly authorized officers as of the date first above written.

                                       JAMESON INNS, INC.



                                       By



ATTEST:


By

                  CITY OF ELKHART, INDIANA



                                       By:




ATTEST:


By

                  BANK ONE TRUST COMPANY, NA
                                       as Prior Trustee



                                       By:




ATTEST:


By



                                            BANK ONE TRUST COMPANY, NA
                                       as Escrow Trustee



                                       By:




ATTEST:


By

                                    EXHIBIT A

                            GOVERNMENTAL OBLIGATIONS


         Type of           Maturity            First Interest            Par            Purchase
         Security            Date               Payment Date           Amount             Price
     ------------------------------------------------------------------------------------------
         US T-Bill          1/20/00               1/20/00            $3,364,000       $3,350,002.02

                                    EXHIBIT B

                       REFUNDED BONDS PRINCIPAL, INTEREST
                              AND PREMIUM PAYMENTS


         Interest:    $     45,659.72
         Principal:      3,305,000.00
         Premium:             -0-

                                    EXHIBIT C


                              NOTICE OF REDEMPTION

         Owners of the $3,305,000 in aggregate principal amount of the City of Elkhart, Indiana Economic Development Revenue Bonds, Series 1986 (Signature Elkhart Ltd. Project), dated December 1, 1986, maturing after December 1, 1999 (the "Bonds"), are hereby notified that all such outstanding Bonds will be redeemed upon presentation at the principal corporate trust office of Bank One Trust Company, NA, Indianapolis, Indiana, on January 21, 2000, at 100% of face value, plus accrued interest to January 21, 2000. All such Bonds being redeemed on January 21, 2000, shall cease to bear interest on January 21, 2000.

         Dated this 22nd day of December, 1999.


                                       BANK ONE TRUST COMPANY, NA, as
                                       Trustee


                                       By:


                                       Title:

                          IRREVOCABLE LETTER OF CREDIT

                               FIRSTAR BANK, N.A.
                            Global Services Division
                          425 Walnut Street, 2nd floor
                              Cincinnati, OH 45202



                                                      Dated:  December 22, 1999


Irrevocable Letter of Credit No. _________

Beneficiary:
                                              Applicant:

Firstar Bank, N.A., as Trustee                Jameson Inns, Inc.
425 Walnut Street, 6th Floor                  8 Perimeter Center, Suite 8050
Cincinnati, Ohio 45202                        Atlanta, Georgia 30346-1603


                                         Amount:  $3,346,312

                                         Expiration Date: December 31, 2002

Ladies and Gentlemen:

         FIRSTAR BANK, N.A. (sometimes hereinafter referred to as the "Bank") hereby establishes in your favor for the benefit of the Bondholders for the account of Jameson Inns, Inc. (the "Corporation"), its Irrevocable Letter of Credit (this "Letter of Credit") in a maximum amount of up to Three Million Three Hundred Forty-six Thousand Three Hundred Twelve Dollars ($3,346,312) (as more fully described below) effective immediately and expiring at 4:00 p.m., Cincinnati, Ohio time, on December 31, 2002 (the "Expiration Date"), or if the Expiration Date is not a business day (as hereinafter defined) on the next succeeding business day, unless terminated earlier in accordance with the provisions hereof or unless extended by us.

         This Letter of Credit is being issued in connection with that certain Trust Indenture (the "Indenture") between the City of Elkhart, Indiana (the "Issuer"), and you dated as of the 22nd day of December, 1999, as amended, to authorize, issue and sell certain Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc. Project) (the "Bonds"), in the aggregate principal amount of $3,305,000, the payment of which is secured by, among other things, this Letter of Credit. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

         As used in this Letter of Credit, the term "Business Day" shall mean a day of the year, other than (a) a Saturday, (b) a Sunday, (c) a day on which banks located in any city in which the principal office of the Trustee or our principal offices are located are required or authorized by law to remain closed and (d) a day on which The New York Stock Exchange is closed.

         You, as Trustee pursuant to the Indenture, are hereby irrevocably authorized to draw on us, for the account of the Corporation, in accordance with the terms and conditions hereof and subject to increases and reductions in amounts as hereinafter set forth, an aggregate amount not exceeding Three Million Three Hundred Forty-six Thousand Three Hundred Twelve Dollars ($3,346,312) (the "Stated Amount"), of which (A) an aggregate amount not exceeding $3,305,000.00 may be drawn upon for payment of the unpaid principal amount of the Bonds or the portion of the purchase price corresponding to the principal amount of the Bonds or Beneficial Ownership Interests (as hereinafter defined), and (B) an aggregate amount not exceeding $41,312.00 may be drawn upon for payment of up to 45 days accrued interest on the Bonds or the portion of the purchase price of the Bonds or Beneficial Ownership Interests corresponding to accrued interest. All drawings under this Letter of Credit will be paid with our own funds and not with funds of the Corporation, the Issuer or any other person, and prior to any reimbursement thereof.

         Funds under this Letter of Credit are only available to you against your sight draft(s) drawn on us, substantially in the form of Exhibit 1 hereto, stating on their face: "Drawn under FIRSTAR BANK, N.A. Letter of Credit No. _______" and upon your presenting to us one or more of the following written certificates:

         (A) If the drawing is made with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial Ownership Interests delivered to you for purchase pursuant to Sections 2.04 or 2.05 of the Indenture, but not for purchases under Sections 2.06 or 2.07 of the Indenture, a written certificate signed by you in the form of Exhibit 2 attached hereto appropriately completed;

         (B) If the drawing is being made for a payment of interest on the Bonds, a written certificate signed by you in the form of Exhibit 3 attached hereto appropriately completed;

         (C) If the drawing is being made for the payment of principal of the Bonds due upon redemption, acceleration or scheduled maturity, a written certificate signed by you in the form of Exhibit 4 attached hereto appropriately completed; or

         (D) If the drawing is being made with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial Ownership Interests delivered to you for purchase under Sections 2.06 or 2.07 of the Indenture, a written certificate signed by you in the form of Exhibit 5 attached hereto appropriately completed.

         Presentation of such draft(s) and certificate(s) shall be made on a business day at our office located at Firstar Bank, N.A., Global Services Division, 425 Walnut Street, 2nd floor, Cincinnati, OH 45202, or any other place which may be designated by us by written notice delivered to you. If we receive any of your drafts drawn hereunder at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or prior to the termination hereof, we will honor the same and make payment hereunder. If requested by you, payment may be made by deposit of such funds into a designated bank account that you maintain. If demand for payment is made by you hereunder at or prior to 11:00 A.M. (Cincinnati, Ohio time) on a Business Day, and provided that such demand for payment and the drawing certificate presented in connection therewith conform in all particulars to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds, on or prior to 11:00 A.M. (Cincinnati, Ohio time) on the next succeeding Business Day. If demand for payment is made by you hereunder at or prior to 10:30 A.M. (Cincinnati, Ohio time) on a Business Day relating to a certificate in the form of Exhibit 2 or Exhibit 5 attached hereto, and provided that such demand for payment and the drawing certificate presented in connection therewith conform in all particulars to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds on the same Business Day.

         Upon receipt from you of a written certificate signed by you in the form of Exhibit 6 attached hereto appropriately completed, stating that a payment of principal of the Bonds has been made from funds other than amounts drawn under this Letter of Credit, in accordance with the terms of the Indenture, the Stated Amount of this Letter of Credit shall be reduced by the amount of the reduction set forth in such certificate. Drawings in respect of payments hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as set forth below. Upon payment of a drawing hereunder, the Stated Amount of this Letter of Credit shall be reduced by the amount of such payment except as follows:

         (a) Immediately after we honor your demand under this Letter of Credit accompanied by a certificate in the form of Exhibit 2 attached hereto, an amount equal to such payment shall be automatically reinstated to the amount of this Letter of Credit; and

         (b) Five Business Days after we honor your demand under this Letter of Credit accompanied by a ____________________ certificate in the form of Exhibit 3 hereto, an amount equal to such payment shall be automatically reinstated to the amount of this Letter of Credit unless (i) you shall have received our notice to you by hand delivery, telecopy or registered mail prior to the end of such five Business Day period that (x) we have not been reimbursed for such payment in accordance with the terms of the Reimbursement Agreement dated as of December 22, 1999 between the Borrower and us (the "Reimbursement Agreement") or (y) any Other Event of Default under the Reimbursement Agreement has occurred and is continuing, and as a consequence thereof there shall be no such reinstatement, or (ii) the fifth Business Day after such presentation would be after the expiration date of this Letter of Credit.

         Reductions in the Stated Amount which are the result of payments under the Letter of Credit honoring a demand accompanied by a certificate in the form of Exhibit 4 hereto or in the form of Exhibit 5 hereto shall not be reinstated.

         The Stated Amount shall be reduced upon our receipt of a certificate in the form of Exhibit 6 hereto and such reduction shall not be subject to reinstatement.

         Only you, as Trustee, or your transferee pursuant to the terms of this Letter of Credit, may make a drawing under this Letter of Credit. Upon the payment to you, as Trustee, of the amount specified in a draft drawn hereunder, we will be fully discharged of our obligation under this Letter of Credit with respect to such draft and shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or any other person who may have made to you or makes to you a demand for payment of principal of or interest on any Bond. By paying to you an amount demanded in such draft we make no representation as to the correctness of the amount demanded in such draft.

         This Letter of Credit applies only to the payment of principal of the Bonds, and up to 45 days' interest accruing on the Bonds on or prior to the expiration of this Letter of Credit and does not apply to any interest that may accrue thereon or any principal that may be payable with respect thereto after such date.

         This Letter of Credit shall automatically terminate without any action or notice and shall be delivered to us for cancellation upon the earliest of:
(i) the honoring of the final drawing not subject to reinstatement available to be made hereunder; (ii) our receipt of a written certificate signed by your officer and an officer of the Corporation in the form of Exhibit 7 hereto appropriately completed, stating that: (a) no Bonds are Outstanding within the meaning of the Indenture; and (b) such officers are duly authorized to sign such certificate on behalf of you and the Corporation, respectively; (iii) our receipt of a written certificate signed by your officer and an authorized officer of the Corporation in the form of Exhibit 8 hereto appropriately completed, stating that: (a) an Alternate Letter of Credit (as defined in the Indenture) has been accepted by the Trustee, and (b) such officers are duly authorized to sign such certificate on behalf of you and the Corporation; or
(iv) the occurrence of the Expiration Date.

         Pursuant to the terms of the Reimbursement, on September 15, 2002 and thereafter on September 15 of each year, the Expiration Date of this Letter of Credit may be extended in our sole discretion for an additional period of one year from the date of expiry then in place, provided that the Corporation has delivered to us a written request for such extension by no later than December 31 of the year prior to the year in which this Letter of Credit will expire (assuming an Expiry Date of December 31). Written notice of our decision regarding the Corporation's request shall be delivered to the Corporation and to you not later than two (2) months following our receipt of the financial statements required to be delivered by the Corporation pursuant to Section 8.13(i) of the Reimbursement Agreement. Failure on our part to give notice within such time period shall be deemed denial of the extension request.

         As used herein, "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository (as defined in the Indenture) under a book entry system. As used herein, "Beneficial Owner" means with respect to the Bonds, a person (as defined in the Indenture) owning a Beneficial Interest therein, as evidenced to your satisfaction.

         This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500" (the "Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of the State of Indiana, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of Indiana.

         Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at Global Services Division, 425 Walnut Street, 2nd floor, Cincinnati, Ohio 45202, specifically referring to the number of this Letter of Credit. We will address all communications with respect to this Letter of Credit to the Trustee at the address set forth on the front page hereof or to such other address as the Trustee may direct in writing.

         In accordance with Article 48 of the Uniform Customs, this Letter of Credit is transferable in its entirety to any transferee who has succeeded you as Trustee under the Indenture. Each letter of credit issued upon any such transfer may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Exhibit 9 attached hereto and payment of a transfer fee equal to .25% of the Stated Amount then available for draw. Following such presentation, and as soon as this original Letter of Credit is returned to us and we have been paid our customary fee, we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue an irrevocable letter of credit to your transferee with provisions therein consistent with those of this Letter of Credit.

         This Letter of Credit sets forth in full our undertaking and shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Indenture), except only the certificate(s) and the draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such draft(s).

                                   Very truly yours,

                                   FIRSTAR BANK, N.A.


                                   By:
                                       -----------------------------------------
                                         Its:
                                              ----------------------------------

                                  By:
                                       -----------------------------------------
                                         Its:
                                              ----------------------------------

                                    EXHIBIT 1

                                   SIGHT DRAFT


                                                          ----------------------


Pay on sight to the order of: ________________ U.S. ________________ Dollars
(U.S. $_____).

Charge to account of Jameson Ins, Inc.

         Drawn under FIRSTAR BANK, N.A. Letter of Credit No. ________.

                  TO:      FIRSTAR BANK, N.A.
                           Global Services Division
                           425 Walnut Street, 2nd floor
                           Cincinnati, Ohio 45202


         The sum drawn does not exceed the difference between (I) the maximum aggregate amount to be drawn under the Letter of Credit less (II) the aggregate amount of all previous drawings made under the Letter of Credit which have not been reinstated pursuant to the terms thereof.


                                   FIRSTAR BANK, N.A., as Trustee


                                   By:
                                       -----------------------------------------
                                   Its:
                                       -----------------------------------------

                                   By:
                                       -----------------------------------------
                                   Its:
                                       -----------------------------------------

                                    EXHIBIT 2

                         CERTIFICATE FOR DRAWING UNDER
                       SECTIONS 2.04 OR 2.05 OF INDENTURE




         Re:  Firstar Bank Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Indenture," "Stated Amount," "Beneficial Owner" and "Beneficial Ownership Interest" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making this demand for payment under the Letter of Credit with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial Ownership Interests delivered to the Trustee for purchase in accordance with sections 2.04 or 2.05 (but not 2.06 or 2.07) of the Indenture.

         3. The principal amount of Bonds or Beneficial Ownership Interests which are to be purchased and with respect to the payment of which the Trustee does not have available amounts pursuant to section 6.15 of the Indenture, or otherwise, that are to be applied to such payment prior to moneys demanded under the Letter of Credit is $____________.

         4. The accrued interest on the Bonds or Beneficial Ownership Interests referred to in paragraph 3 above and with respect to the payment of which the Trustee does not have available amounts pursuant to section 6.15 of the Indenture, or otherwise, that are to be applied to such payment prior to moneys demanded under the Letter of Credit is $__________.

         5. The sum of the amounts set forth in paragraphs 3 and 4 above is $_________ and is the amount of the drawing with respect to this Certificate.

         6. Immediately upon your payment of the amount demanded hereby, such Bonds or Beneficial Ownership Interests will be held by us, as your agent and for your benefit as Beneficial Owner, pending your further instructions to the undersigned.

         7. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the Stated Amount.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of this ______ day of ____________, _____.


                                   FIRSTAR BANK, NA,
                                   as Trustee


                                   By:
                                       -----------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT 3

                        CERTIFICATE FOR INTEREST DRAWING


         Re:      Firstar Bank Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Business Day," "Indenture" and "Stated Amount" used herein shall have their respective meanings set forth in the Letter of Credit) that,

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making a demand for payment under the Letter of credit with respect to the payment of interest on the Bonds.

         3. The amount of interest on the Bonds which is due and payable, or will be due and payable within two Business Days after the date hereof, is $__________, and the amount of the drawing with respect to this Certificate does not exceed such amount.

         4. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the Stated Amount,

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ____________, _____.

                                   FIRSTAR BANK, NA,
                                   as Trustee


                                   By:
                                       -----------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT 4

                     CERTIFICATE FOR PRINCIPAL DRAWING UPON
                 REDEMPTION, ACCELERATION OR SCHEDULED MATURITY


         Re:      Firstar Bank, N.A. Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Business Day," "Indenture" and "Stated Amount" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making a demand for payment under the Letter of Credit with respect to the payment of principal of the Bonds.

         3. The amount of principal of the Bonds which is due and payable, or will be due and payable within two Business Days after the date hereof, is $__________, and is the amount of the drawing with respect to this Certificate.

         4. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the stated Amount.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ____________, _____.

                                   FIRSTAR BANK, NA,
                                   as Trustee


                                   By:
                                       -----------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT 5

           CERTIFICATE FOR DRAWING UNDER SECTIONS 2.06 AND 2.07 OF THE
                                   INDENTURE


         Re:      Firstar Bank, N.A. Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Indenture," "Stated Amount," "Beneficial Owner" and "Beneficial Ownership Interest" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making this demand for payment under the Letter of Credit with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial ownership interests delivered to the Trustee for purchase in accordance with sections 2.06 or 2.07 of the Indenture.

         3. The principal amount of Bonds or Beneficial Ownership interests which are to be purchased is $__________.

         4. The accrued interest on the Bonds or Beneficial Ownership Interests referred to in paragraph 3 above is $__________.

         5. The sum of the amounts set forth in paragraphs 3 and 4 above is $__________ and is the amount of the drawing with respect to this Certificate.

         6. Immediately upon your payment of the amount demanded hereby, such Bonds or Beneficial ownership Interests will be held by us, as your agent and for your benefit as Beneficial Owner, pending your further instructions to the undersigned.

         7. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the Stated Amount.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ____________, _____.

                                   FIRSTAR BANK, NA,
                                   as Trustee


                                   By:
                                       -----------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT 6

                    CERTIFICATE OF REDUCTION IN STATED AMOUNT


FIRSTAR BANK, N.A.
Global Services Division
425 Walnut Street, 2nd floor
Cincinnati, Ohio 45202

         Re:      FIRSTAR BANK, N.A. Irrevocable Letter of Credit No. _____

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of FIRSTAR BANK, N.A., as Trustee (the "Trustee"), hereby certifies to FIRSTAR BANK, N.A. (the "Bank") with reference to FIRSTAR BANK, N.A. irrevocable ________ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) On the date hereof, a payment or a credit towards payment of principal on the Bonds in the amount of $_______ has been made from funds other than amounts drawn under the Letter of Credit in accordance with the terms of the Indenture.

         (3) In accordance with the Letter of Credit, upon your receipt of this certificate, the Stated Amount of the Letter of Credit is reduced by $________________, which amount equals the sum of: (i) the amount of principal so paid, plus (ii) 45 days' interest on such amount of principal. You may adjust your records accordingly.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the ______ day of ___________________.


                                    FIRSTAR BANK, N.A., as Trustee

                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------

                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------

                                    EXHIBIT 7

                    CERTIFICATE THAT NO BONDS ARE OUTSTANDING






FIRSTAR BANK, N.A.
Global Services Division
425 Walnut Street, 2nd floor
Cincinnati, Ohio 45202

         Re:      FIRSTAR BANK, N.A.
                  Irrevocable Letter of Credit No. _____

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of FIRSTAR BANK, N.A., as Trustee (the "Trustee"), and a duly authorized officer of Jameson Inns, Inc. (the "Corporation"), hereby certify to FIRSTAR BANK, N.A. (the "Bank") with reference to FIRSTAR BANK, N.A. irrevocable ______ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) No Bonds are outstanding within the meaning of the Indenture.

         (3) The undersigned officers are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Corporation, respectively.

         Pursuant to the Indenture, we are delivering herewith the Letter of Credit for cancellation.

         IN WITNESS WHEREOF, the Trustee and the Corporation have executed and delivered this certificate as of the ______ day of ___________________.


                                    FIRSTAR BANK, N.A., as Trustee

                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------

                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------


                                    JAMESON INNS, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                           -------------------------------------

                                    EXHIBIT 8


             CERTIFICATE OF ACCEPTANCE OF ALTERNATE LETTER OF CREDIT





FIRSTAR BANK, N.A.
Global Services Division
425 Walnut Street, 2nd floor
Cincinnati, Ohio 45202

         Re:      FIRSTAR BANK, N.A.
                  Irrevocable Letter of Credit No. _____

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of FIRSTAR BANK, N.A., as Trustee (the "Trustee"), and a duly authorized officer of Jameson Inns, Inc. (the "Corporation"), hereby certify to FIRSTAR BANK, N.A. (the "Bank") with reference to FIRSTAR BANK, N.A. irrevocable ________ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used therein defined) issued by the Bank in favor of the trustee that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) An Alternate Letter of Credit (as defined in the Indenture) has been accepted by the Trustee.

         (3) The date on which such Alternate Letter of Credit becomes the "Letter of Credit" for all purposes under the Indenture is ______________.

         (4) The undersigned officers are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Corporation, respectively.

         IN WITNESS WHEREOF, the Trustee and Corporation have executed and delivered this certificate as of the _____ day of _________________.


                                    FIRSTAR BANK, N.A., as Trustee


                                    By:
                                       -----------------------------------------
                                    Its:
                                       -----------------------------------------

                                    By:

                                    Its:


                                    JAMESON INNS, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT 9


                           CERTIFICATE OF TRANSFER OF
                      LETTER OF CREDIT TO SUCCESSOR TRUSTEE


         For value received, the undersigned beneficiary hereby irrevocably transfers to:

         -------------------------------------
         (Name of Transferee)

         -------------------------------------
         (Address)

as Successor Trustee under the Indenture (as defined in the above-referenced Letter of Credit) all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

         By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

         The original Letter of Credit (and any amendments thereto) is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

SIGNATURE AUTHENTICATED                    Yours very truly,

                                           FIRSTAR BANK, NA,
                                           as trustee
--------------------------------
(Bank)

                                           By:
--------------------------------              ----------------------------------
(Authorized Signature)                        Its
                                                 -------------------------------

                            REIMBURSEMENT AGREEMENT


                                    BETWEEN


                               JAMESON INNS, INC.


                                      AND


                               FIRSTAR BANK, N.A.


                                      DATE

                               DECEMBER 22, 1999

                            REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT is entered into as of the 22nd day of December, 1999 by and between JAMESON INNS, INC. as borrower (the "Borrower") and FIRSTAR BANK, N.A., a national banking association (the "Bank").

         1.       Definitions And Accounting Terms.

                  1.1 Defined Terms. As used in this Reimbursement Agreement, the following, terms shall have the meaning set forth respectively after each:

                           "Agreement" means this Reimbursement Agreement,
either as originally executed or as it may from time to time be supplemented or amended.

                           "ALTA Policy" means the policy of title insurance
covering the Property required pursuant to Section 5.1.1(f) of this Agreement.

                           "Bond Documents" means all of the instruments and
agreements which may be executed from time to time by the Issuer, the Trustee and/or the Borrower in connection with the Bonds, including without limitation the following, as from time to time supplemented or amended:

                           (i)   the Trust Indenture;

                           (ii)  the Bonds;

                           (iii) the Letter of Representations; and

                           (iv)  the Bond Purchase Agreement.

                           "Bond Purchase Agreement" means the certain Bond
Purchase Agreement dated the 22nd day of December, 1999 among the Issuer, the Borrower and the Underwriter, as from time to time supplemented or amended with the written consent of the Bank.

                           "Bond Proceeds" means the proceeds from the sale of
the Bonds.

                           "Bonds" means the Series 1999 Bonds issued pursuant
to and in the form incorporated in the Trust Indenture for the purpose of refunding and retiring prior bonds.

                           "Borrower" means Jameson Inns, Inc., a Georgia
corporation.

                           "Borrower's Representative" means each of one or
more Persons authorized in Writing from time to time by the Borrower, with the approval of the Bank, to deliver certificates and other documents, instruments and material to the Bank pursuant to this Agreement.

                           "Business Day" means any day of the year, other than
(a) a Saturday, (b) a Sunday, (c) a day on which commercial banks located in the cities in which the principal corporate trust office of the Trustee or the principal offices of the Bank are located are required or authorized by law to remain closed; or (d) a day on which the New York Stock Exchange is closed.

                           "Closing Date" means December 22, 1999.

                           "Default Interest Rate" means a fluctuating rate per
annum (computed on the basis of a year of 360 days but calculated on the actual number of days outstanding) equal to two percent (2%) per annum in excess of the Prime Rate.

                           "Depository" means any securities depository that is
a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in the Bonds, and to effect transfers of book entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

                           "Event of Default" means each of those events so
designated in Article 10 of this Agreement.

                           "Financing Statements" means the UCC-1 financing
statements covering the Personal Property in which security interests are created pursuant to the Letter of Credit Documents required pursuant to Section 4.1(c) of this Agreement, as from time to time supplemented or amended.

                           "Fiscal Quarter" means any fiscal quarter of the
Fiscal Year of the Borrower.

                           "Fiscal Year" means the fiscal year of the Borrower.

                           "Improvements" means the improvements now or
hereafter located on the Property.

                           "Issuer" means City of Elkhart, Indiana.

                           "Firstar" means Firstar Bank N.A., a National
Banking Association and issuer of the Letter of Credit.

                           "Letter of Credit" means the letter of credit to be
issued by the Bank pursuant to this Agreement, either as originally executed or as it may from time to time be modified, extended, renewed or replaced by Firstar.

                           "Letter of Credit Documents" means, collectively,
this Agreement and the Security Documents, as from time to time supplemented or amended with the written consent of the Bank.

                           "Letter of Representations" means the Letter of
Representations from the Issuer, the Trustee, the Registrar (as defined in the Trust Indenture) and the Paying Agent (as defined in the Trust Indenture) to the Depository, as supplemented and amended from time to time.

                           "Mortgage" means the Mortgage, Assignment of Rents
and Security Agreement dated as of the 22nd day of December, 1999 from the Borrower in favor of Firstar Bank, N.A.

                           "Other Loan Documents" shall mean any and all
documents evidencing or securing any indebtedness whatsoever from Borrower to Firstar, including loans unrelated to the Project or Property described in the Security Documents.

                           "Permitted Encumbrances" means exceptions nos.
_____, _____, in Schedule B of that certain commitment for title insurance from Lawyers Title Insurance Company dated November 16, 1999.

                           "Person" means and includes an individual,
corporation, partnership, limited liability company, trust, unincorporated organization or association and a government or any department or agency thereof.

                           "Personal Property" means all of the Borrower's
right, title and interest in and to all furnishings, fixtures or equipment now owned or hereafter acquired, located on, or used in connection with, the Property; all permits, licenses and approvals necessary to operate the Project; and all of the Borrower's accounts arising from all the rents, payments for the use of rooms or facilities, payments for lodging and all other revenues of the Project, including those now due, past due, or to become due, by virtue of any lease, license or other agreement for the occupancy or use of all, or any portion, of the Project.

                           "Required Account" means the Jameson Inns, Inc.
Account to be established and maintained with the Bank, pursuant to Section 5.1.1(q) and 8.14 hereof.

                           "Prime Rate" means the per annum interest rate
established by FIRSTAR BANK, N.A. from time to time as such bank's prime rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by FIRSTAR BANK, N.A. for commercial or other extensions of credit. Subject to any minimum or maximum rate limitations specified by applicable law, the Prime Rate will automatically and immediately change from time to time effective as of the effective date of each such change in the prime commercial rate of such bank.

                           "Project" means the Property, the Project Facilities
and the Personal Property, which are owned and operated by the Borrower.

                           "Property" means the Signature Inn located at
___________ in Elkhart, Indiana , being the land described on Exhibit B together with all buildings and improvements located thereon, all appurtenant rights and privileges and all personal property, furniture, fixture and equipment used in connection with the operation of the Signature Inn, all as more particularly described in the Mortgage.

                           "Security Documents" means, collectively, the
Mortgage, Assignment of Rents and Security Agreement, the Assignment of Leases and Rents, the Financing Statements, the Subordination of Master Lease, and any other deed of trust, mortgage, security agreement, financing statement, guaranty or assignment now, heretofore or hereafter executed to secure the obligations of the Borrower under this Agreement, in each case either as originally executed or as the same may from time to time be supplemented or amended with the written consent of the Bank.

                           "Trustee" means Firstar Bank, N.A. a national
banking association with an office located in Cincinnati, Ohio, and its successors and assigns, as trustee under the Trust Indenture.

                           "Trust Indenture" means the Trust Indenture dated as
of the 22nd day of December, 1999, as amended, executed and delivered by the Issuer and the Trustee, as from time to time supplemented or amended.

                  1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

                  1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with GAAP.

                  1.4 Exhibits. All Exhibits to this Agreement, either as now existing or as the same may from time to time be supplemented or amended, are incorporated herein by this reference.

         2. Bonds. The Borrower has entered into the Bond Documents in order to cause the issuance of the Bonds, so that the Bond Proceeds could be used to refund and retire prior bonds.

         3. Letter of Credit. The Borrower has requested the Bank to issue an irrevocable letter of credit in the form attached hereto as Exhibit "A" in an aggregate amount not exceeding Three Million Three Hundred Forty Six Thousand Three Hundred Twelve Dollars ($3,346,312), of which an amount not exceeding $3,305,000 shall be available to pay the principal amount of the Bonds, and an amount not exceeding $41,312 shall be available to pay for interest accrued on the Bonds for up to a maximum of 45 days at the actual interest rates on the Bonds, all as more particularly provided in the Letter of Credit. The Bank is willing to issue the Letter of Credit on the terms and conditions contained in this Agreement and the other Letter of Credit Documents.

         4.       Letter of Credit Documents.

                  4.1 Security Documents. In consideration of the Bank's entry into this Agreement and the other Letter of Credit Documents, and as security for the prompt payment when due of all sums of principal, purchase price and interest advanced by the Bank pursuant to the Letter of Credit as well as for payment of any other sums owing pursuant to this Agreement or any of the other Letter of Credit Documents, together with any and all extensions, renewals, modifications and amendments thereof and as security for the performance and observance of all of the covenants, agreements and conditions contained in the Letter of Credit, this Agreement and all of the other Letter of Credit Documents, and as security for Borrower's performance of all obligations under the Other Loan Documents, the Borrower shall, at its sole expense, execute and deliver or cause to be executed and delivered to the Bank and record or cause to be recorded, if appropriate, the following documents, each of which shall be in such form and content, and executed by such persons and/or entities, as the Bank shall in its reasonable discretion require:

                           (a) the Mortgage, Assignment of Rents and Security Agreement;

                           (b)   the Assignment of Leases and Rents;

                           (c)   the Financing Statements;

                           (d)   Environmental Indemnity Agreement;

                           (e)   Assignment and Subordination of Master Lease
Agreement.

                  4.2 Other Documents and Actions. The Borrower agrees to execute, acknowledge and/or deliver or cause to be executed, acknowledged and/or delivered to the Bank such other instruments, agreements and documents, and to take such actions, upon request by the Bank, as the Bank may reasonably require in order to carry out the purposes of this Agreement and the other Letter of Credit Documents, and the transactions contemplated thereby, to effect the cross-default and cross collateralization arrangements with respect to the Other Loan Documents, and to protect and/or further the validity, priority and/or enforceability of the Security Documents or subject to the Security Documents and the security interests thereby created, any property, together with any renewals, additions, substitutions, replacements or betterments thereto, intended by the terms of this Agreement or the other Letter of Credit Documents to be covered by the Security Documents.

                  4.3 Right of Set-Off Against the Borrower; Additional Collateral.

                           (a)   Upon the occurrence and during the
continuance of any Event of Default hereunder, the Bank is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Letter of Credit Documents, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured.

                           (b)   The Bank agrees promptly to notify the Borrower
after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 4.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         5.       Conditions to Issuance, Closing and Post-Closing Conditions.

                  5.1 Conditions to Issuance. The obligation of the Bank to issue the Letter of Credit is subject to the following conditions precedent, unless specifically waived in writing by the Bank:

                           5.1.1 The Bank shall have received all the following,
each of which shall be in form and substance satisfactory to the Bank:

                                 (a) manually executed counterparts of the
Letter of Credit Documents and the fees and expenses required by Section 6.1 of this Agreement to be paid on the date of issuance of the Letter of Credit;

                                 (b) all the opinions,  certificates, and other
documents specified in, or requested by the Bank pursuant to the Letter of Credit Documents;

                                 (c) a written  opinion of counsel for the
Borrower in form and substance satisfactory to the Bank;

                                 (d) a written opinion of counsel, in form
and substance satisfactory to the Bank, opining as to exclusion of interest on the Bonds from income for federal income tax purposes and covering such matters relating to the Bond Documents as may be required by the Bank;

                                 (e) a current survey (or current
certification of an existing survey) of the Property certified to the Bank and the title insurance company issuing, the ALTA Policy issued by a registered surveyor in conformity with the Bank's survey requirement standards attached hereto and locating the buildings on the Property, all access roads, easements and other encumbrances set forth in the ALTA Policy;

                                 (f) (i) a commitment for a standard ALTA 1970
Form B mortgagee title insurance policy with 1984 revisions, in form and substance and issued by a title insurance company satisfactory to the Bank, an insured closing letter from the title insurance company regarding the title agent, together with satisfactory evidence of reinsurance of a portion of the title insurance company's obligations under the final policy of title insurance if required by the Bank in its discretion, naming the Bank as insured in a policy amount of not less than $3,346,312 reflecting the Borrower's marketable title in and to the Project, insuring the validity and first priority of the Bank's Mortgage or Deed of Trust and containing only exceptions acceptable to the Bank; and (ii) after closing and recording, a final policy of title insurance on the ALTA 1970 (Revised 1984) form naming the Bank as insured, containing no exceptions for filed or unfiled mechanics' or materialmen's liens, the rights of parties in possession or as to matters of survey, together with such other endorsements and coverages as may from time to time be required by the Bank, and insuring the Mortgage as a valid first lien on the Project, subject only to Permitted Encumbrances, all in conformity to the Bank's title insurance requirements;

                                 (g) policies or  certificates  of: (i)
liability insurance with respect to the Project, naming the Bank as an additional insured, in amounts and with a company or companies satisfactory to the Bank; and (ii) fire and extended coverage insurance for the Project, in amounts and issued by a company or companies satisfactory to the Bank and written or endorsed as to make losses, if any, payable to the Bank, in addition to the Borrower, as their respective interests may appear, together with evidence of the obligation of the insurance company or companies not to cancel such policies without first giving written notice thereof to the Bank at least 30 days in advance of such cancellation, in accordance with the Bank's insurance requirements and the other insurance requirements set forth in the Mortgage;

                                 (h) evidence satisfactory to the Bank that
there is satisfactory ingress to and egress from the Property;

                                 (i) evidence satisfactory to the Bank
indicating that no portion of the Property is located in a flood hazard area designated by the U.S. Department of Housing and Urban Development, receipt of which by the Bank is hereby acknowledged;

                                 (j) receipt with respect to the Project of:
(i) a current zoning letter from the appropriate governmental authority indicating the final and unappealable zoning classification of the Project, a copy of the applicable portion of the zoning code indicating the permitted uses and restrictions in such zoning classification, and a certificate of the Borrower or the Borrower's engineer, that the Project is in compliance therewith; (ii) evidence of the availability of public water, sewer and all other utilities necessary for the use and operation of the Project and that the capacities of each such utility are sufficient to adequately service the Project; and (iii) copies of all governmental approvals required to occupy and operate the Project;

                                 (k) receipt of (i) an ACSM 1527-E "Phase
I" environmental report in conformity with the Bank's Phase I environmental report requirements for the Project addressed to the Bank prepared by a licensed environmental engineering firm acceptable to the Bank, which report must indicate to the Bank's satisfaction that the Project is free from hazardous substance contamination and (ii) such other evidence of compliance of the Project with applicable federal, state and local environmental laws, regulations and requirements as the Bank may require, receipt of which by the Bank is hereby acknowledged;

                                 (l) receipt with respect to the Borrower
of: (i) a current certified copy of its Articles of Incorporation, as amended, certified by the Secretary of the State of Georgia; (ii) a validity of existing corporation certificate from the Secretary of the State of

Georgia; (iii) a copy of its Bylaws, as amended, certified by its Secretary or Assistant Secretary; and (iv) a certificate of foreign corporation admitted to do business in Kentucky and Indiana;

                                 (m) receipt of certified copies of the
resolution of the Board of Directors of the Borrower authorizing the execution and delivery of the Letter of Credit Documents, which resolution shall designate the names of the officers of the Borrower authorized to execute such documents;

                                 (n) the financial statements of the Borrower
for the fiscal year ended the 31st day of December, 1998, and for the second quarter period ended the 30th day of June, 1999, in form and substance satisfactory to the Bank;

                                 (o) a transcript of the Bond Documents;

                                 (p) an appraisal of the Project with a
minimum fair market value of $____________, which has been reviewed by the Bank and accepted by the Bank in its discretion;


                                 (q) Borrower must have on deposit with Bank
a sum not less than $500,000, $250,000 of which must be in a non-interest bearing account (amounts required to be on deposit pursuant to other Reimbursement Agreements and loan transactions between Bank and Borrower (including any subsidiary of Borrower) may be included in determining whether these minimum deposit requirements are met.); and

                                 (r) such additional certificates, documents,
consents or opinions, in form and substance satisfactory to the Bank, as the Bank may reasonably request.

                  5.2 Confirmation of Filing. The Bank shall have received confirmation to its satisfaction that the Letter of Credit Documents have been duly executed, acknowledged, delivered and recorded or filed, as appropriate.

         6.       Reimbursement and Other Payments; Extension.

                  6.1 Reimbursement and Other Payments. The Borrower hereby agrees to pay to the Bank or as directed by the Bank:

                           (a)   on the date of any  Principal  Drawing or
Interest Drawing (as such terms are defined in the Letter of Credit), but only after the Bank has paid the related drawing under the Letter of Credit, a sum equal to the amount of such Principal Drawing or Interest Drawing plus the sum of One Hundred Dollars ($100) for each Drawing made on the Letter of Credit;

                           (b)   on demand,  all reasonable  amounts expended,
advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement or any other Letter of Credit Document or to enforce the rights of the Bank under this Agreement or any other Letter of Credit Document or Bond Document (including without limitation any costs incurred by the Bank in connection with any insolvency or bankruptcy proceeding affecting the Borrower or any of the Security Documents), which amounts will include all court costs, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by the Bank in connection with any such matters;

                           (c)   on  demand,  except  as  otherwise  provided
herein, interest on any and all amounts unpaid by the Borrower to the Bank when due under this Agreement or any other Letter of Credit Document from the date such amounts become due until paid in full at the Default Interest Rate;

                           (d)   on  demand,  any other  amounts  owing to the
Bank by the Borrower under this Agreement or any of the other Letter of Credit Documents;

                           (e)   on the date of issuance of the Letter of
Credit: (i) a commitment fee of 1/2 of one percent of the amount available for draw under the Letter of Credit; (ii) all attorneys' fees and out-of-pocket expenses incurred by the Bank, Bank counsel, and bond counsel in connection with the negotiation, preparation and execution of this Agreement, the Letter of Credit and any and all of the other Letter of Credit Documents and security documents in connection therewith, and any amendment to the Bond Documents or consents or waivers hereunder or thereunder; (iii) fees and charges of Moody's Investors Service in connection with rating of the Letter of Credit; and (iv) all fees, charges or taxes for the recording or filing of Security Documents paid by the Bank and for issuance of a policy of title insurance; and

                           (f)   for each year that the Letter of Credit
remains in effect, the Borrower will pay to the Bank, as compensation to it, for the one-year period commencing on the date of issuance and each anniversary thereof (a "Fee Period") an annual fee (the "Annual Fee") equal to one and 25/100 percent (1.25%) of the undrawn amount available to be drawn under the Letter of Credit on such date (which amount will take into account all reductions or increases in such undrawn amount through such date and will be computed on the basis of a year of 360 days but calculated on the actual number of days the Letter of Credit will be outstanding)(the "Undrawn Amount"), payable as follows: (i) one and 25/100 of one percent (1.25%) of the Undrawn Amount payable on each January 1, commencing January 1, 2000. The Bank shall submit invoices to the Borrower for the fees due under this Section 6.1(f).

                  6.2 Payments. All payments by the Borrower to the Bank hereunder shall be made in lawful currency of the United States of America and in immediately available funds before 2:00 p.m., Louisville, Kentucky time on the date when such payment is due at the office of the Bank at One Financial Square, Louisville, Kentucky 40202-3322, Attention: John Anfinrud, or at such other location as the Bank shall designate to the Borrower from time to time in writing. Any payment received and accepted by the Bank after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Bank's next following business day (as defined in the Letter of Credit).

                           If the date for any payment  hereunder  falls on a
day that is not a business day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of payments of interest.

                  6.3 Increased Costs Due to Change in Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative agency shall either (i) impose, modify or deem applicable to the Bank any reserve requirement, special deposit requirement or similar requirement against or in connection with the Letter of Credit issued by the Bank, or (ii) subject the Bank to any tax, charge, fee, deduction or withholding of any kind in connection with the Letter of Credit (other than changes in the rates of income taxation generally applicable to the Bank); or
(iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the capital or cost base of the Bank for issuing or maintaining the Letter of Credit that results in an increase in the capital requirement supporting either the Letter of Credit; or (iv) impose upon, modify, require, make or deem applicable to the Bank any capital requirement, increases capital requirement or similar requirement, such as deeming the Letter of Credit to be assets held by the Bank for capital adequacy calculation or other purposes and the result of the events described in (i),
(ii), (iii) or (iv) shall be to increase the cost in any way to the Bank of issuing or maintaining the Letter of Credit or to reduce the amount payable by the Borrower hereunder or to reduce the return on capital, as a consequence of issuing or maintaining the Letter of Credit, to a level below that which the Bank could have achieved but for such results, in any case by such amount as the Bank in its discretion appropriate, then and in such event, (a) the Bank shall so notify the Borrower, and (b) upon receipt of such notice from the Bank, the Borrower shall promptly (i) pay to the Bank from time to time as specified by the Bank additional amounts which shall be sufficient to compensate the Bank for such increased costs, together with interest on each such amount for the period from the date of such notice until payment in full thereof at the Default Interest Rate or (ii) cause the original Letter of Credit to be delivered to the Bank and cause the Trustee to release Bank from any and all obligations under the Letter of Credit. The Borrower shall cause the Bank to be reimbursed for any additional costs for items described in (i) through (iv) above prior to the time the original Letter of Credit is delivered to the Bank and a release is obtained from Trustee . The Bank (as the case may be) shall provide the Borrower with a certificate regarding a claim for costs under this Section 6.3 and Borrower may have opportunity to review the same. A certificate setting forth in reasonable detail a claim for increased cost under this Section 6.3 incurred by the Bank as a result of any such event and submitted by the Bank to the Borrower, shall be prima facie evidence, absent manifest error, as to the amount thereof.

                  6.4 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                           (a)   any lack of validity or  enforceability  of
the Letter of Credit, or any of the Letter of Credit Documents or the Bond Documents or any other agreement or instrument related thereto;

                           (b)   any amendment or waiver of, or any consent to
or departure from, the terms of the Letter of Credit or any of the Letter of Credit Documents or the Bond Documents or any other agreement or instrument related thereto;

                           (c)   the existence of any claim, set-off, defense
or other right which the Borrower may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Letter of Credit, any of the other Letter of Credit Documents, the Bonds, the Other Loan Documents or any other agreement or instrument related thereto, or in connection with the Project or any unrelated transaction;

                           (d)   any statement, draft or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever (except to the extent acceptance or reliance upon any such statement, draft or other document is a result of the Bank's gross negligence or willful misconduct);

                           (e)   the surrender or impairment of any security
for the performance or observance of the terms of this Agreement, any of the other Letter of Credit Documents or any other agreement related thereto; or

                           (f)   any other circumstance, happening or
omission whatsoever, whether or not similar to any of the foregoing, provided, that such circumstance, happening or omission is not a result of the Bank's gross negligence or willful misconduct.

                  6.5 Termination and Extension of Letter of Credit. The Letter of Credit shall terminate in accordance with the terms and conditions of the Letter of Credit; provided, however, that, subject to such terms and conditions, the Expiration Date, as set forth in the Letter of Credit, may be extended pursuant to, and otherwise in accordance with, the following terms and conditions:

                           (a)   On September 15, 2002, and on each successive
September 15 thereafter, if the Extension Request (as hereinafter described) shall have theretofore been timely delivered by the Borrower to the Bank, the Expiration Date may be extended for one full year in the sole discretion of the Bank. If the Expiration Date is so extended, the Trustee shall, not later than thirty (30) days after the effective date of the extension, surrender the outstanding Letter of Credit to the Bank and accept, upon such surrender, a substitute irrevocable letter of credit in the form of Exhibit A to this Agreement, dated the date of such substitution and having an Expiration Date which is one year later than the Expiration Date, but otherwise having terms identical to the surrendered Letter of Credit. In lieu of surrendering the Letter of Credit and accepting a substitute therefor, the Trustee may accept a written notice of extension from the Bank notifying the Trustee that the Bank has extended the Expiration Date for a period of one year.

                           (b)      Not later than December 31, 2001, and,
provided the Borrower has theretofore timely given the Bank the Extension Request, not later than December 31 in each subsequent year, the Borrower may request in writing given by the Borrower to the Bank (the "Extension Request") that the Expiration Date be extended in accordance with paragraph (a) of this
Section 6.5. The Bank agrees to give the Borrower written notice of its decision regarding such request no more than two (2) months after the Bank's receipt of the financial statements required to be delivered by the Borrower pursuant to
Section 8.14(i) of this Agreement. Provided, however, that notwithstanding the foregoing, any extension of the Letter of Credit must be in a writing delivered to the Borrower in order to become effective.

                  6.6 Reinstatement. In the event of an Interest Drawing, the Stated Amount shall automatically be reinstated in the amount of the related Interest Drawing at the close of business on the tenth day following the date of such drawing unless the Bank shall have delivered to the Trustee a notice in the form of Exhibit 5 to the Letter of Credit in the event the Bank has not been reimbursed for such drawing or an Event of Default has occurred under this Agreement and is continuing.

         7. Representations and Warranties by the Borrower. As a material inducement to the Bank's entry into this Agreement and the transactions contemplated hereby, the Borrower represents and warrants to the Bank that:

                  7.1 Organization of the Borrower. The Borrower (a) is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia, (b) has all requisite power and authority to conduct its business and to own its properties, (c) is duly qualified to do business in every jurisdiction in which the nature of business conducted by it makes such qualification necessary or where failure to so qualify would have a material adverse effect on its business or financial condition or its performance of its obligations under the Letter of Credit Documents or Bond Documents and (d) possesses all material regulatory licenses, approvals and professional accreditations needed to operate its businesses and is in good standing with respect thereto and no circumstances are known to Borrower to have occurred or to be pending that could jeopardize the foregoing.

                  7.2 Execution, Delivery and Performance of Letter of Credit Documents and Bond Documents.

                           7.2.1 The Borrower has all requisite power and
authority to execute and deliver, and to perform all of its obligations under, the Letter of Credit Documents and the Bond Documents to which it is a party.

                           7.2.2 The execution and delivery by the Borrower
of, and the performance by the Borrower of all of its obligations under, each Letter of Credit Document and Bond Document to which it is a party have been duly authorized by all necessary corporate action of the Borrower and do not and will not:

                                 (a) require any consent or approval not
heretofore obtained of any directors, shareholders or officers of the Borrower;

                                 (b) violate  any  provision  of, or  require
any consent not heretofore obtained under the Articles of Incorporation or Bylaws, as amended, of the Borrower or actions or resolutions of the shareholders or directors of the Borrower;

                                 (c) result in or require the creation or
imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others, or other encumbrance of any nature (other than as contemplated under the Letter of Credit Documents or the Bond Documents) upon or with respect to any property or assets now owned or leased or hereafter acquired by the Borrower;

                                 (d) violate any provision of any law, rule,
regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; or

                                 (e) result in a breach of or constitute
a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement, lease, or other instrument to which the Borrower or any Guarantor (if any) is a party or by which the Borrower or any of its property or assets, is bound or affected.

                           7.2.3 At the time of execution of this Agreement,
the Borrower is not in default in any respect that is materially adverse to the interests of the holders of the Letter of Credit Documents or the Bond Documents or that would have any material adverse effect on the financial condition of the Borrower, or the conduct of the Borrower's business, under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in
Section 7.2.2(d) or Section 7.2.2(e), above.

                           7.2.4 No authorization, consent, approval, order,
license, exemption from, or filing or registration or qualification with, any court or governmental department, public body, authority, commission, board, bureau, agency, or instrumentality, not heretofore obtained or which will have been obtained prior to the issuance of the Letter of Credit is or will be required to authorize, or is otherwise required in connection with the following:

                                 (a) the execution and delivery by the Borrower
of, and the performance by the Borrower of all of its obligations under, the Letter of Credit Documents and the Bond Documents; or

                                 (b) the creation of the liens, security
interests, or other charges or encumbrances described in the Letter of Credit Documents or the Bond Documents.

                           7.2.5 Each of the Letter of Credit Documents and
the Bond Documents, when executed and delivered, will constitute the legal, valid, and binding obligations of the Borrower (to the extent the Borrower is a party thereto or obligated thereunder), enforceable against the Borrower in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles in effect from time to time affecting the rights of creditors generally as such laws and insolvency, reorganization, or moratorium relate to the Borrower, and subject to limitations which may be imposed on equitable remedies.

                           7.2.6 The officers of the Borrower executing the
Letter of Credit Documents and the Bond Documents to which it is a party on behalf of the Borrower are fully authorized to do so.

                  7.3 Financial Statements. The financial statements of the Borrower and its Affiliates for its fiscal year ending December 31, 1998, a copy of which has been delivered to the Bank, fairly present the assets, liabilities, capital and surplus and statements of income and expense of the Borrower on a consolidated basis as of the date thereof, all in conformity with generally accepted accounting principles consistently applied.

                  7.4 No Material Adverse Change. There has been no material adverse change in the business or condition, financial or otherwise, of the Borrower or the Affiliates since the date of the financial statements described in Section 7.3 above.

                  7.5 Tax Liability. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any; provided, however, that the Borrower shall be required to pay and discharge any such tax so long as the legality thereof shall be promptly and actively contested in good faith and by appropriate proceedings. The Borrower and the Affiliates has established and will maintain adequate reserves for tax liabilities, if any (including any tax liabilities contested pursuant to this Section 7.5).

                  7.6 Compliance with Laws. Each of the Borrower and the Affiliates is and shall remain in compliance in all material respects with all laws, regulations and requirements applicable to its business, and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that are necessary for the transaction of its business.

                  7.7 Litigation. Except as disclosed on Schedule 7.7 to this Agreement, there are no material actions, suits, or proceedings pending or threatened against or affecting the Borrower, or the property or assets of the Borrower, before any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality other than those actions, suits or proceedings which have already been disclosed to the Bank in writing.

                  7.8 Statements. Any certificate or written statement or the most recent projections furnished prior to the issuance of the Letter of Credit by the Borrower to the Bank or to the Trustee or any other Person in connection with the negotiation of this Agreement or any of the other Letter of Credit Documents or the Bond Documents or the transactions contemplated thereby to the best knowledge of the Borrower after reasonable inquiry does not contain any untrue statement of a material fact and does not omit any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which it was made, not misleading.

                  7.9 Pension Plan Liabilities. No pension plan for the benefit of the employees of the Borrower or its Affiliates ("Pension Plan") has been terminated; the Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; no Reportable Event described in Section 4043 ("Reportable Event") of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in the regulations issued thereunder, or other event or condition which presents a risk of termination of any Pension Plan by the Pension Benefit Guaranty Corporation has occurred; the Borrower has not withdrawn from any pension plan prescribed in Section 4001(a)(3) of ERISA, as amended by the Multiemployer Pension Plan Amendment Act of 1980, as amended ("Multiemployer Plan") in a complete withdrawal or a partial withdrawal; and no Pension Plan, and no other employee pension benefit plan described in Section 3 of ERISA to which the Borrower is a party, has engaged in a transaction prohibited under Sections 406 or 407 of ERISA or under Section 4975 of the Internal Revenue Code of 1986, as amended.

                  7.10 Environmental Matters. Other than the conditions disclosed in a certain report dated December 22, 1998, prepared by EMG, Inc., a copy of which report having been given to the Bank prior to the date hereof, the Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Borrower including, but not limited to, the Project (the "Premises"), of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the Borrower's improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined); (b) is and has been in compliance with all applicable Environmental Laws; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrower relating to Hazardous Substances; (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrower relating to Hazardous Substances; and (e) will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws.

                           As used herein, "Hazardous Substances" shall mean
and include petroleum products and byproducts and all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq., the Water Quality Act of 1987, as amended, 33 U.S.C. ss.1251, et seq., and the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq., and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by the Borrower, and which are thereby exempt from or do not give rise to any violation of the Environmental Laws.

                           The Borrower hereby indemnifies the Bank and
holds the Bank harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising out of, or attributable to, the generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Substances on, under or about the Premises (whether by the Borrower, or any employees, agents, contractors or subcontractors of the Borrower, or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws;
(b) the costs of any repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Bank in connection with clauses (a), (b) and (c) including, but not limited to, reasonable attorneys' fees.

                           The indemnification provided for herein shall
not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Bank, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Bank acquires title to the Premises through foreclosure or otherwise.

         8. Affirmative Covenants of the Borrower. For so long as any obligation of the Borrower in connection with the Bond Documents, this Agreement or any of the other Letter of Credit Documents remains outstanding, the Borrower, to the extent applicable, shall, unless the Bank otherwise consents in writing:

                  8.1 Protection of Lien on the Project. Maintain the lien created by the Security Documents as a first lien, subject only to Permitted Encumbrances, upon the Property, the Personal Property, and all revenues, rents receivables or accounts from the operation of the Property and take such actions and execute and deliver to the Bank such instruments and documents as the Bank may reasonably require from time to time in connection therewith.

                  8.2 Insurance. Insure, or cause to be insured, the Project in accordance with and comply with the insurance provisions of the Mortgage.

                  8.3 Compliance with Property Requirements. Comply with all conditions, covenants, restrictions, easements, reservations, rights, rights of way and all applicable laws, ordinances, regulations, use permits, occupancy permits, building permits and other requirements, including without limitation those affecting or relating to the Property, or the Borrower's or the Guarantors' operations thereon.

                  8.4 Books and Records. Maintain full and complete books of account and other records reflecting the results of the operations (in conjunction with any other ventures as well as specifically with respect to the Project) in accordance with generally accepted accounting principles applied on a consistent basis, and provide to the Bank, promptly after request by the Bank therefor, such financial statements and other information pertaining to the Borrower and the assets and operations of the Borrower as the Bank may from time to time request. The Bank and its duly authorized agents shall have the right to examine and make copies of all of the books and records of the Borrower at reasonable times and at reasonable intervals.

                  8.5 Notice of Litigation. Give notice to the Bank, within 10 days of learning thereof, of any of the following:

                           (a)   any litigation materially affecting or
relating to the Project;

                           (b)   any dispute between the Borrower or any
Guarantor and any municipal or other governmental authority relating to the Project, the adverse determination of which might materially affect the Project; and

                           (c)   any threat or commencement of proceedings
in condemnation or eminent domain relating to the Project.

                  8.6 Notice of Certain Events. Promptly notify the Bank if (a) the Borrower learns of the occurrence of any event which constitutes, or will, with the passage of time or the giving of notice or both, constitute an Event of Default or a default under this Agreement or any of the other Letter of Credit Documents or any of the Bond Documents, together with a detailed statement by the Borrower specifying the nature thereof and what action the Borrower is taking or proposes to take with respect thereto, or (b) the Borrower receives any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower or of any security (as defined in the Securities Act of 1933, as amended) of the Borrower with respect to a claimed default, together with a detailed statement by the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto, or (c) the Borrower learns of the existence of any legal, judicial or regulatory proceedings affecting the Borrower or any of its properties or assets in which the amount involved is material and is not covered by insurance or which, if adversely determined, would cause a material, adverse change in the business, prospects, profits, properties, assets or condition (financial or otherwise) of the Borrower, or (d) there shall occur or exist any other event or condition causing a material adverse change in the business, prospects, profits, properties, assets or condition (financial or otherwise) of the Borrower.

                  8.7 Opinions and Notices. Deliver to the Bank, concurrently with the delivery thereof to the Trustee, a copy of each opinion of counsel and notice given pursuant to the Bond Documents, addressed to the Bank.

                  8.8 Defaults of Others. Use their best efforts to cure or cause to be cured all defaults of the Trustee under the Bond Documents, if economically practical and/or required in order to avoid an Event of Default under the Bonds.

                  8.9 Security of Project. Take such measures to prevent waste and protect the physical security of the Project as the Bank may reasonably deem advisable.


                  8.10 ERISA. With respect to the pension plans of the Borrower, if any: (a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 through 305 of ERISA with respect to any such plan, (b) promptly, after the filing thereof, furnish to the Bank copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with any such plan for the plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103, (c) notify the Bank immediately of any fact, including, but not limited to, any "Reportable Event," as that term is defined in Section 4043 of ERISA, arising in connection with the plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the plan, (d) notify the Bank of any "Prohibited Transaction" as that term is defined in Section 406 of ERISA, (e) not engage in any such Prohibited Transaction and (f) not terminate any such plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA.

                  8.11 Payment of Taxes and Claims. Pay before they become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or its property; and (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons which, if unpaid, might result in the creation of a lien or encumbrance upon its property, provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and provided further that adequate book reserves have been established with respect thereto and provided further that the title of the Borrower and the Guarantors to, and their right to use, their property is not materially adversely affected thereby.

                  8.12 Maintenance of Property and Existence. The Borrower shall (a) maintain its properties in good condition and make all renewals, replacements, additions, betterments and improvements thereto which are deemed necessary by the Borrower; (b) maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) as are commonly maintained by reasonably prudent operators of similar properties; (c) keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect the existence, rights and franchises of the Borrower, and (ii) to maintain the status of the Borrower as a corporation duly organized, validly existing and in good standing under the laws of the state of its formation; (e) not acquire, incur or assume directly or indirectly, any material contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment, or dispose of, or allow to be disposed of, or otherwise release hazardous or toxic substances or solid wastes on or into any of the real property of the Borrower, and (f) not be in material violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of their properties or to the conduct of their businesses, which violation or failure to obtain might materially and adversely affect the businesses, prospects, profits, properties or condition (financial or otherwise) of the Borrower.

                  8.13 Financial Statements of Borrower and Affiliates. Deliver to the Bank (i) within 120 days after the end of each fiscal year of the Borrower an audited financial statement of the Borrower, on a consolidated basis, prepared in accordance with generally accepted accounting principles consistently applied, containing a balance sheet, statements of income and surplus, statements of cash flows and reconciliation of capital accounts certified in form satisfactory to the Bank by independent certified public accountants acceptable to the Bank, (ii) within 30 days of filing with the Internal Revenue Service, a copy of the federal income tax return(s) of the Borrower, and (iii) within 30 days after the end of each quarter, (A) financial statements of the Borrower in form acceptable to the Bank, including a balance sheet and statement of income and surplus, certified by the chief financial officer of the Borrower to be prepared on a consolidated basis in accordance with GAAP, and (B) a certificate in form acceptable to the Bank, certified by the chief financial officer of the Borrower, that the Borrower and the Guarantors are in full compliance with all of the terms and provisions of the Letter of Credit Documents and the Bond Documents.

                  8.14 Required Deposits. Borrower shall maintain accounts on deposit with Bank in an amount not less than $500,000, $250,000 of which must be in a non-interest bearing account. Amounts deposited pursuant to other Reimbursement Agreements or other Loan Agreements between Bank and Borrower dated in December, 1999 may be included in determining whether these minimum deposit requirements are met.

                  8.15 Subordination of Operating Leases. The Master Lease Agreement with respect to the Project with Jameson Hospitality, LLC. must be subordinated to the lien of the Mortgage under a Subordination Agreement in form and substance satisfactory to the Bank. All rents, revenues, receivables and accounts from or attributable to the operation of the Project must be assigned to Borrower by Jameson Hospitality, LLC. as security for the performance of Jameson Hospitality, LLC's obligations under the Master lease Agreement and Borrower must assign its interest in the revenues, rents, receivables and accounts to Bank to secure Borrower's obligations under the Letter of Credit Documents and Security Documents.

         9. Negative Covenants of the Borrower. For so long as any obligation of the Borrower in connection with the Bond Documents, this Agreement or any of the other Letter of Credit Documents remains outstanding, the Borrower shall not, unless the Bank otherwise consents in writing:

                  9.1      Liens and Encumbrances.

                           (a)      Negative Pledge of Assets. Cause or permit
or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a lien or encumbrance except:

                                    (i)     liens securing taxes, assessments
                                            or governmental charges or levies
                                            or the claims or demands of
                                            materialmen, mechanics, carriers,
                                            warehousemen, landlords and other
                                            like persons provided the payment
                                            thereof is not at the time required
                                            by Section 8.12;

                                    (ii)    liens incurred or deposits made in
                                            the ordinary course of business in
                                            connection with workmen's
                                            compensation, unemployment
                                            insurance, social security and
                                            other like laws;

                                    (iii)   attachment, judgment and other
                                            similar liens arising in connection
                                            with court proceedings, provided
                                            the execution or other enforcement
                                            of such liens is effectively stayed
                                            and the claims secured thereby are
                                            being actively contested in good
                                            faith and by appropriate
                                            proceedings;

                                    (iv)    inchoate liens arising under ERISA
                                            to secure the contingent liability
                                            of the Borrower;

                                    (v)     the Permitted Encumbrances; and

                                    (vi)    liens, security interests and
                                            mortgages in favor of the Bank
                                            securing Borrowers obligations
                                            under other Reimbursement
                                            Agreements between Borrower and
                                            Bank dated December, 1999.

                           (b)      Negative Pledge with respect to
Subsidiaries and Affiliates. Cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any pledge of its controlling or ownership interest or any other corporation or entity over which the Borrower has direct or indirect control.

                           (c)      Other Negative Pledge Agreements. Grant or
agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to the agreement contained in this Section 9.1 in favor of any other lender, creditor or third party.

                  9.2 Transfers of Project or Bond Document Obligations. Except as provided in the Mortgage, assign or delegate any of the obligations of the Borrower under the Bonds, this Agreement or any of the other Letter of Credit Documents or Bond Documents, or sell, lease, exchange, convey, mortgage, assign, pledge, encumber or otherwise transfer the Project or any interest therein except for (a) dispositions of personal property permitted pursuant to
Section 9.6 hereof, (b) the Permitted Encumbrances, (c) leases permitted pursuant to Section 9.3 hereof, (d) easements, licenses, rights of way or title restrictions granted pursuant to Section 9.4 hereof, and (e) transfers of portions of the Property as provided in the Mortgage other than with the express prior written consent of the Bank, which consent may be granted or withheld in its sole discretion.

                  9.3 Leases. Enter into any leases or other agreements pursuant to which any person other than Jameson Hospitality, Inc. is given any right to occupy any portion of the Project (subject to the requirement for subordination of the Jameson Hospitality, Inc. leases).

                  9.4 Easements. Grant, convey or cause to be effective any easement, license, right of way, or title restriction or limitation affecting the Property or any portion of the same without the express prior written consent of the Bank (which consent shall not be unreasonably withheld); provided, however, that the Borrower may grant routine easements which are reasonably necessary and required by governmental or quasi-governmental entities or utility companies for the furnishing of utilities or services to the Property without the requirement of such consent by the Bank, so long as such easements shall not materially weaken, diminish or impair the security of the Mortgage or interfere with the intended use of the Property.

                  9.5 Amendments to Documents. Enter into or agree to any amendment, change or modification of, or any waiver of any provision of, or grant any consent in respect of, the Trust Indenture, the Bonds or any other Letter of Credit Document or Bond Document.

                  9.6 Removal of Personal Property. Remove or permit the removal from the Property of any items of Personal Property other than in accordance with the provisions of the Mortgage. Borrower may transfer title to Personal Property, subject to the security interest of the Bank, to Borrower's affiliate who is the lessee of the Property if necessary to comply with regulations applicable to the ownership of personal property by real estate investment trusts. The Borrower shall keep detailed records of each such removal, substitution, sale or other disposition and make such records available to the Bank upon its request from time to time, and shall execute and deliver to the Bank such instruments and documents as the Bank may require in connection with the attachment and perfection of the security interest of the Bank in and to any new or replacement items of Personal Property.

                  9.7 Sale of Assets, Merger, Subsidiaries and Tradenames of the Borrower. Except in the ordinary course of business, sell, lease, transfer or otherwise dispose of, any of its assets, provided that the foregoing restriction does not apply to the sale of assets for a cash consideration to one or more persons if the value of all assets so sold in one twelve-month period (with the assets being valued at the greater of net book or fair market value) does not exceed $500,000. The Borrower shall not, without the prior written consent of the Bank, consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into it. The Borrower shall not create or acquire any subsidiaries or conduct business under any tradename without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                  9.8 Other Borrowings and Contingent Liabilities. Borrow money secured by the Project or guarantee, endorse, or otherwise become surety for or upon the obligations of others, except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                  9.9 Ownership and Management. Cause, permit, suffer or sustain a change in control or a material change in the management or ownership of the Borrower without the prior written consent of the Bank. A "material change in management" shall be deemed to occur upon the resignation or termination of a majority of Borrower's Board of Directors within any rolling twelve-month period.

         10.      Events of Default and Remedies Upon Default.

                  10.1 Events of Default. The occurrence of any one or more of the following whatever the reason therefor, shall constitute an Event of Default hereunder:

                           (a)      The Borrower shall fail to pay any amount
of principal, interest or any other sum owing under the Bonds, the Project Note, the Trust Indenture, this Agreement or any other Letter of Credit Document on the due date thereof or within any grace period specifically provided for in the applicable document; or

                           (b)      The Borrower shall fail to perform or
observe any other term, covenant or agreement contained in this Agreement or in any other Letter of Credit Document on its part to be performed or observed and such failure shall continue for a period of thirty (30) days after written notice of such failure by the Bank to the Borrower, as applicable; or

                           (c)      The Borrower shall fail to perform or
observe any term, covenant or agreement contained in (i) Section 8.2 or 8.3 of this Agreement and such failure shall continue for a period of thirty (30) days, or (ii) in the Mortgage; or

                           (d)      The occurrence of an Event of Default (as
that term is defined in the Trust Indenture) under the Trust Indenture or the occurrence of an event of default under the terms of any other Bond Document or any Letter of Credit Document, or the obligation to make payment on the Bonds is accelerated for any reason; or

                           (e)      The Borrower shall fail to perform or
observe any term, covenant or agreement contained in any of the Bond Documents on its part to be performed or observed and the continuance thereof through the expiration of any applicable grace period provided in the Bond Documents; or

                           (f)      Any covenant, representation or warranty in
any of the Letter of Credit Documents or Bond Documents or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any of the Letter of Credit Documents or Bond Documents proves to have been incorrect in any material respect when made; or

                           (g)      Final judgment for the payment of money to
any Person other than the Bank shall be rendered against the Borrower and not covered by any insurance policy in place, in excess of $250,000, net of any reimbursement to which the Borrower may be entitled, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed; or

                           (h)      The Borrower shall fail to pay any
indebtedness owing to any Person other than the Bank totaling in the aggregate in excess of $250,000 for borrowed money owing by the Borrower, or any interest or premium thereon, beyond any applicable period of grace after such indebtedness, interest or premium is due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise (provided, however, that the Borrower may contest in good faith and by appropriate proceedings any disputed indebtedness, so long as the Borrower has notified the Bank of such dispute and contest and provided further that adequate book reserves have been established with respect thereto and provided further that the Borrower's title to, and its right to use, its property is not materially adversely affected thereby), or the Borrower shall fail to perform beyond any period of grace with respect thereto any term, covenant or agreement on their part to be performed under any agreement or instrument evidencing or securing or relating to such indebtedness owing by the Borrower or any Guarantor, when required to be performed, if, in each case, the effect of such failure is to accelerate, or to permit the holder or holders of such indebtedness or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness, unless such failure to perform shall be waived in writing, by the holder or holders of such indebtedness or such trustee or trustees; or

                           (i)      The Borrower shall (i) apply for or consent
to the appointment of a receiver, trustee, liquidator or custodian, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seek to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against the Borrower in any bankruptcy, reorganization or insolvency proceeding; or action shall be taken by the Borrower for the purpose of effecting any of the foregoing, or
(vi) if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower, or of all or any substantial part of the assets of the Borrower, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed, pending and unstayed, for any period of 60 consecutive days; or

                           (j)      The Project suffers a loss by fire or other
casualty and Borrower does not comply with all the terms and provisions of Sections 1.3 and 1.5 of the Mortgage regarding insurance, restoration or repair, and deposit of the excess of the cost of restoration over the available insurance proceeds.

                           (k)      The Project, or any material portion
thereof, is subject to a condemnation proceeding and such proceeding would give Bank the option to accelerate the Indebtedness (as defined in the Mortgage) under the terms of Section 1.4 of the Mortgage; or

                           (l)      The Borrower defaults under the terms and
provisions of any other obligation owed to the Bank by the Borrower pursuant to reimbursement agreements entered into in connection with the issuance of letters of credit to provide credit enhancement for refunding bonds issued by the Cities of Terra Haute, IN, Florence, KY or Jefferson County, KY or the occurrence of a default under any mortgage, security agreement, assignment or document or instrument evidencing or securing such obligation and the continuance thereof through the expiration of any applicable grace period provided in such document or instrument, or a default by Borrower under any note evidencing or creating any indebtedness secured by mortgages encumbering Signature Inns owned by the Borrower or its affiliates in South Bend, IN, Muncie, IN, Kokomo, IN or Evansville, IN or defaults in any mortgage, security agreement, assignment of leases and rents or assignment and subordination of master lease entered into in connection with said notes; or

                  10.2 Remedies Upon Default. Upon the occurrence of any Event of Default, the Bank may, at its option, do any or all of the following:

                           (a)      Declare the principal of all amounts owing
under this Agreement and the other Letter of Credit Documents (including all obligations secured by the Security Documents) and all other indebtedness of the Borrower to the Bank, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character other than notice of Bank's exercise of the rights and remedies described in this Section 10.2, and without the necessity of prior recourse to any security;

                           (b)      Implement any remedies available to the
Bank under or in connection with the Bond Documents, including without limitation instructing the Trustee, in the Bank's sole discretion, to accelerate the maturity of or issue a notice of mandatory tender of the Bonds and causing and paying a full or partial drawing under the Letter of Credit (whether or not any amounts have previously been paid under the Letter of Credit) and exercising all of the rights and remedies available to the Bank in connection therewith;

                           (c)      If the Event of Default may be cured by the
Bank by taking actions or making payments of money, the Bank shall have the right (but not the obligation) to take such actions (including without limitation the retention of attorneys and the commencement or prosecution of actions on its own behalf or on behalf of the Borrower), make such payments and pay for the costs of such actions (including without limitation attorneys' fees and court costs) from its own funds; provided, that the taking of such actions at the Bank's expense or the making of such payments by the Bank out of the Bank's own funds shall not be deemed to cure such Event of Default, and the same shall not be so cured unless and until the Borrower shall have reimbursed the Bank for such payment, together with interest at the Default Interest Rate from the date of such payment until the date of reimbursement. If the Bank advances its own funds for such purposes, such funds shall be secured by the Security Documents, notwithstanding that such advances may cause the total amount advanced hereunder to exceed the amount committed to be advanced pursuant to this Agreement, and the Borrower shall immediately upon demand reimburse the Bank therefore with interest at the Default Interest Rate from the date of such advance until the date of reimbursement; and

                           (d)      Exercise any and all of its rights under
the Letter of Credit Documents or the Bond Documents, or otherwise as a secured creditor, including, without limitation, foreclosing on any security, and exercising any other rights with respect to security whether under the Security Documents or any other agreement or as provided by law, all in such order and in such manner as the Bank in its sole discretion may determine.

                  10.3 Cumulative Remedies; No Waiver. All remedies of the Bank provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Letter of Credit, the Security Documents, the Bond Documents or any of the Letter of Credit Documents, or provided by law from time to time. The exercise of any right or remedy by the Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Letter of Credit, the Security Documents, the Bond Documents, or any of the Letter of Credit Documents, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice the Bank in the exercise of any rights hereunder or under the Letter of Credit, the Security Documents, the Bond Documents or the Letter of Credit Documents, unless in the exercise of said right, the Bank realizes all amounts owed to it under the Letter of Credit, this Agreement, the Security Documents, the Bond Documents and the Letter of Credit Documents and all Events of Default are cured. No waiver by the Bank of any default or breach by the Borrower hereunder shall be implied from any omission by the Bank to take action on account of such default if such default persists or is other than the default expressly made the subject of the waiver. Any such express waiver shall be operative only for the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by the Bank to or of any act by the Borrower shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent act.

         11.      Miscellaneous.

                  11.1 Actions. The Bank shall have the right to commence, appear in and defend any action or proceeding affecting the rights or duties of the Borrower hereunder, or the payment of any funds, and in connection therewith the Bank may pay necessary expenses, employ counsel and pay reasonable attorneys' fees. The Borrower agrees to pay to the Bank, on demand, all costs and expenses incurred by the Bank in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of demand at the Default Interest Rate. The Borrower's obligation to repay such expenses shall be secured by the Security Documents.

                  11.2 Nonliability of the Bank. The Borrower acknowledges and agrees that:

                           (a)      The Bank shall not be responsible or liable
to the Borrower for the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith;

                           (b)      The Bank shall not be responsible or liable
to the Borrower for the validity, sufficiency or genuineness of documents (except as to the Bank's signatures thereon), or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged (except to the extent acceptance or reliance upon such documents is a result of the Bank's gross negligence or willful misconduct); and

                           (c)      The Bank shall not be responsible or liable
to the Borrower as a result of any circumstances in any way related to the making or failure to make payment under the Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Bank.

                  11.3 No Representations by the Bank. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to the Bank pursuant to this Agreement or any of the other Letter of Credit Documents or Bond Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, the Bank shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by the Bank. The Bank may accept documents in connection with the Letter of Credit or any of the other Letter of Credit Documents or Bond Documents which appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  11.4 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower and the Bank in connection with the Letter of Credit. It is made for the sole protection of the Borrower and the Bank, and the Bank's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof, except to the extent that the Trustee is expressly granted rights hereunder.

                  11.5 Indemnity by the Borrower. The Borrower hereby indemnifies and holds harmless the Bank and the Participants and their respective directors, officers, agents and employees (collectively the "indemnitees") from and against:

                           (a)      any and all claims, demands, actions or
causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that the Person has or asserts against the Borrower, whether in connection with the Letter of Credit, the Bonds, any of the Bond Documents, any of the Letter of Credit Documents or this Agreement, or otherwise;

                           (b)      any and all claims, demands, actions or
causes of action that are asserted against any indemnitee by any Person and arising from or in connection with (i) any statement or omission by Borrower, its agents or employees, actual or alleged, in the Bond Documents, or (ii) any breach or default, actual or alleged, of the representations, warranties, covenants, conditions or agreements of Borrower, its agents or employees contained in this Agreement or any of the other Letter of Credit Documents or in any of the Bond Documents; and

                           (c)      any and all liabilities, losses, costs or
expenses (including court costs and attorneys' fees) that any indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in Section 11.5(a) or Section 11.5(b) of this Agreement.

                           Any obligation or liability of the Borrower to any
indemnitee as provided in this Section 11.5 shall be secured by the Security Documents. The indemnity contained in this Section 11.5 shall not extend to any claims, demands, actions, causes of action, liabilities, losses, costs or expenses which result solely from the negligence or willful misconduct of the Bank.

                  11.6 Commissions. The Borrower hereby indemnifies and holds the Bank harmless from any responsibility, cost and/or liability, including any attorneys' fees incurred, in connection with any claim by any Person for the payment of any commission, charge or brokerage fee in connection with the Bonds or any of the other transactions contemplated in connection with this Agreement arising by virtue of any action taken, directly or indirectly, by the Borrower.

                  11.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Bank is authorized in its sole discretion to participate interests in the Letter of Credit and security therefor to Participants.

                  11.8 Execution in Counterparts. This Agreement and any other Letter of Credit Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Letter of Credit Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Letter of Credit Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                  11.9 Prior Agreements; Amendments; Consents. This Agreement contains the entire agreement between the Bank and Borrower with respect to the subject matter hereof, and all prior negotiations, understandings and agreements with respect thereto are superseded by this Agreement. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any of the Letter of Credit Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

                  11.10 Cumulative Remedies; No Waiver. The rights, powers and remedies of the Bank under the Letter of Credit Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity or otherwise. No failure or delay on the part of the Bank in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any other right, power or remedy.

                  11.11 Inclusion of Expenditures in Indebtedness. Except as otherwise provided herein, all sums paid or expended by the Bank under the terms of this Agreement shall bear interest at the Default Interest Rate, from the date such sums are paid or expended, shall be secured by the Security Documents and shall be immediately due and payable by the Borrower upon demand.

                  11.12 Survival of Representations and Warranties. All representations and warranties of the Borrower contained herein or in any other Letter of Credit Document will survive the delivery of the Letter of Credit, and are material and have been or will be relied upon by the Bank, notwithstanding any investigation made by the Bank or on behalf of the Bank. For the purpose of the foregoing, all statements contained in any certificate, agreement or other writing delivered by or on behalf of the Borrower pursuant hereto or pursuant to any other Letter of Credit Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be covenants, representations and warranties of the Borrower contained herein or in the other Letter of Credit Documents, as the case may be.

                  11.13 Notices. All notices, requests, demands, directions and other communications provided for in this Agreement and under any of the other Letter of Credit Documents must be in writing and must be mailed, telegraphed, delivered or sent by telex, telecopy or cable to the appropriate party at its address as follows:

                           If to the Borrower:

                                    JAMESON INNS, INC.
                                    Suite 8050
                                    8 Perimeter Center East
                                    Atlanta, Georgia  30346-1603
                                    Attn:  Mr. Craig R. Kitchin
                                           President/CFO

                           If to the Bank:

                                    With respect to Letter of Credit
                                    administration:

                                    FIRSTAR BANK, N.A.
                                    Global Services Division
                                    425 Walnut Street, 2nd floor
                                    Cincinnati, Ohio 45202
                                    with a copy to

                                    Mr. John Anfinrud
                                    Commercial Real Estate Dept.
                                    Firstar Bank, N.A.
                                    One Financial Square
                                    Louisville, KY 40202

                           With respect to all Trustee matters:

                                    FIRSTAR BANK, N.A.
                                    425 Walnut Street
                                    Cincinnati, Ohio  45202
                                    Attn:  Mr. Robert Jones

Addresses for purposes of notice may be changed from time to time by written notice sent to the other party in accordance with this Section 11.13. Any notice, request, demand, direction or other communication given by telegram, telex, telecopy or cable must be confirmed within 24 hours by letter mailed or delivered to the appropriate party at such party's respective address. If any notice, request, demand, direction or other communication is given by mail it will be effective upon the earlier of (a) three (3) days after the postmark date of mailing in the U.S. Mail, certified or registered mail, return receipt requested postage prepaid; (b) the date after delivery to an overnight courier; or (c) actual receipt, if given by telecopy or personal delivery.

                  11.14 Further Assurances. The Borrower shall, at its expense and without expense to the Bank, do, execute and deliver such further acts and documents as the Bank from time to time reasonably requires for the purpose of assuring and confirming unto the Bank the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Letter of Credit Document, or for assuring the validity of any security interest or lien under any Security Document.

                  11.15 Governing Law. This Agreement shall be governed by, and construed and in accordance with, the laws of the state of Indiana.

                  11.16 Severability of Provisions. Any provision in any Letter of Credit Document that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of all Letter of Credit Documents are declared to be severable.

                  11.17 Headings. Article and section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

                  11.18 Time of the Essence. Time is of the essence for all purposes under this Agreement and the other Letter of Credit Documents.

                  11.19 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM WITH RESPECT THERETO. NEITHER THE BORROWER NOR THE BANK SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE BORROWER OR THE BANK EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

         IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed on its behalf by its duly authorized representative and the Bank has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first above written.

FIRSTAR BANK, N.A.                          JAMESON INNS, INC.


By:                                       By:
    ----------------------------              ----------------------------------
Title:                                    Title:
       -------------------------                   -----------------------------

                                  EXHIBIT "A"
                          IRREVOCABLE LETTER OF CREDIT

                               FIRSTAR BANK, N.A.
                            Global Services Division
                          425 Walnut Street, 2nd floor
                              Cincinnati, OH 45202



                                                         Dated:
                                                                ----------------

Irrevocable ________ of Credit No. [_________]

Beneficiary:
                                                 Applicant:

Firstar Bank, N.A., as Trustee                   Jameson Inns, Inc.
425 Walnut Street, 6th Floor                     8 Perimeter Center, Suite 8050
Cincinnati, Ohio 45202                           Atlanta, Georgia 30346-1603


                                           Amount:  $3,346,312

                                           Expiration Date: December 31, 2002

Ladies and Gentlemen:

         FIRSTAR BANK, N.A. (sometimes hereinafter referred to as the "Bank") hereby establishes in your favor for the benefit of the Bondholders for the account of Jameson Inns, Inc. (the "Corporation"), its Irrevocable Letter of Credit (this "Letter of Credit") in a maximum amount of up to Three Million Three Hundred Forty-six Thousand Three Hundred Twelve Dollars ($3,346,312) (as more fully described below) effective immediately and expiring at 4:00 p.m., Cincinnati, Ohio time, on December 31, 2002 (the "Expiration Date"), or if the Expiration Date is not a business day (as hereinafter defined) on the next succeeding business day, unless terminated earlier in accordance with the provisions hereof or unless extended by us.

         This Letter of Credit is being issued in connection with that certain Trust Indenture (the "Indenture") between the City of Elkhart, Indiana (the "Issuer"), and you dated as of the 22nd


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature
day of December, 1999, as amended, to authorize, issue and sell certain Economic Development Revenue Refunding Bonds, Series 1999 (Jameson Inns, Inc.) (the "Bonds"), in the aggregate principal amount of $3,305,000, the payment of which is secured by, among other things, this Letter of Credit. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

         As used in this Letter of Credit, the term "Business Day" shall mean a day of the year, other than (a) a Saturday, (b) a Sunday, (c) a day on which banks located in any city in which the principal office of the Trustee or our principal offices are located are required or authorized by law to remain closed and (d) a day on which The New York Stock Exchange is closed.

         You, as Trustee pursuant to the Indenture, are hereby irrevocably authorized to draw on us, for the account of the Corporation, in accordance with the terms and conditions hereof and subject to increases and reductions in amounts as hereinafter set forth, an aggregate amount not exceeding Three Million Three Hundred Forty-six Thousand Three Hundred Twelve Dollars ($3,346,312) (the "Stated Amount"), of which (A) an aggregate amount not exceeding $3,305,000 may be drawn upon for payment of the unpaid principal amount of the Bonds or the portion of the purchase price corresponding to the principal amount of the Bonds or Beneficial Ownership Interests (as hereinafter defined), and (B) an aggregate amount not exceeding $41,312 may be drawn upon for payment of up to 45 days accrued interest on the Bonds or the portion of the purchase price of the Bonds or Beneficial Ownership Interests corresponding to accrued interest. All drawings under this Letter of Credit will be paid with our own funds and not with funds of the Corporation, the Issuer or any other person, and prior to any reimbursement thereof.

         Funds under this Letter of Credit are only available to you against your sight draft(s) drawn on us, substantially in the form of Exhibit 1 hereto, stating on their face: "Drawn under FIRSTAR BANK, N.A. Letter of Credit No. [_______]" and upon your presenting to us one or more of the following written certificates:

         (A) If the drawing is made with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial Ownership Interests delivered to you for purchase pursuant to Sections 2.04 or 2.05 of the Indenture, but not for purchases under Sections 2.06 or 2.07 of the Indenture, a written certificate signed by you in the form of Exhibit 2 attached hereto appropriately completed;

         (B) If the drawing is being made for a payment of interest on the Bonds, a written certificate signed by you in the form of Exhibit 3 attached hereto appropriately completed;


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature

         (C) If the drawing is being made for the payment of principal of the Bonds due upon redemption, acceleration or scheduled maturity, a written certificate signed by you in the form of Exhibit 4 attached hereto appropriately completed; or

         (D) If the drawing is being made with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial Ownership Interests delivered to you for purchase under Sections 2.06 or 2.07 of the Indenture, a written certificate signed by you in the form of Exhibit 5 attached hereto appropriately completed.

         Presentation of such draft(s) and certificate(s) shall be made on a business day at our office located at Firstar Bank, N.A., Global Services Division, 425 Walnut Street, 2nd floor, Cincinnati, OH 45202, or any other place which may be designated by us by written notice delivered to you. If we receive any of your drafts drawn hereunder at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or prior to the termination hereof, we will honor the same and make payment hereunder. If requested by you, payment may be made by deposit of such funds into a designated bank account that you maintain. If demand for payment is made by you hereunder at or prior to 11:00 A.M. (Cincinnati, Ohio time) on a Business Day, and provided that such demand for payment and the drawing certificate presented in connection therewith conform in all particulars to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds, on or prior to 11:00 A.M. (Cincinnati, Ohio time) on the next succeeding Business Day. If demand for payment is made by you hereunder at or prior to 10:30 A.M. (Cincinnati, Ohio time) on a Business Day relating to a certificate in the form of Exhibit 2 or Exhibit 5 attached hereto, and provided that such demand for payment and the drawing certificate presented in connection therewith conform in all particulars to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds on the same Business Day.

         Upon receipt from you of a written certificate signed by you in the form of Exhibit 6 attached hereto appropriately completed, stating that a payment of principal of the Bonds has been made from funds other than amounts drawn under this Letter of Credit, in accordance with the terms of the Indenture, the Stated Amount of this Letter of Credit shall be reduced by the amount of the reduction set forth in such certificate. Drawings in respect of payments hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as set forth below. Upon payment of a drawing hereunder, the Stated Amount of this Letter of Credit shall be reduced by the amount of such payment except as follows:

         (a) Immediately after we honor your demand under this Letter of Credit accompanied by a certificate in the form of Exhibit 2 attached hereto, an amount equal to such


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature
                  payment shall be automatically reinstated to the amount of this Letter of Credit; and

         (b) Five Business Days after we honor your demand under this Letter of Credit accompanied by a certificate in the form of
                  Exhibit 3 hereto, an amount equal to such payment shall be automatically reinstated to the amount of this Letter of Credit unless (i) you shall have received our notice to you by hand delivery, telecopy or registered mail prior to the end of such five Business Day period that (x) we have not been reimbursed for such payment in accordance with the terms of the Reimbursement Agreement dated as of December 22, 1999 among the Borrower and us (the "Reimbursement Agreement") or
                  (y) any Other Event of Default under the Reimbursement Agreement has occurred and is continuing, and as a consequence thereof there shall be no such reinstatement, or
                  (ii) the fifth Business Day after such presentation would be after the expiration date of this Letter of Credit.

         Reductions in the Stated Amount which are the result of payments under the Letter of Credit honoring a demand accompanied by a certificate in the form of Exhibit 4 hereto or in the form of Exhibit 5 hereto shall not be reinstated.

         The Stated Amount shall be reduced upon our receipt of a certificate in the form of Exhibit 6 hereto and such reduction shall not be subject to reinstatement.

         Only you, as Trustee, or your transferee pursuant to the terms of this Letter of Credit, may make a drawing under this Letter of Credit. Upon the payment to you, as Trustee, of the amount specified in a draft drawn hereunder, we will be fully discharged of our obligation under this Letter of Credit with respect to such draft and shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or any other person who may have made to you or makes to you a demand for payment of principal of or interest on any Bond. By paying to you an amount demanded in such draft we make no representation as to the correctness of the amount demanded in such draft.

         This Letter of Credit applies only to the payment of principal of the Bonds, and up to 45 days' interest accruing on the Bonds on or prior to the expiration of this Letter of Credit and does not apply to any interest that may accrue thereon or any principal that may be payable with respect thereto after such date.

         This Letter of Credit shall automatically terminate without any action or notice and shall be delivered to us for cancellation upon the earliest of:
(i) the honoring of the final drawing not subject to reinstatement available to be made hereunder; (ii) our receipt of a written certificate


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature
signed by your officer and an officer of the Corporation in the form of Exhibit 7 hereto appropriately completed, stating that: (a) no Bonds are Outstanding within the meaning of the Indenture; and (b) such officers are duly authorized to sign such certificate on behalf of you and the Corporation, respectively;
(iii) our receipt of a written certificate signed by your officer and an authorized officer of the Corporation in the form of Exhibit 8 hereto appropriately completed, stating that: (a) an Alternate Letter of Credit (as defined in the Indenture) has been accepted by the Trustee, and (b) such officers are duly authorized to sign such certificate on behalf of you and the Corporation; or (iv) the occurrence of the Expiration Date.

         Pursuant to the terms of the Reimbursement Agreement, on September 15, 2002 and thereafter on September 15 of each year, the Expiration Date of this Letter of Credit may be extended in our sole discretion for an additional period of one year from the date of expiry then in place, provided that the Corporation has delivered to us a written request for such extension by no later than December 31 of the year prior to the year in which this Letter of Credit will expire (assuming an Expiry Date of December 31). Written notice of our decision regarding the Corporation's request shall be delivered to the Corporation and to you not later than two (2) months following our receipt of the financial statements required to be delivered by the Corporation pursuant to Section 8.13(i) of the Reimbursement Agreement. Failure on our part to give notice within such time period shall be deemed denial of the extension request.

         As used herein, "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository (as defined in the Indenture) under a book entry system. As used herein, "Beneficial Owner" means with respect to the Bonds, a person (as defined in the Indenture) owning a Beneficial Interest therein, as evidenced to your satisfaction.

         This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500" (the "Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of the State of Indiana, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of Indiana.

         Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at Global Services Division, 425 Walnut Street, 2nd floor, Cincinnati, Ohio 45202, specifically referring to the number of this Letter of Credit. We will address all communications with respect to this Letter of Credit to the Trustee at the address set forth on the front page hereof or to such other address as the Trustee may direct in writing.

         In accordance with Article 48 of the Uniform Customs, this Letter of Credit is transferable in its entirety to any transferee who has succeeded you as Trustee under the


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature

Indenture. Each letter of credit issued upon any such transfer may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of
Exhibit 9 attached hereto and payment of a transfer fee equal to .25% of the Stated Amount then available for draw. Following such presentation, and as soon as this original Letter of Credit is returned to us and we have been paid our customary fee, we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue an irrevocable letter of credit to your transferee with provisions therein consistent with those of this Letter of Credit.

         This Letter of Credit sets forth in full our undertaking and shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Indenture), except only the certificate(s) and the draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such draft(s).

                                   Very truly yours,

                                   FIRSTAR BANK, N.A.


                                   By:
                                      ----------------------------------------
                                        Its:
                                             ---------------------------------

                                   By:
                                      ----------------------------------------
                                        Its:
                                             ---------------------------------


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature

                                                                      EXHIBIT 1

                                  SIGHT DRAFT


                                                         ----------------------


Pay on sight to the order of: ________________ U.S. ________________ Dollars
(U.S. $_____).

Charge to account of Jameson Inns, Inc.

         Drawn under FIRSTAR BANK, N.A. Letter of Credit No. [________].

                  TO:      FIRSTAR BANK, N.A.
                           Global Services Division
                           425 Walnut Street, 2nd floor
                           Cincinnati, Ohio 45202


         The sum drawn does not exceed the difference between (I) the maximum aggregate amount to be drawn under the Letter of Credit less (II) the aggregate amount of all previous drawings made under the Letter of Credit for which FIRSTAR BANK, N.A. has not reinstated, as certified to us in any Certificate of Nonreinstatement heretofore delivered by you.


                                            FIRSTAR BANK, N.A., as Trustee


                                            By:
                                                ------------------------------
                                            Its:
                                                ------------------------------

                                            By:
                                                ------------------------------
                                            Its:
                                                ------------------------------


By:                                         And:
   -----------------------------                ------------------------------
       Authorized Signature                         Authorized Signature

                                                                       EXHIBIT 2

                         CERTIFICATE FOR DRAWING UNDER
                       SECTIONS 2.04 OR 2.05 OF INDENTURE

            (TENDER OPTIONS FOR CHANGE IN INTEREST RATE OR CHANGE IN
                              INTEREST RATE MODE)

         Re:  Firstar Bank Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Indenture," "Stated Amount," "Beneficial Owner" and "Beneficial Ownership Interest" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making this demand for payment under the Letter of Credit with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial Ownership Interests delivered to the Trustee for purchase in accordance with sections 2.04 or 2.05 (but not 2.06 or 2.07) of the Indenture.

         3. The principal amount of Bonds or Beneficial Ownership Interests which are to be purchased and with respect to the payment of which the Trustee does not have available amounts pursuant to section 6.15 of the Indenture, or otherwise, that are to be applied to such payment prior to moneys demanded under the Letter of Credit is $____________.

         4. The accrued interest on the Bonds or Beneficial Ownership Interests referred to in paragraph 3 above and with respect to the payment of which the Trustee does not have available amounts pursuant to section 6.15 of the Indenture, or otherwise, that are to be applied to such payment prior to moneys demanded under the Letter of Credit is $__________.

         5. The sum of the amounts set forth in paragraphs 3 and 4 above is $_________ and is the amount of the drawing with respect to this Certificate.




By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

         6. Immediately upon your payment of the amount demanded hereby, such Bonds or Beneficial Ownership Interests will be held by us, as your agent and for your benefit as Beneficial Owner, pending your further instructions to the undersigned.

         7. The amount hereby demanded was computed in accordance with the indenture and does not exceed the Stated Amount.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of this ______ day of ______________, ____.


                                        FIRSTAR BANK, NA,
                                        as Trustee

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------









By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 3

                        CERTIFICATE FOR INTEREST DRAWING

         Re:      Firstar Bank Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Business Day," "Indenture" and "Stated Amount" used herein shall have their respective meanings set forth in the Letter of Credit) that,

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making a demand for payment under the Letter of credit with respect to the payment of interest on the Bonds.

         3. The amount of interest on the Bonds which is due and payable, or will be due and payable within two Business Days after the date hereof, is $__________, and the amount of the drawing with respect to this Certificate does not exceed such amount.

         4. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the Stated Amount,

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ______________, ____.




                                        FIRSTAR BANK, NA,
                                        as Trustee

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------









By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 4

                     CERTIFICATE FOR PRINCIPAL DRAWING UPON
                 REDEMPTION, ACCELERATION OR SCHEDULED MATURITY

         Re:      Firstar Bank, N.A. Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Business Day," "Indenture" and "Stated Amount" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making a demand for payment under the Letter of Credit with respect to the payment of principal of the Bonds.

         3. The amount of principal of the Bonds which is due and payable, or will be due and payable within two Business Days after the date hereof, is $__________, and is the amount of the drawing with respect to this Certificate.

         4. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the stated Amount.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ___________, _____.



                                        FIRSTAR BANK, NA,
                                        as Trustee

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------









By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 5

                 CERTIFICATE FOR PRINCIPAL AND ACCRUED INTEREST
               PURSUANT TO SECTIONS 2.06 AND 2.07 OF THE INDENTURE

         Re:      Firstar Bank, N.A. Irrevocable Letter of Credit No. _____

         The undersigned hereby certifies to Firstar Bank, N.A. (the "Bank") with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; the terms "Bonds," "Indenture," "Stated Amount," "Beneficial Owner" and "Beneficial Ownership Interest" used herein shall have their respective meanings set forth in the Letter of Credit) that:

         1.       The undersigned is the Trustee under the Indenture.

         2. The undersigned is making this demand for payment under the Letter of Credit with respect to the payment of the principal amount of and accrued interest on the Bonds or Beneficial ownership interests delivered to the Trustee for purchase in accordance with sections 2.06 or 2.07 of the Indenture.

         3. The principal amount of Bonds or Beneficial Ownership interests which are to be purchased is $__________.

         4. The accrued interest on the Bonds or Beneficial Ownership Interests referred to in paragraph 3 above is $__________.

         5. The sum of the amounts set forth in paragraphs 3 and 4 above is $__________ and is the amount of the drawing with respect to this Certificate.

         6. Immediately upon your payment of the amount demanded hereby, such Bonds or Beneficial ownership Interests will be held by us, as your agent and for your benefit as Beneficial Owner, pending your further instructions to the undersigned.

         7. The amount hereby demanded was computed in accordance with the Indenture and does not exceed the Stated Amount.







By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ____________, _____.



                                        FIRSTAR BANK, NA,
                                        as Trustee

                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------












By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 6

                    CERTIFICATE OF REDUCTION IN STATED AMOUNT

FIRSTAR BANK, N.A.
Global Services Division
425 Walnut Street, 2nd floor
Cincinnati, Ohio 45202

         Re:      FIRSTAR BANK, N.A. Irrevocable Letter of Credit No. _____

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of FIRSTAR BANK, N.A., as Trustee (the "Trustee"), hereby certifies to FIRSTAR BANK, N.A. (the "Bank") with reference to FIRSTAR BANK, N.A. irrevocable ________ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) On the date hereof, a payment or a credit towards payment of principal on the Bonds in the amount of $_______ has been made from funds other than amounts drawn under the Letter of Credit in accordance with the terms of the Indenture.

         (3) In accordance with the Letter of Credit, upon your receipt of this certificate, the Stated Amount of the Letter of Credit is reduced by $________________, which amount equals the sum of: (i) the amount of principal so paid, plus (ii) 45 days' interest on such amount of principal. You may adjust your records accordingly.






By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

         IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the ______ day of __________________.


                                  FIRSTAR BANK, N.A., as Trustee

                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------


                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------








By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 7

                    CERTIFICATE THAT NO BONDS ARE OUTSTANDING

FIRSTAR BANK, N.A.
Global Services Division
425 Walnut Street, 2nd floor
Cincinnati, Ohio 45202

         Re:      FIRSTAR BANK, N.A.
                  Irrevocable Letter of Credit No. _____

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of FIRSTAR BANK, N.A., as Trustee (the "Trustee"), and a duly authorized officer of Jameson Inns, Inc. (the "Corporation"), hereby certify to FIRSTAR BANK, N.A. (the "Bank") with reference to FIRSTAR BANK, N.A. irrevocable ______ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) No Bonds are outstanding within the meaning of the Indenture.

         (3) The undersigned officers are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Corporation, respectively.

         Pursuant to the Indenture, we are delivering herewith the Letter of Credit for cancellation.







By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

         IN WITNESS WHEREOF, the Trustee and the Corporation have executed and delivered this certificate as of the ______ day of ___________________.


                                  FIRSTAR BANK, N.A., as Trustee

                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------



                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------



                                  JAMESON INNS, INC.


                                  By:
                                      -----------------------------------------
                                  Title:
                                        ---------------------------------------







By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 8

             CERTIFICATE OF ACCEPTANCE OF ALTERNATE LETTER OF CREDIT

FIRSTAR BANK, N.A.
Global Services Division
425 Walnut Street, 2nd floor
Cincinnati, Ohio 45202

         Re:      FIRSTAR BANK, N.A.
                  Irrevocable Letter of Credit No. _____

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of FIRSTAR BANK, N.A., as Trustee (the "Trustee"), and a duly authorized officer of Jameson Inns, Inc. (the "Corporation"), hereby certify to FIRSTAR BANK, N.A. (the "Bank") with reference to FIRSTAR BANK, N.A. irrevocable ________ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used therein defined) issued by the Bank in favor of the trustee that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) An Alternate Letter of Credit (as defined in the Indenture) has been accepted by the Trustee.

         (3) The date on which such Alternate Letter of Credit becomes the "Letter of Credit" for all purposes under the Indenture is
                  ______________.

         (4) The undersigned officers are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Corporation, respectively.







By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

         IN WITNESS WHEREOF, the Trustee and Corporation have executed and delivered this certificate as of the _____ day of _________________.



                                  FIRSTAR BANK, N.A., as Trustee

                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------



                                  By:
                                      -----------------------------------------
                                  Its:
                                      -----------------------------------------



                                  JAMESON INNS, INC.


                                  By:
                                      -----------------------------------------
                                  Title:
                                        ---------------------------------------




By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

                                                                       EXHIBIT 9

                           CERTIFICATE OF TRANSFER OF
                      LETTER OF CREDIT TO SUCCESSOR TRUSTEE

         For value received, the undersigned beneficiary hereby irrevocably transfers to:


         -----------------------------------
         (Name of Transferee)

         -----------------------------------
         (Address)

as Successor Trustee under the Indenture (as defined in the above-referenced Letter of Credit) all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

         By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

         The original Letter of Credit (and any amendments thereto) is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.



SIGNATURE AUTHENTICATED                       Yours very truly,

                                              FIRSTAR BANK, NA,
                                              as trustee
-------------------------------
(Bank)

                                              By:
-------------------------------                  ------------------------------
(Authorized Signature)                           Its
                                                    ---------------------------





By:                                         And:
   ---------------------------------            -------------------------------
        Authorized Signature                          Authorized Signature

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                  THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (hereafter referred to as the "Mortgage") is made and entered into as of the 22nd day of December, 1999, from JAMESON INNS, INC., a Georgia corporation (hereafter referred to as "Borrower"), whose address is 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603 to FIRSTAR BANK, N.A., a National Banking Association (hereafter referred to as "Mortgagee"), whose address is One Financial Square, Louisville, Kentucky 40202-3322.

                  W I T N E S S E T H:

                  FOR and in consideration of the premises, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower hereafter set forth, Borrower does hereby grant, bargain, sell, convey, mortgage, warrant, assign, transfer, pledge and set over unto Mortgagee and the successors and assigns of Mortgagee all of the following (hereafter collectively referred to as the "Property"):

                  A. All that tract or parcel of land located in Elkhart, Indiana as more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (hereafter referred to as the "Land");

                  B. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including, without limitation, all gas and electric fixtures, radiators, pipes, heaters, furnaces, engines and machinery, escalators, boilers, ranges, elevators, motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers, sprinklers, and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus (including, without limitation humidity control equipment), refrigeration plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, alarm devices of any type, automatic sprinkler systems, carpet, cabinets and shelving, partitions, paneling, and wall covering, and windows of every type, which are or shall be attached to the Land or said buildings, structures, or improvements and all other fixtures, machinery, equipment, furniture, furnishings, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, receivables, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever (other than personal property which may be or deemed to be toxic or Hazardous Materials, as defined herein) now or hereafter owned by Borrower and located in, on, or about, or used or intended to be used with or in connection with the use, operation, or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, and proceeds from a sale of any of the foregoing, and all right, title and interest of Borrower in any such fixtures, machinery, equipment, furniture, furnishings, appliances, vehicles, and goods to become fixtures, and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, all tradenames, trademarks, servicemarks, logos and goodwill which in any way are now owned or hereafter belong, relate or appertain to the Property or any part thereof or are now owned or hereafter acquired by Borrower and which relate or pertain to the Property; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Mortgage;

                  C. All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, shrubs, crops, trees, and timber now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, minerals, royalties, easements, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

                  D. All present and future income, rents, issues, profits, accounts, receivables and revenues of the Property from time to time accruing (including, without limitation, all Borrower's rights and interest in all payments under leases or tenancies, all payments and revenues for the use of guest rooms or any other facilities or services at the Property and all advance deposits for rooms, meeting or banquet space), unearned premiums on any insurance policy carried by Borrower for the benefit of Mortgagee and/or the Property, tenant security deposits, escrow funds and all awards or payments, including interest thereon and the right to receive same, growing out of or as a result of any exercise of the right of eminent domain, including the taking of any part or all of the Property or payment for alteration of the grade of any road upon which said Property abuts, or any other injury to, taking of or decrease in the value of said Property to the extent of all amounts which may be owing on the indebtedness secured by this Mortgage at the date of receipt of any such award or payment by Borrower, and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law or in equity, of Borrower of, in and to the same; reserving to Borrower only the right to collect the same as long as no default or event of default as defined in Paragraph 2.1 shall have occurred; and

                  E. All insurance policies and proceeds thereof, contracts, permits, licenses, plans or intangibles now or hereafter dealing with, affecting or concerning the Property, including, without limitation, all rights accruing to Borrower from any and all contracts with all contractors, architects, engineers or subcontractors relating to the construction of improvements on or upon the Property, including payment, performance and/or materialmen's bonds and any other related choices in action;

                  TO HAVE AND TO HOLD the Property and all parts, rights, members, and appurtenances thereof, for the use, benefit and behoof of Mortgagee and the successors and assigns of Mortgagee, IN FEE SIMPLE forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Property as aforesaid, and has good right to convey and mortgage the same, that the same are unencumbered except as to those matters expressly set forth in Exhibit B, attached hereto and incorporated herein by this reference (hereafter referred to as the "Permitted Exceptions"), and that Borrower does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Exceptions.

                  This instrument is given to secure the payment of the following in such manner as Mortgagee in its sole discretion shall determine (hereafter collectively referred to as the "Indebtedness"):

                  A. All payment and performance obligations of Borrower under that certain Reimbursement Agreement dated the 22nd day of December, 1999 by and between Borrower and Mortgagee in connection with Mortgagee's issuance of a Letter of Credit in the amount of $3,346,312 for the account of Borrower (hereafter referred to as the "Agreement") together with any and all renewals, extensions, substitutions, modifications and consolidations of the indebtedness arising from the Agreement;

                  B. Any and all additional advances made by Mortgagee to protect or preserve the Property or the security title or interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereafter provided, or for performance of any of Borrower's obligations hereunder, or for any other purpose provided herein (whether or not the original Borrower remains the owner of the Property at the time of such advances), provided, however, nothing herein shall be deemed to obligate Mortgagee to make any such advances;

                  C. Any and all obligations and covenants of Borrower under any other document, instrument or agreement now or hereafter evidencing, securing or otherwise relating to the Agreement secured hereby (the Agreement, the Letter of Credit issued pursuant to the Agreement, this Mortgage, the Assignment of Leases and Rents, the Assignment and Subordination of Master Lease, the Environmental Indemnity Agreement, the UCC Financing Statements, the Borrower's Affidavit [each of the foregoing being dated of even date herewith], and the Commitment between Borrower and Firstar Bank, N.A. dated October 15, 1999 [hereafter referred to as the "Commitment"] and all of such other documents, instruments and agreements are hereafter sometimes referred to collectively as the "Letter of Credit Documents"), and all costs of collection, including reasonable attorneys' fees.

                  Provided, always, and it is the true intent and meaning of the parties, that when Borrower shall pay or cause to be paid to Mortgagee, its successors or assigns, the Indebtedness according to the conditions and agreements of the Agreement and of this Mortgage and shall keep, perform and observe all of the covenants, obligations and agreements contained in the Letter of Credit Documents, all without delay, as required thereunder and hereunder, then this Mortgage shall cease, terminate and be null and void; otherwise this Mortgage shall remain in full force and effect.

                  Borrower hereby further covenants and agrees with Mortgagee as follows:

         1.1      Payment of Indebtedness, Covenants and Warranties.

                  A. Borrower will pay the sums required by the Agreement according to the terms thereof and will pay all other sums now or hereafter secured hereby at the time and in the manner provided under the Agreement, this Mortgage, any instrument evidencing a future advance and any other Letter of Credit Document and Borrower will otherwise perform, comply with and abide by each and every of the stipulations, agreements, conditions and covenants contained in the Agreement, this Mortgage and every other Letter of Credit Document, the Bond Documents ( as defined in the Agreement) and any lease or other agreement with respect to the Property to which Borrower is a party. The final maturity date of this Mortgage shall be December 31, 2006.

                  B. Borrower shall protect, indemnify and hold Mortgagee harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys' fees and court costs) imposed upon or incurred by Mortgagee by reason of this Mortgage or in exercising, performing, enforcing, or protecting its rights, title, or interests set forth herein, and any claim or demand whatsoever which may be asserted against Mortgagee by reason of any alleged obligation or undertaking to be performed or discharged by Mortgagee under this Mortgage. In addition, Borrower covenants and agrees that it shall:

                  [1] not initiate, join in or consent to any change in any covenant, easement, or other public or private restriction, limiting or defining the uses which may be made of the Property, or any part thereof, without Mortgagee's prior written consent;

                  [2] not take any action or fail to take any action which will result in any imposition affecting the Property, Borrower, the Agreement or this Mortgage;

                  [3] indemnify and hold Mortgagee harmless from any and all costs, damages or liabilities resulting from, arising out of, or related to, the creation or existence of liens, impositions or encumbrances by or against Borrower or Borrower's predecessor in title, or the Property;

                  Borrower hereby represents, warrants, and agrees as follows:

                  [1] Borrower has neither done any act nor failed to do any act which might prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of this Mortgage;

                  [2] neither the execution and delivery of this Mortgage, nor the performance of each and every covenant of Borrower under this Mortgage, nor the satisfaction of each and every condition contained in this Mortgage, conflicts with, or constitutes a breach or default under, any agreement, indenture, or other instrument to which Borrower is a party or is subject, or any law, ordinance, administrative regulation, or court decree which is applicable to Borrower;

                  [3] no action has been brought or, to the best of Borrower's knowledge, is threatened, which would interfere in any way with the right of Borrower to execute this Mortgage and perform all of Borrower's obligations contained in this Mortgage;

                  [4] this Mortgage, the Agreeement and the Letter of Credit Documents, constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms;

                  [5] the financial statements submitted with the Commitment, and the representations and warranties of Borrower contained in this Mortgage, the Agreement and the Letter of Credit Documents, are true and correct as of the date of this Mortgage;

                  [6] there is no litigation, arbitration, investigation, or administrative proceeding of or before any court, arbitrator or governmental authority, pending or threatened [a] by or against Borrower, [b] with respect to or against the Property, [c] with respect to the Letter of Credit Documents, or [d] which could have a material adverse affect on the business, operations, property, or general condition of Borrower, or any principal of Borrower;

                  [7] the Property is in full compliance with all standards and requirements specified under or required by Title III of the Americans With Disabilities Act of 1990 (the "ADA"), 42 U.S.C.A. 12101, et seq., including but not limited to all applicable Accessibility Guidelines and any other regulations promulgated thereunder; and

                  [8] Borrower has tested the components of all building systems at the Property (including but not limited to HVAC, lighting, elevators, security, mechanical, electrical and plumbing) and those components have been determined to be capable of correctly and accurately processing, providing or receiving data from, into and between the years 1999 and 2000 and beyond and the building systems will not operate abnormally or inaccurately or cease to operate as a result of the inability to correctly and accurately process, provide or receive data from, into and between the 20th and 21st centuries and the years 1999 and 2000 and beyond.

         1.2      Taxes, Liens and Other Charges

                  A. In the event of the passage of any law, order, rule or regulation subsequent to the date hereof, in any manner changing or modifying the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting taxes so as to affect Mortgagee adversely, Borrower shall promptly pay any such tax on or before the due date thereof. If Borrower fails to make such prompt payment or if, in the opinion of Mortgagee, any such law, order, rule or regulation prohibits Borrower from making such payment or would penalize Mortgagee if Borrower makes such payment or if, in the opinion of Mortgagee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Indebtedness secured by this Mortgage and all accrued interest thereon shall, at the option of Mortgagee, become immediately due and payable.

                  B. Borrower shall pay, before the due date thereof, all taxes, levies, license fees, permit fees, liens, judgments, assessments and all other expenses, fees and charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen) of every character whatsoever now or hereafter levied, assessed, confirmed or imposed on, or with respect to, or which may be a lien upon, the Property, or any part thereof, or any estate, right, or interest therein, or upon the rents, issues, income or profits thereof, or incurred in connection with the Agreement, the Indebtedness or any of the Letter of Credit Documents, and all premiums on policies of insurance covering, affecting, or relating to the Property, as required pursuant to Paragraph 1.3 hereof, and shall submit to Mortgagee such evidence of the due and punctual payment of all such taxes, assessments, insurance premiums and other fees and charges as Mortgagee may require.

                  C. Borrower shall not suffer any mechanic's, materialman's, laborer's, statutory or other lien to be created, filed of record or to remain outstanding upon all or any part of the Property.

         1.3      Insurance.

                  A. Borrower shall, at its expense, procure for, deliver to and maintain for the benefit of Mortgagee until the Indebtedness is fully repaid, original, fully paid insurance policies (or if such policy is a "blanket" policy which includes land, improvements, personalty, or income other than the Property or income derived from the Property, a certified copy of such blanket policy and an original certificate from the insurer evidencing the allocation of coverage to the Property and the income from the Property), providing the following types of insurance relating to the Property, issued by insurance companies with a Best's rating of A VI or better, in such amounts, in such form and content and with such expiration dates as are approved by Mortgagee, in Mortgagee's sole discretion, such policies to provide that the insurer shall give Mortgagee at least thirty (30) days' prior written notice of cancellation, amendment, non-renewal or termination, in the manner provided for the giving of notices under Paragraph 3.5 hereof and to provide that no act done or omission by the insured shall invalidate or diminish the insurance provided to Mortgagee and, except for liability policies, to contain a standard Mortgagee clause satisfactory to Mortgagee:

                  [1] Broad form property insurance against all risks of physical loss, including, without limitation, fire, extended coverage, vandalism, malicious mischief, earthquake, flood, and collapse, with waiver of subrogation, to the extent of the full replacement cost of the improvements to the Property, without deduction for depreciation, either without co-insurance requirements or with agreed amount endorsement attached;

                  [2] Public liability insurance covering all liabilities incident to the ownership, possession, occupancy and operation of the Property and naming Mortgagee as an additional insured thereunder, having limits of not less than $2,000,000 each accident, $2,000,000 each person, and $1,000,000 property damage. Mortgagee reserves the right to require increased coverage under this Subparagraph [2];

                           [3] Rent or business interruption insurance against
loss of income arising out of any hazard against which the Property is required to be insured under this Section 1.3, in an amount not less than six months gross rental income from the Property; and

                           [4] Flood hazard insurance if the Property is in a
special flood hazard area.

                           [5] Such other insurance with respect to the Property
or any replacements or substitutions therefor, in such amounts as may from time to time be required by Mortgagee, against other insurable casualties which at the time are commonly insured against in the case of properties of similar character.

                  B. Borrower covenants and agrees that Mortgagee is hereby authorized and empowered, at its option, to adjust, compromise or settle any loss under any insurance policies maintained pursuant hereto, and to collect and receive the proceeds from any policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Mortgagee, instead of to Borrower and Mortgagee jointly. In the event any insurance company fails to disburse directly and solely to Mortgagee but disburses instead either solely to Borrower or to Borrower and Mortgagee jointly, Borrower agrees immediately to endorse and transfer such proceeds to Mortgagee. Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Mortgagee may execute such endorsements or transfers for and in the name of Borrower, and Borrower hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact to do so. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Mortgagee may apply the net proceeds or any part thereof, at its sole option [i] to a prepayment of the obligations under the Agreement without prepayment premium or penalty, [ii] to the repair and/or restoration of the Property, upon such conditions as Mortgagee may determine, and/or [iii] for any other purposes or objects for which Mortgagee is entitled to advance funds under this Mortgage, all without reducing or impairing the lien of this Mortgage or any obligations secured hereby. Any balance of such proceeds then remaining shall be paid to Borrower or any other person or entity lawfully entitled thereto.

                  Notwithstanding the foregoing, Mortgagee shall release the net insurance proceeds to Borrower to be utilized by Borrower for the repair, rebuilding, or restoration of the improvements to the Property to as good or better condition as such improvements were in immediately prior to any casualty on account of which such proceeds are paid (the "Restoration"), provided that such net proceeds shall be released upon fulfillment of the following conditions to the satisfaction of Mortgagee, Mortgagee exercising its sole discretion:

                           [1] Mortgagee shall have determined that the improvements to the Property can be restored to as good or better condition as such improvements were in immediately prior to the casualty on account of which such proceeds were paid;

                           [2] Mortgagee shall have determined that such net proceeds, together with any funds paid by Borrower to Mortgagee, shall be sufficient to complete the Restoration;

                           [3] No default, and no event or failure which, with the passage of time or the giving of notice, would constitute a default under the Agreement, this Mortgage, the Bond Documents (as defined in the Agreement) or any of the Letter of Credit Documents, shall have occurred;

                           [4] Such casualty shall have occurred prior to the first day of the calendar year during which the Letter of Credit is scheduled to expire;

                           [5] The value of the Property as determined by Mortgagee shall be sufficient so that the Loan does not exceed 65% of the amount available for draw under the Letter of Credit and so that net rental revenue from the Property, after payment of operating expenses, is sufficient, as determined by Lender, to establish a debt service coverage ratio of 1.25 to 1.0 with respect to all debt secured by the Property; and

                           [6] Mortgagee shall have approved the plans and specifications to be used in connection with the Restoration and shall have received written evidence, satisfactory to Mortgagee, that such plans and specifications have been approved by all governmental and quasi-governmental authorities having jurisdiction and by all other persons or entities required to approve such plans and specifications.

                           Net proceeds in excess of the amount necessary to
complete the Restoration shall, at the option of Mortgagee, be applied to the outstanding Indebtedness, in such order as Mortgagee may determine in its sole discretion.

                           If, within a reasonable period of time after the
occurrence of any casualty, Borrower shall not have submitted to Mortgagee, and received Mortgagee's approval of, plans and specifications for the Restoration or shall not have obtained approval of such plans and specifications from all governmental authorities and other persons and entities whose approval is required, or if Borrower shall fail to commence promptly such Restoration, or if thereafter Borrower fails to carry out diligently such Restoration or is delinquent in the payment to mechanics, materialmen or others for the costs incurred in connection with such Restoration, or if Mortgagee determines that any other condition of this paragraph is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then in addition to all other rights herein set forth, at Mortgagee's option [x] Mortgagee may declare that an Event of Default has occurred and/or [y] Mortgagee may dispose of such net proceeds as provided in this Paragraph 1.3B and/or [z] Mortgagee, or any lawfully appointed receiver of the Property may, but shall not be obligated to, perform or cause to be performed such Restoration and may take such other steps as they deem advisable to carry out such Restoration and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against Mortgagee and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Mortgagee or any such receiver) arising out of anything done by them or any of them pursuant to this Paragraph 1.3B and Mortgagee may, in its discretion apply any insurance proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred in connection with the performance of such Restoration, including attorneys' fees, and any excess costs shall be paid by Borrower to

Mortgagee and Borrower's obligation to pay such excess costs shall be secured by the lien of this Mortgage and shall bear interest at the default rate set forth in the Agreement, until paid.

                  C. At least twenty (20) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.3, a renewal or replacement thereof satisfactory to Mortgagee shall be delivered to Mortgagee. Borrower shall deliver to Mortgagee receipts evidencing the full payment of premiums for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Mortgage or any other transfer of title to the Property in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Borrower in and to all insurance policies maintained pursuant to this Paragraph
1.3 then in force shall belong to the purchaser and Mortgagee is hereby irrevocably appointed by Borrower as attorney-in-fact for Borrower to assign any such policy to said purchaser, without accounting to Borrower for any unearned premiums therefor.

         1.4 Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental or quasi-governmental authority and any transfer or grant by private sale made in anticipation of or in lieu thereof), either temporarily or permanently, then the entire Indebtedness shall, at the option of Mortgagee, become immediately due and payable without prepayment premium and without notice to Borrower or any other person or entity. Promptly upon learning of the institution or the proposed, contemplated or threatened institution of any condemnation proceeding, Borrower shall notify Mortgagee of the pendency of such proceedings, and no settlement respecting awards in such proceedings shall be effected without the consent of Mortgagee. Mortgagee shall be entitled to receive all compensation, awards, proceeds and other payments or relief relating to or payable as a result of such condemnation. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in the name of Borrower, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Mortgagee. If Mortgagee does not elect to declare the entire Indebtedness immediately due and payable, as provided above, then Mortgagee, after deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including, without limitation, attorneys' fees, may apply the net proceeds or any part thereof, at its option, [i] to a prepayment of the Agreement, without prepayment premium, [ii] to the repair and/or restoration of the Property upon such conditions as Mortgagee may determine, and/or [iii] for any other purposes or objects for which Mortgagee is entitled to advance funds under this Mortgage, all without reducing or impairing the lien of this Mortgage or any obligations secured hereby. Any balance of such moneys then remaining shall be paid to Borrower or any other person or entity lawfully entitled thereto. Mortgagee shall not be obligated to see to the proper application of any amount paid over to Borrower. Borrower agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Mortgagee may require. If, prior to the receipt by Mortgagee of such award or proceeds, the Property shall have been sold on foreclosure of this Mortgage, or as a result of other legal action relating to this

Mortgage or the Agreement, Mortgagee shall have the right to receive such award or proceeds to the extent of any unpaid Indebtedness following such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage or the Agreement shall have been sought or recovered, and to the extent of attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or proceeds.

                  Notwithstanding the foregoing, Mortgagee shall release the net proceeds of any award paid to it for any taking of a portion of the Property to Borrower to be utilized by Borrower in the restoration of the Property and the improvements thereon to as good or better condition as existed immediately prior to such taking, to the extent possible in light of the taking (the "Restoration"), provided that such net proceeds shall be released upon such conditions as Mortgagee shall determine, including fulfillment of the following conditions to the satisfaction of Mortgagee, Mortgagee exercising its sole discretion:

                           [1] Mortgagee shall have determined that the Property
and the improvements thereon can be restored to as good or better condition as existed immediately prior to such taking, taking into account diminution of the Property as a result of such taking;

                           [2] Mortgagee shall have determined that such net
proceeds, together with any funds paid by Borrower to Mortgagee, shall be sufficient to complete the Restoration;

                           [3] No default, and no event or failure which, with
the passage of time or the giving of notice, would constitute a default under the Agreement, this Mortgage, the Bond Documents (as defined in the Agreement) or any of the Letter of Credit Documents, shall have occurred;

                           [4] Such taking shall have occurred prior to the
first day of the calendar year during which the Letter of Credit is scheduled to expire;

                           [5] The remaining Property shall comply with all
applicable land use, zoning and subdivision regulations and all parking requirements under all Leases;

                           [6] The value of the Property as determined by
Mortgagee shall be sufficient so that the Loan does not exceed 65% of the amount available for draw under the Letter of Credit and so that net rental revenue from the Property, after payment of operating expenses, is sufficient, as determined by Lender, to establish a debt service coverage ratio of 1.25 to 1.0 with respect to all debt secured by the Property; and

                           [7] Mortgagee shall have approved the plans and
specifications to be used in connection with the Restoration and shall have received written evidence, satisfactory to Mortgagee, that such plans and specifications have been approved by all governmental and quasi-governmental authorities having jurisdiction and by all other persons or entities required to approve such plans and specifications.

                  Net proceeds in excess of the amount necessary to complete the Restoration shall, at the option of Mortgagee, be applied to the outstanding Indebtedness, in such order as Mortgagee may determine in its sole discretion.

                  If, within a reasonable period of time after the occurrence of any such taking, Borrower shall not have submitted to Mortgagee, and received Mortgagee's approval of, plans and specifications for the Restoration or shall not have obtained approval of such plans and specifications from all governmental authorities and other persons and entities whose approval is required, or if Borrower shall fail to commence promptly such restoration, or if thereafter Borrower fails to carry out diligently such Restoration or is delinquent in the payment to mechanics, materialmen or others for the costs incurred in connection with such Restoration, or if Mortgagee determines that any other condition of this paragraph is not satisfied within a reasonable period of time after the occurrence of any such taking, then in addition to all other rights herein set forth, at Mortgagee's option [x] Mortgagee may declare that an Event of Default has occurred and/or [y] Mortgagee may dispose of such net proceeds as provided in this Paragraph 1.4 and/or [z] Mortgagee, or any lawfully appointed receiver of the Property may, but shall not be obligated to, perform or cause to be performed such Restoration and may take such other steps as they deem advisable to carry out such Restoration, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against Mortgagee and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Mortgagee or any such receiver) arising out of anything done by them or any of them pursuant to this Paragraph 1.4 and Mortgagee may, in its discretion apply any such net proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred in connection with the performance of such Restoration, including attorneys' fees, and any excess costs shall be paid by Borrower to Mortgagee and Borrower's obligation to pay such excess costs shall be secured by the lien of this Mortgage and shall bear interest at the default rate set forth in the Agreement, until paid.

         1.5        Care of Property.

                  A. Borrower shall keep all improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, shall not commit or suffer any waste, and shall not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Property or any part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Property.

                  B. Borrower shall not remove, demolish or materially alter, enlarge or change any structure or other improvement located on the Land without Mortgagee's consent, nor shall any new improvements be constructed on the Property without Mortgagee's consent. Borrower shall not remove or permit to be removed from the Land any fixture, chattel or part of the Property without the consent of Mortgagee, except where appropriate replacements are immediately made which are free of any lien, security interest or claim superior to that of this Mortgage and which have a value and utility at least equal to the value and utility of the fixture or chattel removed, which replacement shall, without further action, become subject to the lien of this Mortgage.

                  C. Mortgagee or its representative is hereby authorized to enter upon and inspect the Property at all reasonable times.

                  D. Borrower will perform and comply promptly with, and cause the Property to be maintained, used and operated in accordance with, any and all [i] present and future laws, ordinances, rules, and regulations, including without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and rules, regulations and ordinances of the United States Environmental Protection Agency and all other applicable federal, state and local agencies and bureaus; [ii] policies of insurance at any time in force with respect to the Property. If Borrower receives any notice that Borrower or the Property is in default under or is not in compliance with any of the foregoing, or notice of any proceeding initiated under or with respect to any of the foregoing, Borrower will promptly furnish a copy of such notice to Mortgagee.

                  E. If all or any part of the Property shall be damaged by fire or other casualty, Borrower shall give immediate written notice thereof to Mortgagee and shall promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Borrower shall promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Mortgagee. In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Borrower shall promptly deposit with Mortgagee a sum equal to the amount by which the estimated cost of the restoration of the Property, as determined by Mortgagee, exceeds the actual net insurance or condemnation proceeds received by Mortgagee in connection with such damage or destruction.

         1.6      Security Agreement.

                  A. With respect to any of the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, receivables, revenues from the use of the Property or facilities thereon, farm products, water rights, consumer goods and general intangibles or other property or rights described in granting clauses B through E in this Mortgage or in any way connected with the use and enjoyment of the Property, including any personal property or fixtures included within the definition of the term "Property" (other than any personal property which may be now or hereafter deemed to be toxic or Hazardous Materials) whether now owned or hereafter from time to time acquired, together with all substitutions, replacements, additions, attachments, accessories and all of the rents, issues, income, revenues, receivables, accounts, security deposits and profits derived from the Property (hereafter collectively referred to as the "Collateral"), this Mortgage is hereby also made and declared to be a security agreement encumbering each and every item of such property comprising a part of the Collateral, in compliance with the provisions of the Uniform Commercial Code as enacted in the state where the Land is located, and Borrower hereby grants Trustee, for the benefit of Mortgagee a security interest in all such property. Upon request by Mortgagee, at any time and from time to time, a financing statement or statements reciting this Mortgage to be a security agreement affecting all of such property shall be executed by Borrower and Mortgagee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Mortgage shall include, but not be limited to those [i] prescribed herein, or [ii] prescribed by general law, or [iii] prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. Said security interest shall attach thereto as soon as Borrower obtains any interest in any of the Collateral and before the Collateral becomes fixtures or before the Collateral is installed or affixed to other collateral for the benefit of Mortgagee, to secure the Indebtedness, and all other sums and charges which may become due hereunder or thereunder. The security interest held by Mortgagee shall cover cash and non-cash proceeds of the Collateral, but nothing contained herein shall be construed as authorizing, either expressly or by implication, the sale or other disposition of the Collateral by Borrower, which sale or other disposition is hereby expressly prohibited without the Mortgagee's prior written consent, or as otherwise provided herein. No personal property or business equipment owned by any Tenants (as hereafter defined) holding under Borrower is included within this Mortgage, except to the extent of Borrower's landlord's lien with respect thereto.

                  In the event of default under this Mortgage, Mortgagee, pursuant to said Uniform Commercial Code, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect of the real property, in which event the default provisions of the Uniform Commercial Code shall not apply. The parties agree that, in the event Mortgagee elects to proceed with respect to the Collateral separately from the real property, the requirement of the Uniform Commercial Code as to reasonable notice of any proposed sale or disposition of the Collateral shall be met if such notice is mailed to the Borrower, as hereafter provided, at least five (5) days prior to the time of such sale or disposition. Borrower agrees that, without the prior written consent of Mortgagee, Borrower will not remove or permit to be removed from the real property hereby conveyed, any of the Collateral unless the same is replaced immediately with unencumbered collateral of a quality and value equal or superior to that which it replaces. All such replacements, renewals and additions shall become and be immediately subject to the security interest of this Mortgage and be covered thereby. Borrower warrants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto will be, free and clear of liens, encumbrances or security interests of others, except as to the Permitted Exceptions.

                  B. Borrower warrants that [i] Borrower's (that is, "Debtor's") name, identity, and principal place of business are as referred to in the first paragraph of this Mortgage, [ii] Borrower (that is, "Debtor") has been using or operating under said name and identity without change since January 1, 1994, and [iii] the location of all tangible collateral is upon the Land. Borrower covenants and agrees that Borrower will furnish Mortgagee with notice of any change in the matters addressed by clauses [i] or [iii] of this Subparagraph 1.6B within thirty (30) days of the effective date of any such change, and Borrower will promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status.

                  C. Some of the items of property described herein are goods that are or are to become fixtures related to the real estate described herein, and it is intended that, as to those goods, this Mortgage and Security Agreement shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Land is located. Information concerning the security interest created by this instrument may be obtained from the Mortgagee, as "Secured Party," or Borrower, as "Debtor," at their respective mailing addresses set out in Paragraph 3.5 hereof.

                  D. Borrower further covenants and agrees that all of the aforementioned personal property shall be owned by Borrower and shall not be the subject matter of any lease or other instrument, agreement or transaction whereby the ownership or beneficial interest thereof or therein shall be held by any person or entity other than Borrower, except to the extent Mortgagee consents in writing to any lease of any of such property, which consent may be withheld or delayed in Mortgagee's sole discretion; nor shall Borrower create or cause to be created any security interest covering any such property, other than [i] the security interest created herein in favor of Mortgagee, [ii] the rights of tenants lawfully occupying the Property pursuant to leases approved by Mortgagee, and [iii] the Permitted Exceptions.

         1.7 Further Assurances; After-Acquired Property. At any time, and from time to time, at Borrower's expense and upon request by Mortgagee, Borrower shall make, execute and deliver or cause to be made, executed and delivered, to Mortgagee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurances, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve, [i] the obligations of Borrower described in the Agreement and under this Mortgage and [ii] the lien of this Mortgage as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Borrower, subject only to the Permitted Exceptions. Upon any failure by Borrower so to do, Mortgagee may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Borrower so to do. The lien and security interest hereof shall automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Property or any part thereof, to the extent permitted by law.

         1.8 Expenses. Borrower shall indemnify Mortgagee and hold Mortgagee harmless from and against, and pay or reimburse Mortgagee, upon demand therefor, for all attorneys' fees, costs and expenses incurred by Mortgagee in any suit, action, legal proceeding or dispute of any kind in which Mortgagee is made a party or appears as a party plaintiff or defendant, affecting the Indebtedness, this Mortgage, or the interest created herein, or the Property, including, without limitation, any foreclosure proceedings, any condemnation action involving the Property, any federal bankruptcy proceeding or state insolvency proceeding involving the priorities or rights of creditors, any action to protect the security hereof, or any action or proceeding commenced by governmental authority with respect to the storage, disposal or clean-up of toxic or Hazardous Materials on, under or about the Property; and any such amounts paid by Mortgagee shall be



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added to the Indebtedness secured by the lien of this Mortgage and shall bear interest from and after the date when paid at the default rate in effect under the Agreement.

          1.9 Subrogation. To the full extent of the Indebtedness, Mortgagee is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each lien, claim, demand and other encumbrance on the Property which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Mortgagee as additional collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Mortgagee had they been duly and legally assigned, transferred, set over and delivered unto Mortgagee by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

         1.10     Transfer of the Property; Secondary Financing.

                  A. The identity and expertise of Borrower were and continue to be material circumstances upon which Mortgagee has relied in connection with, and which constitute valuable consideration to Mortgagee for, extending the Indebtedness to Borrower, and any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Indebtedness. Borrower covenants and agrees with Mortgagee, as part of the consideration for extending the Indebtedness to Borrower, that without Mortgagee's prior written consent, Borrower shall not, voluntarily or by operation of law: [i] sell, transfer, convey, pledge, encumber, assign or otherwise hypothecate or dispose of, all or any part of the Property or any interest therein whether or not as collateral security for any other obligation of Borrower; [ii] (if Borrower is a corporation, partnership, trust, or other entity) sell, transfer, encumber or otherwise dispose of voting control or more than fifty percent (50%) of the financial interest in Borrower or change its general partners; nor [iii] cause or permit any junior encumbrance or lien to be placed on the Property or other security for the Indebtedness. Any purported transaction in violation of the foregoing shall be void and shall entitle Mortgagee to declare the entire Indebtedness immediately due and payable without notice or demand. Such consent may be given or withheld by Mortgagee in its sole discretion and may be conditioned upon payment to Mortgagee of a fee for processing the request for consent and other administrative costs incurred in connection therewith, and/or an increase in the rate of interest on the unpaid balance of the Indebtedness to a then current market rate, and/or a change in the term of the Agreement, and/or other changes in the terms of the Letter of Credit Documents, all of which Borrower hereby agrees are reasonable conditions to the approval of any such transfer. In all events, if Mortgagee consents to any such sale, transfer, conveyance, pledge, encumbrance, assignment, hypothecation or disposition, at the option of Mortgagee the manager of the Property shall remain the same before and after the transfer and the transferee shall be a creditworthy person or entity of sound financial reputation.

                  B. The consent by Mortgagee to any sale, transfer, conveyance, pledge, encumbrance, assignment, creation of a security interest in or other hypothecation or disposition of the Property or the beneficial interests of Borrower shall not be deemed to constitute a novation of the Indebtedness or a consent to any further sale, transfer, pledge, encumbrance, creation of a security interest or other hypothecation or disposition, or to waive Mortgagee's right, at its option, to exercise its remedies for default, without notice to or demand upon Borrower or to any other person or entity upon any such sale, transfer, pledge, encumbrance, creation of a security interest in or other hypothecation, or disposition to which Mortgagee shall not have consented.

         1.11 Limit on Interest. If from any circumstances whatsoever, fulfillment of any provision of this Mortgage, the Reimbursement Agreement or any other Letter of Credit Document, at the time performance of such provision shall be due shall involve transcending the limit on interest presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then Mortgagee may, at its option [i] reduce the obligations to be fulfilled to such limit on interest, or [ii] apply the amount that would exceed such limit on interest to the reduction of the outstanding principal balance due under the Reimbursement Agreement, and not to the payment of interest, with the same force and effect as though Borrower had specifically designated such sums to be so applied to principal and Mortgagee had agreed to accept such extra payment(s) as a premium-free prepayment, so that in no event shall any exaction be possible under the Reimbursement Agreement or Mortgage, that is in excess of the applicable limit on interest. It is the intention of Borrower and Mortgagee not to create any obligation in excess of the amount allowable by applicable law. The provisions of this paragraph shall control every other provision of this Mortgage, and any provision of the Letter of Credit Documents in conflict with this Paragraph 1.11.

         1.12 Performance by Mortgagee of Defaults by Borrower. Borrower covenants and agrees that, if it shall default in the payment of any tax, lien, assessment, or charge levied or assessed against the Property; in the payment of any utility charge, whether public or private; in the payment of any insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; or in the performance or observance of any other covenant, condition or term of this Mortgage, then Mortgagee, at its option, but without obligation and without notice, may pay, perform or observe the same, and all payments made or costs incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Mortgagee with interest thereon, from the date such payment is made or expense is incurred by Mortgagee to the date Mortgagee is reimbursed therefor, at the default rate provided in the Agreement. Mortgagee shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium, of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term without thereby becoming liable to Borrower or any person in possession of any portion of the Property holding under Borrower. Borrower expressly acknowledges and agrees, however, that notwithstanding anything contained in this Paragraph 1.12 to the contrary, Mortgagee shall not be obligated under this Paragraph 1.12 to incur any expense or to perform any act whatsoever. Borrower further acknowledges that no performance by Mortgagee of Borrower's obligations shall cure Borrower's default or release Borrower from those or any other obligations under this Mortgage. Borrower hereby indemnifies Mortgagee against any and all costs, liabilities or damages, arising from or in any way related to the performance of Borrower's obligations by Mortgagee.

         1.13 Assignment of Leases, Franchise Agreement, Management Contracts and Rents.

                  A. As additional collateral and to further secure the Indebtedness and other obligations of Borrower, Borrower does hereby absolutely, presently and irrevocably assign, grant, transfer, and convey to Mortgagee, its successors and assigns, all of Borrower's right, title, and interest in, to, and under all leases, master leases, subleases, tenant contracts, rental agreements, agreements for the rental of rooms and facilities at the Property, franchise agreements, management contracts, construction contracts and other contracts, licenses and permits, map approvals and conditional use permits, whether written or oral, now or hereafter affecting all or any part of the Property to the extent the same is attributable to the ownership and operation of the Property, together with Borrower's rights as landlord pursuant to any landlord's lien or as secured party with respect to any security agreement contained in or security interest granted by any master lease or operating lease. Borrower also irrevocably assigns, transfers and conveys all of Borrower's right title and interest in any agreement for the use or occupancy of all or any part of said Property which may have been made heretofore or which may be made hereafter, including any and all extensions, renewals, and modifications of the foregoing and guaranties of the performance or obligations of any tenants thereunder, and all other arrangements of any sort resulting in the payment of money to Borrower or in Borrower becoming entitled to the payment of money for the use of the Property or any part thereof whether such user or occupier is tenant, guest, invitee, or licensee (all of the foregoing hereafter referred to collectively as the "Leases" and individually as a "Lease", and said tenants, invitees, and licensees are hereafter referred to collectively as "Tenants" and individually as "Tenant" as the context requires), which Leases cover all or portions of the Property; together with all of Borrower's right, title, and interest in and to all income, accounts, receivables, rents, issues, royalties, profits, rights and benefits and all Tenants' security and other similar deposits derived with respect to the Leases and with respect to the Property, including, without limitation, all base and minimum rents, percentage rents, additional rents, room and facility rentals, payments in lieu of rent, expense contributions, and other similar such payments (hereafter collectively referred to as "Income"), and the right to collect the same as they become due, it being the intention of the parties hereto to establish an absolute transfer and assignment of all of the Leases and the Income to Mortgagee, and not just to create a security interest. For purposes hereof, the income, rents, royalties, issues, rights and benefits, etc., which are attributable to the Property shall include the Base Rent (as defined in the Master Lease as defined below) directly attributable to the Rooms (as defined in the Master Lease) in the Property and the Percentage Rent (as defined in the Master Lease) generated by the Property. "Percentage Rent generated by the Property" means the difference between: (i) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(b) of the Master Lease using all Rooms for the applicable period; and (ii) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(b) of the Master Lease using all Rooms for the applicable period except those Rooms comprising the Property.

                  B. Borrower hereby represents, warrants, and agrees as follows:

                           [1] Borrower is the sole holder of the landlord's
interest under the Leases, is entitled to receive the Income from the Leases and from the Property (subject to the terms of the Master Lease with Jameson Hospitality, Inc. dated May 7, 1999 (the "Master Lease")), and has the full right to sell, assign, transfer, and set over the same and to grant to and confer upon Mortgagee the rights, interests, powers, and authorities herein granted and conferred;

                           [2] Borrower has made no pledge or assignment of the
Leases or Income, prior to the date hereof, and Borrower shall not, after the date hereof, make or permit any such pledge or assignment;

                           [3] Borrower has neither done any act nor failed to
do any act which might prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of this Mortgage;

                           [4] The Leases are valid, enforceable, and in full
force and effect, and Borrower has delivered to Mortgagee true, complete, and correct copies of all Leases with respect to the Property or any part thereof;

                           [5] The Master Lease provides for rental to be paid
monthly and Borrower has not accepted, and shall not, after the date hereof, accept or permit payment of rental or other Income under any of the Leases for more than one (l) month in advance of the due date thereof;

                           [6] No security deposit has been made by any Tenant
under the Master Lease or any other Lease except as set forth in such Lease;

                           [7] To the best of Borrower's knowledge, there exists
no default or event of default or any state of facts which would or could, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of Borrower or by any Tenant under the terms of the Master Lease or any of the Leases;

                           [8] Neither the execution and delivery of this
Mortgage or the Master Lease or any of the Leases, nor the performance of each and every covenant of Borrower under this Mortgage, the Master Lease and the Leases, nor the satisfaction of each and every condition contained in this Mortgage, the Master Lease and the Leases, conflicts with, or constitutes a breach or default under, any agreement, indenture, or other instrument to which Borrower is a party or is subject, or any law, ordinance, administrative regulation, or court decree which is applicable to Borrower;

                           [9] No action has been brought or, to the best of
Borrower's knowledge, is threatened, which would interfere in any way with the right of Borrower to execute this Assignment and perform all of Borrower's obligations contained in this Mortgage and in the Leases; and

                  C. Borrower hereby covenants and agrees as follows:

                           [1] Borrower shall provide Mortgagee with a
fully-executed original counterpart of each Lease, amendment, modification or alteration thereto;

                           [2] Borrower shall authorize and direct, and does
hereby authorize and direct, each and every present and future Tenant of the whole or any part of the Property, including the Lessee under the Master Lease to pay all rental from the Property to Mortgagee from and after the date of receipt of written demand from Mortgagee to do so;

                           [3] Borrower shall [i] fulfill, perform, and observe
each and every condition and covenant of landlord or lessor contained in each of the Leases; [ii] give prompt notice to Mortgagee of any claim of default under the Master Lease or any other Leases, whether given by a Tenant to Borrower, or given by Borrower to a Tenant, together with a complete copy of any such notice; [iii] at no cost or expense to Mortgagee, enforce, short of termination, the performance and observance of each and every covenant and condition of the Master lease or other Leases to be performed or observed by the Tenants thereunder; [iv] if so requested by Mortgagee, diligently and in good faith enforce the Master lease and any other Leases and all remedies available to Borrower against the Tenants in the event of default under any Lease by any Tenant; [v] if so requested by Mortgagee, diligently and in good faith appear in and defend any action arising out of, or in any manner connected with, any of the Master Lease or other Leases, or the obligations or liabilities of Borrower as the landlord thereunder, or of the Tenant or any guarantors thereunder; and [vi] execute such additional documents as Mortgagee may require to evidence and confirm such assignment;

                           [4] Borrower shall not, without the prior written
consent of Mortgagee, [i] enter into any lease of all or any part of the Property, [ii] modify, amend, or alter, or agree to the modification, amendment, or alteration of the Master Lease or any of the Leases; [iii] terminate the term, accept the surrender of, or otherwise cancel any of the Master Lease or any of the Leases; [iv] permit the prepayment of any rents under the Master Lease or any of the Leases or other Income for more than one (l) month prior to the due date thereof; [vi] discount any future accruing rents under the Master Lease or other Leases or other Income; [vii] give any consent to any assignment or sublease by any Tenant under the Master Lease or any of the Leases if such assignment or subletting would result in the assignor or sublessor being released from liability under its Lease; [viii] grant any rental concessions in connection with the Master Lease or any of the Leases; or [ix] assign its interest in, to, or under the Master Lease or the Leases or Income to any person or entity other than Mortgagee and any attempt to violate the provisions of this Subparagraph C shall be void;

                           [5] Borrower shall take no action that will cause or
permit the estate of any Tenant under the Master Lease or any of the Leases to merge with the interests of Borrower in the Property or any portion thereof;

                           [6] Borrower shall protect, indemnify, and hold
Mortgagee harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys' fees and court costs) imposed upon or incurred by Mortgagee by reason of this Mortgage or in exercising, performing, enforcing, or protecting its rights, title, or interests set forth herein, and any claim or demand whatsoever which may be asserted against Mortgagee by reason of any alleged obligation or undertaking to be performed or discharged by Mortgagee under this Mortgage;

                           [7] Borrower shall not do, or fail to do, any act if
such action or failure would constitute a violation of the Master Lease or any of the Leases, or commit any act or omission that may create in any Tenant a right to cease or reduce payment of rent or terminate its Lease or otherwise affect or impair the benefits of this Mortgage;

                           [8] Borrower shall require that any master lease
entered into after the date of this assignment as a replacement or renewal of the Master Lease will require the Tenant thereunder to execute assignment and subordination of such Lease; and

                  D. Although this Mortgage constitutes an absolute, present and current assignment of all Income from the Property, as long as no default or event of default as defined in Paragraph 2.1 below, on the part of Borrower shall have occurred, Mortgagee shall not demand that such Income be paid directly to Mortgagee, and Borrower shall have a license to collect, but not more than one (l) month prior to the due date thereof all such Income from the Property (including, without limitation, all rental payments under the Leases).

                  E. Borrower acknowledges that this instrument is an absolute transfer and assignment of all Leases and the Income to Mortgagee. Upon termination, as determined by Mortgagee, of Borrower's obligations to Mortgagee as set out in the Letter of Credit Documents, Mortgagee shall relinquish its rights to such Leases and Income and return said rights granted by this instrument to Borrower.

         1.14 Books, Records, Accounts and Monthly Reports. Borrower shall keep and maintain, or shall cause to be kept and maintained, at Borrower's cost and expense, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Property and in connection with any services, equipment, or furnishings provided in connection with the operation of the Property. Borrower shall furnish to Mortgagee annually within 120 days after the end of Borrower's fiscal year, at Borrower's expense, an accrual statement of the operation of the Property for such fiscal year showing in detail all revenues derived from rents, profits and all other sources, and all expenses and disbursements made in connection with the Property, annual balance sheets, profit and loss statements, and all supporting schedules covering the operation of the Property. From and after default Mortgagee may require that any such statements shall be audited and/or prepared and certified by an independent certified public accountant selected or approved by Mortgagee. All of the foregoing financial statements shall fairly and accurately present the financial condition of the subject thereof as of the dates thereof and shall be certified by Borrower's principal financial or accounting officer. In the event that Borrower shall refuse or fail to furnish any statement as aforedescribed, or in the event such statement shall be inaccurate or false, or in the event of failure of Borrower to permit Mortgagee or its representatives to inspect the Property or the said books and records, such acts of Borrower shall be a default hereunder and Mortgagee may proceed in accordance with the rights and remedies afforded it under the provisions hereof.

         1.15     Hazardous Materials.

                  A. Borrower represents and warrants that except as disclosed in the report of EMG, Inc. dated December 22, 1998, no Hazardous Materials exist on, under or about the Property or, to the best of Borrower's knowledge after diligent inquiry, have been transported to or from the Property or used, generated, manufactured, stored or disposed of on, under or about the Property, and the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, soil and groundwater conditions. Hazardous Materials shall include: [i] oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which pose a hazard to the Property or to persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation, or are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants", "pollution", or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to: [A] the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. 42 U.S.C. ss.9601, et seq.; [B] the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; [C] the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq.; and [D] regulations adopted and publications promulgated pursuant to the aforesaid laws; [ii] asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; [iii] underground storage tanks; and [iv] any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property. As used in this Mortgage, the term "Hazardous Materials law" shall include laws, rules, regulations, statutes, and requirements pertaining or relating to Hazardous Materials.

                  B. Borrower shall, at its sole cost and expense, prevent the imposition of any lien against the Property for the cleanup of any Hazardous Material, and shall comply and cause [i] all Tenants under any Lease or occupancy agreement affecting any portion of the Property, and [ii] any other person or entity on or occupying the Property, to comply with all federal, state and local laws, regulations, rules, ordinances and policies concerning the environment, health and safety and relating to the presence, generation, use, handling, transport, production, disposal, discharge or storage of Hazardous Materials in, on or about the Property. Without limiting the generality of the foregoing, Borrower represents, covenants and agrees that the Property does not and will not contain any Hazardous Materials. Borrower hereby grants to Mortgagee, its agents, employees, consultants and contractors an irrevocable license to enter upon the Property and to perform such tests on the Property as are reasonably necessary in Mortgagee's sole discretion to conduct an investigation and/or review

                  C. Borrower shall promptly take any and all necessary remedial action in response to the presence, storage, use, disposal, transportation or discharge of any Hazardous Materials on, under or about the Property; provided, however that Borrower shall not, without Mortgagee's prior written consent, take any remedial action in response to the presence, generation, use, handling, transport, production, disposal, discharge or storage of any Hazardous Materials on, under, or about the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims, proceedings, lawsuits or actions, completed or threatened pursuant to any Hazardous Materials laws or in connection with any third party, if such remedial action, settlement, consent or compromise might, in Mortgagee's sole determination, impair the value of Mortgagee's security hereunder; Mortgagee's prior consent shall not, however, be necessary in the event that the presence, generation, use, handling, transport, production, disposal, discharge or storage of Hazardous Materials on, under, or about the Property either [i] poses an immediate threat to the health, safety or welfare of any individual, or [ii] is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Mortgagee's consent prior to undertaking such action. In the event Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about the Property, Borrower shall immediately notify Mortgagee of any such remedial action, and shall conduct and complete such remedial action [A] in compliance with all applicable federal, state and local laws, regulations, rules, ordinances and policies, [B] to the satisfaction of Mortgagee, and [C] in accordance with the orders and directives of all federal, state and local governmental authorities

                  D. Borrower shall protect, defend, indemnify and hold Mortgagee, its parent corporation, subsidiaries and affiliates and each of their directors, officers, employees and agents, and any successors to Mortgagee's interest in the Property, and any other person or entity who acquires any portion of the Property at a foreclosure sale, by the receipt of a deed in lieu of foreclosure, or otherwise through the exercise of Mortgagee's rights and remedies under the Letter of Credit Documents, and any successors to any such other person or entity, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any presence, generation, use, handling, transport, production, disposal, discharge or storage of any Hazardous Materials in, on or about the Property whether by Borrower or any Tenant or any other person or entity, including, without limitation: [i] all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of [A] the presence, generation, use, handling, transport, production, disposal, discharge or storage of Hazardous Materials by Borrower, any prior owner or operator of the Property, or any person or entity on or about the Property, or [B] any residual contamination affecting any natural resource or the environment, and [ii] the costs of any required or necessary repair, cleanup, or detoxification of the Property and the preparation of any closure or other required plans (all such claims, proceedings, lawsuits, liabilities, losses, fines, penalties, costs, damages, and expenses referred to in this Paragraph 1.15D hereafter referred to as "Expenses"). The foregoing indemnification obligations of Borrower shall survive satisfaction of the Mortgage, and any foreclosure hereunder or a deed in lieu of foreclosure. In addition, Borrower agrees that in the event any Hazardous Material is caused to be removed from the Property by Borrower, Mortgagee, or any other person or entity, the number assigned by the Environmental Protection Agency to such Hazardous Material shall be solely in the name of Borrower and Borrower shall assume any and all liability for such removed Hazardous Material. In the event Mortgagee pays any Expenses, such Expenses shall be additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Agreement

                  E. In the event that Borrower shall fail to timely comply with the provisions of this Paragraph 1.15, Mortgagee may, but shall not be obligated to, either [i] declare that an event of default shall have occurred, and/or [ii] in addition to any rights granted to Mortgagee hereunder, do or cause to be done whatever is necessary to cause the Property to comply with the applicable law, rule, regulation or order, and the cost thereof shall be additional Indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Agreement. Borrower shall give Mortgagee and its agents and employees access to the Property for the purpose of effecting such compliance and hereby specifically grants to Mortgagee an irrevocable license, effective [x] immediately if, in the opinion of Mortgagee, irreparable harm to the environment, the Property, or persons or material amounts of property is imminent, or [y] otherwise, upon expiration of the applicable cure period, to do whatever necessary to cause the Property to so comply, including, without limitation, to enter the Property and remove therefrom any Hazardous Materials. Borrower shall pay or reimburse Mortgagee for any and all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may incur as a result of or in connection with the assertion against Mortgagee of any claims relating to the presence or removal of any Hazardous Material, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto, and the amount(s) thereof shall be additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Agreement

         1.16 Purpose. The obligations under the Agreement which are secured by this Mortgage have been incurred and made solely to induce Mortgagee to issue its Letter of Credit for the account of Borrower.

Section 2.  Defaults, Remedies and Waivers

         2.1      Events of Default.

                  A. The terms "Default," "default," "Event of Default" or "event of default," wherever used in this Mortgage, shall mean any one or more of the following events:

                           [1] Failure by Borrower to pay or perform any
obligation under the Agreement, the Letter of Credit Documents, the Bond Documents (as defined in the Agreement) or other indebtedness secured by this Mortgage within ten (10) days from the date when due and payable;

                           [2] Any transfer under Paragraph 1.10 to which
Mortgagee shall not have first consented in writing;

                           [3] An event shall occur which under the specific
terms of Paragraph 1.4 shall give the Mortgagee the option to accelerate the maturity of the Indebtedness;

                           [4] Failure by Borrower duly to observe or perform
any other term, covenant, condition or agreement of this Mortgage or the Agreement within 30 days after written notice of such failure; provided, however, if such failure cannot be cured within such 30 day period, then failure by Borrower to commence the curing thereof within such 30 day period and diligently to prosecute such curing to completion within a reasonable time thereafter;

                           [5] The fact that any representation or warranty of
Borrower contained in this Mortgage or in the Agreement or any other Letter of Credit Document proves to be untrue or misleading in any respect as of the time made or as of any subsequent time prior to the satisfaction in full of all of the Indebtedness;

                           [6] The occurrence of any Default, default, event of
default or Event of Default under any of the other Letter of Credit Documents or Borrower's default under the Bond Documents;

                           [7] The filing of any federal tax lien against the
Property;

                           [8] The filing by Borrower or any endorser of the
Agreement of a voluntary petition in bankruptcy pursuant to any federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors (hereafter referred to collectively as "Bankruptcy Law") or the issuing of an order for relief against Borrower or any endorser or guarantor of the Agreement under any such Bankruptcy Law, or the filing by Borrower or endorser of the Agreement of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future Bankruptcy Law;

                           [9] Borrower's or any such endorser's or guarantor's
seeking or consenting to or acquiescing in the appointment of any trustee, custodian, receiver, or liquidator of Borrower, any such endorser or guarantor, or of all or any substantial part of the Property or of any or all of the income, rents, revenues, issues, earnings, profits or income thereof or of any other property or assets of Borrower, or of such endorser or guarantor; or the making by Borrower or any such endorser or guarantor of any general assignment for the benefit of creditors, or the admission in writing by Borrower or any such endorser or guarantor of its inability to pay its debts generally as they become due, or the commission by Borrower or any such endorser or guarantor of any act providing grounds for the entry of an order for relief under any Bankruptcy Law;

                           [10] Failure to cause the dismissal of any
involuntary petition in bankruptcy brought against Borrower or any endorser or guarantor of the Agreement within 60 calendar days after the same is filed but in any event prior to the entry of an order, judgment, or decree approving such petition;

                           [11] The Property is subjected to actual or
threatened waste, or all or any part thereof is removed, demolished, or materially altered without the prior written consent of Mortgagee;

                           [12] Borrower or any endorser of the Agreement (if a
corporation) is liquidated or dissolved or its charter expires or is revoked, or Borrower or such endorser (if a partnership or business association) is dissolved or partitioned, or Borrower or such endorser (if a trust) is terminated or expires, or Borrower or such endorser (if an individual) dies;

                           [13] The filing by any person or entity of any claim
in any legal or equitable proceeding challenging the first priority lien of this Mortgage, subject only to the Permitted Exceptions if such action is not dismissed or stayed within sixty (60) days following such filing;

                           [14] Without the prior written consent of Mortgagee,
Borrower enters into, or terminates or cancels any agreement pertaining to management of the Property; amends or modifies any such management agreement, or consents to any such amendment or modification, without Mortgagee's prior written consent, such consent not to be unreasonably withheld; or consents to any termination, cancellation, amendment or modification of any such management agreement;

                           [15] Default by Borrower under any other loan secured
by a lien on any portion of the Property and the expiration of any applicable notice and/or cure period;

                           [16] The filing of any action under any federal or
state law, which permits forfeiture of Borrower's interest in the Property, including but not limited to, any indictment under the Racketeer Influence and Corrupt Organization Act of 1970 (RICO) if such action is not dismissed or stayed within sixty (60) days following such filing; or

                           [17] Default by Borrower under the reimbursement
agreement or mortgage securing the reimbursement agreement or a default under any letter of credit documents all of which have been entered into by Borrower in connection with the refunding of certain economic development revenue bonds issued in connection with the financing of Signature Inn properties in Florence KY, Jefferson County, KY or Terre Haute, IN.

         2.2 Acceleration of Maturity. If an Event of Default shall have occurred, then the entire Indebtedness shall, at the option of Mortgagee, become immediately due and payable without notice or demand other than notice of Mortgagee's exercise of its option to accelerate the Indebtedness, which are hereby expressly waived, time being of the essence of this Mortgage; and no omission on the part of Mortgagee to exercise such option when entitled to do so shall be construed as a waiver of such right.

         2.3 Mortgagee's Right to Enter and Take Possession, Operate and Apply Revenues.

                  A. If an Event of Default shall have occurred, Borrower, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of the Property and if, and to the extent, permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Borrower and its respective agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower.

                  B. If Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Borrower to deliver immediate possession of the Property to Mortgagee, to the entry of which judgment or decree Borrower hereby specifically consents. Borrower will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

                  C. Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time [i] make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; [ii] insure or keep the Property insured; [iii] manage and operate the Property and exercise all the rights and powers of Borrower to the same extent as Borrower could in its own name or otherwise with respect to the same; [iv] enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as Mortgagee from time to time may determine to be in its best interest; and [v] perform all acts required of Borrower as lessor under any lease of all or any part of the Property, all as Mortgagee may from time to time determine to be to its best advantage. Mortgagee may collect and receive all the income, rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting [A] all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); [B] the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; [C] the cost of such insurance; [D] such taxes, assessments and other similar charges as Mortgagee may at its option pay; [E] other proper charges upon the Property or any part thereof; and [F] the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received by Mortgagee to the payment of principal and interest in whatever order or priority Mortgagee may elect. Anything in this Paragraph 2.3 to the contrary notwithstanding, Mortgagee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Mortgagee of its rights under this Mortgage, and Mortgagee shall be liable to account only for the rents, incomes, issues, profits, and revenues actually received by Mortgagee.

                  D. For the purpose of carrying out the provisions of this Paragraph 2.3, Borrower hereby irrevocably constitutes and appoints Mortgagee the true and lawful attorney-in-fact of Borrower to do and perform, from time to time, any and all actions necessary and incidental to such purpose, and Borrower does, by these presents, ratify and confirm any and all actions of said attorney-in-fact.

                  E. In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Mortgage, shall have been paid and all Events of Default cured and satisfied, and as a result thereof, Mortgagee surrenders possession of the Property to Borrower, the same right of taking possession shall exist if any subsequent Event of Default shall occur

         2.4 Receiver. If an Event of Default shall have occurred, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the sufficiency or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the income, rents, issues, profits, and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the state within which the Land is located. Borrower shall pay to Mortgagee upon demand all expenses, including receiver's fees, attorneys' fees, costs, and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.4; and all such expenses shall be secured by this Mortgage.

         2.5      Enforcement.

                  A. If a Default shall have occurred, Mortgagee, at its option, may institute legal proceedings for the foreclosure of this Mortgage.

                  B. Mortgagee shall have the right from time to time to enforce any legal or equitable remedy against Borrower, including, without limitation, suing for any sums, whether interest, principal or any installment of either or both, taxes, penalties or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not all of the Indebtedness shall then be due, and without prejudice to the right of Mortgagee thereafter to enforce any other remedy, including, without limitation, an action of foreclosure, whether or not such other remedy be based upon a Default which existed at the time of commencement of an earlier or pending action, and whether or not such other remedy be based upon the same Default upon which an earlier or pending action is based.

         2.6 Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

         2.7 Application of Proceeds of Sale. In the event of a foreclosure sale of all or any portion of the Property, the proceeds of said sale shall be applied, in whatever order Mortgagee in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith, including attorneys' fees, to insurance premiums, liens, assessments, taxes and charges, including utility charges, advanced by Mortgagee, to payment of the outstanding principal balance of the Indebtedness, together with any prepayment premiums, fees or charges herein or in the Agreement provided, or to the accrued interest on all of the foregoing, and finally the remainder, if any, shall be paid to Borrower

         2.8 Borrower as Tenant Holding Over. In the event of any such foreclosure sale by Mortgagee, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

         2.9 Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceedings instituted by Mortgagee to collect the Indebtedness.

         2.10 Discontinuance of Proceedings. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case [i] Borrower and Mortgagee shall be restored to their former positions and rights, [ii] all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken, [iii] each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Default, and [iv] neither this Mortgage, nor the Agreement, nor the Indebtedness, nor any other of the Letter of Credit Documents shall be or shall be deemed to have been released or otherwise affected by such withdrawal, discontinuance or abandonment; and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

         2.11 No Reinstatement. If a Default under Paragraph 2.1A[1] shall have occurred and Mortgagee shall have proceeded to enforce any right, power or remedy permitted hereunder, then a tender of payment by Borrower or by anyone on behalf of Borrower of the amount necessary to satisfy all sums due hereunder made at any time prior to foreclosure, or the acceptance by Mortgagee of any such payment so tendered, shall not constitute a reinstatement of the Agreement or this Mortgage.

         2.12 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage or any other Letter of Credit Document is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         2.13 Suits to Protect the Property. Mortgagee shall have the power [i] to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Mortgage, [ii] to preserve or protect its interest in the Property and in the income, rents, accounts, receivables, issues, profits and revenues arising therefrom, and [iii] to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Mortgagee.

         2.14 Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

         2.15 Marshalling. At any foreclosure sale, the Property may, at Mortgagee's option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Borrower hereby waiving the application of any doctrine of marshalling; and in the event Mortgagee, at its option, elects to sell the Property in parts or parcels, said sales may be held from time to time, and this Mortgage shall not terminate until all of the Property not previously sold shall have been sold.

         2.16 Waiver of Appraisement, Valuation, Etc. Borrower agrees, to the full extent permitted by law, that in case of a Default on the part of Borrower hereunder, neither Borrower nor anyone claiming through or under Borrower will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead right, entitlement or exemption, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Property or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Mortgage marshaled upon any foreclosure.

         2.17 Waiver of Homestead. Borrower hereby waives and renounces all homestead right, entitlement, and exemption provided for by the Constitution and the laws of the United States of America and of any state, in and to the Property as against the collection of the Indebtedness, or any part hereof.

         2.18 Security Deposits. If Borrower shall obtain from a tenant or subtenant of the Property, or a part thereof, a deposit to secure such tenant's or subtenant's obligations, such funds, following any default under this Mortgage, shall be deposited with Mortgagee in an account maintained by Mortgagee in its name; but any such deposit shall be returned to Borrower when required, by the terms of any such lease, sublease or occupancy agreement, to be paid over to the tenant or subtenant; and Borrower represents that the provisions of any applicable laws relating to security deposits have been satisfied with respect to each existing tenant, subtenant or occupant of the Property and agrees that they will be satisfied with respect to each new tenant, subtenant, or occupant of the Property; and Borrower will furnish details of such satisfaction from time to time upon the request of Mortgagee in such detail as Mortgagee may require.

Section 3.  Miscellaneous

         3.1 Successors and Assigns. Subject to Paragraph 1.10A hereof, this Mortgage shall inure to the benefit of and be binding upon Borrower and Mortgagee and their respective legal representatives, successors, and assigns. Whenever a reference is made in this Mortgage to Borrower or Mortgagee, such reference shall be deemed to include a reference to the heirs, devisees, legal representatives, successors, and assigns of Borrower or Mortgagee, whether so expressed or not.

         3.2 Terminology. All personal pronouns used in this Mortgage whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles are for convenience only and neither limit nor amplify the provisions of this Mortgage itself and all references herein to Articles, Paragraphs, or Subparagraphs shall refer to the corresponding Articles, Paragraphs, or Subparagraphs of this Mortgage.

         3.3 Severability. If any provision of this Mortgage or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Mortgage and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         3.4 Applicable Law. This Mortgage shall be interpreted, construed and enforced according to the laws of the state of Indiana.

         3.5 Notices, Demands, and Requests. All notices, demands or requests provided for or permitted to be given pursuant to this Mortgage shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out below or to such other addresses as are specified by no less than ten (10) days' prior written notice delivered in accordance herewith:

                           If to Mortgagee:

                                    FIRSTAR BANK, N.A.
                                    One Financial Square
                                    Louisville, Kentucky 40202-3322
                                    Attention: Commercial Real Estate Dept.

                           If to Borrower:

                                    JAMESON INNS, INC.
                                    8 Perimeter Center East, Suite 8050
                                    Atlanta, Georgia 30346-1603
                                    Attention:

All such notices, demands and requests shall be deemed effectively given and delivered three (3) days after the postmark date of mailing, the day after delivery to the overnight courier or, if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the time period provided herein, shall be deemed to be receipt of the notice, demand, or request sent.

         3.6 Consents and Approvals. All approvals and consents hereunder shall be in writing and no approval or consent shall be deemed to have been given hereunder unless evidenced in a writing signed by the party from whom the approval or consent is sought.

         3.7 Waiver. No delay or omission of Mortgagee to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver, express or implied, by Mortgagee to or of any breach or default by Borrower in the performance of the obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any breach or default by Borrower.

         3.8 Assignment. This Mortgage is assignable by Mortgagee, and any assignment hereof by Mortgagee shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Mortgagee.

         3.9 Time of the Essence. TIME IS OF THE ESSENCE with respect to each and every covenant, agreement, and obligation of Borrower under this Mortgage, the Agreement and any and all other Letter of Credit Documents.

         3.10 Attorneys' Fees. The meaning of the terms "legal fees" or "attorneys' fees" or any other reference to the fees of attorneys or counsel, wherever used in this Mortgage, shall be deemed to include, without limitation, all legal fees relating to litigation or appeals at any and all levels of courts and administrative tribunals.

         3.11 Covenants Run With the Land. All of the grants, covenants, terms, provisions and conditions herein contained shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Borrower and Mortgagee.

         3.12 Further Stipulations. The covenants, agreements, and provisions, if any, set forth in Exhibit D attached hereto are hereby made a part of this Mortgage. In the event of any conflict between such further stipulations and any of the printed provisions of this Mortgage, such further stipulations shall be deemed to control.

                  IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Mortgage the day, month, and year first above written.

                                          BORROWER:

                                          JAMESON INNS, INC.

                                          By:
                                             ----------------------------------

                                          Print or Type Name:
                                                             ------------------

                                          Title:
                                                 ------------------------------

STATE OF ____________ )
                      ) ss
COUNTY OF ___________ )

Before me, a Notary Public in and for the State and County aforesaid personally appeared ______________________, who is known to me or was proven by satisfactory evidence to be the person who executed the within instrument as _____________________ of Jameson Inns, Inc. and who acknowledged execution as his free act and deed and the free act and deed of Jameson Inns, Inc. In witness whereof I have affixed my hand and seal this __ day of December, 1999.


                                          -------------------------------------
                                          Notary Public

                                          Print or Type Name:
                                                             ------------------

My commission Expires:
                       ---------------------

County of Residence:
                       ---------------------

This instrument prepared by:

-------------------------------
L. Jude Clark, Jr.
Brown, Todd & Heyburn, PLLC
400 West Market Street
Louisville, KY 40202
502-568-0260

                                    EXHIBIT A

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                                LEGAL DESCRIPTION

                                    EXHIBIT B

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                              PERMITTED EXCEPTIONS

         1. The lien of ad valorem real estate taxes assessed against the Property but not yet due and payable, provided the same are paid as required under this Mortgage.

         2. Rights of tenants, as tenants only, under Leases of the Property permitted under this Mortgage and the other Letter of Credit Documents.

         3. Matters shown as exceptions on the loan policy of title insurance issued in favor of Mortgagee insuring the lien of this Mortgage.

         4. Cross collateralization rights of Morgagee under documents securing other properties of Mortgagor.

                                    EXHIBIT C

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                             REIMBURSEMENT AGREEMENT

                                   (Attached)

                                    EXHIBIT D

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                              FURTHER STIPULATIONS


         1.1 Additional Granting Clause. A new Granting Clause (F) is hereby added to this Mortgage, as follows:

         All Receivables arising from the operation of the Property, whether now existing or hereafter arising, and however evidenced or acquired, or in which Borrower now has or hereafter acquires any rights. The term "Receivables" means and includes accounts receivable, rents or other payments for the use of rooms and facilities at the Property contract rights, instruments, notes, drafts, acceptances, documents, chattel paper, general intangibles, and all forms of obligations owing to Borrower, and all of Borrower's rights to any merchandise (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented thereby.

         1.2 Cross-Default. In addition to the Agreement, Borrower has entered into three other reimbursement agreements in connection with the issuance of three letters of credit for the account of Borrower as credit enhancement for Economic Development Revenue Refunding Bonds issued by the City of Terre Haute in Indiana, the City of Florence, Kentucky, and Jefferson County, Kentucky. Those reimbursement agreements are secured by mortgages encumbering Signature Inn properties owned by Borrower in Terre Haute, IN, Florence, KY, and Louisville, KY. Any default under the reimbursement agreements entered into in connection with the issuance of the letters of credit enhancing the Terre Haute, Florence or Jefferson County bond issues or any default under the mortgages, any security agreement, any assignment of leases or any assignment of master leases or operating agreements securing the payment and performance of obligations under said reimbursement agreements shall be a default under this mortgage. In addition, Mortgagee has made certain loans to Borrower secured by mortgages and assignments of rents and leases encumbering Signature Inn properties in South Bend, IN, Kokomo, IN, Muncie, IN and Evansville, IN. Any default under the notes evidencing those loans or any default under any mortgage, security agreement or assignment of rents and leases encumbering the Signature Inn properties in Elkhart, Muncie, Kokomo, or Evansville, IN will constitute a default under this mortgage and the Agreement.

          Borrower further agrees that any default under the Agreement, this Mortgage or the Letter of Credit Documents will constitute a default under the notes from Borrower to Mortgagee relating to the Elkhart, Muncie, Kokomo and Evansville Signature Inns and will also constitute a default under any mortgage or other security document securing those notes and encumbering the Elkhart, Muncie, Kokomo or Evansville Signature Inns.

         1.3 Receivables. A new Paragraph 1.17 is hereby added to this Mortgage, as follows:

         Special Provisions Concerning Receivables.

             (a) Borrower shall keep all of its books and records relating to Receivables at the location of the Property or at the offices of Borrower shown in Paragraph 3.05 hereof.

             (b) From time to time, as Mortgagee may request of Borrower, Borrower shall provide Mortgagee with schedules describing all Receivables created or acquired by Borrower, provided, however, that the failure of Borrower to execute and deliver such schedules shall not affect or limit Mortgagee's security interest or other rights in and to any such Receivables. Together with each schedule, Borrower shall, if requested by Mortgagee, furnish copies of customers' invoices or the equivalent, and original certificates of delivery and acceptance, for all merchandise sold, and Borrower warrants the genuineness thereof.

             (c) (i) Unless and until Mortgagee gives Borrower other instructions, Borrower shall collect all Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

                (ii) After a default has occurred hereunder and in the event Mortgagee requests the Borrower to do so.

                    (A) All instruments and chattel paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by Borrower, be immediately endorsed to and deposited with Mortgagee in the same form as received by Borrower; and/or

                    (B) Borrower shall instruct all account debtors to remit all payments in respect of Receivables to a lockbox to be maintained by Mortgagee under the sole custody and control of Mortgagee.

               (iii) After a default has occurred hereunder, Mortgagee or its designee may notify Borrower's customers or account debtors at any time that Receivables have been assigned to Mortgagee or of Mortgagee's security interest therein and either in its own name, Borrower's name, or both, demand, collect (including without limitation through a lockbox analogous to that described in clause (c)(ii)(B) above), receive, receipt for, sue for, compound, and give acquittance for, any or all amounts due or to become due on Receivables, and in Mortgagee's discretion file any claim or take any other action or proceeding which Mortgagee may deem necessary or appropriate to protect and realize upon the security interest of Mortgagee in Receivables.

                 (iv) In the event Mortgagee has exercised any or all of its rights under clauses (c)(ii) or (iii) above, Mortgagee may, at any time, cause all instruments, chattel paper, monies or other proceeds received by Mortgagee to be deposited, handled, and administered, in and through a remittance account and Borrower acknowledges that the maintenance of such an account by Mortgagee is solely for the convenience of Mortgagee and that Borrower does not have any right, title, or interest in and to such account or any accounts at any time standing to the credit thereof. When final payment of checks, instruments, or other items received by Mortgagee as collections of Receivables have been received by Mortgagee the same shall be applied by Mortgagee in payment of the Indebtedness in accordance with the terms of the Agreement.

         1.4 Indiana Responsible Property Transfer Law. Borrower represents and warrants to Mortgagee that the Property is not subject to the Indiana Responsible Property Transfer Law (Indiana Code ss.13-7-22.5-1 et seq.)

                         ASSIGNMENT OF LEASES AND RENTS


         THIS ASSIGNMENT OF LEASES AND RENTS (the "Assignment") is made and entered into as of the 22nd day of December, 1999, from JAMESON INNS, INC., whose address is 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603 (hereafter referred to as "Borrower"), to FIRSTAR BANK, N.A., a National banking association whose address is One Financial Square, Louisville, Kentucky 40202-3322 (hereafter referred to as "Bank");

                              W I T N E S S E T H:

         FOR VALUE RECEIVED, Borrower does hereby absolutely, presently and irrevocably assign, grant, transfer, and convey to Bank, its successors and assigns, all of Borrower's right, title, and interest in, to, and under, to the extent they are attributable to the Property (as defined below), all leases, master leases, subleases, tenant contracts, rental agreements, rents, room revenues, banquet or meeting space rentals, fees for the use of all or any part of the Property, accounts receivable from room or space rentals, advance deposits or payments for rooms or meeting or banquet space, franchise agreements, management contracts, construction contracts and other contracts, licenses and permits, map approvals and conditional use permits, whether written or oral, now or hereafter affecting all or any part of the Property, and any agreement for the use or occupancy of all or any part of said Property which may have been made heretofore or which may be made hereafter, including any and all extensions, renewals, and modifications of the foregoing and guaranties of the performance or obligations of any tenants thereunder, and all other arrangements of any sort resulting in the payment of money to Borrower or in Borrower becoming entitled to the payment of money for the use of the Property or any part thereof whether such user or occupier is tenant, invitee, or licensee (all of the foregoing hereafter referred to collectively as the "Leases" and individually as a "Lease", and said tenants, invitees, guests and licensees are hereafter referred to collectively as "Tenants" and individually as "Tenant" as the context requires), which Leases cover all or portions of certain property (the "Property") located in Elkhart, Indiana, more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (the term "Premises", wherever used herein, shall mean the Property and all improvements now or hereafter situated thereon); together with all of Borrower's right, title, and interest in and to all income, rents, issues, royalties, profits, rights and benefits and all Tenants' security and other similar deposits derived with respect to the Leases and with respect to the Property, including, without limitation all base and minimum rents, percentage rents, additional rents, payments in lieu of rent, accounts receivable, payments for the use of rooms at the Property, expense contributions, and other similar such payments (hereafter collectively referred to as "Income"), and the right to collect the same as they become due, it being the intention of the parties hereto to establish an absolute transfer and assignment of all of the Leases and the Income to Bank, and not just to create a security interest.

         For purposes hereof, the income, rents, royalties, issues, rights and benefits, etc., which are attributable to the Property shall include but not be limited to the Base Rent (as defined in the Master Lease Agreement between Borrower and Jameson Hospitality, L.L.C. covering a number of different properties, including the Property, dated May 7, 1999, as amended and referred to hereafter as the "Master Lease") directly attributable to the Rooms (as defined in the Master Lease) in the Property and the Percentage Rent (as defined in the Master Lease) generated by the Property.

"Percentage Rent generated by the Property" means the difference between: (i) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(b) of the Master Lease using all Rooms for the applicable period; and (ii) Percentage Rent due and owing utilizing the Percentage Rent calculation set forth in Section 3.1(b) of the Master Lease using all Rooms for the applicable period except those Rooms comprising the Property.

         TO HAVE AND TO HOLD unto Bank, its successors and assigns forever, subject to and upon the terms and conditions hereafter set forth. This Assignment is made in connection with the execution of the Letter of Credit Documents (as hereinafter defined).

1.       REPRESENTATIONS, WARRANTIES, AND COVENANTS

         1.1 Representations and Warranties of Borrower. Borrower hereby represents, warrants, and agrees as follows:

             a. Borrower is the sole holder of the landlord's interest under the Leases, is entitled to receive the Income from the Leases and from the Property, and has the full right to sell, assign, transfer, and set over the same and to grant to and confer upon Bank the rights, interests, powers, and authorities herein granted and conferred;

             b. Borrower has made no pledge or assignment of the Leases or Income, prior to the date hereof, and Borrower shall not, after the date hereof, make or permit any such pledge or assignment;

             c. Borrower has neither done any act nor failed to do any act which might prevent Bank from, or limit Bank in, acting under any of the provisions of this Assignment;

             d. The Leases are valid, enforceable, and in full force and effect, and Borrower has delivered to Bank true, complete, and correct copies of all Leases with respect to the Property or any part thereof;

             e. All Leases provide for rental to be paid monthly and Borrower has not accepted, and shall not, after the date hereof, accept or permit payment of rental or other Income under any of the Leases for more than one (l) month in advance of the due date thereof;

             f. No security deposit has been made by any Tenant under any Lease except as set forth in such Lease;

             g. To the best of Borrower's knowledge, there exists no default or event of default or any state of facts which would or could, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of Borrower or by any Tenant under the terms of any of the Leases;

                  h. Neither the execution and delivery of this Assignment or any of the Leases, nor the performance of each and every covenant of Borrower under this Assignment and the Leases, nor the satisfaction of each and every condition contained in this Assignment and the Leases, conflicts with, or constitutes a breach or default under, any agreement, indenture, or other instrument to which Borrower is a party or is subject, or any law, ordinance, administrative regulation, or court decree which is applicable to Borrower;

                  i. No action has been brought or, to the best of Borrower's knowledge, is threatened, which would interfere in any way with the right of Borrower to execute this Assignment and perform all of Borrower's obligations contained in this Assignment and in the Leases; and

         1.2 Covenants of Borrower. Borrower hereby covenants and agrees as follows:

                  [a] Borrower shall provide Bank with a fully-executed original counterpart of each Lease, amendment, modification or alteration thereto;

                  [b] Borrower shall authorize and direct, and does hereby authorize and direct, each and every present and future Tenant of the whole or any part of the Property, including the Lessee under the Master Lease to pay all rental attributable to the Property to Bank from and after the date of receipt of written demand from Bank to do so;

                  [c] Borrower shall [i] fulfill, perform, and observe each and every condition and covenant of landlord or lessor contained in each of the Leases; [ii] give prompt notice to Bank of any claim of default under the Master Lease or any other Leases, whether given by a Tenant to Borrower, or given by Borrower to a Tenant, together with a complete copy of any such notice; [iii] at no cost or expense to Bank, enforce, short of termination, the performance and observance of each and every covenant and condition of the Master lease or other Leases to be performed or observed by the Tenants thereunder; [iv] if so requested by Bank, diligently and in good faith enforce the Master lease and any other Leases and all remedies available to Borrower against the Tenants in the event of default under any Lease by any Tenant; [v] if so requested by Bank, diligently and in good faith appear in and defend any action arising out of, or in any manner connected with, any of the Master Lease or other Leases, or the obligations or liabilities of Borrower as the landlord thereunder, or of the Tenant or any guarantors thereunder; and [vi] execute such additional documents as Bank may require to evidence and confirm such assignment;

                  [d] Borrower shall not, without the prior written consent of Bank, [i] enter into any lease of all or any part of the Property, [ii] modify, amend, or alter, or agree to the modification, amendment, or alteration of the Master Lease or any of the Leases; [iii] terminate the term, accept the surrender of, or otherwise cancel any of the Master Lease or any of the Leases; [iv] permit the prepayment of any rents under the Master Lease or any of the Leases or other Income for more than one (l) month prior to the due date thereof; [vi] discount any future accruing rents under the Master Lease or other Leases or other Income; [vii] give any consent to any assignment or sublease by any Tenant under the Master Lease or any of the Leases if such assignment or subletting would result in the assignor or sublessor being released from liability under its Lease; [viii] grant any rental concessions in connection with the Master Lease or any of the Leases; or [ix] assign its interest in, to, or under the Master Lease or the Leases or Income to any person or entity other than Bank and any attempt to violate the provisions of this Subparagraph C shall be void;

                  [e] Borrower shall take no action that will cause or permit the estate of any Tenant under the Master Lease or any of the Leases to merge with the interests of Borrower in the Property or any portion thereof;

                  [f] Borrower shall protect, indemnify, and hold Bank harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys' fees and court costs) imposed upon or incurred by Bank by reason of this Assignment or in exercising, performing, enforcing, or protecting its rights, title, or interests set forth herein, and any claim or demand whatsoever which may be asserted against Bank by reason of any alleged obligation or undertaking to be performed or discharged by Bank under this Assignment;

                  [g] Borrower shall not do, or fail to do, any act if such action or failure would constitute a violation of the Master Lease or any of the Leases, or commit any act or omission that may create in any Tenant a right to cease or reduce payment of rent or terminate its Lease or otherwise affect or impair the benefits of this Assignment;

                  [h] Borrower shall [i] fulfill, perform, and observe each and every condition and covenant of landlord or lessor contained in each of the Leases; [ii] give prompt notice to Bank of any claim of default under any of the Leases, whether given by a Tenant to Borrower, or given by Borrower shall authorize and direct, and does hereby authorize and direct, each and every present and future Tenant of the whole or any part of the Property to pay all rental to Bank from and after the date of receipt of written demand from Bank to do so; and

         1.3 Right to Collect Rents, Termination, and Tenant Subordinations.

                  a. Although this Assignment constitutes an absolute, present and current assignment of all Income, as long as no default or event of default as defined in Paragraph 2.1 below, on the part of Borrower shall have occurred, Bank shall not demand that such Income be paid directly to Bank, and Borrower shall have a license to collect, but not more than one (l) month prior to the due date thereof, all such Income from the Property (including, without limitation, all rental payments under the Leases).

                  b. Borrower acknowledges that this Assignment is an absolute transfer and assignment of all Leases and the Income to Bank. Upon expiration of the Letter of Credit without a draw having occurred or upon repayment in full of all amounts owed and performance of all obligations under the Reimbursement Agreement, Bank shall relinquish its rights to the Leases and Income and return said rights granted by this Assignment to Borrower. A recording of a valid release of the Mortgage shall automatically constitute a release and termination of this Assignment without further action on the part of Bank. Borrower hereby indemnifies and agrees to hold each Tenant free and harmless from and against all liability, loss, cost, damage or expense suffered or incurred by Tenant by reason of its compliance with any demand for payment of Income by Bank contemplated by this Agreement.

                  c. Notwithstanding any other provisions of this Assignment, Borrower shall not hereafter enter into any Lease without the prior written consent of Bank, which consent may be granted or withheld in Bank's sole discretion, and even if Bank's consent is obtained, only upon the following conditions: [i] each such Lease shall contain a provision that the rights of the parties thereunder are expressly subordinate to all of the rights and title of Bank under this Assignment; [ii] each such Lease shall contain a provision whereby the parties thereunder expressly recognize and agree that, notwithstanding such subordination, Bank may sell the Property in the manner provided herein, and thereby, at the option of Bank, sell the same subject to such Lease; and [iii] at or prior to the time of execution of any such Lease, Borrower shall, as a condition to such execution, procure from the other party or parties thereto an agreement in favor of Bank, in form and substance satisfactory to Bank, under which such party or parties agree to be bound by the provisions hereof, regarding the manner in which Bank may foreclose under the Mortgage. At Bank's option any Lease may be required to be made superior to Bank's interest under this Assignment.

         1.4 Certain Definitions. As used herein, the following terms have the meanings set forth opposite each such term:

                  a. "Commitment" shall mean the Letter of Credit Commitment between Borrower and Bank dated October 15th, 1999 for the sum of $12,266,438.00.

                  b. "Indebtedness" shall have the same meaning herein as set forth in the Mortgage.

                  c. "Indemnity" shall mean that certain Environmental Indemnity Agreement of even date herewith, executed by Borrower for the benefit of Bank.

                  d. "Letter of Credit Documents" shall mean the Letter of Credit, the Reimbursement Agreement, the Mortgage, this Assignment, the Commitment, and all other documents executed in connection with the Indebtedness.

                  e. "Mortgage" shall mean that certain mortgage, deed of trust, or other security instrument of even date herewith executed by Borrower encumbering the Property and securing the Reimbursement Agreement and all renewals, extensions, modifications and rearrangements thereof.

                  f. "Reimbursement Agreement" shall mean the Reimbursement Agreement entered into between Borrower and Bank on the 22nd day of December, 1999 in connection with the Bank's agreement to issue a Letter of Credit in the amount of $3,346,312.

                  g. "Letter of Credit" shall mean that certain Irrevocable Letter of Credit No. _______ issued by the Bank for the account of Borrower as credit enhancement for those certain Revenue Refunding Bonds Series 1999 issued by the City of Elkhart, Indiana.

2.       DEFAULT

         2.1 Events of Default. The term "default" or "event of default", wherever used in this Assignment, shall mean any one or more of the following events:

                  a. The failure by Borrower to pay or perform any obligation under the Reimbursement Agreement or any other indebtedness secured by the Mortgage or any other sum that may be due and payable under any of the Letter of Credit Documents, within ten (10) days from the date when due and payable;

                  b. The failure by Borrower duly to observe or perform any term, covenant, condition, or agreement of this Assignment within 30 days after written notice of such failure; provided, however, if such failure cannot be cured within such 30 day period, then failure by Borrower to commence the curing thereof within such 30 day period and diligently to prosecute such curing to completion within a reasonable time thereafter;

                  c. The fact that any representation or warranty of Borrower contained in this Assignment or in any other Letter of Credit Document proves to be untrue or misleading in any material respect; or

                  d. The occurrence of any default, Default, event of default or Event of Default under any of the other Letter of Credit Documents.

         2.2 Remedies. Upon the occurrence of any default or event of default, whether before or after the Note is declared to be due and payable or whether before or after the exercise by Bank of any default remedies contained in any of the Letter of Credit Documents, Bank may, at its option, with or without notice or demand of any kind, exercise any or all of the following remedies:

                  a. Declare any part or all of the indebtedness secured by the Mortgage or this Assignment to be due and payable, whereupon the same shall become immediately due and payable;

                  b. As Borrower's attorney-in-fact, coupled with an interest, Bank being hereby so irrevocably designated, [i] collect, receive, sue for, attach, levy, endorse checks or drafts evidencing the payment of Income, and apply the Income without taking possession of the

Property, [ii] if Bank so elects, control, operate, and manage, at the expense of Borrower, the Property and exercise and perform all rights and obligations of Borrower under the Leases (including the curing of any or all defaults under the Leases) or such part of the foregoing Property or Leases as Bank shall elect, and [iii] exercise, enforce, perform, and protect all other right, title, and interest which is granted by Borrower herein or granted in any one or more of the other Letter of Credit Documents. More specifically, but without limiting in any way the immediately preceding sentence, Bank shall be entitled in the event of such a default to collect, receive, sue for, attach, levy, and apply all Income as herein authorized and may [A] use such measures as Bank may deem necessary or desirable to enforce the payment of such Income, or, in the event option [ii] above is elected, to secure possession of all or any part of the Property or Leases, [B] institute, conduct, or defend any legal action in connection with said Letter of Credit Documents, Property, or Leases, as Bank may deem necessary or desirable, [C] from time to time, make any or all repairs, replacements, and alterations to the Property as Bank may deem necessary or desirable, [D] insure and reinsure the Property on such terms as Bank shall deem necessary or desirable, [E] lease the Property or any part or parts thereof in such parcels and for such periods and on such terms as Bank deems desirable, including Leases for terms expiring after the expiry date of the letter of credit, [F] cancel or modify any Lease with or without cause, and/or [G] take whatever measures Bank from time to time deems necessary or desirable to exercise, enforce, perform, or protect Bank's right, title, or interest in any or all of the Letter of Credit Documents;

                  c. Apply the Income collected pursuant to Paragraph B above in whatever order of priority Bank, in its sole discretion may elect, against [i] all costs and expenses (including, without limitation, attorneys' fees) incurred in connection with the operation of the Property, the performance of Borrower's obligations under the Leases, and collection of the Income thereunder, including, without limitation, all expenses for maintenance, repairs, replacements, alterations, special assessments, taxes, and insurance, [ii] all of the costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in the collection of any or all of the obligations secured by the Letter of Credit Documents, including, without limitation, all costs, expenses, and attorneys' fees incurred in seeking to realize on or to protect or preserve Bank's interest in any other collateral securing any or all of the obligations secured by the Letter of Credit Documents, [iii] all other expenses pertaining to any part or all of the Property or the Leases, [iv] any or all accrued but unpaid interest on amounts owed under the Reimbursement Agreement or secured by the Letter of Credit Documents; and [v] any or all unpaid amounts owed under the Reimbursement Agreement or secured by the Letter of Credit Documents.

                  d. Right to Exercise Remedies. Bank shall have full right to exercise any or all of the foregoing remedies without regard to the adequacy of security for any or all of the amounts secured by the Letter of Credit Documents, without regard to other security, without releasing Borrower from any obligation, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee, and shall have full right to enter upon, take possession of, use, and operate, all or any portion of the Property which Bank in its sole discretion deems desirable, to effectuate any or all of the foregoing remedies, and shall be entitled to exercise, enforce, perform, and protect all of the aforesaid rights, titles, and interests available to Bank hereunder, as well as all other rights, titles, and interests available at law or in equity in and to the control, operation, and management of the Property and Leases. Bank shall not be held responsible for the failure to exercise diligence in taking any action permitted hereunder.

                  e. Expenses and Liabilities of Bank. At the expense of Borrower, Bank is hereby given the authority to employ agents, attorneys, and others in exercising, enforcing, performing, or protecting Bank's rights, title, or interests herein. To the extent that the Income is insufficient, Borrower agrees to reimburse Bank for all monies advanced by Bank in so exercising, enforcing, performing, or protecting Bank's rights, titles, or interests herein, together with interest from day to day on all such advances by Bank, at a rate equal to the default interest rate specified in the Reimbursement Agreement (said interest rate being hereby incorporated herein by this reference). In the event Bank incurs any liability, loss, cost, or damage by reason of this Assignment, or in the defense of any claim or demand arising out of or in connection with this Assignment, the amount of such liability, loss, cost, or damage (including, without limitation, fees in connection with any appeal) shall be added to the amounts secured by the Letter of Credit Documents, and shall bear interest at the default interest rate specified in the Reimbursement Agreement from the date incurred until paid, and shall be payable on demand.

3.       GENERAL PROVISIONS

         3.1 No Waiver. The failure of Bank at any time to avail itself of any of the rights or remedies provided herein or in any of the other Letter of Credit Documents shall not be construed to be a waiver of any of such rights or remedies, but Bank shall have full power and authority to exercise, enforce, perform, or protect such rights and remedies at any time or times that it deems fit, subject to the other terms and conditions hereof. To be effective, any waiver of any of the terms, covenants, or conditions hereof must be in writing and shall be valid only to the extent clearly set forth in such writing. This Assignment shall constitute a prior and continuing first lien on all Income. No exercise, enforcement, performance, or protective action taken with respect to any of the rights, titles, and interests assigned or granted herein shall be construed as a cure of any default in any of the Letter of Credit Documents.

         3.2 Remedies Cumulative. By accepting this Assignment, the Bank shall in no manner be prejudiced in its right to exercise, enforce, perform, or protect any one or more rights, titles, or interests available to it in any of the Letter of Credit Documents or at law or in equity, including, without limitation, its rights to foreclose the lien of the Mortgage or any other right, title, or interest granted to it by the terms of any of the Letter of Credit Documents or granted pursuant to applicable law or equity, it being intended that all of such rights, titles, and interests are cumulative and may be exercised, enforced, performed, or protected concurrently with or independently of any one or more of such rights, titles, or interests to the extent deemed advisable by Bank in the exercise of its sole discretion from time to time. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to

Bank shall continue and be each and all available to Bank until the indebtedness evidenced or secured by the Letter of Credit Documents shall have been paid in full.

         3.3 Conflict. In the event of any conflict between the respective assignments of rents and leases contained in the Mortgage and this Assignment, this Assignment shall prevail. Except with respect to any such conflict, both of said assignments of rents and leases shall be enforceable collectively or separately as Bank shall elect from time to time.

         3.4 No Mortgagee in Possession. In no event do the parties hereto intend that Bank will be, nor shall Bank be, a mortgagee in possession by acceptance of this Assignment or exercise of rights and remedies hereunder.

         3.5 Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Borrower and Bank and their respective heirs, executors, legal representatives, successors and assigns subject to the limitations on the transfer of the Property contained in Paragraph 1.10 of the Mortgage. Whenever a reference is made in this Assignment to "Borrower" or "Bank", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Borrower or Bank.

         3.6 Terminology. All personal pronouns used in this Assignment, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. Titles of articles are for convenience only and neither limit nor amplify the provisions of this Assignment.

         3.7 Severability. If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         3.8 Applicable Law. This Assignment shall be interpreted, construed, and enforced according to the laws of the state of Indiana.

         3.9 No Third Party Beneficiaries. This Assignment is made solely for the benefit of Bank and its assigns. No Tenant, nor any other person, shall have standing to bring any action against Bank as the result of this Assignment, or to assume that Bank will exercise any remedies provided herein, and no person other than Bank shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment. Neither this Assignment nor any action or inaction on the part of Bank shall constitute an assumption on the part of Bank of any obligation or liability under any of the Leases.

         3.10 No Oral Modifications. Neither this Assignment, nor any provisions hereof, may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

         3.11 Cross-Default. An event of default by Borrower under this Assignment shall constitute an event of default under all other Letter of Credit Documents.

         3.12 Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.

         3.13 Further Assurances. At any time and from time to time, upon request by Bank, Borrower will make, execute, and deliver, or cause to be made, executed, and delivered, to Bank and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Bank, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the opinion of Bank, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve [a] the obligations of Borrower under this Assignment and [b] the interest created by this Assignment as a first and prior entitlement in and to the Leases and the Income from the Property. Upon any failure by Borrower so to do, Bank may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents for and in the name of Borrower as may, in the opinion of Bank, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve [a] the obligations of Borrower under this Assignment and [b] the security interest created by this Assignment as a first and prior security interest upon the Leases and the Income from the Property, and Borrower hereby irrevocably appoints Bank the agent and attorney-in-fact of Borrower to do so.

         3.14 Notices. All notices, demands or requests provided for or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out below or to such other addresses as are specified by no less than ten (10) days' prior written notice delivered in accordance herewith:

         If to Bank:                        FIRSTAR BANK, N.A.
                                            One Financial Square
                                            Louisville, Kentucky 40202-3322
                                            Attn:

         If to Borrower:                    JAMESON INNS, INC.
                                            8 Perimeter Center East, Suite 8050
                                            Atlanta, Georgia 30346-1603

All such notices, demands and requests shall be deemed effectively given and delivered three (3) days after the postmark date of mailing, the day after delivery to the overnight courier or, if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the time period provided herein, shall be deemed to be receipt of the notice, demand, or request sent.

         3.15 Modifications, etc. Borrower acknowledges that this Assignment is absolute and agrees that no modification or surrender of any security arrangements, security interests, or collateral pledges shall affect the validity of this Assignment. Borrower hereby consents and agrees that Bank may at any time, and from time to time, without notice to or further consent from Borrower, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm, or corporation on its behalf or for its account, securing the indebtedness secured by the Letter of Credit Documents; substitute for any collateral so held by it, other collateral of like kind, or of any kind; extend or renew the Letter of Credit for any period; grant releases, compromises, and indulgences with respect to Mortgage or this Assignment to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Reimbursement Agreement or any other of the Letter of Credit Documents; or take or fail to take any action of any type whatsoever; and no such action which Bank shall take or fail to take in connection with the Letter of Credit Documents, or any of them, or any security for the payment of any obligation arising under the Reimbursement Agreement or secured by any of the Letter of Credit Documents or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Borrower's obligations hereunder, affect this Assignment in any way, or afford Borrower any recourse against Bank. The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the Letter of Credit Documents and the Leases, and any and all references herein to the Letter of Credit Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

         IN WITNESS WHEREOF, Borrower has executed this Assignment under seal, as of the day and year first above written.


                  [Remainder of Page Intentionally Left Blank]

                                    BORROWER:

                                    JAMESON INNS, INC.

                                    By:
                                       -----------------------------------------

                                    Print or Type Name:
                                                       -------------------------

                                    Title:
                                          --------------------------------------

STATE OF __________________________)
                                   ) SS
COUNTY OF _________________________)

         Before me, a Notary Public in and for the State and County aforesaid personally appeared ______________________, who is known to me or was proven by satisfactory evidence to be the person who executed the within instrument as _____________________ of Jameson Inns, Inc. and who acknowledged execution as his free act and deed and the free act and deed of Jameson Inns, Inc.

         In witness whereof I have affixed my hand and seal this ____ day of December, 1999.

                                    --------------------------------------------
                                    Notary Public

                                    Print or Type Name:
                                                       -------------------------

                                    My commission Expires:
                                                          ----------------------

                                    County of Residence:
                                                        ------------------------


This instrument prepared by:


-------------------------------
L. Jude Clark, Jr.
Brown, Todd & Heyburn PLLC
400 West Market Street, 32nd Floor
Louisville, Kentucky  40202-3363
(502) 568-8260

                                    EXHIBIT A
                         ASSIGNMENT OF LEASES AND RENTS

                                LEGAL DESCRIPTION

                          ASSIGNMENT AND SUBORDINATION
                                 OF MASTER LEASE



                  THIS ASSIGNMENT AND SUBORDINATION OF MASTER LEASE (the "Agreement") is made as of the 22nd day of December, 1999 by JAMESON INNS, Inc., a Georgia corporation ("Lessor"), and JAMESON HOSPITALITY, LLC, a Georgia limited liability company ("Lessee") for the benefit of FIRSTAR BANK, N.A., a national banking association ("Bank").


                  W I T N E S S T H:

                  WHEREAS, Lessor and Lessee entered into a certain Master Lease dated as of May 7, 1999 (said Master Lease, together with any and all present or future modifications, amendments, extensions, and renewals thereof and supplements thereto, being hereinafter referred to as the "Master Lease"), whereby Lessee has leased for the purpose of operating and managing the improvements (the "Project") located upon that certain real property in Elkhart, Indiana, and described in Exhibit A attached hereto and made a part hereof (the Project and said real property being hereinafter referred to as the "Property") and certain other real property also described in the Master Lease; and

                  WHEREAS, in order to obtain financing for the Property, Lessor is executing a Mortgage, Assignment of Rents and Security Agreement (the "Mortgage") to be recorded concurrently herewith, encumbering the Property and securing Lessor's obligations under a Reimbursement Agreement of even date herewith entered into in connection with the issuance by Bank of a Letter of Credit for the account of Lessor in the sum of $3,346,312 (the "Letter of Credit"); and

                  WHEREAS, Lessor desires expressly to assign its rights as Lessor under the Master Lease as additional security for performance of Lessor's obligations under the Reimbursement Agreement; and

                  WHEREAS, Lessee desires expressly to subordinate its interests in the Master Lease insofar as they relate to or are attributable to the Property to the lien and terms of the Mortgage, subject to the terms hereof; and

                  WHEREAS, Bank is not willing to issue the Letter of Credit and enter into the Reimbursement Agreement unless Lessor and Lessee enter into this Agreement;

                  NOW THEREFORE, for value received, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Bank to issue its Letter of Credit and enter into the Reimbursement Agreement, it is hereby agreed as follows:

         1. In the event of any default by either Lessor or Lessee under the Master Lease, the nondefaulting party shall give Bank written notice of such default to the address set forth in paragraph 8 below and Bank shall be permitted an opportunity (not less than thirty days from receipt of said notice) to cure such default; provided, however, that Bank shall in no event be required to effect any such cure, and any cure by Bank shall not release Lessor or Lessee from any of its obligations under the Master Lease. Bank shall have the right to appear in and defend any action or proceeding purporting to affect the Property or the rights and powers of Bank hereunder. Lessor agrees to protect, defend, indemnify and hold Bank harmless from and against any and all losses, damages, claims, liabilities, costs, and expenses (including but not limited to attorneys' fees) incurred in connection with any such actions or measures taken by Bank or otherwise incurred in the exercise of any other rights or remedies of Bank under this Agreement. Lessor agrees that all sums so expended by Bank in curing any default by Lessor or Lessee, or in appearing in or defending any action or proceeding, or in taking any other action permitted hereby, in each case together with interest thereon at the Default Rate (as defined in the Reimbursement Agreement) shall be immediately due and payable and shall be secured by the Mortgage and any other security held for the Reimbursement Agreement.

         2. This Agreement shall inure to the benefit of Bank, its successors and assigns, and shall bind the parties hereto and their respective successors and assigns.

         3. In the event of a default on the part of Lessor hereunder or under the Reimbursement Agreement, the Mortgage, or the Master Lease, then, without regard for the adequacy of the security for the Reimbursement Agreement, Bank shall have the right (but not the obligation) to [i] take possession of the Property and exercise and enjoy all right title and interest of Lessor under the Master Lease with respect to the Property; [ii] whether or not possession of the Property is taken, to receive all funds, issues, and profits under the Master Lease which are attributable to the Property and apply the same, less costs and expenses of taking possession of the Property, operation and collection, including reasonable attorney fees, upon any indebtedness due under the Reimbursement Agreement or Mortgage whether or not then due and in such order as Bank may determine; [iii] enforce or terminate the Master Lease with respect to the Property, but not with respect to any other properties covered thereby; [iv] acquire a substitute Lessee acceptable to Bank; and [v] do any acts which Bank deems proper to protect the Property or Bank's security interest therein or lien thereon, and thereupon and without further notice to Lessor, Lessor shall not have any further rights under the Master Lease which would conflict with, impair, or interfere with any rights of Bank hereunder. Neither Bank's entering upon and taking possession of the Property nor the exercise of any of the aforesaid remedies shall cure or waive any such default on the part of Lessor or waive, modify or affect any notice of default under the Mortgage or invalidate any act done pursuant to such notice.

         4. Lessor and Lessee agree not to modify or terminate the Master Lease without the prior written consent of Bank. Lessor further agrees the Lessee of the Property shall not be changed without Bank's prior written consent. Lessor and Lessee represent that there is no presently existing default by either party under the Master Lease or other event which with notice and/or the passage of time may be a default by either party, and that the Master Lease has not been modified and is currently in full force and effect.

         5. Lessee agrees that any and all liens, rights, and interest owned, claimed, or held by it, in and to the Property, and any receivables, revenues, rents, accounts or payments for the use of all or any part of the Property, are and shall be in all respects subordinate to the lien and security interest created by the Mortgage and to the rights of Bank under that certain Assignment of Leases and Rents executed by Lessor in favor of Bank of even date herewith. In the event of a default by Lessor under the Reimbursement Agreement or Mortgage [i] Lessee at the written request of Bank shall continue performance under the Master Lease in accordance with the terms thereof, and [ii] the Master Lease may, at the option of Bank, be terminated with respect to the Property upon thirty days written notice by Bank to Lessor and Lessee at no cost or liability to Bank, notwithstanding anything set forth in the Master Lease to the contrary. In the event of any sale of the Property pursuant to foreclosure of the Mortgage, or a deed in lieu of foreclosure, Lessee agrees that it will not exercise any rights it may have to terminate the Master Lease with respect to the Property. Notwithstanding the foregoing, Lessee agrees that such foreclosure or deed in lieu of foreclosure shall operate to cut off, extinguish, and otherwise terminate all liens that Lessee, and those claiming by, through, or under Lessee, may now or hereafter have in and to the Property, and Lessee agrees that Bank or any purchaser at a foreclosure sale under Bank's lien may terminate the Master Lease with respect to the Property upon foreclosure or at any time thereafter. Upon any termination of the Master Lease with respect to the Property, whether or not pursuant to this Paragraph 5, Lessee agrees to deliver copies of all records, files, financial statements, and any other documents pertaining to management and operation of the Project to Lessor.

         6. All notices, demands or requests provided for or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out below or to such other addresses as are specified by no less than ten (10) days' prior written notice delivered in accordance herewith:

                  If to Bank:         FIRSTAR BANK, N.A.
                                      One Financial Center
                                      Louisville, KY  40202-3322
                                      Attn: Commercial Real Estate Department

                  If to Lessor:       JAMESON INNS, INC.
                                      8 Perimeter Center East
                                      Suite 8050
                                      Atlanta, GA  30346-1603

                  If to Lessee:       JAMESON HOSPITALITY, LLC
                                      8 Perimeter Center East
                                      Suite 8050
                                      Atlanta, GA 30346-1603

All such notices, demands and requests shall be deemed effectively given and delivered three (3) days after postmark date of mailing, the date of delivery to the overnight courier or, if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the time period provided herein, shall be deemed to be receipt of the notice, demand, or request sent.

         7. Lessor acknowledges and agrees that any default under, or breach of, any covenant or representation contained in this Agreement by Lessor shall constitute an Event of Default under the Mortgage, entitling Bank to exercise any or all of its rights and remedies provided for thereunder upon the occurrence of an Event of Default; provided Lessor shall have a period of thirty
(30) days after written notice from Bank in which to cure any such default or breach under this Agreement. Bank shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Master Lease, and Lessor does hereby agree to indemnify Bank and hold it harmless from and against any and all liabilities, claims, demands, losses, damages, costs, and expenses (including but not limited to attorneys' fees) which Bank may incur under the Master Lease or under or by reason of this Agreement and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged or actual obligation or undertaking on its part to perform or discharge any of the terms, covenants, or agreements contained in the Master Lease.

         8. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Indiana. This Agreement may be executed in counterparts which taken together shall constitute one agreement.

         9. In the event any term or provision of this Agreement or the application thereof to any person or circumstance, the deletion of which would not adversely affect the receipt of any material benefit hereunder, shall, for any reason or to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of any such provision to persons or circumstances other than those as to whom or which it has been determined to be invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10. Upon the expiration of the Letter of Credit without any draw having been made against the Letter of Credit or upon repayment in full of all amounts due under the Reimbursement Agreement, this Agreement shall become void and of no effect. Any and all indemnity covenants and agreements contained herein shall survive the termination of this Agreement and the satisfaction of the Reimbursement Agreement.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and year first above written.

                                     LESSOR:
                                     -------
                                     JAMESON INNS, INC.

                                     By:
                                        ----------------------------------------

                                     Print or Type Name:
                                                        ------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                          --------------------------------------

                                     LESSEE:
                                     -------

                                     JAMESON HOSPITALITY, LLC

                                     By:
                                        ----------------------------------------

                                     Print or Type Name:
                                                        ------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                          --------------------------------------

STATE OF ______________________)

                               ) ss

COUNTY OF______________________)



         Before me, a Notary Public in and for the State and County aforesaid personally appeared ______________________, who is known to me or was proven by satisfactory evidence to be the person who executed the within instrument as _____________________ of Jameson Inns, Inc. and who acknowledged execution as his free act and deed and the free act and deed of Jameson Inns, Inc.

         In witness whereof, I have affixed my hand and seal this __ day of December, 1999.

                                           -------------------------------------
                                           Notary Public

                                           Print or Type Name:
                                                              ------------------

My commission Expires:
                      --------------------

County of Residence:
                      --------------------

STATE OF __________________________)
                                   ) SS
COUNTY OF _________________________)


         Before me, a Notary Public in and for the State and County aforesaid personally appeared ______________________, who is known to me or was proven by satisfactory evidence to be the person who executed the within instrument as _____________________ of Jameson Hospitality, LLC. and who acknowledged execution as his free act and deed and the free act and deed of Jameson Hospitality, LLC.

         In witness whereof, I have affixed my hand and seal this __ day of December, 1999.

                                           -------------------------------------
                                           Notary Public

                                           Print or Type Name:
                                                              ------------------

My commission Expires:
                      --------------------

County of Residence:
                      --------------------




This instrument prepared by:


-------------------------------
L. Jude Clark, Jr.
Brown, Todd & Heyburn, PLLC
400 West Market Street
Louisville, KY 40202
502-568-0260

                                    EXHIBIT A
                               (LEGAL DESCRIPTION)

                        ENVIRONMENTAL INDEMNITY AGREEMENT


                  THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is made the 22nd day of December, 1999 by JAMESON INNS, INC., a Georgia Corporation ("Indemnitor"), to and for the benefit of FIRSTAR BANK, N.A., a National Banking Association ("Bank").

                                    RECITALS

         A. Indemnitor is the present owner of the real property more particularly described in Exhibit A attached hereto and certain other interests and personal property more particularly described in the Mortgage (collectively, the "Property");

         B. Pursuant to a Commitment for issuance of a Letter of Credit dated October 15th, 1999, Indemnitor will execute and deliver to Bank a Reimbursement Agreement of even date herewith, secured by, among other things, a Mortgage, Assignment of Rents, and Security Agreement of even date herewith (the "Mortgage") encumbering the Property described in the Mortgage; and

         C. As a condition precedent to entering into the Reimbursement Agreement, Bank requires the execution of this Agreement.

                                   AGREEMENTS

                  NOW, THEREFORE, in order to induce Bank to issue its Letter of Credit and to enter into the Reimbursement Agreement secured by a Mortgage on the Property, and in consideration of the matters described in the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby agrees as follows:

         2.       Recitals. The Recitals are incorporated herein by reference.

         3.       Covenants, Representations and Warranties of Indemnitor.

                  (a) Indemnitor represents and warrants that except as disclosed in the report of EMG, Inc. dated December 22, 1998, no Hazardous Materials (as defined below) exist on, under or about the Property or, to the best of Indemnitor's knowledge after diligent inquiry, have been transported to or from the Property or used, generated, manufactured, stored or disposed of on, under or about the Property, and the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, soil and groundwater conditions. Hazardous Materials shall include: [i] oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which pose a hazard to the Property or to persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation, or are defined as or included in the definition of

"hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants", "pollution", or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to: (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601, et seq.; (B) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; (C) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq.; and (D) regulations adopted and publications promulgated pursuant to the aforesaid laws; [ii] asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; [iii] underground storage tanks; and [iv] any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property. As used in this Agreement, the term "Hazardous Materials law" shall include laws, rules, regulations, statutes, and requirements pertaining or relating to Hazardous Materials.

                  (b) Indemnitor shall, at its sole cost and expense, prevent the imposition of any lien against the Property for the cleanup of any Hazardous Material, and shall comply and cause [i] all tenants under any lease or occupancy agreement affecting any portion of the Property, and [ii] any other person or entity on or occupying the Property, to comply with all federal, state and local laws, regulations, rules, ordinances and policies concerning the environment, health and safety and relating to the presence, generation, use, handling, production, disposal, discharge or storage of Hazardous Materials in, on or about the Property. Without limiting the generality of the foregoing, Indemnitor represents, covenants and agrees that the Property does not and will not contain any Hazardous Materials. Indemnitor hereby grants to Bank, its agents, employees, consultants and contractors an irrevocable license to enter upon the Property and to perform such tests on the Property as are necessary in Bank's sole discretion to conduct an investigation and/or review.

                  (c) Indemnitor shall promptly take any and all necessary remedial action in response to the presence, storage, use, disposal, transportation or discharge of any Hazardous Materials on, under or about the Property; provided, however that Indemnitor shall not, without Bank's prior written consent, take any remedial action in response to the presence, generation, use, handling, production, disposal, discharge or storage of any Hazardous Materials on, under, or about the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims, proceedings, lawsuits or actions, completed or threatened pursuant to any Hazardous Materials laws or in connection with any third party, if such remedial action, settlement, consent or compromise might, in Bank's sole determination, impair the value of Bank's security for Indemnitor's obligations under the Reimbursement Agreement and Mortgage; Bank's prior consent shall not, however, be necessary in the event that the presence, generation, use, handling, production, disposal, discharge or storage of Hazardous Materials on, under, or about the Property either [i] poses an immediate threat to the health, safety or welfare of any individual, or [ii] is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Bank's consent prior to undertaking such action. In the event Indemnitor undertakes any remedial action with respect to any Hazardous Materials on, under or about the Property, Indemnitor shall immediately notify Bank of any such remedial action, and shall conduct and complete such remedial action (A) in compliance with all applicable federal, state and local laws, regulations, rules, ordinances and policies, (B) to the satisfaction of Bank, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities.

                  (d) Indemnitor shall protect, defend, indemnify and hold Bank, its parent corporation, subsidiaries and affiliates, and each of their directors, officers, employees and agents, and any successors to Bank's interest in the Property, and any other person or entity who acquires any portion of the Property at a foreclosure sale, by the receipt of a deed in lieu of foreclosure, or otherwise through the exercise of Bank's rights and remedies under the Reimbursement Agreement or Mortgage, and any successors to any such other person or entity, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any presence, generation, use, handling, production, transportation, disposal, discharge or storage of any Hazardous Materials in, on or about the Property whether by Indemnitor or any tenant or any other person or entity, including, without limitation: [i] all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (A) the presence, generation, use, handling, production, disposal, discharge or storage of Hazardous Materials by Indemnitor, any prior owner or operator of the Property, or any person or entity on or about the Property, or (B) any residual contamination affecting any natural resource or the environment, and [ii] the costs of any required or necessary repair, cleanup, or detoxification of the Property and the preparation of any closure or other required plans (all such claims, proceedings, lawsuits, liabilities, losses, fines, penalties, costs, damages, and expenses referred to in this subparagraph (d) hereafter referred to as "Expenses"). The foregoing indemnification obligations of Indemnitor shall survive satisfaction of the Mortgage, and any foreclosure thereunder or a deed in lieu of foreclosure. In addition, Indemnitor agrees that in the event any Hazardous Material is caused to be removed from the Property by Indemnitor, Bank, or any other person or entity, the number assigned by the Environmental Protection Agency to such Hazardous Material shall be solely in the name of Indemnitor, and Indemnitor shall assume any and all liability for such removed Hazardous Material. In the event Bank pays any Expenses, such Expenses shall be additional indebtedness secured by the Mortgage and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Reimbursement Agreement.

                  (e) In the event that Indemnitor shall fail to timely comply with the provisions of this Paragraph 2, Bank may, but shall not be obligated to, either [i] declare that an event of default shall have occurred, and/or [ii] in addition to any rights granted to Bank hereunder, do or cause to be done whatever is necessary to cause the Property to comply with the applicable law, rule, regulation or order, and the cost thereof shall be additional indebtedness secured by the Mortgage and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Reimbursement Agreement. Indemnitor shall give Bank and its agents and employees access to the Property for the purpose of effecting such compliance and hereby specifically grants to Bank an irrevocable license, effective (x) immediately if, in the opinion of

Bank, irreparable harm to the environment, the Property, or persons or material amounts of property is imminent, or (y) otherwise, upon expiration of the applicable cure period, to do whatever necessary to cause the Property to so comply, including, without limitation, to enter the Property and remove therefrom any Hazardous Materials. Indemnitor shall pay or reimburse Bank for any and all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Bank may incur as a result of or in connection with the assertion against Bank of any claims relating to the presence or removal of any Hazardous Material, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto, and the amount(s) thereof shall be additional indebtedness secured by the Mortgage and shall become immediately due and payable without notice and with interest thereon at the default rate specified in the Reimbursement Agreement.

         4. Duration of Indemnity. This Agreement shall not be construed to impose any liability on Indemnitor for loss or damage resulting from any Hazardous Material first placed on the Property after Bank shall have become owner of the Property, but shall be fully applicable to conditions existing both before and after Bank became owner of the Property.

         5. Notices from Indemnitor. Indemnitor shall immediately advise Bank in writing of [i] any governmental or regulatory actions instituted or threatened under any Hazardous Material law affecting the Property or the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance, [ii] all claims made or threatened by any third party against Indemnitor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material, [iii] Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified in a manner which may support a claim under any Hazardous Material law, and [iv] Indemnitor's discovery of any occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property which could affect transferability or use of the Property under any Hazardous Material law. Indemnitor shall immediately deliver to Bank any documentation or records as Bank may request in connection with all such notices, inquiries, and communications above and shall advise Bank of any subsequent developments.

         6. Notice of Claims Against Bank. Bank shall give written notice to Indemnitor of any action against Bank which might give rise to a claim by Bank against Indemnitor under this Agreement. If any action is brought against Bank, Indemnitor, at Bank's sole option and Indemnitor's expense, may be required to defend against such action with counsel satisfactory to Bank and, with Bank's sole consent and approval, to settle and compromise any such action. However, Bank may elect to be represented by separate counsel, at Indemnitor's expense, and if Bank so elects any settlement or compromise shall be effected only with the consent of Bank. Bank may elect to join and participate in any settlements, remedial actions, legal proceedings or other actions included in connection with any claims under this Agreement.

         7. Payment of Bank's Expenses. If Bank retains counsel for advice or other representation [i] with respect to this Agreement, [ii] in any litigation, contest, dispute, suit or


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proceeding (whether instituted by Bank, Indemnitor, or any other party) in any way relating to this Agreement and the agreements or the indemnities described herein, or [iii] to enforce Indemnitor's obligations hereunder, then all of the reasonable attorneys' fees arising from such services and all expenses and costs shall be payable on demand by Indemnitor to Bank unless Indemnitor is adverse to Bank in any such action and is the prevailing party therein.

         8. Waivers. Indemnitor hereby waives notice of, and Indemnitor's liability is in no way limited or impaired by: (a) Bank's acceptance of this Agreement; (b) Indemnitor's grant to Bank of a security interest, lien or encumbrance in any of the Indemnitor's assets; (c) Bank's modification of this Agreement or Indemnitor's or any other party's obligations hereunder, or any release, waiver or modification of any security interest, lien or encumbrance in any other party's guaranty or any other Letter of Credit Document (as defined in the Reimbursement Agreement); (d) Bank's amendment of the Reimbursement Agreement or any other agreement or instrument referred to therein; (e) presentment, demand, notice of default, nonpayment, partial payment and protest, and all other notices or formalities to which Indemnitor may be entitled; (f) extensions of time of payment of the Note or for performance required by any of the Letter of Credit Documents granted to Indemnitor; (g) any sale or transfer of all or any part of the Property by Indemnitor, whether by operation of law, voluntary acts, or otherwise; and (h) acceptance from Indemnitor (or any other party) of any partial payment or payments on the Reimbursement Agreement or any collateral securing the payment thereof or the settlement, subordination, discharge or release of the Reimbursement Agreement. Indemnitor agrees that Bank may have or at any time may do any or all of the foregoing actions in such manner, upon such terms and at such times as Bank, in its sole discretion, deems advisable, without in any way impairing, affecting, reducing or releasing Indemnitor from its obligations under this Agreement, and Indemnitor hereby consents to each of the foregoing actions.

         9. No Waiver. Indemnitor's obligations hereunder shall in no way be impaired, reduced or released by reason of (a) Bank's omission or delay to exercise any right described herein; or (b) any act or omissions of Bank in connection with any notice, demand, warning or claim regarding violations of codes, laws or ordinances governing the Property.

         10. Separate Action. Indemnitor agrees that the indemnifications contained in this Agreement are separate, independent of and in addition to Indemnitor's undertakings under the Reimbursement Agreement, the Mortgage, and the other Letter of Credit Documents. Indemnitor agrees that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Reimbursement Agreement, the Mortgage, and the other Letter of Credit Documents, whether or not Bank would be entitled to a deficiency judgment following a judicial foreclosure or trustee's sale under the Mortgage.

         11. Payments. Payments under this Agreement in respect of all Expenses shall be due and payable as such Expenses are incurred. Within a reasonable time after any such Expenses are incurred, Bank shall give notice thereof to Indemnitor; provided, however, that failure by Bank to give such notice shall not relieve Indemnitor from any liability, duty or obligation hereunder. Indemnitor will pay interest on any amount not paid from the date that notice of such Expenses was


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given at the default rate of interest specified in the Reimbursement Agreement, but in no event to exceed the maximum interest rate allowed by law.

         12. Proceedings. In any action or proceeding that may be brought against Bank or to which Bank may be a party and which relates to the subject matter of this Agreement, Indemnitor shall be conclusively liable for the results obtained by Bank with Indemnitor's consent (which consent shall not be unreasonably withheld or delayed), including, without limitation, the amount of any judgment or any good faith, out-of-court settlement or compromise. In addition, Indemnitor shall be liable for any and all costs and expenses, including, but not limited to, all attorneys' fees, that Bank incurs in connection with any such action or proceeding as provided in Section 3 above.

         13. Successors and Assigns. This Agreement and the indemnities contained in this Agreement shall be continuing, irrevocable and binding on the Indemnitor and its respective successors and assigns, and shall inure to the benefit of Bank and Bank's successors and assigns.

         14. Survival. All representations and warranties of Indemnitor contained in this Agreement shall survive the execution and delivery of this Agreement. All agreements and liabilities of Indemnitor under this Agreement shall survive the exercise by Bank of its rights and remedies under the Letter of Credit Documents, including, without limitation, the release or foreclosure of the Mortgage, or the exercise of any power of sale contained therein, or delivery of a deed in lieu of foreclosure.

         15. Notices. All notices, demands or requests provided for or permitted to be given hereunder, shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by overnight courier, to the addresses set out below or to such other addresses as are specified by no less than ten (10) days' prior written notice delivered in accordance herewith:

         If  to Indemnitor:             JAMESON INNS, INC.
                                        8 Perimeter Center East
                                        Suite 8050
                                        Atlanta, Georgia 303046-1603
                                        Attn: Steve Curlee, Esq.

         If  to Bank:                   FIRSTAR BANK, N.A.
                                        One Financial Square
                                        Louisville, Kentucky  40202-3322
                                        Attn:  Commercial Real Estate Department

                  All such notices, demands and requests shall be deemed effectively given and delivered three (3) days after the postmark date of mailing, the day after delivery to the overnight courier or, if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with


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the time period provided herein, shall be deemed to be receipt of the notice, demand, or request sent.

         16. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Agreement.

         17. Amendment and Waiver. This Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of Bank.

         18. Governing Law. This Agreement shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the laws, statutes and decisions of the State of Indiana.

         19. Severability. All provisions contained in this Agreement are severable and the invalidity or unenforceability of any provisions shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

         20. Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                      JAMESON INNS, INC.

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------


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